REDUCING REVOLVING LOAN AGREEMENT




                  Dated as of October 4, 1994




                             among



                       AZTAR CORPORATION
                  ADAMAR OF NEW JERSEY, INC.
                     RAMADA EXPRESS, INC.


                    THE BANKS HEREIN NAMED



                       SOCIETE GENERALE
                     MIDLANTIC BANK, N.A.
                       as Lead Managers


                    BANK ONE, ARIZONA, N A
                       CREDIT LYONNAIS,
                         as Co-Agents


          BANKERS TRUST COMPANY, as Co-Managing Agent



                              and



                   BANK OF AMERICA NATIONAL
       TRUST AND SAVINGS ASSOCIATION, as Managing Agent

                       TABLE OF CONTENTS

                                                           Page

Article 1   DEFINITIONS AND ACCOUNTING TERMS . . . . . . . .  1

     1.1    Defined Terms. . . . . . . . . . . . . . . . . .  1
     1.2    Use of Defined Terms . . . . . . . . . . . . . . 38
     1.3    Accounting Terms . . . . . . . . . . . . . . . . 38
     1.4    Rounding . . . . . . . . . . . . . . . . . . . . 38
     1.5    Exhibits and Schedules . . . . . . . . . . . . . 39
     1.6    References to "Borrowers and their
            Subsidiaries". . . . . . . . . . . . . . . . . . 39
     1.7    Miscellaneous Terms. . . . . . . . . . . . . . . 39
     1.8    Relationship to TEGP Loan Agreement. . . . . . . 39

Article 2   LOANS AND LETTERS OF CREDIT. . . . . . . . . . . 40

     2.1    Loans-General. . . . . . . . . . . . . . . . . . 40
     2.2    Alternate Base Rate Loans. . . . . . . . . . . . 41
     2.3    Eurodollar Rate Loans. . . . . . . . . . . . . . 42
     2.4    Letters of Credit. . . . . . . . . . . . . . . . 42
     2.5    Voluntary Reduction of Commitment. . . . . . . . 46
     2.6    Automatic Reduction of Commitment. . . . . . . . 47
     2.7    Optional Termination of Commitment . . . . . . . 47
     2.8    Increase of Commitment . . . . . . . . . . . . . 47
     2.9    Managing Agent's Right to Assume Funds
            Available for Advances . . . . . . . . . . . . . 48
     2.10   Swing Line . . . . . . . . . . . . . . . . . . . 48
     2.11   Extension of Initial Reduction Date and
            Maturity Date. . . . . . . . . . . . . . . . . . 50
     2.12   Collateral and Guaranty. . . . . . . . . . . . . 52
     2.13   Senior Indebtedness. . . . . . . . . . . . . . . 52

Article 3   PAYMENTS AND FEES. . . . . . . . . . . . . . . . 53

     3.1    Principal and Interest . . . . . . . . . . . . . 53
     3.2    Arrangement Fee. . . . . . . . . . . . . . . . . 54
     3.3    Upfront Fees . . . . . . . . . . . . . . . . . . 54
     3.4    Supplemental Upfront Fees. . . . . . . . . . . . 55
     3.5    Commitment Fees. . . . . . . . . . . . . . . . . 55
     3.6    Letter of Credit Fees. . . . . . . . . . . . . . 55
     3.7    Agency Fees. . . . . . . . . . . . . . . . . . . 55
     3.8    Increased Commitment Costs . . . . . . . . . . . 56
     3.9    Eurodollar Costs and Related Matters . . . . . . 57
     3.10   Late Payments. . . . . . . . . . . . . . . . . . 61
     3.11   Computation of Interest and Fees . . . . . . . . 62
     3.12   Non-Banking Days . . . . . . . . . . . . . . . . 62
     3.13   Manner and Treatment of Payments . . . . . . . . 62
     3.14   Funding Sources. . . . . . . . . . . . . . . . . 64
     3.15   Failure to Charge Not Subsequent Waiver. . . . . 64
     3.16   Managing Agent's Right to Assume Payments Will
            be Made by Borrowers . . . . . . . . . . . . . . 64
     3.17   Fee Determination Detail . . . . . . . . . . . . 65
     3.18   Survivability. . . . . . . . . . . . . . . . . . 65

Article 4   REPRESENTATIONS AND WARRANTIES . . . . . . . . . 66

     4.1    Existence and Qualification; Power; Compliance
            With Laws. . . . . . . . . . . . . . . . . . . . 66
     4.2    Authority; Compliance With Other Agreements
            and Instruments and Government Regulations . . . 66
     4.3    No Governmental Approvals Required . . . . . . . 67
     4.4    Subsidiaries . . . . . . . . . . . . . . . . . . 67
     4.5    Financial Statements . . . . . . . . . . . . . . 68
     4.6    No Other Liabilities; No Material Adverse
            Changes. . . . . . . . . . . . . . . . . . . . . 69
     4.7    Title to Property. . . . . . . . . . . . . . . . 69
     4.8    Intangible Assets. . . . . . . . . . . . . . . . 69
     4.9    Public Utility Holding Company Act . . . . . . . 69
     4.10   Litigation . . . . . . . . . . . . . . . . . . . 69
     4.11   Binding Obligations. . . . . . . . . . . . . . . 70
     4.12   No Default . . . . . . . . . . . . . . . . . . . 70
     4.13   ERISA. . . . . . . . . . . . . . . . . . . . . . 70
     4.14   Regulations G, T, U and X; Investment Company
            Act. . . . . . . . . . . . . . . . . . . . . . . 71
     4.15   Disclosure . . . . . . . . . . . . . . . . . . . 71
     4.16   Tax Liability. . . . . . . . . . . . . . . . . . 71
     4.17   Projections. . . . . . . . . . . . . . . . . . . 71
     4.18   Hazardous Materials. . . . . . . . . . . . . . . 71
     4.19   Developed Properties . . . . . . . . . . . . . . 72
     4.20   Gaming Laws. . . . . . . . . . . . . . . . . . . 72
     4.21   Security Interests . . . . . . . . . . . . . . . 72

Article 5   AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION
            AND REPORTING REQUIREMENTS). . . . . . . . . . . 74

     5.1    Payment of Taxes and Other Potential Liens . . . 74
     5.2    Preservation of Existence. . . . . . . . . . . . 74
     5.3    Maintenance of Properties. . . . . . . . . . . . 74
     5.4    Maintenance of Insurance . . . . . . . . . . . . 75
     5.5    Compliance With Laws . . . . . . . . . . . . . . 75
     5.6    Inspection Rights. . . . . . . . . . . . . . . . 75
     5.7    Keeping of Records and Books of Account. . . . . 75
     5.8    Compliance With Agreements . . . . . . . . . . . 75
     5.9    Use of Proceeds. . . . . . . . . . . . . . . . . 76
     5.10   TropWorld Consolidation. . . . . . . . . . . . . 76
     5.11   The TropWorld Property . . . . . . . . . . . . . 76
     5.12   Other Future Collateral. . . . . . . . . . . . . 76
     5.13   New Significant Subsidiaries . . . . . . . . . . 77
     5.14   Hazardous Materials Laws . . . . . . . . . . . . 77
     5.15   Intercompany Notes . . . . . . . . . . . . . . . 77

Article 6   NEGATIVE COVENANTS . . . . . . . . . . . . . . . 78

     6.1    Payment of Subordinated Obligations. . . . . . . 78
     6.2    Disposition of Property. . . . . . . . . . . . . 78
     6.3    Mergers. . . . . . . . . . . . . . . . . . . . . 78
     6.4    Hostile Acquisitions . . . . . . . . . . . . . . 79
     6.5    Distributions. . . . . . . . . . . . . . . . . . 79
     6.6    ERISA. . . . . . . . . . . . . . . . . . . . . . 79
     6.7    Change in Nature of Business . . . . . . . . . . 80
     6.8    Liens, Rights of Others and Negative Pledges . . 80
     6.9    Indebtedness and Guaranty Obligations. . . . . . 81
     6.10   Transactions with Affiliates . . . . . . . . . . 83
     6.11   Tangible Net Worth . . . . . . . . . . . . . . . 83
     6.12   Debt Service . . . . . . . . . . . . . . . . . . 83
     6.13   Leverage Ratio . . . . . . . . . . . . . . . . . 83
     6.14   Capital Expenditures . . . . . . . . . . . . . . 85
     6.15   New Venture Capital Expenditures . . . . . . . . 85
     6.16   New Venture Investments. . . . . . . . . . . . . 86
     6.17   Investments. . . . . . . . . . . . . . . . . . . 87
     6.18   Subsidiary Indebtedness. . . . . . . . . . . . . 88
     6.19   Significant Subsidiaries . . . . . . . . . . . . 89
     6.20   Amendments to Subordinated Obligations . . . . . 89

Article 7   INFORMATION AND REPORTING REQUIREMENTS . . . . . 90

     7.1    Financial and Business Information . . . . . . . 90
     7.2    Compliance Certificates. . . . . . . . . . . . . 94

Article 8   CONDITIONS . . . . . . . . . . . . . . . . . . . 95

     8.1    Initial Advances, Etc. . . . . . . . . . . . . . 95
     8.2    Availability of Reserve Amount . . . . . . . . . 99
     8.3    Acquisition of Future Collateral . . . . . . . . 99
     8.4    Any Increasing Advance, Etc. . . . . . . . . . . 99
     8.5    Any Advance. . . . . . . . . . . . . . . . . . .100

Article 9   EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF
            DEFAULT. . . . . . . . . . . . . . . . . . . . .101

     9.1    Events of Default. . . . . . . . . . . . . . . .101
     9.2    Remedies Upon Event of Default . . . . . . . . .103

Article 10  THE MANAGING AGENT . . . . . . . . . . . . . . .107

     10.1   Appointment and Authorization. . . . . . . . . .107
     10.2   Managing Agent and Affiliates. . . . . . . . . .107
     10.3   Proportionate Interest in any Collateral . . . .107
     10.4   Banks' Credit Decisions. . . . . . . . . . . . .108
     10.5   Action by Managing Agent . . . . . . . . . . . .108
     10.6   Liability of Managing Agent. . . . . . . . . . .109
     10.7   Indemnification. . . . . . . . . . . . . . . . .110
     10.8   Successor Managing Agent . . . . . . . . . . . .111
     10.9   Foreclosure on Collateral. . . . . . . . . . . .112
     10.10  No Obligations of Borrowers. . . . . . . . . . .112

Article 11  MISCELLANEOUS. . . . . . . . . . . . . . . . . .113

     11.1   Cumulative Remedies; No Waiver . . . . . . . . .113
     11.2   Amendments; Consents . . . . . . . . . . . . . .113
     11.3   Costs, Expenses and Taxes. . . . . . . . . . . .114
     11.4   Nature of Banks' Obligations . . . . . . . . . .115
     11.5   Survival of Representations and Warranties . . .116
     11.6   Notices. . . . . . . . . . . . . . . . . . . . .116
     11.7   Execution of Loan Documents. . . . . . . . . . .116
     11.8   Binding Effect; Assignment . . . . . . . . . . .117
     11.9   Right of Setoff. . . . . . . . . . . . . . . . .120
     11.10  Sharing of Setoffs . . . . . . . . . . . . . . .120
     11.11  Indemnity by Borrowers . . . . . . . . . . . . .121
     11.12  Nonliability of the Banks. . . . . . . . . . . .122
     11.13  No Third Parties Benefited . . . . . . . . . . .123
     11.14  Confidentiality. . . . . . . . . . . . . . . . .124
     11.15  Further Assurances . . . . . . . . . . . . . . .124
     11.16  Integration. . . . . . . . . . . . . . . . . . .124
     11.17  Governing Law. . . . . . . . . . . . . . . . . .125
     11.18  Severability of Provisions . . . . . . . . . . .125
     11.19  Headings . . . . . . . . . . . . . . . . . . . .125
     11.20  Time of the Essence. . . . . . . . . . . . . . .125
     11.21  Foreign Banks and Participants . . . . . . . . .125
     11.22  Hazardous Material Indemnity . . . . . . . . . .126
     11.23  Gaming Boards. . . . . . . . . . . . . . . . . .127
     11.24  Joint and Several. . . . . . . . . . . . . . . .127
     11.25  Removal of a Bank. . . . . . . . . . . . . . . .128
     11.26  Termination; Release of Liens. . . . . . . . . .129
     11.27  Other Lien Releases. . . . . . . . . . . . . . .129
     11.28  Waiver of Right to Trial by Jury . . . . . . . .129
     11.29  Purported Oral Amendments. . . . . . . . . . . .130

Exhibits

A   - Commitment Assignment and Acceptance
B   - Compliance Certificate
C   - Note
D-1 - Opinion of Counsel
D-2 - Opinion of Counsel
D-3 - Opinion of Counsel
D-4 - Opinion of Counsel
E   - Pledge Agreement (Nevada Gaming)
F   - Pledge Agreement (General)
G   - Pricing Certificate
H   - Ramada Express Deed of Trust
I   - Request for Letter of Credit
J   - Request for Loan
K   - Security Agreement
L   - Subsidiary Guaranty
M   - Trademark Collateral Assignment
N   - TropWorld Deeds of Trust
O   - Unsecured Environmental Indemnity (New Jersey)
P   - Joint Borrower Provisions

Schedules

1.1  Bank Commitments
4.3  Governmental Approvals
4.4  Subsidiaries
4.7  Existing Liens, Negative Pledges and Rights of Others
4.8  Trademarks and Trade Names
4.10 Material Litigation
4.18 Environmental Matters
4.19 Developed Properties
5.11 TropWorld Property Title Matters
6.9  Existing Indebtedness
6.17 Existing Investments
               REDUCING REVOLVING LOAN AGREEMENT

                  Dated as of October 4, 1994


          This REDUCING REVOLVING LOAN AGREEMENT ("Agreement") is entered into by and among Aztar Corporation, a Delaware corporation ("Parent"), Adamar of New Jersey, Inc., a New Jersey corporation ("ANJI"), Ramada Express, Inc., a Nevada corporation ("REI"), each bank whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to
Section 11.8 (collectively, the "Banks" and individually, a "Bank"), Societe Generale and Midlantic Bank, N.A., as Lead Managers, Bank One, Arizona, N A and Credit Lyonnais, as Co-Agents, Bankers Trust Company, as Co-Managing Agent and Bank of America National Trust and Savings Association, as Managing Agent.

          In consideration of the mutual covenants and agree-ments herein contained, the parties hereto covenant and agree as follows:

                           Article 1
               DEFINITIONS AND ACCOUNTING TERMS


          1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

          "Adjusted EBITDA" means, with respect to any fiscal period, the sum of (a) Net Income for that period, plus
     (b) any extraordinary loss reflected in such Net Income, minus (c) any extraordinary gain reflected in such Net Income, plus (d) Interest Expense for that period, plus
     (e) the aggregate amount of federal and state taxes on or measured by income for that period (whether or not payable during that period), plus (f) depreciation, amortization and all other non-cash expenses for that period, plus
     (g) Parent's equity in any net loss of TEGP for that period, minus (h) Parent's equity in any net income of TEGP for that period, plus (i) that portion of the rentals paid to TEGP by HRN during that period which is designated and used to service principal and interest payable under the TEGP Loan Agreement, plus (j) dividends or other income received in Cash in that period by any of Borrowers or the Restricted Subsidiaries from an Unrestricted New Venture Entity (but only to the extent of earnings before interest, taxes, depreciation and amortization of such Unrestricted New Venture Entity), in each case as determined in accordance with Generally Accepted Accounting Principles and, in the case of items (d), (e),
     (f), (g), (h) and (i), only to the extent reflected in the determination of Net Income for that period.

          "Adjusted Funded Debt" means, as of any date of determination, Funded Debt as of that date plus (without duplication) (a) all outstanding Letters of Credit on that date, plus (b) all Guaranty Obligations of Borrowers and the Restricted Subsidiaries on that date with respect to Indebtedness of any Person that is not a Restricted Subsidiary, plus (c) all other Guaranty Obligations of Borrowers and the Restricted Subsidiaries if and to the extent the amount thereof has been (or in accordance with Financial Accounting Standards Board Statement No. 5 should be) quantified as of that date and reflected or disclosed in the most recent consolidated financial statements (or notes thereto) of Borrowers and the Restricted Subsidiaries.

          "Advance" means any advance made or to be made by any Bank to Borrowers as provided in Article 2, and includes each Alternate Base Rate Advance and Eurodollar Rate
     Advance.

          "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to control such corporation, partnership or other Person.

          "Aggregate Effective Amount" means, as of any date of determination and with respect to all Letters of Credit then outstanding, the sum of (a) the aggregate effective face amounts of all such Letters of Credit not then paid by the Issuing Bank plus (b) the aggregate amounts paid by the Issuing Bank under such Letters of Credit not then reimbursed to the Issuing Bank by Borrowers pursuant to
     Section 2.4(d) and not the subject of Advances made pursuant to Section 2.4(e).

          "Agreement" means this Reducing Revolving Loan
     Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

          "Alternate Base Rate" means, as of any date of determination, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of
     (a) the Reference Rate in effect on such date and (b) the Federal Funds Rate in effect on such date plus 1/2 of 1% (50 basis points).

          "Alternate Base Rate Advance" means an Advance made hereunder and specified to be an Alternate Base Rate
     Advance in accordance with Article 2.

          "Alternate Base Rate Loan" means a Loan made hereunder and specified to be an Alternate Base Rate Loan in accordance with Article 2.

          "ANI" means Adamar of Nevada, Inc., a Nevada corporation.

          "ANJI" means Adamar of New Jersey, Inc., a New Jersey corporation, and its successors and permitted assigns.

          "Annualized Adjusted EBITDA" means, as of the last day of each Fiscal Quarter, (a) Adjusted EBITDA for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters, plus (b) with respect to any such fiscal period in which the Evansville Project or the Caruthersville Project (whichever or both is applicable, herein the "Project") is open for business for at least one (1) full Fiscal Quarter but less than four (4) full Fiscal Quarters, such amount as is necessary to reflect the annualization of Adjusted EBITDA attributa-ble to the Project using the following conventions:
     (i) if the Project has been open for business for less than one (1) full Fiscal Quarter, no annualization adjustment shall be made, (ii) if the Project has been open for business for one (1) full Fiscal Quarter, the Project's Adjusted EBITDA for that Fiscal Quarter shall be multiplied by four and then by 90%, (iii) if the Project has been open for business two (2) full Fiscal Quarters, the Project's Adjusted EBITDA for those Fiscal Quarters shall be multiplied by two and then by 95% and (iv) if the Project has been open for business for three (3) full Fiscal Quarters, the Project's Adjusted EBITDA for those Fiscal Quarters shall be multiplied by four thirds (4/3).

          "Annualized Funded Debt Ratio" means, as of the last day of each Fiscal Quarter, the ratio of (a) Average Quarterly Funded Debt to (b) Annualized Adjusted EBITDA, as such ratio is set forth in the most recent Pricing Certificate delivered by Borrowers pursuant to
     Section 7.1(c); provided that if such Pricing Certificate is subsequently determined to be in error, then any resulting change in the Applicable Pricing Level shall be made retroactively.

          "Applicable Alternate Base Rate Margin" means, for each Pricing Period, the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

           Applicable
          Pricing Level            Margin

               I                        0
              II                    37.50
             III                    75.00
              IV                   125.00

          "Applicable Commitment Fee Rate" means, for each
     Pricing Period, the rate set forth below (expressed in basis points per annum) opposite the Applicable Pricing
     Level for that Pricing Period:

           Applicable
          Pricing Level            Commitment Fee

               I                     37.50
              II                     37.50
             III                     50.00
              IV                     50.00

          "Applicable Eurodollar Rate Margin" means, for each
     Pricing Period, the interest rate margin set forth below
     (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

           Applicable
          Pricing Level            Margin

               I                   125.00
              II                   162.50
             III                   200.00
              IV                   250.00

          "Applicable Letter of Credit Fee" means, for each Pricing Period, the per annum rate set forth as the interest rate margin in the definition of "Applicable Eurodollar Rate Margin" opposite the Applicable Pricing Level for that Pricing Period.

          "Applicable Pricing Level" means (a) for the Pricing Period from the Closing Date through November 15, 1994, Pricing Level IV and (b) for each Pricing Period thereafter, the pricing level set forth below opposite the Annualized Funded Debt Ratio as of the last day of the Fiscal Quarter most recently ended prior to the commencement of that Pricing Period:

                                   Annualized Funded
          Pricing Level               Debt Ratio

               I                   Less than 2.00 to 1.00

              II                   Equal to or greater than
                                   2.00 to 1.00
                                   but less than 3.00 to 1.00

             III                   Equal to or greater than
                                   3.00 to 1.00
                                   but less than 4.00 to 1.00

              IV                   Equal to or greater than
                                   4.00 to 1.00;

     provided that in the event that Borrowers do not deliver a Pricing Certificate with respect to any Pricing Period prior to the commencement of such Pricing Period, then until (but only until) such Pricing Certificate is delivered the Applicable Pricing Level for that Pricing Period shall be Pricing Level IV.

          "Arranger" means BA Securities, Inc.

          "Atlantic City Project" means the construction of a third hotel tower containing approximately 600 rooms on the TropWorld Property.

          "Average Quarterly Adjusted Funded Debt" means, as of the last day of each Fiscal Quarter, the greater of
     (a) the principal amount of all Adjusted Funded Debt outstanding on such day and (b) the Average Quarterly
     Funded Debt as of such day.

          "Average Quarterly Funded Debt" means, as of the last day of each Fiscal Quarter, the average principal amount of all Funded Debt outstanding on the last day of each of the three 4 and 5 week fiscal periods comprising such Fiscal Quarter.

          "Bank" means each bank whose name is set forth in the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to
     Section 11.8.

          "Banking Day" means any Monday, Tuesday, Wednesday,
     Thursday or Friday, other than a day on which banks are authorized or required to be closed in California, Arizona or New York.

          "Bank Disqualification" means, with respect to any Bank,:

               (a)  the failure of that Bank timely to file
          pursuant to applicable Gaming Laws (i) any application requested of the Bank by any Gaming Board in connection with licensing required of that Bank as a lender to Borrowers or (ii) any required application or other papers in connection with determination of the suitability of the Bank as a lender to Borrowers;

               (b) the withdrawal by that Bank (except where requested or permitted by the Gaming Board) of any such application or other required papers; or

               (c) any final determination by a Gaming Board pursuant to applicable Gaming Laws (i) that the Bank is "unsuitable" as a lender to Borrowers, (ii) that the Bank shall be "disqualified" as a lender to Borrowers or (iii) denying the issuance to the Bank of any license required under applicable Gaming Laws to be held by all lenders to Borrowers.

          "Basket Expenditures" means the aggregate New Venture Capital Expenditures and New Venture Investments (without duplication) (a) made with respect to the Evansville Project, (b) in excess of $55,000,000 made with respect to the Caruthersville Project, (c) made with respect to the Atlantic City Project, but net of the amount financed by the New Jersey Casino Reinvestment Development Authority and (d) made with respect to all other New Ventures.

          "Borrowers" means, collectively, Parent, ANJI and REI.

          "Capital Expenditure" means any expenditure by any of the Borrowers or the Restricted Subsidiaries for or related to fixed assets or purchased intangibles that is treated as a capital expenditure under Generally Accepted Accounting Principles, including any amount which is required to be treated as an asset subject to a Capital Lease Obligation; provided, however, that Capital Expenditures to replace or restore Property theretofore owned by Borrowers or any Restricted Subsidiary that is damaged, destroyed or taken by a Governmental Agency under eminent domain shall not be deemed to be Capital Expenditures to the extent funded by the proceeds of insurance or eminent domain awards received by Borrowers or the Restricted Subsidiary.

          "Capital Lease Obligations" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with Generally Accepted Accounting Principles, is classified as a capital lease.

          "Caruthersville Project" means the riverboat casino to be operated from, and related dockside facilities located in, Caruthersville, Missouri.

          "Cash" means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with Gener-ally Accepted Accounting Principles, consistently applied.

          "Cash Equivalents" means, when used in connection with any Person, that Person's Investments in:

               (a) Government Securities due within one year after the date of the making of the Investment;

               (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Corporation, in each case due within one year from the making of the Investment;

               (c)  certificates of deposit issued by, bank
          deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Bank or any bank incorporated under the Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

               (d)  certificates of deposit issued by, bank
          deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Bank or any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

               (e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

               (f)  readily marketable commercial paper or
          other debt securities issued by corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation, in each case due within one year after the date of the making of the Investment;

               (g) "money market preferred stock" issued by a corporation incorporated under the Laws of the United States of America or any State thereof (i) given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Corporation, in each case having an investment period not exceeding 50 days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by a Bank or a bank described in clauses (c) or (d) above; provided that
          (y) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and (z) the aggregate amount of all such Investments does not exceed $15,000,000;

               (h) a readily redeemable "money market mutual fund" sponsored by a bank described in clause (c) or
          (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Corporation; and

               (i) corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the Laws of the United States of America, or a participation interest therein; provided that (i) commercial paper issued by such corporation is given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Corporation, (ii) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and (iii) the aggregate amount of all such Investments does not exceed $15,000,000.

          "Cash Income Taxes" means, with respect to any fiscal period, taxes on or measured by income that are paid or currently payable in Cash in respect of that fiscal period.

          "Cash Interest Expense" means Interest Expense that is paid or currently payable in Cash.

          "Certificate of a Responsible Official" means a certificate signed by a Responsible Official of the Person providing the certificate.

          "Change in Control" means (a) any transaction or series of related transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 25% or more of the outstanding Common Stock, or (b) any event or circumstance constituting a "change in control" or other similar occurrence under documentation evidencing or governing any Indebtedness of Borrowers of $25,000,000 or more which results in an obligation of Borrowers to prepay, purchase, offer to purchase, redeem or defease all or a portion of such Indebtedness. For purposes of the foregoing, the term "Unrelated Person" means any Person other than (i) a Subsidiary of Parent or (ii) an employee stock ownership plan or other employee benefit plan covering the employees of Parent and its Subsidiaries.

          "Closing Date" means the time and Banking Day on which the conditions set forth in Section 8.1 are satisfied or waived. The Managing Agent shall notify Borrowers and the Banks of the date that is the Closing Date.

          "Co-Agents" means Bank One, Arizona, N A and Credit
     Lyonnais. The Co-Agents shall have no rights, duties or responsibilities under the Loan Documents beyond those of a Bank.

          "Co-Managing Agent" means Bankers Trust Company.  The
     Co-Managing Agent shall have no rights, duties or responsibilities under the Loan Documents beyond those of a Bank.

          "Code" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

          "Collateral" means all of the collateral covered by the Collateral Documents.

          "Collateral Documents" means, collectively, the Security Agreement, the Trademark Collateral Assignment, the Pledge Agreement (Nevada Gaming), the Pledge Agreement (General), the Deeds of Trust and any other security agreement, pledge agreement, deed of trust, mortgage or other collateral security agreement hereafter executed and delivered by Borrowers or the Significant Subsidiaries to secure the Obligations.

          "Commitment" means, subject to Sections 2.5, 2.6 and 2.8, $207,477,346.14. As of the Closing Date, the respective Pro Rata Shares of the Banks with respect to the Commitment are set forth in Schedule 1.1. From and after the Closing Date, the Pro Rata Shares set forth in
     Schedule 1.1 may be subject to assignment pursuant to
     Section 11.8, with the portion of any Pro Rata Share so assigned being reflected in the applicable Commitment Assignment and Acceptance.

          "Commitment Assignment and Acceptance" means a commitment assignment and acceptance substantially in the form of Exhibit A.

          "Common Stock" means the common stock of Parent or its successor by merger.

          "Completion Guaranty" means a Guaranty Obligation given by any of Borrowers or a Restricted Subsidiary to a holder of Indebtedness of, or an obligee of, a New Venture Entity which obligates any of Borrowers or the Restricted Subsidiary (a) to cause the completion of construction of a New Venture, (b) to provide funding for all or a portion of any construction cost overruns with respect thereto, and/or (c) to cause the New Venture Entity to perform any of its Contractual Obligations (other than in respect of the repayment of any Indebtedness or other monetary obligation of the New Venture Entity) to an obligee of the New Venture Entity.

          "Compliance Certificate" means a certificate in the form of Exhibit B, properly completed and signed by a Senior Officer of Borrowers.

          "Contractual Obligation" means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or under-taking to which that Person is a party or by which it or any of its Property is bound.

          "Debt Service Coverage" means, as of the last day of each Fiscal Quarter, the ratio of (a) the sum of
     (i) Annualized Adjusted EBITDA for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters, minus (ii) the greater of (A) Maintenance Capital Expenditures for such fiscal period or (B) $15,000,000, minus (iii) Cash Income Taxes for such fiscal period to (b) the sum of
     (i) Interest Charges for such fiscal period plus (ii) the aggregate amount of required principal payments on Funded Debt during such fiscal period.

          "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

          "Deeds of Trust" means the Ramada Express Deed of
     Trust and the TropWorld Deeds of Trust.

          "Default" means any event that, with the giving of any applicable notice or passage of time specified in
     Section 9.1, or both, would be an Event of Default.

          "Default Rate" means the interest rate prescribed in
     Section 3.10.

          "Designated Deposit Account" means a deposit account to be maintained by Borrowers with Bank of America
     National Trust and Savings Association, as from time to time designated by Borrowers by written notification to the Managing Agent.

          "Designated Eurodollar Market" means, with respect to any Eurodollar Rate Loan, (a) the London Eurodollar Market, (b) if prime banks in the London Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Managing Agent determines in good faith that the London Eurodollar Market does not represent at the relevant time the effective pricing to the Banks for deposits of Dollars in the London Eurodollar Market, the Cayman Islands Eurodollar Market or (c) if prime banks in the Cayman Islands Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Managing Agent determines in good faith that the Cayman Islands Eurodollar Market does not represent at the relevant time the effective pricing to the Banks for deposits of Dollars in the Cayman Islands Eurodollar Market, such other Euro-dollar Market as may from time to time be selected by the Managing Agent with the approval of Borrowers and the Requisite Banks.

          "Developed Property" means, as of any date of determination, a casino, hotel, casino/hotel, resort, casino/resort, riverboat casino, dockside casino, golf course, entertainment center or similar facility owned by Borrowers or any of the Restricted Subsidiaries (or owned by a Person in which Borrowers or any of the Restricted Subsidiaries holds an Investment other than an Investment of the type contemplated by Section 6.17(m)) and which is at such date substantially complete and open for business.

          "Disposition" means the voluntary sale, transfer or other disposition of any asset of Borrowers or any of the Restricted Subsidiaries other than (a) Cash, Cash Equivalents, inventory or other assets sold, leased or otherwise disposed of in the ordinary course of business of Borrowers or a Restricted Subsidiary, (b) equipment sold or otherwise disposed of where substantially similar equipment in replacement thereof has theretofore been acquired, or thereafter within 90 days is acquired, by Borrowers or a Restricted Subsidiary, or where Borrowers or the Restricted Subsidiary determine in good faith that the failure to replace such equipment will not be detrimental to the business of Borrowers or the Restricted Subsidiary and (c) a disposition to Borrowers or a Restricted Subsidiary.

          "Disqualified Stock" means any capital stock, warrants, options or other rights to acquire capital stock (but excluding any debt security which is convertible, or exchangeable, for capital stock), which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeem-able at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date; provided that the aforementioned interests shall not be Disqualified Stock if they are redeemable prior to the Maturity Date only if the board of directors of Parent determines in its judgment that as a result of a holder or beneficial owner owning such interests (i) Borrowers or a Subsidiary of Borrowers has lost or may lose any license or franchise from any Gaming Board held by Borrowers or any Subsidiary of Borrowers necessary to conduct any portion of the business of Borrowers or such Subsidiary of Borrowers or
     (ii) any Gaming Board has taken or may take action to materially restrict or impair the operations of Borrowers or its Subsidiaries, which license, franchise or action is conditioned upon some or all of the holders or beneficial owners of such interests being licensed or found qualified or suitable to own such interests.

          "Distribution" means, with respect to any shares of capital stock or any warrant or option to purchase an equity security or other equity security issued by a Person, (i) the retirement, redemption, purchase or other acquisition for Cash or for Property by such Person of any such security, (ii) the declaration or (without duplica-tion) payment by such Person of any dividend in Cash or in Property on or with respect to any such security,
     (iii) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution and (iv) any other payment in Cash or Property by such Person constituting a distribution under applicable Laws with respect to such security.

          "Dollars" or "$" means United States dollars.

          "Domestic Reference Bank" means Bank of America
     National Trust and Savings Association.

          "Eligible Assignee" means (a) another Bank, (b) with respect to any Bank, any Affiliate of that Bank, (c) any commercial bank having a combined capital and surplus of $100,000,000 or more, (d) any (i) savings bank, savings and loan association or similar financial institution or
     (ii) insurance company engaged in the business of writing insurance which, in either case (A) has a net worth of $200,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Bank hereunder to the same degree as a commercial bank and (e) any other financial institution (including a mutual fund or other fund) having total assets of $250,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause
     (d) above; provided that (I) each Eligible Assignee must either (a) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (b) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America and (ii) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to Section 11.21 and
     (II) to the extent required under applicable Gaming Laws, each Eligible Assignee must be registered with, approved by, or not disapproved by (whichever may be required under applicable Gaming Laws), all applicable Gaming Boards (including the New Jersey Casino Control Commission).

          "ERISA" means the Employee Retirement Income Security
     Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

          "Eurodollar Banking Day" means any Banking Day on which dealings in Dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

          "Eurodollar Lending Office" means, as to each Bank, its office or branch so designated by written notice to Borrowers and the Managing Agent as its Eurodollar Lending Office. If no Eurodollar Lending Office is designated by a Bank, its Eurodollar Lending Office shall be its office at its address for purposes of notices hereunder.

          "Eurodollar Market" means a regular established market located outside the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

          "Eurodollar Obligations" means eurocurrency liabilities, as defined in Regulation D or any comparable regulation of any Governmental Agency having jurisdiction over any Bank.

          "Eurodollar Period" means, as to each Eurodollar Rate Loan, the period commencing on the date specified by Borrowers pursuant to Section 2.1(b) and ending 1, 2, 3 or 6 months (or, with the written consent of all of the Banks, any other period) thereafter, as specified by Borrowers in the applicable Request for Loan; provided that:

               (a)  The first day of any Eurodollar Period
          shall be a Eurodollar Banking Day;

               (b) Any Eurodollar Period that would otherwise end on a day that is not a Eurodollar Banking Day shall be extended to the next succeeding Eurodollar Banking Day unless such Eurodollar Banking Day falls in another calendar month, in which case such Eurodollar Period shall end on the next preceding Eurodollar Banking Day;

               (c)  Borrowers may not specify a Eurodollar
          Period that extends beyond the next Reduction Date unless the sum of (i) the aggregate principal amount of the Eurodollar Loans having a Eurodollar Period ending after such Reduction Date plus (ii) the aggregate maximum amount available for drawing under Letters of Credit for which the expiry date is after such Reduction Date, does not exceed the Commitment (after giving effect to any reduction thereto scheduled to be made on such Reduction Date pursuant to Section 2.6); and

               (d) No Eurodollar Period shall extend beyond the Maturity Date.

          "Eurodollar Rate" means, with respect to any Euro-dollar Rate Loan, the interest rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) at which deposits in Dollars are offered by the Eurodollar Reference Bank to prime banks in the Designated Eurodollar Market at or about 11:00 a.m. local time in the Designated Eurodollar Market, two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period in an aggregate amount approximately equal to the amount of the Advance made by the Eurodollar Reference Bank with respect to such Eurodollar Rate Loan and for a period of time comparable to the number of days in the applicable Eurodollar Period.

          "Eurodollar Rate Advance" means an Advance made hereunder and specified to be a Eurodollar Rate Advance in accordance with Article 2.

          "Eurodollar Rate Loan" means a Loan made hereunder and specified to be a Eurodollar Rate Loan in accordance with Article 2.

          "Eurodollar Reference Bank" means Bank of America
     National Trust and Savings Association.

          "Evansville Commitment Date" means the date upon which Parent notifies the Managing Agent that (a) it has received a "certificate of suitability" from the Indiana Gaming Commission with respect to its operation of the Evansville Project as a riverboat casino, (b) it has received all other necessary approvals and permits from applicable Gaming Boards and other Governmental Agencies for the commencement of the construction of the Evansville Project and (c) it is committed to the construction of the Evansville Project.

          "Evansville Project" means the riverboat casino to be operated from, and related dockside facilities located in, Evansville, Indiana.

          "Event of Default" shall have the meaning provided in
     Section 9.1.

          "Existing Subordinated Debt" means the 11% Senior
     Subordinated Notes due 2002 issued by Parent.

          "Existing Subordinated Debt Indenture" means the Indenture governing the Existing Subordinated Debt, as in effect on the date of this Agreement, and as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted with the written consent of the Requisite Banks.

          "Federal Funds Rate" means, as of any date of deter-mination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publica-tion, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any rele-vant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any succes-sor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Managing Agent. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

          "FIRREA" means the Financial Institutions Reform,
     Recovery and Enforcement Act of 1989, as it may be amended from time to time.

          "First Mortgage Notes" means the 13 1/2% First Mortgage
     Notes due 1996 issued by Aztar Mortgage Funding, Inc., guaranteed by Parent and secured by a first priority Lien on the TropWorld Property.

          "Fiscal Quarter" means the fiscal quarter of Borrowers consisting of a 13 week or 14 week fiscal period ending on or about each March 31, June 30, September 30 and December 31.

          "Fiscal Year" means the fiscal year of Borrowers consisting of a 52 week or 53 week fiscal period ending on the Thursday nearest December 31.

          "Funded Debt" means, as of any date of determination (without duplication and on a consolidated basis), the sum of (a) all principal Indebtedness of Borrowers and the Restricted Subsidiaries and of TEGP for borrowed money (including debt securities issued by Borrowers, any of the Restricted Subsidiaries or TEGP, but excluding in any event any contingent obligations with respect to undrawn letters of credit) on that date plus (b) the aggregate amount of the principal portion of all Capital Lease Obligations of Borrowers and the Restricted Subsidiaries and of TEGP on that date.

          "Gaming Board" means, collectively, (a) the Nevada Gaming Commission, (b) the Nevada State Gaming Control Board, (c) the New Jersey Casino Control Commission,
     (d) the New Jersey Division of Gaming Enforcement, (e) the Indiana Gaming Commission, (f) the Missouri Gaming Commission and (g) any other Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrowers and the Restricted Subsidiaries within its jurisdiction.

          "Gaming Laws" means all Laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrowers and the Restricted Subsidiaries within its jurisdiction.

          "Generally Accepted Accounting Principles" means, as of any date of determination, accounting principles
     (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants,
     (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America.
     The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

          "Government Securities" means readily marketable
     (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and
     (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

          "Governmental Agency" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or
     (c) any court or administrative tribunal of competent jurisdiction.

          "Guaranty Obligation" means, as to any Person, any
     (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assur-ance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation in respect of Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of the related Indebtedness (unless the Guaranty Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith. The amount of any other Guaranty Obligation shall be deemed to be zero unless and until the amount thereof has been (or in accordance with Financial Accounting Standards Board Statement No. 5 should be) quantified and reflected or disclosed in the consolidated financial statements (or notes thereto) of Borrowers and the Restricted Subsidiaries.

          "Hazardous Materials" means substances defined as "hazardous substances" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., or as "hazardous", "toxic" or "pollutant" substances or as "solid waste" pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., or as "friable asbestos" pursuant to the Toxic Substances Control Act, 15 U.S.C. 2601 et seq. or any other applicable Hazardous Materials Law, in each case as such Laws are amended from time to time.

          "Hazardous Materials Laws" means all Laws governing the treatment, transportation or disposal of Hazardous
     Materials applicable to any of the Real Property.

          "HRN" means Hotel Ramada of Nevada, a Nevada corporation.

          "Indebtedness" means, as to any Person (without duplication), (a) indebtedness of such Person for borrowed money or for the deferred purchase price of Property (excluding trade and other accounts payable in the ordinary course of business in accordance with ordinary trade terms), including any Guaranty Obligation for any such indebtedness, (b) indebtedness of such Person of the nature described in clause (a) that is non-recourse to the credit of such Person but is secured by assets of such Person, to the extent of the value of such assets,
     (c) Capital Lease Obligations of such Person, (d) indebt-edness of such Person arising under bankers' acceptance facilities or under facilities for the discount of accounts receivable of such Person, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person and (f) any net obligations of such Person under Swap Agreements.

          "Indenture" means, collectively (a) the Existing Subordinated Debt Indenture, (b) the New Subordinated Debt Indenture, and (c) any indenture or agreement governing other Subordinated Obligations issued in accordance with
     Section 6.9(g).

          "Initial Reduction Date" means March 31, 1996 or such later Initial Reduction Date as may then be in effect pursuant to Section 2.10.

          "Intangible Assets" means assets that are considered intangible assets under Generally Accepted Accounting Principles, including customer lists, goodwill, computer software, copyrights, trade names, trademarks and patents.

          "Intercompany Notes" means the intercompany promis-sory notes required pursuant to Section 5.15.

          "Interest Charges" means, as of the last day of any fiscal period, the sum of (a) Cash Interest Expense for that fiscal period, plus (b) all interest currently payable in Cash incurred during that fiscal period which is capitalized under Generally Accepted Accounting Principles, plus (c) that portion of the rentals paid to TEGP by HRN during that period which is designated and used to service interest payable under the TEGP Loan Agreement.

          "Interest Differential" means, with respect to any prepayment of a Eurodollar Rate Loan on a day other than the last day of the applicable Interest Period and with respect to any failure to borrow a Eurodollar Rate Loan on the date or in the amount specified in any Request for Loan, (a) the Eurodollar Rate payable (or, with respect to a failure to borrow, the Eurodollar Rate which would have been payable) with respect to the Eurodollar Rate Loan minus (b) the Eurodollar Rate on, or as near as practica-ble to the date of the prepayment or failure to borrow for a Eurodollar Rate Loan with an Interest Period commencing on such date and ending on the last day of the Interest Period of the Eurodollar Rate Loan so prepaid or which would have been borrowed on such date.

          "Interest Expense" means, as of the last day of any fiscal period, the sum of (a) all interest, fees, charges and related expenses paid or payable (without duplication) for that fiscal period by Borrowers and the Restricted Subsidiaries to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under Generally Accepted Accounting Principles (other than underwriting discounts, closing fees, legal fees and other transactional fees and expenses incurred on or within six (6) months before or after the Closing Date in connection with the Existing Subordinated Debt, the issuance of the New Subordinated Debt or the execution and delivery of the Loan Documents), plus
     (b) the portion of rent paid or payable (without duplication) for that fiscal period by Borrowers and the Restricted Subsidiaries under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

          "Interest Period" means, with respect to any Eurodollar Rate Loan, the related Eurodollar Period.

          "Investment" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested (minus any return of capital with respect to such Investment which has actually been received in Cash or Cash Equivalents or has been converted into Cash or Cash Equivalents), without adjustment for subsequent increases or decreases in the value of such Investment.

          "Issuing Bank" means Bank of America National Trust and Savings Association.

          "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

          "Lead Managers" means each of Societe Generale and Midlantic Bank, N.A. The Lead Managers shall have no rights, duties or responsibilities under the Loan
     Documents beyond those of a Bank.

          "Letters of Credit" means any of the standby letters of credit issued by the Issuing Bank under the Commitment pursuant to Section 2.4, either as originally issued or as the same may be supplemented, modified, amended, renewed, extended or supplanted.

          "Leverage Benchmark Date" means the first date as of which Section 6.13 requires the Leverage Ratio to be 4.00 to 1.00 or lower.

          "Leverage Ratio" means, as of the last day of each Fiscal Quarter, the ratio of (a) Average Quarterly Adjusted Funded Debt as of that date to (b) Annualized Adjusted EBITDA for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters.

          "License Revocation" means the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming
     Board covering any casino or gaming facility of any Borrower or Restricted Subsidiary.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether volun-tarily incurred or arising by operation of Law or other-wise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

          "Loan" means the aggregate of the Advances made at any one time by the Banks pursuant to Article 2.

          "Loan Documents" means, collectively, this Agreement, the Notes, the Subsidiary Guaranty, the Swing Line Documents, the Collateral Documents, the Unsecured Environmental Indemnity (New Jersey), any Secured Swap Agreement, any Request for Loan, any Request for Letter of Credit, any Compliance Certificate, any Pricing Certificate and any other agreements of any type or nature hereafter executed and delivered by Borrowers or any of the Restricted Subsidiaries to the Managing Agent or to any Bank in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

          "Maintenance Capital Expenditure" means a Capital Expenditure for the maintenance, repair, restoration or refurbishment of any Developed Property of Borrowers or any of the Restricted Subsidiaries, but excluding any Capital Expenditure which materially adds to or further improves such Developed Property.

          "Majority Banks" means, when used in Sections 6.15 and 6.16, Banks having in the aggregate more than 50% of the Commitment then in effect.

          "Managing Agent" means Bank of America National Trust and Savings Association, when acting in its capacity as the Managing Agent under any of the Loan Documents, or any successor Managing Agent.

          "Managing Agent's Office" means the Managing Agent's address as set forth on the signature pages of this Agreement, or such other address as the Managing Agent hereafter may designate by written notice to Borrowers and the Banks.

          "Margin Stock" means "margin stock" as such term is defined in Regulation G or U.

          "Material Adverse Effect" means any set of circum-stances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document,
     (b) is or could reasonably be expected to be material and adverse to the business or condition (financial or otherwise) of Borrowers and the Restricted Subsidiaries, taken as a whole or (c) materially impairs or could reasonably be expected to materially impair the ability of Borrowers or Borrowers and the Significant Subsidiaries, taken as a whole, to perform the Obligations, taken as a whole.

          "Maturity Date" means December 31, 1999 or such later
     Maturity Date as may then be in effect pursuant to
     Section 2.11.

          "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which Borrowers or any of their ERISA Affiliates contribute or are obligated to contribute.

          "Negative Pledge" means a Contractual Obligation that contains a covenant binding on Borrowers or any of the Restricted Subsidiaries that prohibits Liens on any of its or their Property, other than (a) any such covenant contained in a Contractual Obligation granting a Lien permitted under Section 6.8 which affects only the Property that is the subject of such permitted Lien and
     (b) any such covenant that does not apply to Liens securing the Obligations.

          "Net Income" means, with respect to any fiscal period, the consolidated net income of Borrowers and the Restricted Subsidiaries for that period, determined in accordance with Generally Accepted Accounting Principles, consistently applied.

          "New Subordinated Debt" means Indebtedness of Parent that (a) is in a principal amount not greater than $180,000,000, (b) is unsecured, (c) has no principal due or sinking fund requirement applicable prior to December 31, 2002 and (d) is issued pursuant to the New
     Subordinated Debt Indenture.

          "New Subordinated Debt Indenture" means that certain indenture made by Parent in favor of American Bank National Association, as trustee, with respect to the New Subordinated Debt, as in effect on the date of this Agreement, as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted with the written consent of the Requisite Banks.

          "New Venture" means a casino, hotel, casino/hotel, resort, casino/resort, riverboat casino, dockside casino, golf course, entertainment center or similar facility (or any site or proposed site for any of the foregoing) owned or to be owned by Borrowers or any of the Restricted Subsidiaries (or owned or to be owned by a Person in which Borrowers, any of the Restricted Subsidiaries or a New Venture Entity owned directly or indirectly by Borrowers or any of the Restricted Subsidiaries holds an Investment other than an Investment of the type contemplated by
     Section 6.17(m)) and which is not at the Closing Date a Developed Property.

          "New Venture Basket" means, as of any date of determination, (a) $175,000,000, plus (b) the aggregate net Cash proceeds received by Parent from the issuance and sale of capital stock of Parent (including upon any conversion or exchange of debt securities of Parent issued after July 1, 1994 into or for such capital stock) after July 1, 1994 and through such date, plus (c) the net Cash proceeds received by Parent from the issuance and sale of the New Subordinated Debt if such date is on or after the Leverage Benchmark Date, plus (d) the net Cash proceeds received by Parent from the issuance and sale of other Subordinated Obligations pursuant to Section 6.9(g) if, giving effect thereto, the Leverage Ratio is 4.00 to 1.00 or lower.

          "New Venture Capital Expenditure" means any Capital Expenditure (a) with respect to a New Venture or (b) which materially adds to or further improves any Developed Property (including a New Venture that becomes a Developed Property subsequent to the Closing Date).

          "New Venture Entity" means (a) the Person that directly owns a New Venture and (b) any holding company for such a Person whose sole assets consist (directly or indirectly through another New Venture Entity) of Investments in that Person.

          "New Venture Investment" means any Investment by any of the Borrowers or Restricted Subsidiaries in an Unrestricted New Venture Entity.

          "Note" means the promissory note made by Borrowers to a Bank evidencing the Advances under that Bank's Pro Rata Share of the Commitment, substantially in the form of Exhibit C, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

          "Obligations" means all present and future obliga-tions of every kind or nature of Borrowers or any Significant Subsidiary at any time and from time to time owed to the Managing Agent, the Issuing Bank, the Swing Line Bank or the Banks or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliqui-dated, or contingent or noncontingent, including obliga-tions of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrowers or any Subsidiary or Affiliate of Borrowers.

          "Opinions of Counsel" means the favorable written legal opinions of (a) Latham & Watkins, special counsel to Borrowers and the Restricted Subsidiaries, (b) Lionel, Sawyer & Collins, special Nevada gaming counsel to Borrowers and the Restricted Subsidiaries, (c) Henderson & Nelson, special Nevada real estate counsel to Borrowers and the Restricted Subsidiaries and (d) Hankin, Sandson & Sandman, special New Jersey counsel to Borrowers and the Restricted Subsidiaries, substantially in the form of Exhibits D-1, D-2, D-3 and D-4, respectively, together with copies of all factual certificates and legal opinions upon which such counsel has relied.

          "Parent" means Aztar Corporation, a Delaware corporation, and its successors and permitted assigns.

          "Party" means any Person other than the Managing
     Agent, the Issuing Bank, the Swing Line Bank, the
     Co-Agents and the Banks, which now or hereafter is a party to any of the Loan Documents.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereof established under ERISA.

          "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA and is maintained by Borrowers or any of its Subsidiaries or to which Borrowers or any of its Subsidiaries contributes or has an obligation to contribute.

          "Permitted Encumbrances" means:

               (a) Inchoate Liens incident to construction on or maintenance of Property; or Liens incident to construction on or maintenance of Property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material risk of loss or forfeiture;

               (b) Liens for taxes and assessments on Property which are not yet past due; or Liens for taxes and assessments on Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material risk of loss or forfeiture;

               (c) minor defects and irregularities in title to any Property which in the aggregate do not materi-ally impair the fair market value or use of the Prop-erty for the purposes for which it is or may reasonably be expected to be held;

               (d)  easements, exceptions, reservations, or
          other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property, facilities, or equipment which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

               (e)  easements, exceptions, reservations, or
          other agreements for the purpose of facilitating the joint or common use of Property in or adjacent to a shopping center or similar project affecting Property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

               (f) rights reserved to or vested in any Govern-mental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any Property;

               (g) rights reserved to or vested in any Govern-mental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

               (h)  present or future zoning laws and ordi-
          nances or other laws and ordinances restricting the occupancy, use, or enjoyment of Property;

               (i) statutory Liens, other than those described in clauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture;

               (j)  covenants, conditions, and restrictions
          affecting the use of Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

               (k) rights of tenants under leases and rental agreements covering Property entered into in the ordinary course of business of the Person owning such Property;

               (l) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

               (m) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which Borrowers or a Subsidiary of Borrowers is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

               (n) Liens consisting of deposits of Property to secure bids made with respect to, or performance of, contracts (other than contracts creating or evidenc-ing an extension of credit to the depositor);

               (o) Liens consisting of any right of offset, or statutory bankers' lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers' lien;

               (p) Liens consisting of deposits of Property to secure statutory obligations of Borrowers or a Subsidiary of Borrowers;

               (q) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which Borrowers or a Subsidiary of Borrowers is a party;

               (r)  Liens created by or resulting from any
          litigation or legal proceeding involving Borrowers or a Subsidiary of Borrowers in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings, provided that such Lien is junior to the Lien of the Collateral Documents, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture; and

               (s) other non-consensual Liens incurred in the ordinary course of business but not in connection with an extension of credit, which do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the Property of the Borrowers and the Subsidiaries of Borrowers, taken as a whole.

          "Permitted Right of Others" means a Right of Others consisting of (a) an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the value or use of Property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance, (c) the subordination of a lease or sublease in favor of a financing entity and (d) a license, or similar right, of or to Intangible Assets granted in the ordinary course of business.

          "Person" means any individual or entity, including a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Agency, or other entity.

          "Pledge Agreement (Nevada Gaming)" means the pledge agreement to be executed and delivered by Parent in the form of Exhibit E, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

          "Pledge Agreement (General)" means the pledge agree-ment to be executed and delivered by Borrowers and the Significant Subsidiaries, in the form of Exhibit F, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

          "Pledged Collateral (Nevada Gaming)" means the cer-tificates evidencing (a) 100% of the shares of capital stock of REI and (b) 49% of the shares of capital stock of HRN.

          "Pledged Collateral (General)" means (a) the certifi-cates evidencing all of the shares of capital stock held by Borrowers or any of the Significant Subsidiaries in all Subsidiaries of Parent other than (i) the shares of capital stock comprising the Pledged Collateral (Nevada Gaming), (ii) 100% of the shares of capital stock of ANI
     (iii) 51% of the shares of capital stock of HRN, (iv) 100% of the shares of Aztar Indiana Gaming Corporation, an Indiana corporation, unless and until it is issued a gaming license by any Gaming Board having jurisdiction (and subject to any required approval of such Gaming Board) and (v) 100% of the shares of Aztar Missouri Gaming Corporation, a Missouri corporation, unless and until it is issued a gaming license by any Gaming Board having jurisdiction (and subject to any required approval of such Gaming Board) and (b) the Intercompany Notes.

          "Pricing Certificate" means a certificate in the form of Exhibit G, properly completed and signed by a Senior
     Officer of Parent.

          "Pricing Period" means (a) the period commencing on the Closing Date and ending on November 15, 1994, (b) the period commencing on each November 16 and ending on the next following February 15, (c) the period commencing on each February 16 and ending on the next following May 15,
     (d) the period commencing on each May 16 and ending on the next following August 15 and (e) the period commencing on each August 16 and ending on the next following
     November 15.

          "Prior ANJI Credit Facility" means that certain
     Revolving Credit Loan Agreement dated as of July 29, 1993 among ANJI, Parent and Midlantic National Bank.

          "Prior REI Credit Facility" means that certain First
     Amended and Restated Credit Agreement dated as of December 28, 1993 among REI, Parent, First Interstate Bank of Nevada, as agent, and the banks party thereto.

          "Projections" means the financial projections contained in the Confidential Information Memorandum distributed by or on behalf of Borrowers to the Banks on or about June 23, 1994.

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Pro Rata Share" means, with respect to each Bank, the percentage of the Commitment set forth opposite the name of that Bank on Schedule 1.1, as such percentage may be increased or decreased pursuant to a Commitment Assignment and Acceptance executed in accordance with
     Section 11.8.

          "Quarterly Payment Date" means each June 30,
     September 30, December 31 and March 31.

          "Ramada Express Deed of Trust" means the deed of trust to be executed and delivered by REI covering the Ramada Express Property, in the form of Exhibit H, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplemented.

          "Ramada Express Property" means the real property and improvements thereon known as the "Ramada Express Hotel and Casino" located in Laughlin, Nevada, comprised of approximately 27.7 acres and related easements and appurtenances.

          "Real Property" means, as of any date of determina-tion, all real Property then or theretofore owned, leased or occupied by Borrowers or any of the Restricted
     Subsidiaries.

          "Reduction Amount" means, with respect to each Reduction Date, the amount set forth below opposite that Reduction Date (subject to the last sentence of Section 2.5 and to Section 11.25):

               Reduction Date                Amount

          Initial Reduction Date             $ 6,250,000
           and the next following
           June 30, September 30
           and December 31

          The date that is one (1)           $ 8,750,000
           year after the Initial
           Reduction Date and
           each Quarterly Payment
           Date thereafter

          "Reduction Date" means the Initial Reduction Date and each Quarterly Payment Date thereafter.

          "Reference Rate" means the rate of interest publicly announced from time to time by the Domestic Reference Bank in San Francisco, California (or other headquarters city of the Domestic Reference Bank), as its "reference rate." It is a rate set by the Domestic Reference Bank based upon various factors including the Domestic Reference Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by the Domestic Reference Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Regulation D" means Regulation D, as at any time amended, of the Board of Governors of the Federal Reserve
     System, or any other regulation in substance substituted therefor.

          "Regulations G, T, U and X" means Regulations G, T, U and X, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

          "REI" means Ramada Express, Inc., a Nevada corporation, and its successors and permitted assigns.

          "Request for Letter of Credit" means a written request for a Letter of Credit substantially in the form of Exhibit I, signed by a Responsible Official of any of Borrowers, on behalf of Borrowers, and properly completed to provide all information required to be included therein.

          "Request for Loan" means a written request for a Loan substantially in the form of Exhibit J, signed by a Responsible Official of any of Borrowers, on behalf of Borrowers, and properly completed to provide all information required to be included therein.

          "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Requisite Banks" means (a) as of any date of deter-mination if the Commitment is then in effect, Banks having in the aggregate 65% or more of the Commitment then in effect and (b) as of any date of determination if the Commitment has then been terminated and there is then any Indebtedness evidenced by the Notes, Banks holding Notes evidencing in the aggregate 65% or more of the aggregate Indebtedness then evidenced by the Notes.

          "Reserve Amount" means, as of any date of determina-tion, the greater of (a) $150,000,000 and (b) the aggre-gate principal amount of all First Mortgage Notes then outstanding less $20,000,000.

          "Responsible Official" means (a) when used with reference to a Person other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. The Banks shall be entitled to conclusively rely upon any document or certificate that is signed or executed by a Responsible Official of Parent or any of its Subsidiaries as having been authorized by all necessary corporate partnership and/or other action on the part of Parent or such Subsidiary.

          "Restricted Subsidiary" means, as of any date of determination, all Subsidiaries of Parent other than
     (a) the Borrowers and (b) Unrestricted New Venture
     Entities.

          "Right of Others" means, as to any Property in which a Person has an interest, any legal or equitable right, title or other interest (other than a Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or other interest in that Property, including any option or right to acquire a Lien; provided, however, that
     (a) any covenant restricting the use or disposition of Property of such Person contained in any Contractual Obligation of such Person and (b) any provision contained in a contract creating a right of payment or performance in favor of a Person that conditions, limits, restricts, diminishes, transfers or terminates such right, shall not be deemed to constitute a Right of Others.

          "Secured Swap Agreement" means a Swap Agreement between Borrowers and a Bank.

          "Security Agreement" means the security agreement to be executed and delivered by Borrowers and the Significant Subsidiaries, in the form of Exhibit K, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

          "Senior Officer" means the (a) chief executive officer, (b) president, (c) executive vice president,
     (d) senior vice president, (e) chief financial officer,
     (f) treasurer or (g) assistant treasurer of each of Borrowers.

          "Significant Subsidiary" means (a) each Restricted Subsidiary that holds title to any portion of the Ramada Express Property or the TropWorld Property, (b) each Restricted Subsidiary that holds title to any Property acquired after the Closing Date which is required to be pledged as future Collateral pursuant to Section 5.12 and
     (c) as of any date of determination, each other Restricted Subsidiary that had on the last day of the Fiscal Quarter then most recently ended total assets with a book value or fair market value of $5,000,000 or more (except (i) any Person to be dissolved or terminated pursuant to the TropWorld Consolidation, (ii) Aztar Mortgage Funding, Inc., a Delaware corporation, so long as the First Mortgage Notes are outstanding and (iii) ANI, so long as it is a general partner of TEGP).

          "Special Eurodollar Circumstance" means the appli-cation or adoption after the Closing Date of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administra-tion thereof, or compliance by any Bank or its Eurodollar Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority, or the existence or occurrence of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Banks.

          "Stockholders' Equity" means, as of any date of determination and with respect to any Person, the consoli-dated stockholders' equity of the Person as of that date determined in accordance with Generally Accepted Account-ing Principles; provided that there shall be excluded from Stockholders' Equity any amount attributable to Disquali-fied Stock.

          "Subordinated Obligations" means (a) the Existing Subordinated Debt, (b) the New Subordinated Debt and
     (c) any other Indebtedness of Parent which is subordinated in right of payment to the Obligations and issued pursuant to Section 6.9(g).

          "Subsidiary" means, as of any date of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the part-nership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

          "Subsidiary Guaranty" means the continuing guaranty of the Obligations to be executed and delivered by the Significant Subsidiaries, in the form of Exhibit L, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

          "Swap Agreement" means a written agreement between Borrowers and one or more financial institutions providing for "swap", "cap", "collar" or other interest rate protection with respect to any Indebtedness.

          "Swing Line" means the revolving line of credit established by the Swing Line Bank in favor of Borrowers pursuant to Section 2.10.

          "Swing Line Bank" means Bank of America National
     Trust and Savings Association.

          "Swing Line Documents" means the promissory note and any other documents executed by Borrowers in favor of the Swing Line Bank in connection with the Swing Line.

          "Swing Line Loans" means loans made by the Swing Line
     Bank to Borrowers pursuant to Section 2.10.

          "Swing Line Outstandings" means, as of any date of determination, the aggregate principal Indebtedness of Borrowers on all Swing Line Loans then outstanding.

          "Tangible Net Worth" means, as of any date of deter-mination, the Stockholders' Equity of Parent and its Subsidiaries on that date minus the aggregate Intangible Assets of Parent and its Subsidiaries on that date.

          "TEGP" means Tropicana Enterprises, a Nevada general partnership, in which ANI is a 50% general partner.

          "TEGP Loan Agreement" means the Second Amended and Restated Loan Agreement dated as of the date hereof among TEGP, HRN, Bank of America National Trust and Savings Association, as agent, and the banks party thereto, as amended from time to time. The interests of Bank of America National Trust and Savings Association, as agent, and the banks party thereto under the TEGP Loan Agreement are being acquired on the Closing Date pursuant to an assignment of the interests of the banks party to that certain Amended and Restated Loan Agreement dated as of July 31, 1989 among TEGP, HRN, First Interstate Bank of Nevada N.A., and Bank One, Arizona, N A (formerly known as "Valley National Bank of Arizona"), and concurrent amendment and restatement thereof.

          "TEGP Loan Outstandings" means, as of any date of determination, the principal amount then outstanding under the TEGP Loan Agreement.

          "Title Company" means Lawyers Title Insurance Company or such other title insurance company as is reasonably acceptable to the Managing Agent.

          "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due dili-gence under the circumstances (in accordance with the standard of what a reasonable Person in similar circum-stances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).

          "Trademark Collateral Assignment" means the trademark collateral assignment to be executed and delivered by Borrowers and the Significant Subsidiaries in the form of Exhibit M, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

          "TropWorld Consolidation" means (a) the dissolution of AGP Holdings Corporation, a Delaware corporation, and the distribution in liquidation thereof of all of its assets to its sole shareholder, ANJI, (b) the dissolution of AGP Sub., Inc., a Delaware corporation, and AREI Sub., Inc., a Delaware corporation, and the distribution in liquidation thereof of all of their assets to their sole shareholder, ANJI, (c) the termination of Ambassador General Partnership, a general partnership whose sole partners were (until the liquidating distributions described in clause (b) above) AGP Sub., Inc. and AREI Sub., Inc., and the distribution in liquidation thereof of all of its assets to its sole partner, ANJI, (d) the termination of all leases, debts, liens and contracts between or among any of the foregoing Persons and (e) the recordation or filing with the appropriate Governmental Agencies of such confirmatory instruments of transfer as may be necessary to reflect record ownership of that portion of the TropWorld Property formerly owned by Ambassador General Partnership to be vested in ANJI and certain Significant Subsidiaries.

          "TropWorld Deeds of Trust" means the deeds of trust and assignment of rents and leases to be executed and delivered by ANJI and certain Significant Subsidiaries covering the TropWorld Property pursuant to Section 5.11, in the form of Exhibit N, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

          "TropWorld Property" means the real property and improvements thereon known as the "TropWorld Casino and Entertainment Resort" and certain related property, comprised of (a) a parcel of approximately 4 acres located in Atlantic City, New Jersey on which the original casino-hotel is located, (b) a parcel of approximately 3.1 acres located in Atlantic City, New Jersey on which the expansion portion of the casino-hotel is located, (c) a parcel of approximately 1.1 acres located in Atlantic City, New Jersey on which a transportation center is located, (d) a parcel of approximately 1.1 acres located in Atlantic City, New Jersey on which a parking garage is located, (e) a parcel of approximately 1.6 acres located in Atlantic City, New Jersey on which a parking lot is located, (f) a parcel of approximately 6 acres located in Egg Harbor, New Jersey on which a parking lot and minor structures are located and (g) a parcel of approximately
     3.5 acres located in Ventnor, New Jersey on which a parking lot and minor structures are located.

          "type", when used with respect to any Loan or Advance, means the designation of whether such Loan or Advance is an Alternate Base Rate Loan or Advance, or a
     Eurodollar Rate Loan or Advance.

          "Unrestricted New Venture Entity" means (a) any
     New Venture Entity in which any single Person other than Parent and its Subsidiaries owns an equity interest that is larger than the equity interest owned by Parent and its Subsidiaries and (b) any other New Venture Entity (except a Restricted Subsidiary) designated by Borrowers to be an Unrestricted New Venture Entity by written notice thereof to the Managing Agent; provided, however, that (i) any New Venture Entity that owns or operates the Atlantic City Project or the Evansville Project may not be designated as an Unrestricted New Venture Entity without the written consent of all of the Banks, (ii) Borrowers may redesignate any Unrestricted New Venture Entity as a Restricted Subsidiary by written notice to the Managing Agent, with such redesignation to become effective upon the execution of the Subsidiary Guaranty, the Security Agreement and any other instruments, documents and agreements reasonably requested by the Managing Agent in connection therewith by the former Unrestricted New Venture Entity and (iii) if no Default or Event of Default exists, Borrowers may, with the prior written consent of the Requisite Banks and each Restricted Subsidiary, redesignate any Restricted Subsidiary which is a New Venture Entity and which has assets with a value not in excess of $5,000,000 as an Unrestricted New Venture Entity.

          "Unsecured Environmental Indemnity (New Jersey)" means the unsecured environmental indemnity to be executed and delivered by ANJI and the Significant Subsidiaries which execute the TropWorld Deeds of Trust substantially in the form of Exhibit O, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

          1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

          1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be sub-mitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a con-sistent basis, except as otherwise specifically prescribed herein. In the event that Generally Accepted Accounting Principles change during the term of this Agreement such that the covenants contained in Sections 6.11 through 6.16 would then be calculated in a different manner or with different components, (a) Borrowers and the Banks agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrowers' financial condition to substantially the same criteria as were effective prior to such change in Generally Accepted Accounting Princi-ples and (b) Borrowers shall be deemed to be in compliance with the covenants contained in the aforesaid Sections if and to the extent that Borrowers would have been in compliance therewith under Generally Accepted Accounting Principles as in effect immediately prior to such change, but shall have the obligation to deliver each of the materials described in Article 7 to the Managing Agent and the Banks, on the dates therein specified, with financial data presented in a manner which conforms with Generally Accepted Accounting Principles as in effect immediately prior to such change.

          1.4 Rounding. Any financial ratios required to be maintained by Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

          1.5 Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

          1.6  References to "Borrowers and their
Subsidiaries". Any reference herein to "Borrowers and their Subsidiaries" or the like shall refer solely to Borrowers during such times, if any, as Borrowers shall have no Subsidiaries.

          1.7  Miscellaneous Terms.  The term "or" is
disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

          1.8 Relationship to TEGP Loan Agreement. This Agreement is being entered concurrently with the TEGP Loan Agreement, and each of the Banks holds a pro rata share of the TEGP Loan Outstandings which is equivalent to its Pro Rata Share of the Commitment. Pursuant to (a) Section 11.8(b)(iv) and 11.8(e)(vi), assignments of and participations in this Agreement and the TEGP Loan Agreement must be in the same proportion, (b) Section 2.5, any termination of the Commitment under this Agreement must be concurrent with a prepayment in full of the TEGP Loan Outstandings, (c) Section 2.11, any extension of the Initial Reduction Date and the Maturity Date must be concurrent with a similar extension of the maturity date of the TEGP Loan Agreement and (d) Section 9.1(m), an Event of Default as defined under the TEGP Loan Agreement is an Event of Default under this Agreement. This Agreement and the TEGP Loan Agreement are, however, separate credit facilities and the foregoing are the only interrelationships between them; the Collateral hereunder does not secure the TEGP Loan Agreement and the collateral securing the TEGP Loan Agreement does not secure the Obligations under this Agreement.

                      Article 2
                  LOANS AND LETTERS OF CREDIT


          2.1  Loans-General.

               (a)  Subject to the terms and conditions set
     forth in this Agreement, at any time and from time to time from the Closing Date through the Maturity Date, each Bank shall, pro rata according to that Bank's Pro Rata Share of the then applicable Commitment, make Advances to Borrowers under the Commitment in such amounts as Borrowers may request that do not result in the sum of (i) the aggregate principal amount outstanding under the Notes, plus
     (ii) the Aggregate Effective Amount of all outstanding Letters of Credit plus (iii) the Swing Line Outstandings exceeding (A) so long as the conditions precedent set forth in Section 8.2 have not been satisfied, the then applicable Commitment minus the Reserve Amount and
     (B) upon and after satisfaction of the conditions prece-dent set forth in Section 8.2, the then applicable Commit-ment. Subject to the limitations set forth herein, Borrowers may borrow, repay and reborrow under the Commitment without premium or penalty.

               (b)  Subject to the next sentence, each Loan
     shall be made pursuant to a Request for Loan which shall specify the requested (i) date of such Loan, (ii) type of Loan, (iii) amount of such Loan, and (iv) in the case of a Eurodollar Rate Loan, the Interest Period for such Loan. Unless the Managing Agent has notified, in its sole and absolute discretion, Borrowers to the contrary, a Loan may be requested by telephone by a Responsible Official of Borrowers, in which case Borrowers shall confirm such request by promptly delivering a Request for Loan in person or by telecopier conforming to the preceding sentence to the Managing Agent. Managing Agent shall incur no liability whatsoever hereunder in acting upon any telephonic request for Loan purportedly made by a Responsible Official of Borrowers, and Borrowers hereby agree to indemnify the Managing Agent from any loss, cost, expense or liability as a result of so acting. In the case of the initial Loan and Letters of Credit to be made and issued on the Closing Date, the related Request for Loan and Request for Letter of Credit to be delivered by the Borrowers shall be delivered to the Managing Agent no later than 12:00 noon (California time), one day before the Closing Date, and such Loan shall be an Alternate Base Rate Loan.

               (c) Promptly following receipt of a Request for Loan, the Managing Agent shall notify each Bank by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and type of the Loan, the applicable Interest Period, and that Bank's Pro Rata Share of the Loan. Not later than 11:00 a.m., California time, on the date specified for any Loan (which must be a Banking Day), each Bank shall make its Pro Rata Share of the Loan in immediately available funds available to the Managing Agent at the Managing Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in Article 8, all Advances shall be credited on that date in immediately available funds to the Designated Deposit Account.

               (d)  Unless the Requisite Banks otherwise
     consent, each Loan shall be not less than $5,000,000.

               (e)  The Advances made by each Bank shall be
     evidenced by that Bank's Note.

               (f)  A Request for Loan shall be irrevocable
     upon the Managing Agent's first notification thereof.

               (g)  If no Request for Loan (or telephonic
     request for Loan referred to in the second sentence of
     Section 2.1(b), if applicable) has been made within the requisite notice periods set forth in Section 2.2 or 2.3 prior to the end of the Interest Period for any Eurodollar Rate Loan, then on the last day of such Interest Period, such Eurodollar Rate Loan shall be automatically converted into an Alternate Base Rate Loan in the same amount.

               (h) If a Loan is to be made on the same date that another Loan is due and payable, Borrowers or the Banks, as the case may be, shall make available to the Managing Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

          2.2 Alternate Base Rate Loans. Each request by Borrowers for an Alternate Base Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(b), if applicable) received by the Managing Agent, at the Managing Agent's Office, not later than 9:00 a.m. California time, on the date (which must be a Banking Day) of the requested Alternate Base Rate Loan. All Loans shall constitute Alternate Base Rate Loans unless properly designated as a Eurodollar Rate Loan pursuant to Section 2.3.

          2.3  Eurodollar Rate Loans.

               (a) Each request by Borrowers for a Eurodollar Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(b), if applicable) received by the Managing Agent, at the Managing Agent's Office, not later than 9:00 a.m., California time, at least three
     (3) Eurodollar Banking Days before the first day of the applicable Eurodollar Period.

               (b)  On the date which is two (2) Eurodollar
     Banking Days before the first day of the applicable Eurodollar Period, the Managing Agent shall confirm its determination of the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrowers and the Banks by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).

               (c)  Unless the Managing Agent and the Requisite
     Banks otherwise consent, no more than ten (10) Eurodollar
     Rate Loans shall be outstanding at any one time.

               (d) No Eurodollar Rate Loan may be requested during the continuation of a Default or Event of Default.

               (e) Nothing contained herein shall require any Bank to fund any Eurodollar Rate Advance in the Designated
     Eurodollar Market.

          2.4  Letters of Credit.

               (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Maturity Date, the Issuing Bank shall issue such Letters of Credit under the Commitment as Borrowers may request by a Request for Letter of Credit; provided that (i) giving effect to all such Letters of Credit, the sum of (A) the aggregate principal amount outstanding under the Notes, plus (B) the Aggregate Effective Amount of all outstanding Letters of Credit, plus (C) the Swing Line Outstandings do not exceed (I) so long as the conditions precedent set forth in Section 8.2 have not been satisfied, the then applicable Commitment minus the Reserve Amount and (II) upon and after satisfaction of the conditions precedent set forth in Section 8.2, the then applicable Commitment and (ii) the Aggregate Effective Amount under all outstanding Letters of Credit shall not exceed $30,000,000. Each Letter of Credit shall be in a form reasonably acceptable to the Issuing Bank. Unless all the Banks otherwise consent in a writing delivered to the Managing Agent, the term of any Letter of Credit shall not exceed one (1) year or extend beyond the Maturity Date.

               (b) Each Request for Letter of Credit shall be submitted to the Issuing Bank, with a copy to the Managing Agent, at least five (5) Banking Days prior to the date upon which the related Letter of Credit is proposed to be issued. The Managing Agent shall promptly notify the Issuing Bank whether such Request for Letter of Credit, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon issuance of a Letter of Credit, the Issuing Bank shall promptly notify the Managing Agent, and the Managing Agent shall promptly notify the Banks, of the amount and terms thereof.

               (c) Upon the issuance of a Letter of Credit, each Bank shall be deemed to have purchased a pro rata participation in such Letter of Credit from the Issuing Bank in an amount equal to that Bank's Pro Rata Share. Without limiting the scope and nature of each Bank's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed by Borrowers for any payment required to be made by the Issuing Bank under any Letter of Credit, each Bank shall, pro rata according to its Pro Rata Share, reimburse the Issuing Bank through the Managing Agent promptly upon demand for the amount of such payment. The obligation of each Bank to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrowers to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit together with interest as hereinafter provided.

               (d) Borrowers agree to pay to the Issuing Bank through the Managing Agent an amount equal to any payment made by the Issuing Bank with respect to each Letter of Credit within one (1) Banking Day after demand made by the Issuing Bank therefor, together with interest on such amount from the date of any payment made by the Issuing Bank at the rate applicable to Alternate Base Rate Loans for three Business Days and thereafter at the Default Rate. The principal amount of any such payment shall be used to reimburse the Issuing Bank for the payment made by it under the Letter of Credit and, to the extent that the Banks have not reimbursed the Issuing Bank pursuant to
     Section 2.4(c), the interest amount of any such payment shall be for the account of the Issuing Bank. Each Bank that has reimbursed the Issuing Bank pursuant to
     Section 2.4(c) for its Pro Rata Share of any payment made by the Issuing Bank under a Letter of Credit shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of the Issuing Bank against Borrowers for reimbursement of principal and interest under this Section 2.4(d) and shall share, in accordance with that pro rata participation, in any principal payment made by Borrowers with respect to such claim and in any interest payment made by Borrowers (but only with respect to periods subsequent to the date such Bank reimbursed the Issuing Bank) with respect to such claim.

               (e) Borrowers may, pursuant to a Request for Loan, request that Advances be made pursuant to
     Section 2.1(a) to provide funds for the payment required by Section 2.4(d) and, for this purpose, the conditions precedent set forth in Article 8 shall not apply. The proceeds of such Advances shall be paid directly to the Issuing Bank to reimburse it for the payment made by it under the Letter of Credit.

               (f)  If Borrowers fail to make the payment
     required by Section 2.4(d) within the time period therein set forth, in lieu of the reimbursement to the Issuing Bank under Section 2.4(c) the Issuing Bank may (but is not required to), without notice to or the consent of Borrowers, instruct the Managing Agent to cause Advances to be made by the Banks under the Commitment in an aggregate amount equal to the amount paid by the Issuing Bank with respect to that Letter of Credit and, for this purpose, the conditions precedent set forth in Article 8 shall not apply. The proceeds of such Advances shall be paid directly to the Issuing Bank to reimburse it for the payment made by it under the Letter of Credit.

               (g) The issuance of any supplement, modifica-tion, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit, except that the Issuing Bank's issuance fees shall be payable as set forth in the letter agreement referred to in Section 3.5.

               (h) The obligation of Borrowers to pay to the Issuing Bank the amount of any payment made by the Issuing Bank under any Letter of Credit shall be absolute, uncon-ditional, and irrevocable, subject only to performance by the Issuing Bank of its obligations to Borrowers under Uniform Commercial Code Section 5109. Without limiting the foregoing, Borrowers' obligations shall not be affected by any of the following circumstances:

          (i)       any lack of validity or
enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

         (ii)       any amendment or waiver of or any
consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, with the consent of Borrowers;

        (iii)       the existence of any claim,
setoff, defense, or other rights which Borrowers may have at any time against the Issuing Bank, the Managing Agent or any Bank, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other
Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

         (iv)       any demand, statement, or any
other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

          (v)       payment by the Issuing Bank in
good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

         (vi)       the existence, character,
quality, quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

        (vii)       the time, place, manner, order or
contents of shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

       (viii)       the solvency or financial
responsibility of any party issuing any documents in connection with a Letter of Credit;

         (ix)       any failure or delay in notice of
shipments or arrival of any Property;

          (x)       any error in the transmission of
any message relating to a Letter of Credit not caused by the Issuing Bank, or any delay or interruption in any such message;

         (xi)       any error, neglect or default of
any correspondent of the Issuing Bank in connection with a Letter of Credit;

        (xii)       any consequence arising from acts
of God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Bank;

       (xiii)       so long as the Issuing Bank in
good faith determines that the contract or document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Bank in connection with a Letter of Credit; and

        (xiv)       where the Issuing Bank has acted
in good faith and observed general banking usage, any other circumstances whatsoever.

               (i) The Issuing Bank shall be entitled to the protection accorded to the Managing Agent pursuant to
     Section 10.6, mutatis mutandis.

               (j) The Uniform Code of Practice for Documen-tary Credits, as published in its most current version by the International Chamber of Commerce, shall be deemed a part of this Section and shall apply to all Letters of Credit to the extent not inconsistent with applicable Law.

          2.5 Voluntary Reduction of Commitment. Borrowers shall have the right, at any time and from time to time, with-out penalty or charge, upon at least three (3) Banking Days' prior written notice by a Responsible Official of Borrowers to the Managing Agent, voluntarily to reduce, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $1,000,000 but not less than $5,000,000, or to terminate, all or a portion of the then undisbursed portion of the Commitment, provided that any termination of the Commitment must be concurrent with the prepayment in full of the TEGP Loan Outstandings. The Managing Agent shall promptly notify the Banks of any reduction or termination of the Commitment under this Section. Any voluntary reduction of the Commitment under this Section shall be applied to reduce the Reduction Amount for the next following Reduction Date (to the extent of such reduction) and thereafter to subsequent Reduction Dates (to the extent not previously applied) in the order of their occurrence.

          2.6 Automatic Reduction of Commitment. Subject to the last sentence of Section 2.5, on each Reduction Date, the Commitment shall automatically be reduced by the applicable
Reduction Amount.

          2.7 Optional Termination of Commitment. Following the occurrence of a Change in Control, the Requisite Banks may in their sole and absolute discretion elect, during the thirty (30) day period immediately subsequent to the later of
(a) such occurrence or (b) the earlier of (i) receipt of Borrowers' written notice to the Managing Agent of such occurrence or (ii) if no such notice has been received by the Managing Agent, the date upon which the Managing Agent has actual knowledge thereof, to terminate the Commitment, in which case the Commitment shall be terminated effective on the date which is thirty (30) days subsequent to written notice from the Managing Agent to Borrowers thereof.

          2.8 Increase of Commitment. Borrowers may, by written notice to the Managing Agent and the Banks, increase the Commitment to $212,477,346.14; provided that (a) the Commitment has not theretofore been voluntarily reduced pursuant to Section 2.5, (b) the Initial Reduction Date has not then occurred, (c) the obligation to fund the increase in the Commitment amount is assumed in writing by a Bank then party to this Agreement or by a Person that is an Eligible Assignee, in each case acceptable to Borrowers and, in the latter case, reasonably acceptable to the Managing Agent, (d) such Person concurrently purchases a pro rata share of the TEGP Loan Outstandings from the banks party to the TEGP Loan Agreement (and each Bank, in its capacity as such a bank, hereby agrees to sell such a share at par value to such Person) that is equivalent to the increased Pro Rata Share of such Person,
(e) the Eligible Assignee executes and delivers an agreement of joinder to this Agreement and to the TEGP Loan Agreement in form and substance satisfactory to Borrowers, TEGP and the Managing Agent and (f) no such increase shall increase the aggregate of the amount of the Commitment and the amount of the TEGP Loan Outstandings held by any other Bank absent the express written consent of that Bank. Giving effect to such increase in the Commitment and purchase of TEGP Loan Outstandings, adjustments shall be made to the Pro Rata Shares of the Banks and the pro rata shares of TEGP Loan Outstandings such that the Pro Rata Shares of each Bank shall be identical to its pro rata share of the TEGP Loan Outstandings. The Managing Agent shall promptly thereafter prepare and circulate to Borrowers and the Banks a revised Schedule 1.1 reflecting such increased Commitment, the revised Pro Rata Shares of the Banks and the revised pro rata shares of the TEGP Loan Outstandings.

          2.9 Managing Agent's Right to Assume Funds Available for Advances. Unless the Managing Agent shall have been notified by any Bank no later than 10:00 a.m. on the Banking Day of the proposed funding by the Managing Agent of any Loan that such Bank does not intend to make available to the Managing Agent such Bank's portion of the total amount of such Loan, the Managing Agent may assume that such Bank has made such amount available to the Managing Agent on the date of the Loan and the Managing Agent may, in reliance upon such assumption, make available to Borrowers a corresponding amount. If the Managing Agent has made funds available to Borrowers based on such assumption and such corresponding amount is not in fact made available to the Managing Agent by such Bank, the Managing Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Managing Agent's demand therefor, the Managing Agent promptly shall notify Borrowers and Borrowers shall pay such corresponding amount to the Managing Agent. The Managing Agent also shall be entitled to recover from such Bank interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Managing Agent to Borrowers to the date such corresponding amount is recovered by the Managing Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its share of the Commitment or to prejudice any rights which the Managing Agent or Borrowers may have against any Bank as a result of any default by such Bank hereunder.

          2.10 Swing Line. (a) The Swing Line Bank shall from time to time from the Closing Date through the day prior to the Maturity Date make Swing Line Loans to Borrowers in such amounts as Borrowers may request, provided that (a) after giving effect to such Swing Line Loan, the Swing Line Outstandings do not exceed $10,000,000, (b) without the consent of all of the Banks, no Swing Line Loan may be made during the continuation of an Event of Default and (c) the Swing Line Bank has not given at least twenty-four (24) hours prior notice to Borrowers that availability under the Swing Line is suspended or terminated. Borrowers may borrow, repay and reborrow under this Section. Unless notified to the contrary by the Swing Line Bank, borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 upon telephonic request by a Responsible Official of Borrowers made to the Managing Agent not later than 1:00 p.m., California time, on the Banking Day of the requested borrowing (which telephonic request shall be promptly confirmed in writing by telecopier). Promptly after receipt of such a request for borrowing, the Managing Agent shall provide telephonic verification to the Swing Line Bank that, after giving effect to such request, availability for Loans will exist under
Section 2.1 (and such verification shall be promptly confirmed in writing by telecopier). Unless notified to the contrary by the Swing Line Bank, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000. If Borrowers instruct the Swing Line Bank to debit its demand deposit account at the Swing Line Bank in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Bank otherwise receives repayment, after 3:00 p.m., California time, on a Banking Day, such payment shall be deemed received on the next Banking Day. The Swing Line Bank shall promptly notify the Managing Agent of the Swing Loan Outstandings each time there is a change therein.

          (b) Swing Line Loans shall bear interest at a fluctuating rate per annum equal to the Alternate Base Rate plus (if applicable) an interest rate equal to the excess of the Applicable Alternate Base Rate Margin over the Applicable Commitment Fee Rate or minus (if applicable) an interest rate equal to the excess of the Applicable Commitment Fee Rate over the Applicable Alternate Base Rate Margin. Interest shall be payable on such dates, not more frequent than monthly, as may be specified by the Swing Line Bank and in any event on the Maturity Date. The Swing Line Bank shall be responsible for invoicing Borrowers for such interest. The interest payable on Swing Line Loans is solely for the account of the Swing Line Bank (subject to clause (d) below).

          (c) The Swing Line Loans shall be payable on demand made by the Swing Line Bank and in any event on the Maturity
Date.

          (d) Upon the making of a Swing Line Loan, each Bank shall be deemed to have purchased from the Swing Line Bank a participation therein in an amount equal to that Bank's Pro Rata Share of the Commitment times the amount of the Swing Line Loan. Upon demand made by the Swing Line Bank, each Bank shall, according to its Pro Rata Share of the Commitment, promptly provide to the Swing Line Bank its purchase price therefor in an amount equal to its participation therein. The obligation of each Bank to so provide its purchase price to the Swing Line Bank shall be absolute and unconditional (except only demand made by the Swing Line Bank) and shall not be affected by the occurrence of a Default or Event of Default; provided that no Bank shall be obligated to purchase its Pro Rata Share of (i) Swing Line Loans to the extent that Swing Line Outstandings are in excess of $10,000,000 and (ii) any Swing Line Loan made (absent the consent of all of the Banks) during the continuation of an Event of Default. Each Bank that has provided to the Swing Line Bank the purchase price due for its participation in Swing Line Loans shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Bank against Borrowers for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by Borrowers with respect to such claim and in any interest payment made by Borrowers (but only with respect to periods subsequent to the date such Bank paid the Swing Line Bank its purchase price) with respect to such claim.

          (e) In the event that the Swing Line Outstandings are in excess of $5,000,000 on three (3) consecutive Banking Days, then on the next Banking Day (unless Borrowers have made other arrangements acceptable to the Swing Line Bank to reduce the Swing Line Outstandings below $5,000,000), Borrowers shall request a Loan pursuant to Section 2.1 sufficient to reduce the Swing Line Outstandings below $5,000,000. In addition, upon any demand for payment of the Swing Line Outstandings by the Swing Line Bank (unless Borrowers have made other arrangements acceptable to the Swing Line Bank to reduce the Swing Line Outstandings to $0), Borrowers shall request a Loan pursuant to
Section 2.1 sufficient to repay all Swing Line Outstandings
(and, for this purpose, Section 2.1(d) shall not apply).   In
each case, the Managing Agent shall automatically provide the responsive Advances made by each Bank to the Swing Line Bank (which the Swing Line Bank shall then apply to the Swing Line Outstandings). In the event that Borrowers fail to request a Loan within the time specified by Section 2.2 on any such date, the Managing Agent may, but is not required to, without notice to or the consent of Borrowers, cause Advances to be made by the Banks under the Commitment in amounts which are sufficient to reduce the Swing Line Outstandings as required above. The conditions precedent set forth in Article 8 shall not apply to Advances to be made by the Banks pursuant to the three preceding sentences. The proceeds of such Advances shall be paid directly to the Swing Line Bank for application to the Swing Line Outstandings.

          2.11 Extension of Initial Reduction Date and Maturity Date. During the period commencing on September 1, 1995 and ending on October 31, 1995, Borrowers may by written request delivered to the Managing Agent (with sufficient copies thereof for the Banks) request that the Initial Reduction Date and the Maturity Date each be extended for one (1) year. Such request shall be accompanied either by a written statement of a Senior Officer of Parent confirming the reasonableness of the budget and projections most recently provided to the Banks pursuant to Section 7.1(e) or by a revised budget and projection as required by such Section. A request for extension under this Section 2.11 will not be considered by the Banks unless there is a concurrent request by TEGP for a similar extension of the maturity date under the TEGP Loan Agreement.

          The Managing Agent shall promptly forward the request for extension, and any accompanying materials, to the Banks. Each Bank, in its sole and absolute discretion, shall determine whether to grant the request for extension. Borrowers at their option may offer to pay an extension fee to each Bank which consents to such extension, but if such a fee is offered, it shall be a fee offered ratably to each consenting Bank in accordance with that Bank's Pro Rata Share. The Banks agree to use their best efforts to respond to the request for extension within thirty (30) Banking Days after receipt of the request for extension; failure to respond shall in no event be deemed to be a consent to the extension.

          If all of the Banks notify the Managing Agent in writing that they consent to the requested extension, the Initial Reduction Date and the Maturity Date shall (subject to payment of any agreed-upon extension fee) automatically be extended for one (1) year. The Managing Agent shall notify Borrowers and the Banks in writing of such an extension.

          If Banks holding at least 75% of the Commitment consent to the request for extension, but one or more Banks (each a "Non-Consenting Bank") notify the Managing Agent that it will not consent to the request for extension (or fail to notify the Managing Agent in writing of its consent to the extension), Borrowers may cause such Non-Consenting Bank to be removed as a Bank under this Agreement pursuant to
Section 11.25. If such removal is accomplished by assignment to an Eligible Assignee and such Eligible Assignee notifies the Managing Agent in writing that it consents to the request for extension, then the request for extension shall be granted with the effect as set forth above. If such removal is accomplished by a voluntary reduction of the Commitment, then the Managing Agent shall notify all of the Banks in writing thereof and each Bank shall have the right to notify the Managing Agent within ten (10) Banking Days after receipt of such notice that such Bank elects to be treated as a Non-Consenting Bank, in which case it shall be so treated as aforesaid.

          If a request for extension is made during the September 1, 1995 through October 31, 1995 period as aforesaid and the requested extension is granted by the Banks, Borrowers shall have the right to request a further one (1) year extension of the Initial Reduction Date and Maturity Date during the period from September 1, 1996 through October 31, 1996. All of the procedures and conditions applicable to the earlier request for extension shall apply to any such request for extension.

          2.12 Collateral and Guaranty. The Obligations shall be secured by the Collateral pursuant to the Collateral
Documents and be guaranteed by the Significant Subsidiaries pursuant to the Subsidiary Guaranty.

          2.13  Senior Indebtedness.  The Obligations shall be
"Senior Indebtedness" with respect to all Subordinated
Obligations.
                           Article 3
                       PAYMENTS AND FEES


          3.1  Principal and Interest.

               (a)  Interest shall be payable on the
     outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.

               (b)  Interest accrued on each Alternate Base
     Rate Loan on each Quarterly Payment Date, shall be due and payable on that day. Except as otherwise provided in
     Section 3.10, the unpaid principal amount of any Alternate Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Alternate Base Rate plus the Applicable Alternate Base Rate Margin. Each change in the interest rate under this Section 3.1(b) due to a change in the Alternate Base Rate shall take effect simultaneously with the corresponding change in the Alternate Base Rate.

               (c) Interest accrued on each Eurodollar Rate Loan which is for a term of three months or less shall be due and payable on the last day of the related Eurodollar Period. Interest accrued on each other Eurodollar Rate Loan shall be due and payable on the date which is three months after the date such Eurodollar Rate Loan was made (and, in the event that all of the Banks have approved a Eurodollar Period of longer than six months, every three months thereafter through the last day of the Eurodollar Period) and on the last day of the related Eurodollar Period. Except as otherwise provided in Section 3.10, the unpaid principal amount of any Eurodollar Rate Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Rate Loan plus the Applicable Eurodollar Rate Margin.

               (d) If not sooner paid, the principal Indebted-ness evidenced by the Notes shall be payable as follows:

(i) the principal amount of each Eurodollar Rate Loan shall be payable on the last day of the Interest Period for such Loan, which Loan may be paid by the conversion thereof into an Alternate Base Rate Loan pursuant to
Section 2.1(g);

(ii) the amount, if any, by which the sum of (A) the principal outstanding Indebtedness evidenced by the Notes, plus
(B) the Aggregate Effective Amount of all outstanding
Letters of Credit, plus (C) the Swing Line
Outstandings at any time exceeds (I) so long as the conditions precedent set forth in Section 8.2 has not been satisfied, the then applicable Commitment minus the Reserve Amount and (II) upon and after satisfaction of the conditions precedent set forth in
Section 8.2, the then applicable Commitment, shall be payable immediately; and

(iii) the principal Indebtedness evidenced by the Notes shall in any event be payable on the Maturity Date.

               (e) The Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, except that with respect to any voluntary prepayment under this Section (i) any partial prepayment shall be not less than $5,000,000,
     (ii) the Managing Agent shall have received written notice of any prepayment by 9:00 a.m. California time on the date of prepayment (which must be a Banking Day) in the case of an Alternate Base Rate Loan, and, in the case of a Euro-dollar Rate Loan, three (3) Banking Days before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid,
     (iii) each prepayment of principal on any Eurodollar Rate Loan shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid and
     (iv) any payment or prepayment of all or any part of any Eurodollar Rate Loan on a day other than the last day of the applicable Interest Period shall be subject to
     Section 3.9(e).

          3.2 Arrangement Fee. On the Closing Date, Borrowers shall pay to the Arranger an arrangement fee in the amount heretofore agreed upon by letter agreement between Borrowers and the Arranger. Such arrangement fee is for the services of the Arranger in arranging the credit facilities under this Agreement and is fully earned when paid. The arrangement fee paid to the Arranger is solely for its own account and is nonrefundable.

          3.3 Upfront Fees. On the Closing Date, Borrowers shall pay to the Managing Agent, for the account of the Managing Agent, upfront fees in the amount heretofore agreed upon by letter agreement among Parent, the Managing Agent and the Arranger. On the Closing Date, Borrowers shall further pay to the Managing Agent, for the respective accounts of the Banks (other than the Managing Agent) pro rata according to their Pro Rata Share of the Commitment, an upfront fee in an amount set forth in a letter from the Arranger to each Bank and acknowledged by that Bank and by Borrowers as the applicable upfront fee for such Bank. Such upfront fees are for the credit facilities committed by each Bank under this Agreement and are fully earned when paid. The upfront fees paid to each Bank are solely for its own account and are nonrefundable.

          3.4 Supplemental Upfront Fees. On the Closing Date, Borrowers shall pay to the Managing Agent, for the respective accounts of the Banks, supplemental upfront fees equal to 1/2 of 1% (50 basis points) per annum times the sum of the Commitment plus the average daily principal amount outstanding under that certain Amended and Restated Loan Agreement dated as of July 31, 1989 referred to in the definition of "TEGP Loan Agreement" for the period from September 1, 1994 through the Closing Date. Such supplemental upfront fees are for the credit facilities committed by each Bank under this Agreement and the TEGP Loan Agreement and are fully earned when paid.
The supplemental upfront fees paid to each Bank are solely for its own account and are nonrefundable.

          3.5 Commitment Fees. From the Closing Date, Borrowers shall pay to the Managing Agent, for the ratable accounts of the Banks pro rata according to their Pro Rata Share of the Commitment, a commitment fee equal to the Applicable Commitment Fee Rate per annum times the average daily amount by which the Commitment exceeds the sum of (a) the aggregate principal Indebtedness evidenced by the Notes (but not the Swing Line Outstandings) plus (b) the aggregate amount available for drawing under all outstanding Letters of Credit. The commitment fee shall be payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date.

          3.6 Letter of Credit Fees. Concurrently with the issuance of each Letter of Credit, Borrowers shall pay a letter of credit issuance fee to the Issuing Bank, for the sole account of the Issuing Bank, in an amount set forth in a letter agreement between Borrowers and the Issuing Bank. The letter of credit issuance fee is nonrefundable. On each Quarterly Payment Date and on the Maturity Date, Borrowers shall also pay to the Managing Agent in arrears, for the ratable account of the Banks in accordance with their Pro Rata Share of the Commitment, standby letter of credit fees in an amount equal to the Applicable Letter of Credit Fee times the average daily Aggregate Effective Amount since the later of the Closing Date or the previous Quarterly Payment Date.

          3.7 Agency Fees. Borrowers shall pay to the Managing Agent an agency fee in such amounts and at such times as heretofore agreed upon by letter agreement between Borrowers and the Managing Agent. The agency fee is for the services to be performed by the Managing Agent in acting as Managing Agent and is fully earned on the date paid. The agency fee paid to the Managing Agent is solely for its own account and is nonrefundable.

          3.8 Increased Commitment Costs. If any Bank shall determine in good faith that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpreta-tion or administration thereof, or compliance by such Bank (or its Eurodollar Lending Office) or any corporation controlling the Bank, with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be main-tained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corpora-tion's policies with respect to capital adequacy and such Bank's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within ten (10) Banking Days after demand of such Bank, Borrowers shall pay to such Bank, from time to time as specified in good faith by such Bank, addi-tional amounts sufficient to compensate such Bank in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement, provided that Borrowers shall not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand. Any request for compensation by a Bank under this Section shall set forth the basis upon which it has been determined that such an amount is due from Borrowers, a calculation of the amount due, and a certification that the corresponding costs or diminished rate of return on capital have been incurred or sustained by the Bank. If Borrowers become obligated to pay a material amount under this Section to any Bank, that Bank will be subject to removal in accordance with Section 11.25; provided that Borrowers shall have paid such amount to that Bank and that Borrowers, within the thirty (30) day period following the date of such payment, shall have notified that Bank in writing of their intent to so remove the Bank. Each Bank's determina-tion of such amounts shall be conclusive in the absence of manifest error.

          3.9  Eurodollar Costs and Related Matters.

               (a) In the event that any Governmental Agency imposes on any Bank any reserve or comparable requirement (including any emergency, supplemental or other reserve) with respect to the Eurodollar Obligations of that Bank, Borrowers shall pay that Bank within five (5) Banking Days after demand all amounts necessary to compensate such Bank (determined as though such Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market) in respect of the imposition of such reserve requirements. The Bank's determination of such amount shall be conclusive in the absence of manifest error.

               (b) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance:

               (1) shall subject any Bank or its Eurodollar Lending Office to any tax, duty or other charge or cost with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, or shall change the basis of taxation of payments to any Bank attributable to the principal of or interest on any Eurodollar Rate Advance or any other amounts due under this Agreement in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, excluding (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts and franchise taxes imposed on it, by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business,"
          (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) and
          (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrowers with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws;

               (2) shall impose, modify or deem applicable any reserve not applicable or deemed applicable on the date hereof (including any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Bank or its Eurodollar Lending Office); or

               (3) shall impose on any Bank or its Eurodollar Lending Office or the Designated Eurodollar Market any other condition affecting any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans, its obligation to make Eurodollar Rate Advances or this Agreement, or shall otherwise affect any of the same;

     and the result of any of the foregoing, as determined in good faith by such Bank, increases the cost to such Bank or its Eurodollar Lending Office of making or maintaining any Eurodollar Rate Advance or in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances or reduces the amount of any sum received or receivable by such Bank or its Eurodollar Lending Office with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances (assuming such Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market), then, within five (5) Banking Days after demand by such Bank (with a copy to the Managing Agent), Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction (determined as though such Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market). A statement of any Bank claiming compensation under this subsection and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

               (c) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall, in the good faith opinion of any Bank, make it unlawful or impossible for such Bank or its Eurodollar Lending Office to make, maintain or fund its portion of any Eurodollar Rate Loan, or materially restrict the authority of such Bank to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the Eurodollar Rate, and such Bank shall so notify the Managing Agent, then such Bank's obligation to make Eurodollar Rate Advances shall be suspended for the duration of such illegality or impossibility and the Managing Agent forthwith shall give notice thereof to the other Banks and Borrowers. Upon receipt of such notice, the outstanding principal amount of such Bank's Eurodollar Rate Advances, together with accrued interest thereon, automatically shall be converted to Alternate Base Rate Advances on either (1) the last day of the Eurodollar Period(s) applicable to such Eurodollar Rate Advances if such Bank may lawfully continue to maintain and fund such Eurodollar Rate Advances to such day(s) or (2) immediately if such Bank may not lawfully continue to fund and maintain such Eurodollar Rate Advances to such day(s), provided that in such event the conversion shall not be subject to payment of a prepayment fee under Section 3.9(e). Each Bank agrees to endeavor promptly to notify Borrowers of any event of which it has actual knowledge, occurring after the Closing Date, which will cause that Bank to notify the Managing Agent under this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Bank, otherwise be materially disadvantageous to such Bank. In the event that any Bank is unable, for the reasons set forth above, to make, maintain or fund its portion of any Eurodollar Rate Loan, such Bank shall fund such amount as an Alternate Base Rate Advance for the same period of time, and such amount shall be treated in all respects as an Alternate Base Rate Advance. Any Bank whose obligation to make Eurodollar Rate Advances has been suspended under this Section shall promptly notify the Managing Agent and Borrowers of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension.

               (d)  If, with respect to any proposed Eurodollar
     Rate Loan:

               (1) the Managing Agent reasonably determines that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Banks, deposits in Dollars (in the applicable amounts) are not being offered to any Bank in the Designated Eurodollar Market for the applicable Eurodollar Period; or

               (2)  the Requisite Banks advise the Managing
          Agent that the Eurodollar Rate as determined by the Managing Agent (i) does not represent the effective pricing to such Banks for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period, or (ii) will not adequately and fairly reflect the cost to such Banks of making the applicable Eurodollar Rate Advances;

     then the Managing Agent forthwith shall give notice thereof to Borrowers and the Banks, whereupon until the Managing Agent notifies Borrowers that the circumstances giving rise to such suspension no longer exist, the obligation of the Banks to make any future Eurodollar Rate Advances shall be suspended unless (but only if clause (2) above is the basis for such suspension) Borrowers notify the Agent in writing that they elect to pay the Enhanced Applicable Eurodollar Rate Margin with respect to all Eurodollar Rate Loans made during such period. The Enhanced Applicable Eurodollar Rate Margin shall be the sum of (i) the Applicable Eurodollar Rate Margin plus
     (ii) such interest rate margin as the Requisite Banks specify is necessary to adjust the Eurodollar Rate to a rate which represents the effective pricing to such Banks for deposits of Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period and which adequately and fairly reflects the cost to such Banks of making the applicable Eurodollar Rate Advances.

               (e)  Upon payment or prepayment of any
     Eurodollar Rate Advance (other than as the result of a conversion required under Section 3.9(c), on a day other than the last day in the applicable Eurodollar Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrowers (for a reason other than the failure of a Bank to make an Advance) to borrow on the date or in the amount specified for a Eurodollar Rate Loan in any Request for Loan, Borrowers shall pay to the appropriate Bank within ten (10) Banking Days after demand a prepayment fee or failure to borrow fee, as the case may be (determined as though 100% of the Eurodollar Rate Advance had been funded in the Designated Eurodollar Market) equal to the sum of:

               (1) the principal amount of the Eurodollar Rate Advance prepaid or not borrowed, as the case may be, times [the number of days from and including the date of prepayment or failure to borrow, as applicable, to but excluding the last day in the applicable Euro-dollar Period], divided by 360, times the applicable Interest Differential (provided that the product of the foregoing formula must be a positive number); plus

               (2) all out-of-pocket expenses incurred by the Bank reasonably attributable to such payment, prepayment or failure to borrow.

     Each Bank's determination of the amount of any prepayment fee payable under this Section shall be conclusive in the absence of manifest error.

               (f) Each Bank agrees to endeavor promptly to notify Borrowers of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle such Bank to compensation pursuant to clause (a) or clause (b) of this Section 3.9, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such Bank, otherwise be materially disadvantageous to such Bank. Any request for compensation by a Bank under this
     Section 3.9 shall set forth the basis upon which it has been determined that such an amount is due from Borrowers, a calculation of the amount due, and a certification that the corresponding costs have been incurred by the Bank.

               (g)  If any Bank claims compensation or is
     excused from making or continuing Eurodollar Rate Loans under this Section:

          (i)       Borrowers may at any time, upon
at least four (4) Eurodollar Banking Days' prior notice to the Managing Agent and such Bank and upon payment in full of the amounts provided for in this Section through the date of such payment plus any prepayment fee required by Section 3.9(e), pay in full the affected Eurodollar Rate Advances of such Bank or request that such Eurodollar Rate Advances be converted to Alternate Base Rate Advances; and

         (ii)       In the case where Borrowers
become obligated to pay a material amount under this
Section 3.9 to any Bank, that Bank will be subject to removal in accordance with Section 11.25; provided that Borrowers shall have paid such amount to that Bank and that Borrowers, within the thirty (30) day period following the date of such payment, shall have notified that Bank in writing of their intent to so remove the Bank.

          3.10 Late Payments. If any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to the Managing Agent or any Bank is not paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the Alternate Base Rate plus the Applicable Alternate Base Rate Margin plus 2%, to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

          3.11 Computation of Interest and Fees. Computation of interest on Alternate Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computation of interest on Eurodollar Rate Loans and all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Borrowers acknowledge that such latter calculation method will result in a higher yield to the Banks than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder or under the Notes, and any amount paid as interest hereunder or under the Notes which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

          3.12 Non-Banking Days. If any payment to be made by Borrowers or any other Party under any Loan Document shall come due on a day other than a Banking Day, payment shall instead be considered due on the next succeeding Banking Day and the extension of time shall be reflected in computing interest and fees.

          3.13  Manner and Treatment of Payments.

               (a)  Each payment hereunder (except payments
     pursuant to Sections 2.9, 3.8, 3.9, 11.3, 11.11 and 11.22)
     or on the Notes or under any other Loan Document shall be made to the Managing Agent, at the Managing Agent's Office, for the account of each of the Banks or the Managing Agent, as the case may be, in immediately avail-able funds not later than 11:00 a.m. (other than payments with respect to Swing Line Loans, which must be received by 3:00 p.m.), California time, on the day of payment (which must be a Banking Day). All payments received after such time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. The amount of all payments received by the Managing Agent for the account of each Bank shall be immediately paid by the Managing Agent to the applicable Bank in immediately available funds and, if such payment was received by the Managing Agent by 11:00 a.m., California time, on a Banking Day and not so made available to the account of a Bank on that Banking Day, the Managing Agent shall reimburse that Bank for the cost to such Bank of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.

               (b) Each payment or prepayment on account of any Loan shall be applied pro rata according to the outstanding Advances made by each Bank comprising such Loan.

               (c)  Each Bank shall use its best efforts to
     keep a record of Advances made by it and payments received by it with respect to each of its Notes and, subject to
     Section 10.6(g), such record shall, as against Borrowers, be presumptive evidence of the amounts owing. Notwith-standing the foregoing sentence, no Bank shall be liable to any Party for any failure to keep such a record.

               (d)  Each payment of any amount payable by
     Borrowers or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, excluding (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts and franchise taxes imposed on it, by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or
     (B) any jurisdiction (or political subdivision thereof) in which it is "doing business," (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) and (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrowers with the appropriate form or forms required by
     Section 11.21, to the extent such forms are then required by applicable Laws (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that Borrowers are obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Bank under this Agreement, Borrowers shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay such additional amount to that Bank as is necessary to result in that Bank's receiving a net after-Tax amount equal to the amount to which that Bank would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Bank on account of such Taxes, that Bank shall promptly refund such excess to Borrowers. If Borrowers become obligated to pay a material amount under this Section to any Bank, that Bank will be subject to removal in accordance with Section 11.25; provided that Borrowers shall have paid such amount to that Bank and that Borrowers, within the thirty (30) day period following the date of such payment, shall have notified that Bank in writing of their intent to so remove the Bank.

          3.14 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Bank to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner.

          3.15 Failure to Charge Not Subsequent Waiver. Any decision by the Managing Agent or any Bank not to require payment of any interest (including interest arising under Section 3.10), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Managing Agent's or such Bank's right to require full payment of any interest (including interest arising under Section 3.10), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

          3.16 Managing Agent's Right to Assume Payments Will be Made by Borrowers. Unless the Managing Agent shall have been notified by Borrowers prior to the date on which any payment to be made by Borrowers hereunder is due that Borrowers do not intend to remit such payment, the Managing Agent may, in its discretion, assume that Borrowers have remitted such pay-ment when so due and the Managing Agent may, in its discretion and in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If Borrowers have not in fact remitted such payment to the Managing Agent, each Bank shall forthwith on demand repay to the Managing Agent the amount of such assumed payment made available to such Bank, together with interest thereon in respect of each day from and including the date such amount was made available by the Managing Agent to such Bank to the date such amount is repaid to the Managing Agent at the Federal Funds Rate.

          3.17 Fee Determination Detail. The Managing Agent, and any Bank, shall provide reasonable detail to Borrowers regarding the manner in which the amount of any payment to the Managing Agent and the Banks, or that Bank, under Article 3 has been determined, concurrently with demand for such payment.

          3.18 Survivability. All of Borrowers' obligations under Sections 3.8 and 3.9 shall survive for ninety (90) days following the date on which the Commitment is terminated, all Loans hereunder are fully paid and all Letters of Credit have expired.
                           Article 4
                REPRESENTATIONS AND WARRANTIES


          Borrowers represent and warrant to the Banks, as of the date hereof and as of the Closing Date, that:

          4.1 Existence and Qualification; Power; Compliance With Laws. Each of Parent, ANJI and REI is a corporation duly formed, validly existing and in good standing under the Laws of Delaware, New Jersey and Nevada, respectively. Each of Borrowers is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. Each of Borrowers has all requisite corporate power and author-ity to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a Party and to perform its Obligations. All outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Each of Borrowers is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

          4.2 Authority; Compliance With Other Agreements and Instruments and Government Regulations. The execution, deliv-ery and performance by each of Borrowers and each Significant Subsidiary of the Loan Documents to which it is a Party have been duly authorized by all necessary corporate action, and do not and will not:

               (a) Require any consent or approval not hereto-fore obtained of any partner, director, stockholder, security holder or creditor of such Party;

               (b) Violate or conflict with any provision of such Party's charter, articles of incorporation or bylaws, as applicable;

               (c)  Result in or require the creation or
     imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such Party;

               (d) Violate any Requirement of Law applicable to such Party, subject to obtaining the authorizations from, or filings with, the Governmental Agencies described in Schedule 4.3;

               (e)  Result in a breach of or constitute a
     default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its Property is bound or affected;

and none of Borrowers or any Significant Subsidiary is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(e), in any respect that constitutes a Material Adverse Effect.

          4.3 No Governmental Approvals Required. Except as set forth in Schedule 4.3 or previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Borrowers and the Significant Subsidiaries of the Loan Documents to which it is a Party. All authorizations from, or filings with, any Governmental Agency described in
Schedule 4.3 will be accomplished as of the Closing Date or such other date as is specified in Schedule 4.3.

          4.4  Subsidiaries.

               (a) Schedule 4.4 hereto correctly sets forth the names, form of legal entity, number of shares of capi-tal stock issued and outstanding, number of shares owned by Borrowers or a Subsidiary of Borrowers (specifying such owner) and jurisdictions of organization of all Subsidiaries of Parent (other than Borrowers) and specifies which thereof, as of the Closing Date, are Restricted Subsidiaries, Significant Subsidiaries and Unrestricted New Venture Entities. Except as described in
     Schedule 4.4 or Schedule 6.17, Borrowers do not own any capital stock, equity interest or debt security which is convertible, or exchangeable, for capital stock or equity interests in any Person. Unless otherwise indicated in
     Schedule 4.4, all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Restricted Subsidiary are owned of record and beneficially by Parent, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable state and federal securi-ties and other Laws, and are free and clear of all Liens and Rights of Others, except for Permitted Encumbrances and Permitted Rights of Others.

               (b) Each Significant Subsidiary is a corpora-tion duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification neces-sary (except where the failure to be so duly qualified and in good standing does not constitute a Material Adverse Effect), and has all requisite power and authority to conduct its business and to own and lease its Properties.

               (c) Each Restricted Subsidiary is in compliance with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all filings, registra-tions, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registra-tions, and qualifications, or obtain such exemptions, does not constitute a Material Adverse Effect.

          4.5 Financial Statements. Borrowers have furnished to the Banks (a) the audited consolidated financial statements of Parent and its Subsidiaries for the Fiscal Year ended December 30, 1993, (b) the unaudited consolidating balance sheet and statement of operations of Parent and its Subsid-iaries for the Fiscal Year ended December 30, 1993 and (c) the unaudited consolidated financial statements of Parent and its Subsidiaries for the Fiscal Quarter ended June 30, 1994. The financial statements described in clauses (a) and (c) fairly present in all material respects the financial condition, results of operations and changes in financial position, and the balance sheet and statement of operations described in clause (b), fairly present the financial condition and results of operations, of Parent and its Subsidiaries as of such dates and for such periods in conformity with Generally Accepted Accounting Principles, consistently applied.

          4.6 No Other Liabilities; No Material Adverse Changes. Borrowers and the Restricted Subsidiaries do not have any material liability or material contingent liability required under Generally Accepted Accounting Principles to be reflected or disclosed and not reflected or disclosed in the balance sheet described in Section 4.5(c), other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements. As of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since June 30, 1994. As of any date subsequent to the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since the Closing Date.

          4.7 Title to Property. Borrowers and the Restricted Subsidiaries have valid title to the Property (other than assets which are the subject of a Capital Lease Obligation) reflected in the balance sheet described in Section 4.5(c), other than items of Property or exceptions to title which are in each case immaterial to Borrowers and the Restricted Subsidiaries, taken as a whole, and Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens and Rights of Others, other than Liens or Rights of Others described in Schedule 4.7 or permitted by
Section 6.8.

          4.8 Intangible Assets. Borrowers and the Restricted Subsidiaries own, or possess the right to use to the extent necessary in their respective businesses, all material trade-marks, trade names, copyrights, patents, patent rights, compu-ter software, licenses and other Intangible Assets that are used in the conduct of their businesses as now operated, and no such Intangible Asset, to the best knowledge of Borrowers, con-flicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect. Schedule 4.8 sets forth all trademarks, trade names and trade styles used by Parent or any of its Subsidiaries at any time within the five (5) year period ending on the Closing Date.

          4.9 Public Utility Holding Company Act. Neither any of Borrowers nor any Restricted Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary com-pany" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          4.10 Litigation. Except for (a) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insur-ance carrier has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Borrowers or any of the Restricted Subsidiaries of less than $1,000,000,
(c) matters of an administrative nature not involving a claim or charge against Borrowers or any of the Restricted Subsid-iaries and (d) matters set forth in Schedule 4.10, there are no actions, suits, proceedings or investigations pending as to which Borrowers or any of the Restricted Subsidiaries have been served or have received notice or, to the best knowledge of Borrowers, threatened against or affecting Borrowers or any of the Restricted Subsidiaries or any Property of any of them before any Governmental Agency.

          4.11  Binding Obligations.  Each of the Loan
Documents to which any of Borrowers or the Significant Subsidiaries is a Party will, when executed and delivered by such Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

          4.12 No Default. No event has occurred and is continuing that is a Default or Event of Default.

          4.13  ERISA.

               (a)  With respect to each Pension Plan:

          (i)       such Pension Plan complies in all
material respects with ERISA and any other applicable
Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse
Effect;

         (ii)        such Pension Plan has not
incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse
Effect;

        (iii)       no "reportable event" (as defined
in Section 4043 of ERISA) has occurred that could reasonably be expected to have a Material Adverse
Effect; and

         (iv)       none of Borrowers nor any of
their Subsidiaries has engaged in any non-exempt
"prohibited transaction" (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect.

               (b)  None of Borrowers nor any of the Restricted
     Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

          4.14 Regulations G, T, U and X; Investment Company Act. No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulations G, T, U and X. Neither any of Borrowers nor any of the Restricted Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

          4.15 Disclosure. No written statement made by a Senior Officer to the Managing Agent or any Bank in connection with this Agreement, or in connection with any Loan, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

          4.16 Tax Liability. Borrowers and the Restricted Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrowers or any of the Restricted Subsidiaries, except
(a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes so long as no material Property of Borrowers or any of the Restricted Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

          4.17 Projections. As of the Closing Date, to the best knowledge of Borrowers, the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to Borrowers, and the Projections are reasonably based on such assumptions. Nothing in this Sec-tion 4.17 shall be construed as a representation or covenant that the Projections in fact will be achieved.

          4.18  Hazardous Materials.  Except as described in
Schedule 4.18, (a) none of Borrowers nor any of the Restricted Subsidiaries at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under the Real Property in violation of any Hazardous Materials Law that would individually or in the aggregate constitute a Material Adverse Effect, (b) to the best knowledge of Borrowers, no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate have a Material Adverse Effect, (c) no Real Property or any portion thereof is or has been utilized by Borrowers or any of the Restricted Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrowers or any of the Restricted Subsidiaries on any Real Property, or trans-ported to or from such Real Property by Borrowers or any of the Restricted Subsidiaries, such use, generation, storage and transportation are in compliance in all material respects with all Hazardous Materials Laws.

          4.19 Developed Properties. As of the Closing Date, the facilities described on Schedule 4.19 comprise all of the Developed Property owned by Borrowers and the Restricted
Subsidiaries.

          4.20  Gaming Laws.  Each of Borrowers and the
Restricted Subsidiaries is in compliance with all applicable
Gaming Laws in all respects which are material to the operations, businesses and prospects of Borrowers and the Restricted Subsidiaries, taken as a whole.

          4.21 Security Interests. Upon the execution and delivery of the Security Agreement, the Security Agreement will create a valid first priority security interest in the Collat-eral described therein securing the Obligations (subject only to Permitted Encumbrances, Permitted Rights of Others, purchase money liens permitted under Section 6.8(h) and matters disclosed in Schedule 4.7 and to such qualifications and exceptions as are contained in the Uniform Commercial Code with respect to the priority of security interests perfected by means other than the filing of a financing statement or with respect to the creation of security interests in Property to which Division 9 of the Uniform Commercial Code does not apply) and all action necessary to perfect the security interests so created, other than filing of the UCC-1 financing statements delivered to the Managing Agent pursuant to Section 8.1 with the appropriate Governmental Agency have been taken and completed. Upon the execution and delivery of the Trademark Collateral Assignment, the Trademark Collateral Assignment will create a valid first priority collateral assignment of the Collateral described therein securing the Obligations and all action necessary to perfect the collateral assignment so created, other than the filing thereof with the United States Patent and Trademark Office, will have been taken and com-pleted. Upon the execution and delivery of the Pledge Agree-ment (Nevada Gaming), the Pledge Agreement (Nevada Gaming) will create a valid first priority security interest in the Pledged Collateral (Nevada Gaming) and upon delivery of the Pledged Collateral (Nevada Gaming) to the Managing Agent (or its designee) in the State of Nevada all action necessary to perfect the security interest so created has been taken and completed. Upon the execution and delivery of the Pledge Agreement (General), the Pledge Agreement (General) will create a valid first priority security interest in the Pledged Collat-eral (General) and upon delivery of the Pledged Collateral (General) to the Managing Agent (or its designee) all action necessary to perfect the security interest so created has been taken and completed. Upon the execution and delivery of each of the Deeds of Trust, such Deed of Trust will create a valid Lien in the Collateral described therein securing the Obligations, other than those arising under Sections 4.18, 5.14 and 11.22, (subject only to Permitted Encumbrances, Permitted Rights of Others and matters described in Schedule 4.7), and all action necessary to perfect the Lien so created, other than recordation or filing thereof with the appropriate Governmental Agencies, will have been taken and completed.

                           Article 5
                     AFFIRMATIVE COVENANTS
                  (OTHER THAN INFORMATION AND
                    REPORTING REQUIREMENTS)


          So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of the Commitment remains in force, Borrowers shall, and shall cause each of the Restricted Subsidiaries to, unless the Managing Agent (with the written approval of the Requisite Banks) otherwise consents:

          5.1 Payment of Taxes and Other Potential Liens. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respec-tive Property or any part thereof and upon their respective income or profits or any part thereof, except that Borrowers and the Restricted Subsidiaries shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same or (b) any immaterial tax so long as no material Property of Borrowers or any of the Restricted Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

          5.2 Preservation of Existence. Preserve and main-tain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business except (a) as necessary to accomplish the TropWorld Consolidation, (b) where the failure to so preserve and maintain the existence of any Restricted Subsidiary and such authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations would not constitute a Material Adverse Effect and (c) that a merger permitted by Section 6.3 shall not constitute a violation of this covenant; and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect.

          5.3 Maintenance of Properties. Maintain, preserve and protect all of their respective Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, except that the failure to maintain, preserve and protect a particular item of Property that is not of significant value, either intrinsically or to the operations of Borrowers and the Restricted Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.

          5.4 Maintenance of Insurance. Maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrowers and the Restricted Subsidiaries operate and, in any event, such insurance as may be required under the Deeds of Trust.

          5.5 Compliance With Laws. Comply, within the time period, if any, given for such compliance by the relevant Governmental Agency or Agencies with enforcement authority, with all Requirements of Law noncompliance with which con-stitutes a Material Adverse Effect, except that Borrowers and the Restricted Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

          5.6 Inspection Rights. Upon reasonable notice, at any time during regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of Parent or any of its Subsidiaries) permit the Managing Agent or any Bank, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Parent and its Subsidiaries and to discuss the affairs, finances and accounts of Parent and its Subsidiaries with any of their officers, key employees or accountants and, upon request, furnish promptly to the Managing Agent or any Bank true copies of all financial information made available to the board of directors or audit committee of the board of directors of Parent.

          5.7 Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrowers or any of the Restricted Subsidiaries.

          5.8 Compliance With Agreements. Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such material agree-ments, indentures, leases or instruments are with a Bank or another Person, except for any such Contractual Obligations
(a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

          5.9  Use of Proceeds.  Use the proceeds of Loans for
(a) retirement of all outstanding obligations under the Prior ANJI Credit Facility and the Prior REI Credit Facility, (b) the funding of New Ventures and/or (c) working capital and general corporate purposes of Borrowers and the Restricted Subsidiaries.

          5.10  TropWorld Consolidation.  Cause the TropWorld
Consolidation to occur within ten (10) Banking Days after the date upon which the First Mortgage Notes are redeemed and retired.

          5.11 The TropWorld Property. Within ten (10) Banking Days after the completion of the TropWorld Consolidation, (a) cause the TropWorld Deeds of Trust to be executed and delivered to the Managing Agent for recordation and filing with the appropriate Governmental Agencies, (b) cause the Unsecured Environmental Indemnity (New Jersey) to be executed and delivered to the Managing Agent and (c) provide the Managing Agent with (i) an ALTA lenders title insurance policy issued by the Title Company insuring the Liens of the TropWorld Deeds of Trust in such form and with such endorsements as the Managing Agent reasonably may require, subject only to Permitted Encumbrances and the title exceptions set forth in Schedule 5.11, in an amount equal to the fair market value of the TropWorld Property as determined by the appraisals referred to in Section 8.1(a)(12), (but not, when added to the amount of the title insurance policy described in
Section 8.1(a)(13), in excess of the Commitment) and (ii) such title re-insurance agreements from other title insurance companies as the Managing Agent may reasonably require.

          5.12 Other Future Collateral. Upon the acquisition by Borrowers or any Significant Subsidiary of (a) any capital stock of a new Subsidiary, deliver the certificates evidencing such capital stock in pledge to the Managing Agent pursuant to the Pledge Agreement (Nevada Gaming) or Pledge Agreement (General), as the case may be and (b) any fee simple interest in real Property or any vessel, vehicle or other Property which is not subject to the Lien of the Collateral Documents, execute and deliver to the Managing Agent such Collateral Documents as are appropriate therefor as requested by the Managing Agent to create a Lien thereon securing the Obligations subject in priority only to Permitted Encumbrances, purchase money liens, if any, permitted under Section 6.8(h) and Liens existing thereon prior to such acquisition (and not done in contemplation thereof); provided, however, that such Collateral Documents shall not be required if Parent delivers to the Managing Agent promptly following any such acquisition an Officers' Certificate stating that the aggregate fair market value of such Property plus the aggregate fair market value of all other Property (except (a) the capital stock and the assets of ANI and (b) 51% of the capital stock and the assets of HRN) owned by Borrowers and the Restricted Subsidiaries that is not subject to the Lien of the Collateral Documents is less than $10,000,000 and provided further that no such Collateral Documents shall in any event be required with respect to the Caruthersville Project or Evansville Project prior to
November 15, 1994.

          5.13 New Significant Subsidiaries. Cause each of its Restricted Subsidiaries which hereafter becomes a Significant Subsidiary to execute and deliver to the Managing Agent an instrument of joinder of the Subsidiary Guaranty, Security Agreement and the Trademark Collateral Assignment.

          5.14 Hazardous Materials Laws. Keep and maintain all Real Property and each portion thereof in compliance in all material respects with all applicable Hazardous Materials Laws and promptly notify the Managing Agent in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrowers relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and
(c) discovery by any Senior Officer of any of Borrowers of any material occurrence or condition on any real Property adjoining or in the vicinity of such Real Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable Hazardous Materials Laws.

          5.15 Intercompany Notes. Execute a promissory note (in a form reasonably acceptable to the Managing Agent) evidencing any Indebtedness of any of Borrowers or a Restricted Subsidiary to any other Borrower or any Restricted Subsidiary which is in an amount of $5,000,000 or more (except for any such Indebtedness of Ambassador General Partnership or its partners to Parent or any of its Subsidiaries that will be discharged pursuant to the TropWorld Consolidation), and cause each payee of such promissory note (except for any promissory note pledged to secure the First Mortgage Notes)to deliver the same to the Managing Agent, with an endorsement in blank, as Pledged Collateral (General).
                           Article 6
                      NEGATIVE COVENANTS


          So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of the Commitment remains in force, Borrowers shall not, and shall not permit any of the Restricted Subsidiaries to, unless the Managing Agent (with the written approval of the Requisite Banks or, if required by Section 11.2, of all of the Banks) otherwise consents:

          6.1  Payment of Subordinated Obligations.  Pay any
(a) principal (including sinking fund payments) or any other amount (other than scheduled interest payments) with respect to any Subordinated Obligation, or purchase or redeem (or offer to purchase or redeem) any Subordinated Obligation, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Obligation will be paid when due or otherwise to provide for the defeasance of any Subordinated Obligation or (b) scheduled interest on any Subordinated Obligation unless the payment thereof is then permitted pursuant to the terms of the Indenture governing such Subordinated Obligation;

provided, however, that this Section shall not apply to prohibit any payment consisting of the repurchase or redemption of Subordinated Obligations to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which will not be cured by such payment, (ii) the purchase or redemption price paid is not in excess of the amount specified in Section 907 of the New Subordinated Debt Indenture and (iii) Borrowers have notified the Managing Agent in writing of the necessity to invoke this proviso at least ten (10) Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance.

          6.2 Disposition of Property. Make any Disposition of its Property, whether now owned or hereafter acquired, except a Disposition of an Investment in an Unrestricted New
Venture Entity.

          6.3 Mergers. Merge or consolidate with or into any Person, except:

               (a) mergers and consolidations of a Subsidiary of any of Borrowers into Borrowers or a Restricted Subsid-iary (with any of Borrowers or the Restricted Subsidiary as the surviving entity) or of Borrowers or Restricted Subsidiaries of Borrowers with each other, provided that Borrowers and each of such Subsidiaries have executed such amendments to the Loan Documents as the Managing Agent may reasonably determine are appropriate as a result of such merger; and

               (b) a merger or consolidation of Borrowers or any Restricted Subsidiary with any other Person, provided that (i) either (A) any of Borrowers or the Restricted Subsidiary is the surviving entity, or (B) the surviving entity is a corporation organized under the Laws of a State of the United States of America or the District of Columbia and, as of the date of such merger or consoli-dation, expressly assumes, by an appropriate instrument, the Obligations of Borrowers or the Restricted Subsidiary, as the case may be, (ii) giving effect thereto on a pro-forma basis, no Default or Event of Default exists or would result therefrom, and (iii) as a result thereof, no Change in Control has occurred.

          6.4 Hostile Acquisitions. Directly or indirectly use the proceeds of any Loan in connection with the acquisition of part or all of a voting interest of five percent (5%) or more in any corporation or other business entity if such acquisition is opposed by the board of directors or management of such corporation or business entity.

          6.5 Distributions. Make any Distribution, whether from capital, income or otherwise, and whether in Cash or other Property, except (a) Distributions by Borrowers or any Restricted Subsidiary to any of Borrowers or any Restricted Subsidiary, (b) scheduled and required Distributions with respect to the Series B ESOP Convertible Preferred Stock of Parent if no Default or Event of Default exists or would result therefrom, and (c) dividends payable solely in Common Stock or rights to purchase Common Stock; provided, however, that this Section shall not apply to prohibit a Distribution consisting of the repurchase or redemption of capital stock of Parent to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which will not be cured by such Distribution, (ii) the purchase or redemption price paid is not in excess of the amount specified in article 12 of Parent's articles of incorporation and (iii) Borrowers have notified the Managing Agent in writing of the necessity to invoke this proviso at least ten (10) Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance.

          6.6 ERISA. (a) At any time, permit any Pension Plan to: (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (ii) fail to comply with ERISA or any other applicable Laws; (iii) incur any material
"accumulated funding deficiency" (as defined in Section 302 of ERISA); or (iv) terminate in any manner, which, with respect to each event listed above, could reasonably be expected to result in a Material Adverse Effect, or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.

          6.7 Change in Nature of Business. Make any material change in the nature of the business of Borrowers and the Restricted Subsidiaries, taken as a whole; provided that the acquisition of an ownership interest in one or more New Ventures shall not be construed to violate this covenant.

          6.8 Liens, Rights of Others and Negative Pledges. Create, incur, assume or suffer to exist any Lien, Negative Pledge or Right of Others of any nature upon or with respect to any of their respective Properties, or engage in any sale and leaseback transaction with respect to any of their respective Properties, whether now owned or hereafter acquired, except:

               (a) Permitted Encumbrances and Permitted Rights of Others;

               (b)  Liens and Negative Pledges under the Loan
     Documents;

               (c) Liens and Negative Pledges existing on the Closing Date and disclosed in Schedule 4.7 and any renewals/extensions or amendments thereof; provided that the obligations secured or benefited thereby are not increased;

               (d)  Rights of Others existing on the Closing
     Date and disclosed in Schedule 4.7;

               (e) Rights of Others consisting of joint hold-ings of an ownership interest in a New Venture Entity or consisting of obligations of Borrowers or the Restricted Subsidiaries to sell, or rights of other Persons to purchase, the ownership interests of Borrowers and the Restricted Subsidiaries in a New Venture Entity, which obligations or rights were created substantially concur-rently with the acquisition of such ownership interest in the New Venture Entity;

               (f)  any Lien, Negative Pledge or Right of
     Others on shares of any equity security or any warrant or option to purchase an equity security or any security which is convertible into an equity security issued by any of Borrowers or any Restricted Subsidiary that holds, directly or indirectly through a holding company or otherwise, a license under any Gaming Law of the State of Nevada; provided that this clause (f) shall apply only so long as the Gaming Laws of the State of Nevada provide that the creation of any restriction on the disposition of any of such securities shall not be effective and, if such Gaming Laws at any time cease to so provide, then this clause (f) shall be of no further effect; and provided further that if at any time Borrowers create or suffer to exist a Lien or Negative Pledge covering such securities in favor of the holder of any other Indebtedness, it will (subject to any approval required under the Gaming Laws of the State of Nevada) concurrently grant a pari-passu Lien or Negative Pledge likewise covering such securities in favor of the Managing Agent for the benefit of the Banks;

                    any of the Restricted Subsidiaries that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition;

               (h)  Liens securing Indebtedness permitted by
     Section 6.9(e) on and limited to the capital assets acquired, constructed or financed with the proceeds of such Indebtedness or with the proceeds of any Indebtedness directly or indirectly refinanced by such Indebtedness; and

               (i)  any Lien, Negative Pledge or Right of
     Others created by an agreement or instrument entered into by Borrowers or a Restricted Subsidiary in the ordinary course of its business which consists of a restriction on the assignability, transfer or hypothecation of such agreement or instrument;

provided, that this Section shall not apply to prohibit the creation of a Right of Others requested by a Gaming Board in favor of the Gaming Board or a Person designated by the Gaming Board to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which will not be cured by creation of the Right of Others and
(ii) Borrowers have notified the Managing Agent in writing of the necessity to invoke this proviso at least ten (10) Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance.

          6.9 Indebtedness and Guaranty Obligations. Create, incur or assume any Indebtedness or Guaranty Obligation except:

               (a)  Indebtedness and Guaranty Obligations
     existing on the Closing Date and disclosed in Sched-ule 6.9, and refinancings, renewals, extensions or amendments that do not increase the amount thereof;

               (b) Indebtedness and Guaranty Obligations under the Loan Documents;

               (c) Indebtedness and Guaranty Obligations owed to any of Borrowers or any Restricted Subsidiary;

               (d) Indebtedness under the TEGP Loan Agreement and Guaranty Obligations in support thereof;

               (e) Indebtedness consisting of Capital Lease Obligations, or otherwise incurred to finance the purchase or construction of capital assets (which shall be deemed to exist if the Indebtedness is incurred at or within 90 days before or after the purchase or construction of the capital asset), or to refinance any such Indebtedness, provided that the aggregate principal amount of such Indebtedness outstanding at any time does not exceed $15,000,000;

               (f)  Indebtedness consisting of one or more Swap
     Agreements; provided, that the aggregate notional amount of Indebtedness covered by all Secured Swap Agreements shall not exceed $180,000,000;

               (g)  Indebtedness of Parent that (i) is not
     secured by a Lien on any assets of Borrowers or the Restricted Subsidiaries, (ii) is subordinated to the Obligations pursuant to subordination provisions substan-tially identical in all substantive respects to those contained in the Existing Subordinated Debt Indenture or are determined by the Requisite Banks, in their sole discretion, prior to the issuance thereof to be accept-able, (iii) has no principal payment due, and no sinking fund payment requirement, prior to December 31, 2002 and
     (iv) is subject to representations, warranties, covenants, events of default and other provisions which are substan-tially identical in all substantive respects to those contained in the Existing Subordinated Debt Indenture or are determined by the Requisite Banks prior to the issuance thereof to be reasonably (from the standpoint of a senior lender) acceptable, provided that, (y) giving effect to the issuance thereof, Borrowers would have been in compliance with Section 6.13 as of the most recently-ended Fiscal Quarter, and (z) the Banks shall not unreasonably delay the making of any necessary determination with respect to the matters described in clauses (ii) and (iv);

               (h)  Guaranty Obligations in support of the
     obligations of a Restricted Subsidiary; and

               (i) Guaranty Obligations (including Completion Guaranties) in support of the obligations of Persons other than a Restricted Subsidiary provided that the obligations under such Guaranty Obligations are subordinated in right of payment to the Obligations pursuant to subordination provisions acceptable to the Managing Agent.

          6.10 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrowers other than (a) salary, bonus, employee stock option and other compensation arrangements with directors or officers in the ordinary course of business, (b) transactions that are fully disclosed to the board of directors of Parent and expressly authorized by a resolution of the board of directors of Parent which is approved by a majority of the directors not having an interest in the transaction, (c) transactions between or among Borrowers and the Restricted Subsidiaries, and (d) transactions on overall terms at least as favorable to Borrowers or the Restricted Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power.

          6.11 Tangible Net Worth. Permit Tangible Net Worth, as of the last day of any Fiscal Quarter ending after the Closing Date, to be less than the sum of (a) $305,000,000, plus
(b) an amount equal to 50% of Net Income earned in each Fiscal Quarter ending after June 30, 1994 (with no deduction for a net loss in any such Fiscal Quarter), plus (c) an amount equal to 75% of the aggregate increases in Stockholders' Equity of Parent and the Restricted Subsidiaries after the Closing Date by reason of the issuance and sale of capital stock of Parent (including upon any conversion of debt securities of Parent into such capital stock).

          6.12 Debt Service. Permit Debt Service Coverage, as of the last day of any Fiscal Quarter ending after the Closing Date, to be less than the ratio set forth below opposite such Fiscal Quarter or the period during which such Fiscal Quarter ends:

               Period                      Ratio

          Closing Date through
          First Fiscal Quarter 1995     1.25 to 1.00

          Second Fiscal Quarter 1995    1.40 to 1.00
            and thereafter

          6.13 Leverage Ratio. Permit the Leverage Ratio, as of the last day of any Fiscal Quarter ending after the Closing Date, to be greater than the ratio set forth below opposite such Fiscal Quarter or the period during which such Fiscal Quarter ends:

          Fiscal Quarter or Period           Ratio

          Closing Date through               4.50 to 1.00
           Third Fiscal Quarter 1995

          Fourth Fiscal Quarter 1995
           through Third Fiscal
           Quarter 1996                      4.00 to 1.00

          Fourth Fiscal Quarter 1996         3.50 to 1.00

          First Fiscal Quarter 1997
           and thereafter                    3.25 to 1.00;

provided, however, that if the Evansville Commitment Date occurs on or before December 31, 1995, the maximum permitted ratios shall be as follows:

          Fiscal Quarter or Period           Ratio

          Evansville Commitment Date         4.50 to 1.00
           through Fourth Fiscal
           Quarter 1994

          First Fiscal Quarter 1995 through  4.75 to 1.00
           Fourth Fiscal Quarter 1995

          First Fiscal Quarter 1996 through  4.25 to 1.00
           Second Fiscal Quarter 1996

          Third Fiscal Quarter 1996          4.00 to 1.00

          Fourth Fiscal Quarter 1996
           through Third Fiscal
           Quarter 1997                      3.75 to 1.00

          Fourth Fiscal Quarter 1997 and     3.25 to 1.00;
           thereafter

provided further that, for each Fiscal Quarter or period set forth above for which the permitted Leverage Ratio is greater than 4.00 to 1.00, Borrowers may unilaterally, but permanently and irrevocably, amend this Section to reduce the maximum permitted Leverage Ratio for each such period or Fiscal Quarter to 4.00 to 1.00 (and may thereby accelerate the occurrence of the Leverage Benchmark Date) by delivering a writing addressed to the Banks to the Managing Agent containing a covenant to that effect (which writing shall be a Loan Document and shall be in form and substance reasonably acceptable to the Managing Agent). The delivery of such a writing shall not defer or otherwise affect any subsequent scheduled reductions of the maximum Leverage Ratio set forth above.

          6.14 Capital Expenditures. Make, or become legally obligated to make, any Capital Expenditure except:

               (a)  Maintenance Capital Expenditures in any
     Fiscal Year not in excess of the sum of (i) $30,000,000 plus (ii) the amount, if any, by which $30,000,000 exceeds Maintenance Capital Expenditures made by Borrowers and the Restricted Subsidiaries in the immediately preceding Fiscal Year;

               (b) Capital Expenditures to the extent financed by Indebtedness permitted under Section 6.9(e); and

               (c) New Venture Capital Expenditures permitted by Section 6.15.

          6.15 New Venture Capital Expenditures. With respect to New Venture Capital Expenditures:

               (a)  Make, or enter into any legally binding
     commitment to make, any New Venture Capital Expenditure if, giving effect thereto, the aggregate Basket Expendi-tures made by Borrowers and the Restricted Subsidiaries subsequent to the Closing Date would exceed the New Venture Basket;

               (b)  Make, or enter into any legally binding
     commitment to make, any New Venture Capital Expenditure if the aggregate New Venture Capital Expenditures and New Venture Investments reasonably anticipated with respect to the related New Venture (or, in the case of an addition to or improvement of a Developed Property, with respect to such addition or improvement) will exceed $50,000,000 without first obtaining the written consent of the Majority Banks except:

          (i)       the Evansville Project, provided
that (A) the aggregate New Venture Capital
Expenditures and New Venture Investments with respect thereto do not exceed $115,000,000 and (B) the Evansville Commitment Date occurs on or before December 31, 1995;

         (ii)       the Caruthersville Project,
provided that the aggregate New Venture Capital
Expenditures and New Venture Investments with respect thereto do not exceed $65,000,000; and

        (iii)       the Atlantic City Project,
provided that (A) the New Jersey Casino Reinvestment
Development Authority (herein "CRDA") has made a legally binding commitment to provide financing therefor in an amount not less than $17,000,000 (of which not less than $10,000,000 shall be available to Borrowers during the construction phase of the Atlantic City Project), (B) the aggregate New Venture
Capital Expenditures and New Venture Investments with respect thereto do not exceed the sum of
(I) $60,000,000 plus (II) the principal amount so financed by the CRDA and (C) the Atlantic City
Project is commenced within the six (6) month period following the receipt of the CRDA financing commitment and in any event not later than June 30, 1995; or

               (c)  Make, or enter into any legally binding
     commitment to make, any New Venture Capital Expenditure if a Default or Event of Default then exists or would result therefrom.

          6.16  New Venture Investments.  With respect to New
Venture Investments:

               (a)  Make, or enter into any legally binding
     commitment to make, any New Venture Investment if, giving effect thereto, the aggregate Basket Expenditures made by Borrowers and the Restricted Subsidiaries subsequent to the Closing Date would exceed the New Venture Basket;

               (b)  Make, or enter into any legally binding
     commitment to make, any New Venture Investment if the aggregate New Venture Capital Expenditures and New Venture Investments reasonably anticipated with respect to the related New Venture (or, in the case of an addition to or improvement of a Developed Property, with respect to such addition or improvement) will exceed $50,000,000 without first obtaining the written consent of the Majority Banks except:

          (i)       the Evansville Project, provided
that (A) the aggregate New Venture Capital
Expenditures and New Venture Investments with respect thereto do not exceed $115,000,000 and (B) the Evansville Commitment Date occurs on or before December 31, 1995;

         (ii)       the Caruthersville Project,
provided that the aggregate New Venture Capital
Expenditures and New Venture Investments with respect thereto do not exceed $65,000,000; and

        (iii)       the Atlantic City Project,
provided that (A) the New Jersey Casino Reinvestment
Development Authority (herein "CRDA") has made a legally binding commitment to provide financing therefor in an amount not less than $17,000,000 (of which not less than $10,000,000 shall be available to Borrowers during the construction phase of the Atlantic City Project), (B) the aggregate New Venture
Capital Expenditures and New Venture Investments with respect thereto do not exceed the sum of
(I) $60,000,000 plus (II) the principal amount so financed by the CRDA and (C) the Atlantic City
Project is commenced within the six (6) month period following the receipt of the CRDA financing commitment and in any event not later than June 30, 1995;

               (c)  Make, or enter into any legally binding
     commitment to make, any New Venture Investment if a Default or Event of Default then exists or would result therefrom; or

               (d)  Make any New Venture Investment in an
     Unrestricted New Venture Entity if, giving effect thereto, the aggregate New Venture Investments in all Unrestricted New Venture Entities made subsequent to the Closing Date would exceed $50,000,000.

          6.17 Investments. Make or suffer to exist any Investment, other than:

               (a)  Investments in existence on the Closing
     Date and disclosed on Schedule 6.17;

               (b)  Investments consisting of Cash and Cash
     Equivalents;

               (c)  Investments consisting of advances to
     officers, directors and employees of Borrowers and the Restricted Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

               (d)  Investments of Borrowers in any of
     Borrowers or in any Restricted Subsidiary and Investments of any Restricted Subsidiary in any of Borrowers or another Restricted Subsidiary;

               (e) Investments consisting of or evidencing the extension of credit to customers or suppliers of Borrowers and the Restricted Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

               (f) Investments received in connection with the settlement of a bona fide dispute with another Person;

               (g) Investments representing all or a portion of the sales price of Property sold or services provided to another Person;

               (h)  New Venture Investments permitted by
     Section 6.16;

               (i) Investments resulting from the acquisition by Borrowers or any of the Restricted Subsidiaries of all or a portion of another Person's ownership interest in a New Venture Entity pursuant to an obligation or right of such Person to sell, or an obligation or right of Borrowers or any of its Restricted Subsidiaries to purchase, such ownership interest, which obligation or right was created substantially concurrently with the acquisition of such ownership interest in the New Venture Entity;

               (j)  Investments consisting of Guaranty
     Obligations permitted by Section 6.9.

               (k) Investments required to be made pursuant to the New Jersey Community Redevelopment Act;

               (l) Investments by Parent in TEGP required by TEGP's Partnership Agreement or by the lease between TEGP and HRN covering the real property and related personal property known as the Tropicana Resort and Casino, in either case as in effect on the date hereof; and

               (m)  Investments consisting of 100 shares or
     less of publicly traded equity securities of Persons engaged in any business in which Borrowers are engaged, which Investments do not exceed $100,000 at any time.

          6.18 Subsidiary Indebtedness. Permit (whether or not otherwise permitted under Section 6.9) any Significant Subsidiary to create, incur, assume or suffer to exist any Indebtedness or Guaranty Obligation, except (a) Indebtedness and Guaranty Obligations in existence on the Closing Date,
(b) the Subsidiary Guaranty, (c) Indebtedness owed to any of Borrowers or another Restricted Subsidiary, (d) Capital Lease and purchase money obligations of a Restricted Subsidiary in respect of Property used by that Subsidiary, (e) Indebtedness permitted under Section 6.9(d) and (f) other Indebtedness incurred in the ordinary course of business not in excess, with respect to any Significant Subsidiary, of $500,000.

          6.19  Significant Subsidiaries.  Permit any
Restricted Subsidiary that is, as of the Closing Date, a Significant Subsidiary to cease being a Restricted Subsidiary.

          6.20 Amendments to Subordinated Obligations. Amend or modify any term or provision of any indenture, agreement or instrument evidencing or governing any Subordinated Obligation in any respect that will or may adversely affect the interests of the Banks.

                           Article 7
            INFORMATION AND REPORTING REQUIREMENTS


          7.1 Financial and Business Information. So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of the Commitment remains in force, Borrowers shall, unless the Managing Agent (with the written approval of the Requisite Banks) otherwise consents, at Borrowers' sole expense, deliver to the Managing Agent for distribution by it to the Banks, a sufficient number of copies for all of the Banks of the following:

               (a) As soon as practicable, and in any event by the fifteenth Banking Day in the next following month, an operating revenue report for the preceding calendar month for each of TropWorld Casino and Entertainment Resort, the Tropicana Resort and Casino and Ramada Express Hotel and Casino (and, after completion thereof, any New Venture), in a form reasonably acceptable to the Managing Agent, together with a written narrative statement discussing any significant trends reflected therein signed by a Senior Officer of Parent;

               (b) As soon as practicable, and in any event within 60 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter in any Fiscal Year),
     (i) the consolidated balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated statement of operations for such Fiscal Quarter, and its statement of cash flows for the portion of the Fiscal Year ended with such Fiscal Quarter and
     (ii) the consolidating (in accordance with past consoli-dating practices of Parent) balance sheets and statements of operations as at and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail. Such financial statements shall be certified by a Senior Officer of Parent as fairly presenting the financial condition, results of operations and cash flows of Parent and its Subsidiaries in accordance with Generally Accepted Accounting Principles (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

               (c) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter, a Pricing Certificate setting forth a preliminary calculation of the Annualized Funded Debt Ratio as of the last day of such Fiscal Quarter, and providing reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited financial statements of Parent and its Subsidiaries for such Fiscal Quarter, and as soon as practicable thereafter, in the event of any material variance in the actual calculation of the Annualized Funded Debt Ratio from such preliminary calculation, a revised Pricing Certificate setting forth the actual calculation thereof;

               (d) As soon as practicable, and in any event within 105 days after the end of each Fiscal Year, (i) the consolidated balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Year and the consolidated statements of operations, stockholders' equity and cash flows, in each case of Parent and its Subsidiaries for such Fiscal Year and (ii) consolidating (in accordance with past consolidating practices of Parent) balance sheets and statements of operations, in each case as at the end of and for the Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report of independent public accountants of recognized standing selected by Parent and reasonably satisfactory to the Requisite Banks, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifica-tions or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Banks in their good faith business judgment to be adverse to the interests of the Banks. Such accountants' report shall be accompanied by a certificate stating that, in making the examination pursuant to gener-ally accepted auditing standards necessary for the certi-fication of such financial statements and such report, such accountants have obtained no knowledge of any Default or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed Parent's financial calculations as at the end of such Fiscal Year (which shall accompany such certificate) under Sections 6.11 through 6.13, have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by Parent in the manner prescribed by this Agreement;

               (e) As soon as practicable, and in any event within 45 days after the commencement of each Fiscal Year, a budget and projection by Fiscal Quarter for that Fiscal Year and by Fiscal Year for the next four succeeding Fiscal Years, including for the first such Fiscal Year, projected consolidated balance sheets, statements of operations and statements of cash flow and, for the second and third such Fiscal Years, projected consolidated condensed balance sheets and statements of operations and cash flows, of Parent and its Subsidiaries, all in reasonable detail;

               (f)  Promptly after request by the Managing
     Agent or any Bank, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrowers by independent accountants in connection with the accounts or books of Parent or any of its Subsidiaries, or any audit of any of them;

               (g) As soon as practicable, and in any event within 45 days (or, in the case of the fourth Fiscal Quarter in each Fiscal Year, 90 days) after the end of each Fiscal Quarter, a written report, in form and detail reasonably acceptable to the Managing Agent, with respect to the status of each New Venture, including the amounts of New Venture Capital Expenditures and New Venture Investments made, and reasonably anticipated to be made, with respect thereto;

               (h)  Promptly after the same are available,
     copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Parent, and copies of all annual, regular, periodic and special reports and registration statements which Parent may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Banks pursuant to other provisions of this Section 7.1;

               (i)  Promptly after the same are available,
     copies of the Nevada "Regulation 6.090 Report" and "6-A Report" and the New Jersey "Annual Report", and copies of any written communication to Borrowers or any of the Restricted Subsidiaries from any Gaming Board advising it of a violation of or non-compliance with any Gaming Law by Borrowers or any of the Restricted Subsidiaries;

               (j)  Promptly after request by the Managing
     Agent or any Bank, copies of any other report or other document that was filed by Borrowers or any of the Restricted Subsidiaries with any Governmental Agency;

               (k)  Promptly upon a Senior Officer becoming
     aware, and in any event within ten (10) Banking Days after becoming aware, of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than five (5) Banking Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrowers or any of the Restricted Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

               (l) As soon as practicable, and in any event within two (2) Banking Days after a Senior Officer becomes aware of the existence of any condition or event which constitutes a Default or Event of Default, telephonic notice specifying the nature and period of existence thereof, and, no more than two (2) Banking Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrowers or any of its Restricted Subsidiaries are taking or propose to take with respect thereto;

               (m)  Promptly upon a Senior Officer becoming
     aware that (i) any Person has commenced a legal proceeding with respect to a claim against Borrowers or any of the Restricted Subsidiaries that is $5,000,000 or more in excess of the amount thereof that is fully covered by insurance, (ii) any creditor or lessor under a written credit agreement or material lease has asserted a default thereunder on the part of Borrowers or any of the Restricted Subsidiaries, (iii) any Person has commenced a legal proceeding with respect to a claim against Borrowers or any of the Restricted Subsidiaries under a contract that is not a credit agreement or material lease in excess of $5,000,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, (iv) any labor union has notified Borrowers of its intent to strike Borrowers or any of the Restricted Subsidiaries on a date certain and such strike would involve more than 100 employees of Borrowers and the Restricted Subsidia-ries, or (v) any Gaming Board has indicated its intent to consider or act upon a License Revocation or a fine or penalty of $1,000,000 or more with respect to Borrowers or any of the Restricted Subsidiaries, a written notice describing the pertinent facts relating thereto and what action Borrowers or the Restricted Subsidiaries are taking or propose to take with respect thereto; and

               (n)  Such other data and information as from
     time to time may be reasonably requested by the Managing
     Agent, any Bank (through the Managing Agent) or the
     Requisite Banks.

          7.2 Compliance Certificates. So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains outstand-ing, Borrowers shall, at Borrowers' sole expense, deliver to the Managing Agent for distribution by it to the Banks con-currently with the financial statements required pursuant to Sections 7.1(b) and 7.1(d), Compliance Certificates signed by a Senior Officer.

                           Article 8
                          CONDITIONS


          8.1 Initial Advances, Etc.. The obligation of each Bank to make the initial Advance to be made by it, or the obligation of the Issuing Bank to issue the initial Letter of Credit (as applicable), is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances (unless all of the Banks, in their sole and absolute discretion, shall agree otherwise):

               (a) The Managing Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to the Managing Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Managing Agent otherwise agrees or directs):

               (1) at least one (1) executed counterpart of this Agreement, together with arrangements satisfac-tory to the Managing Agent for additional executed counterparts, sufficient in number for distribution to the Banks and Borrowers;

               (2)  Notes executed by Borrowers in favor of
          each Bank, each in a principal amount equal to that Bank's Pro Rata Share of the Commitment;

               (3)  the Swing Line Documents;

               (4) the Subsidiary Guaranty executed by each Significant Subsidiary;

               (5)  the Security Agreement executed by
          Borrowers and each Significant Subsidiary;

               (6)  such financing statements on Form UCC-1
          executed by Borrowers and each Significant Subsidiary with respect to the Security Agreement as the Managing Agent may request;

               (7)  the Trademark Collateral Assignment
          executed by Borrowers and each Significant
          Subsidiary;

               (8)  the Pledge Agreement (Nevada Gaming)
          executed by Parent and the Company, together with the Pledged Collateral (Nevada Gaming) accompanied by appropriate stock powers endorsed in blank;

               (9) the Pledge Agreement (General) executed by Borrowers and the Restricted Subsidiaries, together with the Pledged Collateral (General) and accompanied by appropriate stock powers and note endorsements endorsed in blank;

               (10) the Ramada Express Deed of Trust executed by REI;

               (11) with respect to Borrowers and each
          Significant Subsidiary, such documentation as the Managing Agent may require to establish the due organization, valid existence and good standing of Borrowers and each such Subsidiary, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;

               (12) the Opinions of Counsel;

               (13) written appraisals by a qualified indepen-dent appraiser acceptable to the Managing Agent and complying in all respects with FIRREA of the Ramada Express Property and the TropWorld Property that reflect an aggregate fair market value thereof of not less than $350,000,000;

               (14) assurances from the Title Company that it is prepared to issue its ALTA lenders policy insuring the Lien of the Ramada Express Deed of Trust in an amount not less than the fair market value of the Ramada Express Property as determined by the forego-ing appraisal, and insuring (as of the execution and delivery of the TropWorld Property Deeds of Trust pursuant to Section 5.11) the Liens of the TropWorld Deeds of Trust in an amount not less than the fair market value of the TropWorld Property as determined by the foregoing appraisal (provided, however, that the aggregate title insurance amount shall not exceed the Commitment), subject only to such exceptions as are reasonably acceptable to the Managing Agent, with such title policy endorsements as the Managing Agent may reasonably require and with such assurances as the Managing Agent may reasonably require from title re-insurers acceptable to the Managing Agent;

               (15) "Phase I" environmental reports with respect to the Ramada Express Property and TropWorld Property prepared by a qualified independent environ-mental expert acceptable to the Managing Agent, together with a Certificate of a Senior Officer of Borrowers to the effect that no event or circumstance has occurred since the dates thereof that would cause such reports to be inaccurate in any respect that is materially adverse to the interests of the Banks;

               (16) a certificate of insurance issued by Borrowers' insurance carrier or agent with respect to the insurance required to be maintained pursuant to the Ramada Express Deed of Trust, together with lenders' loss payable endorsements thereof on Form 438BFU or other form acceptable to the Managing Agent;

               (17) such assurances as the Managing Agent deems appropriate that the relevant Gaming Boards have approved the transactions contemplated by the Loan
          Documents to the extent that such approval is required by applicable Gaming Laws;

               (18) written evidence that the Prior ANJI Credit
          Facility and the Prior REI Credit Facility have been or will be concurrently terminated and all Liens securing such facilities have been or will be concurrently released;

               (19) a Pricing Certificate as of the last day of the most recently ended Fiscal Quarter;

               (20) a Certificate of a Senior Officer
          certifying that the attached copies of the Existing
          Subordinated Debt Indenture and the New Subordinated
          Debt Indenture are true copies;

               (21) a Certificate of a Senior Officer certify-ing that incurrence by Borrowers of the Obligations will not violate the Existing Subordinated Debt Indenture or the New Subordinated Debt Indenture;

               (22) a Certificate of a Responsible Official signed by a Senior Officer of Parent certifying that the conditions specified in Sections 8.1(l) and 8.1(m) have been satisfied; and

               (23) such other assurances, certificates, docu-ments, consents or opinions as the Managing Agent reasonably may require.

               (b)  The arrangement fee payable pursuant to
     Section 3.2 shall have been paid.

               (c)  The upfront fees payable pursuant to
     Section 3.3 shall have been paid.

               (d)  The supplemental upfront fees payable
     pursuant to Section 3.4 shall have been paid.

               (e) Any agency fees payable on the Closing Date pursuant to Section 3.7 shall have been paid.

               (f) The reasonable costs and expenses of the Managing Agent in connection with the preparation of the Loan Documents payable pursuant to Section 11.3, and invoiced to Borrowers prior to the Closing Date, shall have been paid.

               (g)  The TEGP Loan Agreement shall be
     concurrently assigned to the Banks (in their capacity as Banks under the TEGP Loan Agreement).

               (h)  Parent shall have received, or shall
     concurrently receive, net cash proceeds of not less than $125,000,000 from the issuance and sale of the New Subordinated Debt.

               (i) The New Subordinated Debt Indenture shall either conform in all material respects to the form thereof filed by Parent with the Securities and Exchange Commission on June 16, 1994 or be in a form acceptable to the Banks.

               (j) Parent shall have delivered to the trustees under the Existing Subordinated Debt Indenture and the New Subordinated Debt Indenture a written statement designating the Obligations as "Designated Senior
     Indebtedness" under such Indentures.

               (k) The trustee under the indenture governing the First Mortgage Notes shall have given irrevocable written notice to the holders of the First Mortgage Notes of the redemption thereof in their entirety as of a date not later than November 30, 1994.

               (l)  The representations and warranties of
     Borrowers contained in Article 4 shall be true and correct.

               (m) Borrowers and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and giving effect to the initial Advance (or initial Letter of Credit, as applicable) no Default or Event of Default shall have occurred and be continuing.

               (n)  All legal matters relating to the Loan
     Documents shall be satisfactory to Sheppard, Mullin, Richter & Hampton, special counsel to the Managing Agent.

               (o) The Closing Date shall have occurred on or before October 31, 1994.

          8.2 Availability of Reserve Amount. The obligation of each Bank to make any Advance, the obligation of the Issuing Bank to issue any Letter of Credit, and the obligation of the Swing Line Bank to make any Swing Line Loan which would increase the sum of (i) principal amount outstanding under the Notes plus (ii) the Aggregate Effective Amount of all outstanding Letters of Credit plus (iii) the Swing Line Outstandings to an amount in excess of an amount equal to the then applicable Commitment minus the Reserve Amount is subject to the conditions precedent (and only the conditions precedent) that (unless all of the Banks, in their sole and absolute discretion, shall agree otherwise) (a) the conditions precedent set forth in Section 8.1 shall have been satisfied on the Closing Date, (b) the First Mortgage Notes shall have been, or will concurrently be, redeemed, (c) ANJI and each Significant Subsidiary owning of record any portion of the TropWorld Property shall have executed and delivered the TropWorld Deeds of Trust and the Unsecured Environmental Indemnity (New Jersey) pursuant to Section 5.11 and (d) the Title Company shall have confirmed its assurance referred to in Section 8.1(a)(13).

          8.3  Acquisition of Future Collateral.  The
obligation of each Bank to make any Advance to be used to acquire any asset which is required pursuant to Section 5.12 to be delivered as Collateral hereunder is subject to the condi-tion precedent that (unless the Requisite Banks, in their sole and absolute discretion, shall agree otherwise) Borrower and the applicable Significant Subsidiaries concurrently execute and deliver such Collateral Documents as are required by
Section 5.12 with respect to such asset.

          8.4 Any Increasing Advance, Etc. The obligation of each Bank to make any Advance which would increase the prin-cipal amount outstanding under the Notes (other than the initial Advance pursuant to Section 8.1), and the obligation of the Issuing Bank to issue a Letter of Credit, is subject to the following conditions precedent (unless the Requisite Banks, in their sole and absolute discretion, shall agree otherwise):

               (a)  except (i) for representations and
     warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by this Agreement or (ii) as disclosed by Borrowers and approved in writing by the Requisite Banks, the representations and warranties contained in
     Article 4 (other than Sections 4.4(a), 4.6 (first sentence), 4.10, 4.17 and 4.19) shall be true and correct on and as of the date of the Advance as though made on that date;

               (b)  other than matters described in
     Schedule 4.10 or not required as of the Closing Date to be therein described, there shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting Borrowers or any of the Restricted Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

               (c)  the Managing Agent shall have timely
     received a Request for Loan in compliance with Article 2 (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(b), if applicable) or the Issuing Bank shall have received a Request for Letter of Credit, as the case may be, in compliance with
     Article 2; and

               (d) the Managing Agent shall have received, in form and substance satisfactory to the Managing Agent, such other assurances, certificates, documents or consents related to the foregoing as the Managing Agent or Requisite Banks reasonably may require.

          8.5 Any Advance. The obligation of each Bank to make any Advance (other than an Alternate Base Rate Advance with respect to an Alternate Base Rate Loan which, if made, would not increase the outstanding principal Indebtedness evidenced by the Notes) is subject to the condition precedent that the Managing Agent shall have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for Loan referred to in the second sentence of
Section 2.1(b), if applicable).

                           Article 9
     EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT


          9.1 Events of Default. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall consti-tute an Event of Default:

               (a) Borrowers fail to pay any principal on any of the Notes, or any portion thereof, on the date when due; or

               (b) Borrowers fail to pay any interest on any of the Notes, or any fees under Sections 3.5, 3.6 or 3.7, or any portion thereof, within five (5) Banking Days after the date when due; or fail to pay any other fee or amount payable to the Banks under any Loan Document, or any por-tion thereof, within five (5) Banking Days after demand therefor; or

               (c) Borrowers fail to comply with any of the covenants contained in Article 6; or

               (d)  Borrowers fail to comply with
     Section 7.1(l) in any respect that is materially adverse to the interests of the Banks; or

               (e) Borrowers, any of the Significant Subsid-iaries or any other Party fails to perform or observe any other covenant or agreement (not specified in clause (a), (b), (c) or (d) above) contained in any Loan Document on its part to be performed or observed within ten (10) Banking Days after the giving of notice by the Managing Agent on behalf of the Requisite Banks of such Default; or

               (f) Any representation or warranty of Borrowers or any of the Significant Subsidiaries made in any Loan Document, or in any certificate or other writing delivered by Borrowers or such Significant Subsidiary pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of the Banks; or

               (g) Borrowers or any of the Restricted Subsid-iaries (i) fails to pay the principal, or any principal installment, of any present or future indebtedness for borrowed money of $5,000,000 or more, or any guaranty of present or future indebtedness for borrowed money of $5,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required pre-payment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future indebted-ness for borrowed money of $5,000,000 or more, or of any guaranty of present or future indebtedness for borrowed money of $5,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such indebtedness due before the date on which it otherwise would become due or the right to require Borrowers or any Restricted Subsidiary to redeem or purchase, or offer to redeem or purchase, all or any portion of such indebtedness; or

               (h) Any event occurs which gives the holder or holders of any Subordinated Obligation (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligation due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Obli-gation; or the trustee for, or any holder of, a Subordi-nated Obligation breaches any subordination provision applicable to such Subordinated Obligation; or

               (i) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement or action (or omission to act) of the Managing Agent or the Banks or satisfaction in full of all the Obligations ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Requi-site Banks, is materially adverse to the interests of the Banks; or any Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

               (j) A final judgment against any of Borrowers or any of the Restricted Subsidiaries is entered for the payment of money in excess of $1,000,000 and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty (30) calendar days after the date of entry of judgment, or in any event later than five (5) days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty (30) calendar days after its issue or levy; or

               (k) Any of Borrowers or any of the Significant Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liqui-dator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and con-tinues undismissed or unstayed for sixty (60) calendar days; or

               (l) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

               (m) The occurrence of an Event of Default (as such term is defined in the TEGP Loan Agreement) under the TEGP Loan Agreement; or

               (n) A final judgment is entered by a court of competent jurisdiction that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations; or

               (o) Any Pension Plan maintained by Borrowers or any of its Restricted Subsidiaries is determined to have a material "accumulated funding deficiency" as that term is defined in Section 302 of ERISA and the result is a Material Adverse Effect; or

               (p) The occurrence of a License Revocation that continues for three (3) consecutive calendar days affecting gaming operations accounting for five percent (5%) or more of the consolidated gross revenues of Parent and the Restricted Subsidiaries.

          9.2 Remedies Upon Event of Default. Without limit-ing any other rights or remedies of the Managing Agent or the Banks provided for elsewhere in this Agreement, or the other
Loan Documents, or by applicable Law, or in equity, or otherwise:

          (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 9.1(k):

               (1) the Commitment to make Advances, the obli-gation of the Issuing Bank to issue Letters of Credit and all other obligations of the Managing Agent or the Banks and all rights of Borrowers and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Borrowers, which are expressly waived by Borrowers, except that all of the Banks or the Requisite Banks (as the case may be, in accordance with Section 11.2) may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Banks or Requisite Banks, as the case may be, to reinstate the Commitment and such other obligations and rights and make further Advances, and cause the Issuing Bank to issue further Letters of Credit which waiver or determination shall apply equally to, and shall be binding upon, all the Banks;

               (2) the Issuing Bank may, with the approval of the Managing Agent on behalf of the Requisite Banks, demand immediate payment by Borrowers of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held by the Issuing Bank in an interest-bearing cash collateral account as collateral hereunder; and

               (3)  the Requisite Banks may request the
          Managing Agent to, and the Managing Agent thereupon shall, terminate the Commitment and/or declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrowers.

               (b) Upon the occurrence of any Event of Default described in Section 9.1(k):

               (1) the Commitment to make Advances, the obli-gation of the Issuing Bank to issue Letters of Credit and all other obligations of the Managing Agent or the Banks and all rights of Borrowers and any other Parties under the Loan Documents shall terminate without notice to or demand upon Borrowers, which are expressly waived by Borrowers, except that all of the Banks (or, in the case that such an Event of Default affects one Significant Subsidiary, but not any of the Borrowers or the other Significant Subsidiaries, the Requisite Banks) may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Banks, to reinstate the Commitment and such other obligations and rights and make further Advances and to cause the Issuing Bank to issue further Letters of Credit, which determination shall apply equally to, and shall be binding upon, all the Banks;

               (2) an amount equal to the aggregate amount of all outstanding Letters of Credit shall be immedi-ately due and payable to the Issuing Bank without notice to or demand upon Borrowers, which are expressly waived by Borrower, to be held by the Issuing Bank in an interest-bearing cash collateral account as collateral hereunder; and

               (3)  the unpaid principal of all Notes, all
          interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, present-ment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrowers.

               (c)  Upon the occurrence of any Event of
     Default, the Banks and the Managing Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrowers, which are expressly waived by Borrowers (except as to notices expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite Banks) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrowers and any other Party and such other rights and remedies as are provided by Law or equity.

               (d) The order and manner in which the Banks' rights and remedies are to be exercised shall be deter-mined by the Requisite Banks in their sole discretion, and all payments received by the Managing Agent and the Banks, or any of them, shall be applied first to the costs and expenses (including reasonable attorneys' fees and disbursements and the reasonably allocated costs of attorneys employed by the Managing Agent or by any Bank) of the Managing Agent and of the Banks, and thereafter paid pro rata to the Banks in the same proportions that the aggregate Obligations owed to each Bank under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks. Regardless of how each Bank may treat payments for the purpose of its own accounting, for the purpose of computing Borrowers' Obligations here-under and under the Notes, payments shall be applied first, to the costs and expenses of the Managing Agent and the Banks, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to the Managing Agent or the Banks under the Loan Documents. Amounts due to a Bank under a Secured Swap Agreement shall be considered a principal amount for purposes of the preceding sentence. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Banks hereunder or thereunder or at Law or in equity.

                          Article                       THE MANAGING AGENT


          10.1  Appointment and Authorization.  Subject to
Section 10.8, each Bank hereby irrevocably appoints and authorizes the Managing Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Managing Agent by the terms thereof or are reasonably incidental, as determined by the Managing Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of the Managing Agent as trustee for any Bank or as representative of any Bank for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, the Managing Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

          10.2 Managing Agent and Affiliates. Bank of America National Trust and Savings Association (and each successor Managing Agent) has the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Managing Agent, and the term "Bank" or "Banks" includes Bank of America National Trust and Savings Association in its individual capacity. Bank of America National Trust and Savings Association (and each successor Managing Agent) and its Affiliates may accept deposits from, lend money to and gener-ally engage in any kind of banking, trust or other business with Borrowers, any Subsidiary thereof, or any Affiliate of Borrowers or any Subsidiary thereof, as if it were not the Managing Agent and without any duty to account therefor to the Banks. Bank of America National Trust and Savings Association (and each successor Managing Agent) need not account to any other Bank for any monies received by it for reimbursement of its costs and expenses as Managing Agent hereunder, or for any monies received by it in its capacity as a Bank hereunder. The Managing Agent shall not be deemed to hold a fiduciary rela-tionship with any Bank and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Managing Agent.

          10.3 Proportionate Interest in any Collateral. The Managing Agent, on behalf of all the Banks, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Managing Agent. Subject to the Managing Agent's and the Banks' rights to reimbursement for their costs and expenses hereunder (including reasonable attorneys' fees and disbursements and other professional services and the reasonably allocated costs of attorneys employed by the Managing Agent or a Bank) and subject to the application of payments in accordance with Sec-tion 9.2(d), each Bank shall have an interest in the Banks' interest in the Collateral or interests therein in the same proportions that the aggregate Obligations owed such Bank under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks.

          10.4 Banks' Credit Decisions. Each Bank agrees that it has, independently and without reliance upon the Managing A-gent, any other Bank or the directors, officers, agents, employees or attorneys of the Managing Agent or of any other Bank, and instead in reliance upon information supplied to it by or on behalf of Borrowers and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Bank also agrees that it shall, independently and without reliance upon the Managing Agent, any other Bank or the directors, officers, agents, employees or attorneys of the Managing Agent or of any other Bank, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

          10.5  Action by Managing Agent.

               (a) Absent actual knowledge of the Managing A-gent of the existence of a Default, the Managing Agent may assume that no Default has occurred and is continuing, unless the Managing Agent (or the Bank that is then the Managing Agent) has received notice from Borrowers stating the nature of the Default or has received notice from a Bank stating the nature of the Default and that such Bank considers the Default to have occurred and to be continuing.

               (b)  The Managing Agent has only those
     obligations under the Loan Documents as are expressly set forth therein.

               (c)  Except for any obligation expressly set
     forth in the Loan Documents and as long as the Managing Agent may assume that no Event of Default has occurred and is continuing, the Managing Agent may, but shall not be required to, exercise its discretion to act or not act, except that the Managing Agent shall be required to act or not act upon the instructions of the Requisite Banks (or of all the Banks, to the extent required by Section 11.2) and those instructions shall be binding upon the Managing Agent and all the Banks, provided that the Managing Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Managing Agent, in substantial risk of liability to the Managing Agent.

                    specified in clause (a), the Managing Agent shall immediately give notice thereof to the Banks and shall act or not act upon the instructions of the Requisite Banks
     (or of all the Banks, to the extent required by Section 11.2), provided that the Managing Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Managing
     Agent, in substantial risk of liability to the Managing
     Agent, and except that if the Requisite Banks (or all the Banks, if required under Section 11.2) fail, for five (5) Banking Days after the receipt of notice from the Managing Agent, to instruct the Managing Agent, then the Managing
     Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Banks.

               (e) The Managing Agent shall have no liability to any Bank for acting, or not acting, as instructed by the Requisite Banks (or all the Banks, if required under Section 11.2), notwithstanding any other provision hereof.

          10.6 Liability of Managing Agent. Neither the Managing Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Managing Agent and its directors, officers, agents, employees and attorneys:

               (a)  May treat the payee of any Note as the
     holder thereof until the Managing Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Managing Agent, signed by the payee, and may treat each Bank as the owner of that Bank's interest in the Obligations for all purposes of this Agreement until the Managing Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Managing Agent, signed by that Bank.

               (b) May consult with legal counsel (including in-house legal counsel), accountants (including in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other profes-sionals or experts for Borrowers and/or their Subsidiaries or the Banks, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other pro-fessionals or experts.

               (c) Shall not be responsible to any Bank for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents.

               (d) Except to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by Borrowers or its Subsidiaries of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any Collateral or the Property, books or records of Borrowers or their Subsidiaries.

               (e) Will not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any Collateral.

               (f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed in good faith by it to be genuine and signed or sent by the proper party or parties.

               (g)  Will not incur any liability for any
     arithmetical error in computing any amount paid or payable by the Borrowers or any Subsidiary or Affiliate thereof or paid or payable to or received or receivable from any Bank under any Loan Document, including, without limitation, principal, interest, commitment fees, Advances and other amounts; provided that, promptly upon discovery of such an error in computation, the Managing Agent, the Banks and (to the extent applicable) Borrowers and/or their Subsid-iaries or Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

          10.7 Indemnification. Each Bank shall, ratably in accordance with its Pro Rata Share of the Commitment (if the Commitment is then in effect) or in accordance with its proportion of the aggregate Indebtedness then evidenced by the Notes (if the Commitment has then been terminated), indemnify and hold the Managing Agent and its directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and disbursements and allocated costs of attorneys employed by the Managing Agent) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrowers to pay the Indebtedness represented by the Notes) or any action taken or not taken by it as Managing Agent thereunder, except such as result from its own gross negligence or willful misconduct. Without limitation on the foregoing, each Bank shall reimburse the Managing Agent upon demand for that Bank's Pro Rata Share of any out-of-pocket cost or expense incurred by the Managing Agent in connection with the negotiation, preparation, execu-tion, delivery, amendment, waiver, restructuring, reorganiza-tion (including a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Borrowers or any other Party is required by Section 11.3 to pay that cost or expense but fails to do so upon demand. Nothing in this Section 10.7 shall entitle the Managing Agent to recover any amount from the Banks if and to the extent that such amount has theretofore been recovered from Borrowers or any of their Subsidiaries. To the extent that the Managing Agent is later reimbursed such cost or expense by Borrowers or any of its Subsidiaries, it shall return the amounts paid to it by the Banks in respect of such cost or expense.

          10.8 Successor Managing Agent. The Managing Agent may, and at the request of the Requisite Banks shall, resign as Managing Agent upon thirty (30) days' notice to the Banks and Borrowers. If the Managing Agent shall resign as Managing Agent under this Agreement, the Requisite Banks shall appoint from among the Banks a successor Managing Agent for the Banks, which successor Managing Agent shall be approved by Borrowers (and such approval shall not be unreasonably withheld or delayed). If no successor Managing Agent is appointed prior to the effective date of the resignation of the Managing Agent, the Managing Agent may appoint, after consulting with the Banks and the Borrowers, a successor Managing Agent from among the Banks. Upon the acceptance of its appointment as successor Managing Agent hereunder, such successor Managing Agent shall succeed to all the rights, powers and duties of the retiring Managing Agent and the term "Managing Agent" shall mean such successor Managing Agent and the retiring Managing Agent's appointment, powers and duties as Managing Agent shall be terminated. After any retiring Managing Agent's resignation hereunder as Managing Agent, the provisions of this Article 10, and Sections 11.3, 11.11 and 11.22, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Managing Agent under this Agreement. If (a) the Managing Agent has not been paid its agency fees under Section 3.6 or has not been reimbursed for any expense reimbursable to it under Section 11.3, in either case for a period of at least one (1) year and (b) no successor Managing Agent has accepted appointment as Managing Agent by the date which is thirty
(30) days following a retiring Managing Agent's notice of resignation, the retiring Managing Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Managing Agent hereunder until such time, if any, as the Requisite Banks appoint a successor Managing Agent as provided for above.

          10.9 Foreclosure on Collateral. In the event of foreclosure or enforcement of the Lien created by any of the Collateral Documents, title to the Collateral covered thereby shall be taken and held by the Managing Agent (or an Affiliate or designee thereof) pro rata for the benefit of the Banks in accordance with the Obligations outstanding to each of them and shall be administered in accordance with the standard form of collateral holding participation agreement used by the Managing Agent in comparable syndicated credit facilities.

          contained in this Article 10 shall be deemed to impose upon Borrowers any obligation in respect of the due and punctual performance by the Managing Agent of its obligations to the Banks under any provision of this Agreement, and Borrowers shall have no liability to the Managing Agent or any of the Banks in respect of any failure by the Managing Agent or any Bank to perform any of its obligations to the Managing Agent or the Banks under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrowers to the Managing Agent for the account of the Banks, Borrowers' obligations to the Banks in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Managing Agent in the manner provided by this Agreement.

                          Article 11
                         MISCELLANEOUS


          11.1 Cumulative Remedies; No Waiver. The rights, powers, privileges and remedies of the Managing Agent and the Banks provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Managing Agent or any Bank in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 hereof are inserted for the sole benefit of the Managing Agent and the Banks; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan or Letter of Credit without prejudicing the Managing Agent's or the Banks' rights to assert them in whole or in part in respect of any other Loan.

          11.2 Amendments; Consents. No amendment, modifi-cation, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by the Borrowers or any other Party therefrom, may in any event be effective unless in writing signed by the Requisite Banks (and, in the case of any amendment, modification or supplement of or to any Loan Document to which any of the Borrowers or any Significant Subsidiary is a Party, signed by each such Party, and, in the case of any amendment, modification or supplement to Article 10, signed by the Managing Agent), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Banks, no amendment, modification, supplement, termination, waiver or consent may be effective:

               (a) To amend or modify the principal of, or the amount of principal, principal prepayments or the rate of interest payable on, any Note, or the amount of the Commitment or the Pro Rata Share of any Bank or the amount of any commitment fee payable to any Bank, or any other fee or amount payable to any Bank under the Loan Documents or to waive an Event of Default consisting of the failure of Borrowers to pay when due principal, interest or any commitment fee;

               (b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any commitment fee, or to extend the term of the Commitment, or to release the Subsidiary Guaranty (except with respect to any Significant Subsidiary which is the subject of a Disposition permitted hereunder or which is redesignated as an Unrestricted New Venture Entity in accordance with the terms of this Agreement);

               (c)  to release any material portion of the
     Collateral except (i) as expressly provided for in Sections 11.26 and 11.27, (ii) in connection with the redesignation of a Restricted Subsidiary which is a New Venture Entity (other than the New Venture Entity which owns or operates the Atlantic City Project or the Evansville Project) as an Unrestricted New Venture Entity in accordance with the terms of this Agreement and
     (iii) as otherwise expressly provided for in any Loan
     Document;

               (d) To amend the provisions of the definition of "Requisite Banks", "Majority Banks", Articles 8 or 9 or this Section 11.2 or to amend or waive Section 6.4; or

               (e) To amend any provision of this Agreement that expressly requires the consent or approval of all the Banks.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 11.2 shall apply equally to, and shall be binding upon, all the Banks and the Managing
Agent.

          11.3 Costs, Expenses and Taxes. Borrowers shall pay within five (5) Banking Days after demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Managing Agent in connection with the negotiation, preparation, syndication, execution and delivery of the Loan Documents and any amendment thereto or waiver thereof. Borrowers shall also pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Managing Agent and the Banks in connection with the refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (including reasonably allocated costs of legal counsel employed by the Managing Agent or any Bank), independent public accountants and other outside experts retained by the Managing Agent or any Bank, whether or not such costs and expenses are incurred or suffered by the Managing Agent or any Bank in connection with or during the course of any bankruptcy or insolvency proceedings of any of Borrowers or any Subsidiary thereof. Such costs and expenses shall also include, in the case of any amendment or waiver of any Loan Document requested by Borrowers, the administrative costs of the Managing Agent reasonably attributable thereto. Borrowers shall pay any and all documentary and other taxes, excluding
(i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts and franchise taxes imposed on it by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or
(B) any jurisdiction (or political subdivision thereof) in which it is "doing business", (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) or (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrowers with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify on the terms set forth in 11.11 the Managing Agent and the Banks from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Managing Agent or any Bank under this
Section 11.3 shall bear interest from the second Banking Day following the date of demand for payment at the Default Rate.

          11.4 Nature of Banks' Obligations. The obligations of the Banks hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Managing Agent or the Banks or any of them pursuant hereto or thereto may, or may be deemed to, make the Banks a partnership, an association, a joint venture or other entity, either among themselves or with the Borrowers or any Affiliate of any of Borrowers. Each Bank's obligation to make any Advance pursuant hereto is several and not joint or joint and several, and in the case of the initial Advance only is conditioned upon the performance by all other Banks of their obligations to make initial Advances. A default by any Bank will not increase the Pro Rata Share of the Commitment attributable to any other Bank. Any Bank not in default may, if it desires, assume in such proportion as the nondefaulting Banks agree the obligations of any Bank in default, but is not obligated to do so. The Managing Agent agrees that it will use its best efforts either to induce the other Banks to assume the obligations of a Bank in default or to obtain another Bank, reasonably satisfactory to Borrowers, to replace such a Bank in default.

          11.5 Survival of Representations and Warranties. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans here-under and the execution and delivery of the Notes, and have been or will be relied upon by the Managing Agent and each Bank, notwithstanding any investigation made by the Managing Agent or any Bank or on their behalf.

          11.6 Notices. Except as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section 11.6. Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the fourth Banking Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telecopier, when sent; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

          11.7 Execution of Loan Documents. Unless the Managing Agent otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

     11.8  Binding Effect; Assignment.

               (a) This Agreement and the other Loan Documents to which Borrowers are a Party will be binding upon and inure to the benefit of Borrowers, the Managing Agent, each of the Banks, and their respective successors and assigns, except that, except as permitted in Section 6.3, Borrowers may not assign their rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Banks. Each Bank represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Bank). Any Bank may at any time pledge its Note or any other instrument evidencing its rights as a Bank under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Bank from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Bank hereunder absent foreclosure of such pledge.

               (b)  From time to time following the Closing
     Date, each Bank may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share of the Commitment; provided that (i) such Eligible Assignee, if not then a Bank or an Affiliate of the assigning Bank, shall be approved by each of the Managing Agent and Borrowers (neither of which approvals shall be unreasonably withheld or delayed), (ii) such assignment shall be evidenced by a Commitment Assignment and Acceptance, a copy of which shall be furnished to the Managing Agent as hereinbelow provided, (iii) except in the case of an assignment to an Affiliate of the assigning Bank, to another Bank or of the entire remaining Commit-ment of the assigning Bank, the assignment shall not assign a Pro Rata Share of the Commitment, that, when added to the pro rata share of the TEGP Loan Outstandings being concurrently assigned to the same Eligible Assignee, is equivalent to less than $5,000,000, (iv) assignment of a Pro Rata Share of the Commitment must be concurrent with an assignment to the same Eligible Assignee of the same pro rata share of the assigning Bank's pro rata share of the TEGP Loan Outstandings and (v) the effective date of any such assignment shall be as specified in the Commitment Assignment and Acceptance, but not earlier than the date which is five (5) Banking Days after the date the Managing Agent has received the Commitment Assignment and Acceptance. Upon the effective date of such Commitment Assignment and Acceptance, the Eligible Assignee named therein shall be a Bank for all purposes of this Agreement, with the Pro Rata Share of the Commitment therein set forth and, to the extent of such Pro Rata Share, the assigning Bank shall be released from its further obligations under this Agreement. Borrowers agree that they shall execute and deliver (against delivery by the assigning Bank to Borrowers of its Note) to such assignee Bank, a Note evidencing that assignee Bank's Pro Rata Share of the Commitment, and to the assigning Bank, a Note evidencing the remaining balance Pro Rata Share retained by the assigning Bank.

          (c) By executing and delivering a Commitment Assignment and Acceptance, the Eligible Assignee there-under acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share of the Commitment being assigned thereby free and clear of any adverse claim, the assigning Bank has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Bank has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Assignment and Acceptance;
     (iv) it will, independently and without reliance upon the Managing Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Managing Agent to take such action and to exercise such powers under this Agreement as are delegated to the Managing Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obliga-tions which by the terms of this Agreement are required to be performed by it as a Bank.

               (d) The Managing Agent shall maintain at the Managing Agent's Office a copy of each Commitment Assign-ment and Acceptance delivered to it and a register (the "Register") of the names and address of each of the Banks and the Pro Rata Share of the Commitment held by each Bank, giving effect to each Commitment Assignment and Acceptance. The Register shall be available during normal business hours for inspection by Borrowers or any Bank upon reasonable prior notice to the Managing Agent. After receipt of a completed Commitment Assignment and Accept-ance executed by any Bank and an Eligible Assignee, and receipt of an assignment fee of $2,500 from such Bank or Eligible Assignee, the Managing Agent shall, promptly following the effective date thereof, provide to Borrowers and the Banks a revised Schedule 1.1 giving effect there-to. Borrowers, the Managing Agent and the Banks shall deem and treat the Persons listed as Banks in the Register as the holders and owners of the Pro Rata Share of the Commitment listed therein for all purposes hereof, and no assignment or transfer of any such Pro Rata Share of the Commitment shall be effective, in each case unless and until a Commitment Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by the Managing Agent and recorded in the Register as provided above. Prior to such recordation, all amounts owed with respect to the applicable Pro Rata Share of the Commitment shall be owed to the Bank listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Bank shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Pro Rata Share of the Commitment.

               (e)  Each Bank may from time to time grant
     participations to one or more banks or other financial institutions (including another Bank) in a portion of its Pro Rata Share of the Commitment; provided, however, that
     (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the perfor-mance of such obligations, (iii) the participating banks or other financial institutions shall not be a Bank hereunder for any purpose except, if the participation agreement so provides, for the purposes of Sections 3.8, 3.9, 11.11 and 11.22 but only to the extent that the cost of such benefits to Borrowers does not exceed the cost which Borrowers would have incurred in respect of such Bank absent the participation, (iv) Borrowers, the Managing Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement,
     (v) the participation interest shall be expressed as a percentage of the granting Bank's Pro Rata Share of the Commitment as it then exists and shall not restrict an increase in the Commitment, or in the granting Bank's Pro Rata Share of the Commitment, so long as the amount of the participation interest is not affected thereby, (vi) a participation in a percentage of the granting Bank's Pro Rata Share of the Commitment must be concurrent with a participation granted to the same participant of the same percentage of the granting Bank's pro rata share of the TEGP Loan Outstandings and (vii) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A) extend the Initial Reduction Date, the Maturity Date or any other date upon which any payment of money is due to the Banks, (B) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to the Banks, (C) reduce the amount of any installment of principal due under the Notes, or
     (D) release any material portion of the Collateral (except as otherwise expressly provided for in any Loan Document).

               (f)  Notwithstanding anything in this
     Section 11.8 to the contrary, the rights of the Banks to make assignments of, and grant participations in, their Pro Rata Shares of the Commitment shall be subject to the approval of any Gaming Board, to the extent required by applicable Gaming Laws, and to compliance with applicable securities laws.

          11.9 Right of Setoff. If an Event of Default has occurred and is continuing, the Managing Agent or any Bank (but in each case only with the consent of the Requisite Banks) may exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and, to the extent permitted by applicable Laws, apply any funds in any deposit account main-tained with it by Borrowers and/or any Property of Borrowers in its possession against the Obligations.

          11.10 Sharing of Setoffs. Each Bank severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrowers, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Bank, through any means, receives in pay-ment of the Obligations held by that Bank, then, subject to applicable Laws: (a) the Bank exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such pay-ment shall purchase, and shall be deemed to have simultaneously purchased, from the other Bank a participation in the Obliga-tions held by the other Bank and shall pay to the other Bank a purchase price in an amount so that the share of the Obliga-tions held by each Bank after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Banks share any payment obtained in respect of the Obligations ratably in accordance with each Bank's share of the Obligations immedi-ately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Bank by Borrowers or any Person claiming through or succeeding to the rights of Borrowers, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Bank that purchases a participation in the Obligations pursuant to this Section 11.10 shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Bank were the original owner of the Obligations purchased. Borrowers expressly consent to the foregoing arrangements and agree that any Bank holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Bank were the original owner of the Obligation purchased.

          11.11 Indemnity by Borrowers. Borrowers agree to indemnify, save and hold harmless the Managing Agent and each Bank and their directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against:
(a) any and all claims, demands, actions or causes of action (except a claim, demand, action, or cause of action for any amount excluded from the definition of "Taxes" in
Section 3.12(d)) if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Borrowers, their Affiliates or any of their officers, directors or stockholders relating to the Commitment, the use or contemplated use of proceeds of any Loan, or the relationship of Borrowers and the Banks under this Agreement; (b) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) any and all liabilities, losses, costs or expenses (including reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrowers, but the failure to so promptly notify Borrowers shall not affect Borrowers' obligations under this Section unless such failure materially prejudices Borrowers' right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by Borrowers in writing) contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrowers to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrowers may be liable for payment of indemnity hereunder shall give Borrowers written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrowers' prior consent (which shall not be unreasonably withheld or delayed). In connection with any claim, demand, action or cause of action covered by this
Section 11.11 against more than one Indemnitee, all such Indem-nitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the Indemnitees and reasonably acceptable to Borrowers; provided, that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reason-ably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to Borrowers, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and further provided that the Managing Agent (as an Indemnitee) shall at all times be enti-tled to representation by separate legal counsel (which may be a law firm or attorneys employed by the Managing Agent or a combination of the foregoing). Any obligation or liability of Borrowers to any Indemnitee under this Section 11.11 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Banks.

          11.12 Nonliability of the Banks. Borrowers acknowl-edge and agree that:

               (a)  Any inspections of any Property of
     Borrowers made by or through the Managing Agent or the Banks are for purposes of administration of the Loan only and Borrowers are not entitled to rely upon the same (whether or not such inspections are at the expense of Borrowers);

               (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Managing Agent or the Banks pursuant to the Loan Docu-ments, neither the Managing Agent nor the Banks shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Managing Agent or the Banks;

               (c) The relationship between Borrowers and the Managing Agent and the Banks is, and shall at all times remain, solely that of borrowers and lenders; neither the Managing Agent nor the Banks shall under any circumstance be construed to be partners or joint venturers of Borrowers or their Affiliates; neither the Managing Agent nor the Banks shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrowers or their Affiliates, or to owe any fiduciary duty to Borrowers or their Affiliates; neither the Managing Agent nor the Banks undertake or assume any responsibility or duty to Borrowers or their Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrowers or their Affiliates of any matter in connection with their Property or the operations of Borrowers or their Affiliates; Borrowers and their Affiliates shall rely entirely upon their own judg-ment with respect to such matters; and any review, inspec-tion, supervision, exercise of judgment or supply of information undertaken or assumed by the Managing Agent or the Banks in connection with such matters is solely for the protection of the Managing Agent and the Banks and neither Borrowers nor any other Person is entitled to rely thereon; and

               (d) The Managing Agent and the Banks shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrowers and/or its Affiliates and Borrowers hereby indemnify and hold the Managing Agent and the Banks harmless on the terms set forth in Section 11.11 from any such loss, damage, liability or claim.

          11.13 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrowers, the Managing Agent and the Banks in connection with the Loans, and is made for the sole benefit of Borrowers, the Managing Agent and the Banks, and the Managing Agent's and the Banks' successors and assigns. Except as provided in Sections 11.8 and 11.11, no other Person shall have any rights of any nature hereunder or by reason hereof.

          11.14 Confidentiality. Each Bank agrees to hold any confidential information that it may receive from Borrowers pursuant to this Agreement in confidence, except for disclo-sure: (a) to other Banks; (b) to legal counsel and accountants for Borrowers or any Bank; (c) to other professional advisors to Borrowers or any Bank, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.14; (d) to regulatory officials having jurisdiction over that Bank; (e) to any Gaming Board having regulatory jurisdiction over Parent or its Subsidiaries, provided that each Bank agrees to use its best efforts to notify Borrowers of any such disclosure unless prohibited by applicable Laws; (f) as required by Law or legal process or in connection with any legal proceeding to which that Bank and any of Borrowers are adverse parties; and (g) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Bank's interests hereunder or a participation interest in its Note, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.14. For purposes of the foregoing, "confidential information" shall mean any information respecting Parent or its Subsidiaries reasonably considered by Borrowers to be confidential, other than
(i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Bank, and (iii) information previously disclosed by Borrowers to any Person not associated with Borrowers without a confidentiality agreement or obligation substantially similar to this Section 11.14. Noth-ing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Managing Agent or the Banks to Borrowers.

          11.15 Further Assurances. Borrowers and the Significant Subsidiaries shall, at their expense and without expense to the Banks or the Managing Agent, do, execute and deliver such further acts and documents as the Requisite Banks or the Managing Agent from time to time reasonably require for the assuring and confirming unto the Banks or the Managing Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

          11.16 Integration. This Agreement, together with the other Loan Documents and the letter agreements referred to in Sections 3.2, 3.3 and 3.5, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Managing Agent or the Banks in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

          11.17 Governing Law. Except to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of California.

          11.18 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

          11.19 Headings. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

          11.20 Time of the Essence. Time is of the essence of the Loan Documents.

          11.21 Foreign Banks and Participants. Each Bank that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia shall deliver to Borrowers (with a copy to the Managing Agent), within twenty (20) days after the Closing Date (or after accepting an assignment or receiving a participation interest herein pursuant to Section 11.8, if applicable) two duly completed copies, signed by a Responsible Official, of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all payments to be made to such Bank by Borrowers pursuant to this Agreement) or Form 4224 (relating to all payments to be made to such Bank by the Borrowers pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (including, if reasonably necessary, Form W-9) satisfactory to Borrowers and the Managing Agent that no withholding under the federal income tax laws is required with respect to such Bank. Thereafter and from time to time, each such Bank shall (a) promptly submit to Borrowers (with a copy to the Managing Agent), such additional duly com-pleted and signed copies of one of such forms (or such succes-sor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrowers and the Managing Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Bank by Borrowers pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Eurodollar Lending Office, if any) to avoid any requirement of applicable Laws that Borrowers make any deduction or withholding for taxes from amounts payable to such Bank. In the event that Borrowers or the Managing Agent become aware that a participation has been granted pursuant to Section 11.8(e) to a financial institution that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, then, upon request made by Borrowers or the Managing Agent to the Bank which granted such participation, such Bank shall cause such participant financial institution to deliver the same documents and information to Borrowers and the Managing Agent as would be required under this Section if such financial institution were a Bank.

          11.22 Hazardous Material Indemnity. Each of Borrowers hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Managing Agent) the Managing Agent and each of the Banks and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by the Managing Agent or any Bank, and expenses to the extent that the defense of any such action has not been assumed by Borrowers), arising directly or indirectly out of (i) the presence on, in, under or about any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and (ii) any activity carried on or undertaken on or off any Real Property by Borrowers or any of its predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrowers or any predecessor in title or any employees, agents, contractors or subcon-tractors of Borrowers or any predecessor in title, or any third persons at any time occupying or present on any Real Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on, in, under or about any Real Property. The foregoing indemnity shall further apply to any residual contamination on, in, under or about any Real Property, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on any Real Property, the presence of which is caused by the Managing Agent or the Banks. Borrowers hereby acknowledge and agree that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrowers under this Section (and under Sections 4.18 and 5.14) shall be unlimited corporate obligations of Borrowers and shall not be secured by any deed of trust on any Real Property. Any obligation or liability of Borrowers to any Indemnitee under this Section 11.22 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Banks.

          11.23 Gaming Boards. The Managing Agent and each of the Banks agree to cooperate with all Gaming Boards in connec-tion with the administration of their regulatory jurisdiction over Borrowers and its Subsidiaries, including the provision of such documents or other information as may be requested by any such Gaming Board relating to Parent or any of its Subsidiaries or to the Loan Documents.

          11.24 Joint and Several. Each of Borrowers shall be obligated for all of the Obligations on a joint and several basis, notwithstanding which of Borrowers may have directly received the proceeds of any particular Loan or the benefit of a particular Letter of Credit. Each of Borrowers acknowledges and agrees that, for purposes of the Loan Documents, Borrowers constitute a single integrated financial enterprise and that each receives a benefit from the availability of credit under this Agreement to all of Borrowers. Each of Borrowers waive all defenses arising under the Laws of suretyship, to the extent such Laws are applicable, in connection with its joint and several obligations under this Agreement. Without limiting the foregoing, each of Borrowers agrees to the Joint Borrower Provisions set forth in Exhibit P, incorporated by this reference.

          right to remove a Bank as a party to this Agreement in accordance with this Section (a) under the circumstances set forth in Sections 2.11, 3.8, 3.9 and 3.13(d), (b) if such Bank is the subject of a Bank Disqualification and (c) upon the occurrence of any event or circumstance which allows TEGP to remove the same Bank as a party to the TEGP Loan Agreement; provided that (i) no Default or Event of Default then exists and (ii) such Bank is concurrently removed as a party to the TEGP Loan Agreement pursuant to Section 8.20 thereof. If Borrowers are so entitled to remove a Bank pursuant to this Section either:

          (x) Upon notice from Borrowers, the Bank being removed shall execute and deliver a Commitment
          Assignment and Acceptance covering that Bank's
          Pro Rata Share of the Commitment and that Bank's
          Pro Rata Share of the TEGP Loan Outstandings in favor of one or more Eligible Assignees designated by Borrowers (and acceptable to the Managing Agent, which acceptance shall not be unreasonably delayed or withheld) and which Eligible Assignees shall have identical percentage interests in the Commitment and the TEGP Loan Outstandings, subject to (i) payment of a purchase price by such Eligible Assignee equal to all principal and accrued interest, fees and other amounts payable to such Bank under this Agreement and the TEGP Loan Agreement through the date of assignment and (ii) the written release of the Issuing Bank and the Swing Line Bank of such Bank's obligations under Sections 2.4(c) and 2.10(d) or delivery by such Eligible Assignee of such appropriate assurances and indemnities (which may include letters of credit) as such Bank may reasonably require with respect to its participation interest in any Letters of Credit then outstanding or any Swing
          Line Outstandings; or

          (y) Borrowers may reduce the Commitment pursu-ant to Section 2.5 (and, for this purpose, the numerical requirements of such Section shall not apply) by an amount equal to that Bank's
          Pro Rata Share of the Commitment, pay and pro-vide to such Bank the amounts, assurances and indemnities described in subclauses (i) and (ii) of clause (x) above and release such Bank from its Pro Rata Share of the Commitment, provided that concurrently therewith, the TEGP Loan
          Outstandings are reallocated in the manner described in Section 8.20(b) of the TEGP Loan
          Agreement. In the event that the Commitment is reduced pursuant to this clause (y), subsequent
          Reduction Amounts shall be reduced by a
          proportional amount.

          11.26 Termination; Release of Liens. Upon (a) the expiration or termination of the Commitment, (b) the full and final payment in Cash of the Loans, all interest and fees with respect thereto, (c) the reimbursement of all draws under Letters of Credit and the payment of all fees with respect thereto, (d) the expiration of all Letters of Credit or the deposit of Cash collateral with the Issuing Bank in the effective face amount thereof, (e) the payment of all amounts then demanded by any Bank or indemnitee under Sections 3.8, 3.9, 11.11 and 11.22 and (f) the payment of all other amounts then due under the Loan Documents, the Managing Agent is hereby authorized by the Banks to, and the Managing Agent shall, upon the request of Borrowers, execute and deliver to Borrowers discharges from further compliance with the covenants contained in Articles 5, 6 and 7 and releases of the Liens created by the Collateral Documents, and shall return any Property pledged to the Managing Agent as Collateral for the Obligations, notwithstanding the survival of any provisions of this Agreement herein provided for.

          11.27 Other Lien Releases. In addition to the provisions of Section 11.26, each of the Banks hereby authorizes the Managing Agent to, and the Managing Agent shall, release any Lien granted to or held by the Managing Agent upon any Collateral (i) sold, transferred or otherwise disposed of in connection with any transaction not prohibited by the Loan Documents, (ii) constituting Property leased to Parent or its Subsidiaries under a lease which has expired or been terminated in a transaction not prohibited by the Loan Documents or which will concurrently expire and which has not been, and is not intended by Parent or the relevant Subsidiary to be, renewed or extended, (iii) consisting of an instrument, if the Indebtedness evidenced by such instrument has been finally repaid in full and (iv) if approved or consented to by those of the Banks required by Section 11.2. If the Collateral so released consists of capital stock of a Significant Subsidiary, then the Managing Agent shall concurrently also release such Significant Subsidiary from its obligations under the Subsidiary Guaranty. Upon the request of the Managing Agent, each Bank shall promptly provide written confirmation of the authority of the Managing Agent to release such Liens upon any one or more items of Collateral under this Section.

          11.28 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          11.29  Purported Oral Amendments.  BORROWERS
EXPRESSLY ACKNOWLEDGE THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWERS AGREE THAT THEY WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PER-FORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE MANAGING AGENT OR ANY BANK THAT DOES NOT COMPLY WITH
SECTION 11.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AZTAR CORPORATION


By:        CRAIG F. SULLIVAN
           Craig F. Sullivan
               Treasurer


ADAMAR OF NEW JERSEY, INC.


By:        CRAIG F. SULLIVAN
           Craig F. Sullivan
               Treasurer


RAMADA EXPRESS, INC.


By:        CRAIG F. SULLIVAN
           Craig F. Sullivan
               Treasurer


Address for all the foregoing:

Aztar Corporation
2390 East Camelback Road
Suite 400
Phoenix, Arizona 85016

Attn:  Craig F. Sullivan
       Treasurer

Telecopier:  (602) 381-4108
Telephone:   (602) 381-4113


BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION, as Managing Agent


By: PEGGY A. FUJIMOTO
    Peggy A. Fujimoto
    Vice President


Address:

Bank of America National Trust and
Savings Association
Global Agency #5596
1455 Market Street, 13th Floor
San Francisco, California 94103

Attn: Peggy A. Fujimoto

Telecopier:  (415) 622-4894
Telephone:   (415) 622-4835


BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION, as a Bank


By: JON VARNELL
    Jon Varnell, Vice President


Address:

Bank of America National Trust and
Savings Association
555 South Flower Street, #3283
Los Angeles, California  90071

Attn:  Jon Varnell, Vice President

Telecopier:  (213) 228-2641
Telephone:   (213) 228-6181


With a copy to:

Bank of America National Trust and
Savings Association
555 South Flower Street (LA-5777)
Los Angeles, California  90071

Attn:  William Newby
       Vice President

Telecopier:  (213) 228-3145
Telephone:   (213) 228-2438



BANKERS TRUST COMPANY, as Co-Managing
Agent and a Bank



By  ROBERT R. TELESCA

______________________________________
   Robert R. Telesca
   Assistant Vice President

Address:

Bankers Trust Company
1 Bankers Trust Plaza
130 Liberty Street
New York, New York  10006

Attention:  Mary Jo Jolly
            Assistant Vice President

Telecopier:    (212) 250-6576
Telephone:     (212) 250-5860
with a copy to:

Bankers Trust Company
300 South Grand Avenue, 41st Floor
Los Angeles, California 90071

Attention: Robert I. Bernstein
           Vice President

Telecopier:    (213) 620-8484
Telephone:     (213) 620-8173



BANK ONE, ARIZONA, N A, as a Co-Agent
and a Bank



By CLIFFORD PAYSON
   Clifford Payson
   Vice President

Address:

Bank One, Arizona, N.A.
201 North Central Avenue
Phoenix, Arizona  85004

Attention:  Clifford Payson
            Vice President

Telecopier:    (602) 221-2632
Telephone:     (602) 221-1773

CREDIT LYONNAIS LOS ANGELES BRANCH, as
a Co-Agent and a Bank



By T. VINCENT
   Thierry Vincent
   Vice President

Address:

Domestic Lending Office
Credit Lyonnais Los Angeles Branch
515 South Flower Street, 22nd Floor
Los Angeles, California  90071

Attention:  David L. Miller
            Vice President

Telecopier:    (213) 623-3437
Telephone:     (213) 362-5956



CREDIT LYONNAIS CAYMAN ISLAND BRANCH,
as a Co-Agent and a Bank



By T. VINCENT
   Thierry Vincent
   Authorized Signatory

Address:

Eurodollar Lending Office
Credit Lyonnais Cayman Island Branch
c/o Credit Lyonnais Los Angeles Branch
515 South Flower Street, 22nd Floor
Los Angeles, California  90071

Attention:  David L. Miller
            Vice President

Telecopier:    (213) 623-3437
Telephone:     (213) 362-5956

SOCIETE GENERALE, as a Lead Manager
and a Bank



By DONALD L. SCHUBERT
   Donald L. Schubert
   Vice President

Address:

Societe Generale
2029 Century Park East, Suite 2900
Los Angeles, California  90067

Attention:  Donald L. Schubert
            Vice President

Telecopier:    (310) 551-1537
Telephone:     (310) 788-7104



MIDLANTIC BANK, N.A.,
as a Lead Manager and a Bank



By DENISE D. KILLEN
   Denise D. Killen
   Vice President

Address:

Midlantic Bank, N.A.
6000 Midlantic Drive
Mt. Laurel, New Jersey 08054-6000

Attention:  Denise D. Killen
            Vice President

Telecopier:    (609) 778-2673
Telephone:     (609) 778-2683



THE DAIWA BANK, LIMITED, as a Bank



By DAVID M. LAWRENCE
   David M. Lawrence
   Vice President and Manager


By F. GLENN HARVEY
   F. Glenn Harvey
   Vice President

Address:

The Daiwa Bank, Limited
800 West 6th Street, Suite 950
Los Angeles, California  90017

Attention:  F. Glenn Harvey
            Vice President

Telecopier:    (213) 623-4629
Telephone:     (213) 623-7205



BANK OF SCOTLAND, as a Bank



By CATHERINE M. ONIFFREY
   Catherine M. Oniffrey
   Vice President

Address:

Bank of Scotland
565 Fifth Avenue
New York, New York  10017

Attention:  Catherine M. Oniffrey
            Vice President

Telecopier:    (212) 557-9460
Telephone:     (212) 450-0872



FIRST SECURITY BANK OF IDAHO, N.A., as
a Bank



By VICTOR W. GILLETT
   Victor W. Gillett
   Vice President.

Address:

First Security Bank of Idaho, N.A.
119 North 9th Street
Boise, Idaho  83702

Attention:  Victor W. Gillett
            Vice President

Telecopier:    (208) 393-2472
Telephone:     (208) 393-2166



BANK OF AMERICA NEVADA, as a Bank



By ALAN F. GORDON
   Alan F. Gordon
   Vice President

Address:

Bank of America Nevada
Commercial Banking Division
300 South Fourth Street, Suite 200
Las Vegas, Nevada  89101

Attention:  Alan F. Gordon
            Vice President

Telecopier:    (702) 654-7158
Telephone:     (702) 654-7144

                           EXHIBIT A

             COMMITMENT ASSIGNMENT AND ACCEPTANCE


          This COMMITMENT ASSIGNMENT AND ACCEPTANCE
("Assignment") dated as of ____________, 19___ is made with reference to the following loan agreements:

          A. That certain Reducing Revolving Loan Agreement dated as of October 4, 1994 (as amended, extended, renewed, supplemented or otherwise modified from time to time, the "Aztar Loan Agreement") by and among Aztar Corporation, a Delaware corporation, Adamar of New Jersey, Inc., a New Jersey corporation, and Ramada Express, Inc., a Nevada corporation (collectively, "Borrowers," and individually, "Borrower"), the lenders from time to time party thereto (the "Banks"), Societe Generale and Midlantic Bank, N.A., as Lead Managers, Bank One, Arizona, N A and Credit Lyonnais, as Co-Agents, Bankers Trust Company, as Co-Managing Agent, and Bank of America National Trust and Savings Association, as Managing Agent for itself and for the Banks; and

          B. That certain Second Amended and Restated Loan Agreement dated as of October 4, 1994 (as amended, extended, renewed, supplemented or otherwise modified from time to time, the "TEGP Loan Agreement") by and among Tropicana Enterprises, a Nevada general partnership ("TEGP"), Hotel Ramada of Nevada, a Nevada corporation ("HRN"), the Banks, Societe Generale and Midlantic Bank, N.A., as Lead Managers, Bank One, Arizona, N A and Credit Lyonnais, as Co-Agents, Bankers Trust Company, as Co-Managing Agent, and Bank of America National Trust and Savings Association, as Managing Agent for itself and for the Banks.

          This Assignment is entered into between
_______________, the "Assignor" in its capacity as a Bank under the Aztar Loan Agreement and as a Bank under the TEGP Loan Agreement, and _________________, the "Assignee." The Assignor and Assignee hereby represent, warrant and agree as follows:

          1. Definitions. Capitalized terms used but otherwise not defined herein shall have the respective meanings assigned to them in the Loan Agreements. In addition, as used in this Assignment, the following capitalized terms shall have the meanings set forth below:

          "Assigned Aztar Pro Rata Share" means that interest in and to all the Assignor's rights and obligations under the Aztar Loan Agreement as of the date hereof which represents the percentage interest specified in Item 2 of Schedule A to this Assignment.

          "Assigned TEGP Pro Rata Share" means that interest in and to all the Assignor's rights and obligations under the TEGP Loan Agreement as of the date hereof which represents the percentage interest specified in Item 2 of Schedule A to this Assignment.

          "Aztar Loan Documents" means the "Loan Documents" as such term is defined in the Aztar Loan Agreement.

          "Aztar Note" means a Note issued by Borrowers pursuant to the Aztar Loan Agreement.

          "Effective Date" means the effective date of this Assignment as determined in accordance with Section 10 of this Assignment.

          "Loan Agreements" means, collectively, the Aztar Loan
Agreement and the TEGP Loan Agreement.

          "TEGP Loan Documents" means "Loan Documents" as such term is defined in the TEGP Loan Agreement.

          "TEGP Note" means a Note issued by TEGP pursuant to the TEGP Loan Agreement.

          2.  Representations and Warranties of the Assignor.
The Assignor represents and warrants as follows:

               (a) The Assignor is the legal and beneficial owner of the Assigned Aztar Pro Rata Share and the Assigned TEGP Pro Rata Share. The Assigned Aztar Pro Rata Share and the Assigned TEGP Pro Rata Share are each free and clear of any adverse claim.

               (b) The Assignor has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and any and all other documents required to be executed by it in connection with this Assignment and to fulfill its obligations under, and to consummate the transactions contemplated by this Assignment, and no governmental authorizations or other authorizations are required in connection herewith.

               (c)  The Assignor makes no representation or
warranty and assumes no responsibility with respect to the financial condition of the Borrowers or their Subsidiaries, TEGP or HRN, the performance by Borrowers or their Subsidiaries of the obligations or the performance by TEGP or HRN of their respective obligations under the TEGP Loan Agreement and the other TEGP loan documents, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreements or the execution, legality, validity, enforceability, genuineness, or sufficiency of either Loan Agreement or any loan document other than as expressly set forth above.

               (d)  This Assignment constitutes the legal,
valid and binding obligation of the Assignor.

          3.   Representations and Warranties of the Assignee.
The Assignee represents and warrants as follows:

               (a) The Assignee has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and any and all other documents required to be executed by it in connection with this Assignment and to fulfill its obligations under, and to consummate the transactions contemplated by this Assignment, and no governmental authorizations or other authorizations are required in connection herewith.

               (b) The Assignee has independently and without reliance upon the Managing Agent or the Assignor and based on such documents and information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Assignment. The Assignee will, independently and without reliance upon the Managing Agent or any Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Aztar Loan Agreement and/or the TEGP Loan Agreement.

               (c)  The Assignee has received copies of the
Loan Agreements together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment.

               (d)  The Assignee is an Eligible Assignee.

               (e)  The Assignee will perform in accordance
with their respective terms all of the obligations which, by the terms of the Loan Agreements, are required to be performed by it as a Bank.

               (f)  This Assignment constitutes the legal,
valid and binding obligation of the Assignor.

          4. Assignment. On the terms set forth herein, the Assignor, as of the Effective Date, hereby irrevocably sells, and assigns and transfers to the Assignee all of the rights and obligations of the Assignor under (a) the Aztar Loan Agreement, the other Aztar Loan Documents and Assignor's Aztar Note to the extent of the Assigned Aztar Pro Rata Share, and (b) the TEGP Loan Agreement, the TEGP Loan Documents and the Assignor's TEGP Note, to the extent of the Assigned TEGP Pro Rata Share, and the Assignee irrevocably accepts such assignment of the rights and assumes such obligations from the Assignor on such terms as of the Effective Date. As of the Effective Date, the Assignee shall have the rights and obligations of a "Bank" under the Aztar Loan Documents and the TEGP Loan Documents, respectively, and the Assignor shall to the extent provided in this Assignment relinquish such rights and interest and be released from such liabilities, duties and obligations under the Aztar Loan Documents and the TEGP Loan Documents, respectively. The Assignee hereby appoints and authorizes the Managing Agent, the Issuing Bank, and Swing Line Bank, as the case may be, to take such action and to exercise such powers as delegated to the Managing Agent, the Issuing Bank, and Swing Line Bank, as applicable, as are delegated by the Loan Agreements.

          5.   Payments.

               (a)  As of the Effective Date, the Assignee
shall pay to the Assignor, in immediately available funds, an amount equal to the outstanding indebtedness owed to it by the Borrowers under the Loan Agreements with respect to the Assigned Aztar Pro Rata Share and the Assigned TEGP Pro Rata Share.
               (b)  From and after the Effective Date, the
Agent shall make all payments under the Loan Agreements in respect of the Assigned Aztar Pro Rata Share and the Assigned TEGP Pro Rata Share (including without limitation, all payments of principal, interest and fees, if applicable, with respect to thereto) to the Assignee. The Assignee and the Assignor shall make all appropriate adjustments in payments under the Loan Agreements for periods prior to the Effective Date between themselves.

          6. Notes. The Assignor and the Assignee shall make appropriate arrangements with the Borrowers and TEGP concurrently with the execution and delivery hereof so that a replacement or a new Aztar Note and TEGP Note are issued to the Assignor and the Assignee as applicable reflecting their respective Aztar Pro Rata Share and TEGP Pro Rata Share.

          7. Notices. All communications among the parties or notices in connection herewith shall be in writing and may be hand delivered, telexed, sent by telecopy, U.S. mail or courier service, to the notice address as set forth on the signature pages hereof.

          8. Counterparts. The Assignment may be executed in any number of counterparts as by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          9. Governing Law. THIS ASSIGNMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA without reference to the provisions thereof regarding conflicts of law.

          10. Effective Date. This Assignment shall become effective on the date (the "Effective Date") upon which all of the following conditions are satisfied, provided that for all purposes hereof, the term "Settlement Date" (as used in Schedule "A" hereto) means the later of (i) the Settlement Date referred to in Schedule A and (ii) the Effective Date: (i) the execution of a counterpart hereof by each of the Assignor and the Assignee; (ii) the execution of a counterpart hereof by the Borrowers, TEGP, HRN and the Managing Agent as evidence of their consent hereto to the extent required under Section 11.8(b) of the Aztar Loan Agreement and Section 10.3(b) of the TEGP Loan Agreement; (iii) the receipt by Managing Agent of the processing and recordation fee referred to in Section 11.8 of the Aztar Loan Agreement; (iv) the Assignee shall have been (or shall be deemed to have been) recorded in the Register as provided in Section 11.8(d) of the Aztar Loan Agreement and
Section 10.3(d) of the TEGP Loan Agreement; (v) in the event the Assignee is a not a United States person, the delivery by the Assignee to the Managing Agent of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as the Assignee may be required to deliver to Managing Agent pursuant to Section 11.21 of the Aztar Loan Agreement and Section 10.8 of the TEGP Loan Agreement, and (vi) the receipt by the Managing Agent of originals or telecopies of the counterparts described above and authorization of delivery thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their respective officials, officers or agents thereunto duly authorized, such execution being made as of the Effective Date in the applicable spaces provided on Schedule A.

                          SCHEDULE A
          TO THE COMMITMENT ASSIGNMENT AND ACCEPTANCE

1. Name and Date of Loan Agreement: Aztar Reducing Revolving Loan Agreement dated as of October 4, 1994, as further defined in Paragraph A of this Assignment and the TEGP Second Amended and Restated Loan Agreement dated as of October 4, 1994, as further defined in Paragraph B of this Assignment.
2.  Assigned Portions:

                                Aztar            TEGP
                           Revolving Credit    Term Loan
                           Commitment

(a) Aggregate Commitments/
    Loans of All Banks      $___________    $___________
(b) Assigned Pro Rata Share  ___________%    __________%
(c) Amount of Assigned
       Pro Rata Share       $___________    $___________

3.  Settlement Date: _______________, 199

4.  Payment Instructions:
    ASSIGNOR:                      ASSIGNEE:

    ______________________         __________________________
    ______________________         __________________________
    ______________________         __________________________
    Attn:_________________         Attn:_____________________
    Ref: _________________         Ref: _____________________

5:  Notice Address:
    ASSIGNOR:                      ASSIGNEE:

    ______________________         __________________________
    ______________________         __________________________
    ______________________         __________________________
    Attn:_________________         Attn:_____________________
    Ref: _________________         Ref: _____________________
    Tel: _________________         Tel: _____________________
    Fax: _________________         Fax: _____________________

6:  SIGNATURES:
    [NAME OF ASSIGNOR]             [NAME OF ASSIGNEE]
     as ASSIGNOR                    as ASSIGNEE

    By: _____________________      By: ______________________
        _____________________          ______________________
        Printed Name & Title           Printed Name & Title

    Consented to in accordance     Consented to in accordance
    with Section 11.8 of the       with Section 10.3(b) of the
    Aztar Loan Agreement           TEGP Loan Agreement

    AZTAR CORPORATION,             TROPICANA ENTERPRISES,
    a Delaware corporation         a Nevada general partnership

    By: _____________________      By:  Adamar of Nevada, Inc.,
        _____________________          a Nevada corporation
        Printed Name & Title
                              Its:  General Partner

    RAMADA EXPRESS, INC.,
    a Nevada corporation           By: ________________________
                                  ________________________
    By: _____________________          Printed Name & Title
        _____________________
        Printed Name & Title
                              HOTEL RAMADA OF NEVADA,
                              a Nevada Corporation
  ADAMAR OF NEW JERSEY, INC.,
  a New Jersey corporation    By: ________________________
                                  ________________________
                                  Printed Name & Title
    By: _____________________
      _____________________
        Printed Name & Title


   BANK OF AMERICA NATIONAL TRUST
   AND SAVINGS ASSOCIATION,
   as Managing Agent

   By: ________________________
       ________________________
       Printed Name & Title

                           EXHIBIT B

                    COMPLIANCE CERTIFICATE


To:  BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
     AS ADMINISTRATIVE AGENT


          This Compliance Certificate is delivered with reference to that certain Reducing Revolving Loan Agreement dated as of October 4, 1994, among Aztar Corporation, a Delaware corporation ("Parent"), Adamar of New Jersey, Inc., a New Jersey corporation, and Ramada Express, Inc., a Nevada corporation (collectively, "Borrowers" and individually, "Borrower"), the Banks therein named, Societe Generale and MidLantic Bank, N.A., as Lead Managers, Bank One, Arizona, NA and Credit Lyonnais, as Co-Agents, Bankers Trust Company, as Co-Managing Agent, and Bank of America National Trust and Savings Association, as Managing Agent (as amended, extended, renewed, supplemented or otherwise modified from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined in this Compliance Certificate ("Certificate") shall have the meanings defined for them in the Loan Agreement. Section references herein relate to the Loan Agreement unless stated otherwise.

          This Certificate is delivered in accordance with
Section 7.2 of the Loan Agreement by a Senior Officer of Parent on behalf of Parent and the other Borrowers. This Certificate is delivered with respect to the Fiscal Quarter ended _________________, 199_ (the "Test Fiscal Quarter").
Computations indicating compliance with respect to the covenants contained in Sections 6.9, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17 and 6.18 of the Loan Agreement are set forth below:


of the last day of the Test Fiscal Quarter (the "Determination
Date"):

     A. Aggregate Indebtedness consisting of Capital Leases, or otherwise incurred to finance the purchase or construction of capital assets or to refinance such Indebtedness was $_________________.

          Maximum Permitted:       $15,000,000

     B. Aggregate notional amount of Indebtedness covered by one or more Secured Swap Agreements was $________________.

          Maximum Permitted:       $180,000,000


II.  Section 6.11 - Tangible Net Worth.  As of the
Determination Date, actual Tangible Net Worth was
$____________.

          Minimum Requirement:     $_________________

Component Calculations

     Actual Tangible Net Worth and minimum required Tangible
Net Worth as set forth above were calculated as follows:

     Actual Tangible Net Worth:

          Stockholders' Equity of Parent and its
          Subsidiaries                                  $______

          minus the aggregate Intangible
          Assets of Parent and its
          Subsidiaries                                 ($_____)

          Equals actual Tangible Net Worth              $______

     Minimum Required Tangible Net Worth: See Appendix I attached hereto.

III.  Section 6.12 - Debt Service Coverage.  As of the
Determination Date, Debt Service Coverage was ____:1:00.

               Minimum Requirement:  ____:1.00

          Debt Service Coverage is computed as follows:

          (a) the sum of (i) Annualized Adjusted
          EBITDA for the fiscal period consisting of
          the Test Fiscal Period plus the three
          immediately preceding Fiscal Quarters (the
          "Test Period") (as calculated below)         $______

          plus (ii) the greater of (A) Maintenance
          Capital Expenditures for the Test Period
          $_________ or (B) $15,000,000                $______

          minus (iii) Cash Income Taxes for the Test
          Period                                      ($______)

          (a) equals [(i) + (ii) - (iii)]              $______

          divided by (b) the sum of (i) Interest
          Charges for the Test Period (which is the sum of (x), (y) and (z) set forth below):

               (x) Cash Interest Expense for the Test
               Period (as calculated below)            $______

               plus (y) all interest currently
               payable in Cash incurred during the
               Test Period which is capitalized under
               Generally Accepted Accounting
               Principles                              $______

               plus (z) that portion of the
               rentals paid to TEGP by HRN
               during the Test Period which is
               designated and used to service
               interest payable under the TEGP
               Loan Agreement                          $_______

               equals Interest Charges [(x) +
               (y) + (z)]                              $_______

          plus (ii) the aggregate amount of required
          principal payments on Funded Debt for the
          Test Period                                  $______

          (b) equals [(i) + (ii)]                      $______

Debt Service Coverage equals [(a) / (b)]     ____:1.00

Component Calculations:  See Appendix I attached hereto.

IV.  Section 6.13 - Leverage Ratio.  As of the Determination
Date, the Leverage Ratio was ____:1.00.

               Maximum Permitted:  _____:1.00

          Leverage Ratio is computed as follows:

          (a) Average Quarterly Adjusted Funded Debt
          as of the Determination Date                  $______

          divided by (b) Annualized Adjusted EBITDA
          for the Test Period (as calculated in
          Paragraph III)                                $______

          equals Leverage Ratio [(a)/(b)]             ____:1.00

Component Calculations:  See Appendix I attached hereto.

V.  Section 6.14 - Capital Expenditures.

     A.   Maintenance Capital Expenditures for the Fiscal Year
(or portion thereof) ending on the Determination Date were $___________________.

          Maximum Permitted:  The sum of (x) and
          (y) set forth below:

          (x) = $30,000,000

          (y) = (i) $30,000,000 minus
          (ii) Maintenance Capital Expenditures made by Borrowers and the Restricted
          Subsidiaries for the immediately preceding
          Fiscal Year ($_______)

          equals [(i) - (ii)]                          $______

          Maximum Permitted:  [(x) + (y)]              $______

     B. As of the Determination Date, Capital Expenditures financed by Indebtedness permitted by Section 6.9(d) of the Loan Agreement were $______________.

               Maximum Permitted:       $15,000,000

     C.   As of the Determination Date, New Venture Capital
Expenditures permitted by Section 6.15 of the Loan Agreement were $________________.


VI. Sections 6.15 and 6.16 - New Venture Capital Expenditures and New Venture Investments.

     A. As of the Determination Date, the aggregate amount of Basket Expenditures made by Borrowers and the Restricted
Subsidiaries since the Closing Date was $_________.

          Maximum Permitted:       $____________  insert amount
                                   of New Venture Basket

Component Calculations:  See Appendix I attached hereto.

     B.   As of the Determination Date, the aggregate New
Venture Capital Expenditures and New Venture Investments in the
Evansville Project were $_______________.

          Maximum Permitted:  $115,000,000, provided
                              the Evansville
                              Commitment Date occurs
                              on or before
                              December 31, 1995

     C.   As of the Determination Date, the aggregate New
Venture Capital Expenditures and New Value Investments in the
Caruthersville Project were $______________.

          Maximum Permitted:  $65,000,000

     D.   As of the Determination Date, the aggregate New
Venture Capital Expenditures and New Venture Investments in the
Atlantic City Project were $_______________.

          Maximum Permitted:  _______________.

     E.   As of the Determination Date, the aggregate New
Venture Investments in Unrestricted New Venture Entities made since the Closing Date was $_______________.

          Maximum Permitted:       $50,000,000


VII. Section 6.17 - Investments. As of the Determination Date the aggregate value of Investments permitted by Section 6.17(m) of the Loan Agreement was $____________.

          Maximum Permitted:       $100,000


VIII. Section 6.18 - Subsidiary Indebtedness. As of the Determination Date and with respect to each of the following Significant Subsidiaries, if any, the aggregate amount of Indebtedness and Guaranty Obligations incurred in the ordinary course of such Significant Subsidiary's business and not otherwise permitted by Sections 6.18(a) through (e) ("Non-Excluded Subsidiary Debt") was that amount set forth opposite such Significant Subsidiary:

                                                    Amount of
                                                  Non-Excluded
          Significant Subsidiary                Subsidiary Debt

          ____________________________          $______________
          ____________________________          $______________
          ____________________________          $______________
          ____________________________          $______________

          Maximum Permitted:       $500,000 per Significant
                                   Subsidiary


IX. A review of the activities of Borrowers and their Subsidiaries during the fiscal period covered by this Certificate has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrowers and their Restricted Subsidiaries performed and observed all of their respective Obligations. To the best knowledge of the undersigned, during the fiscal period covered by this Certificate, all covenants and conditions have been so performed and observed and no Default or Event of Default has occurred and is continuing, with the exceptions set forth below in response to which Borrowers and the Restricted Subsidiaries have taken or propose to take the following actions (if none, so state).
_______________________________________________________________
_______________________________________________________________
_______________________________________________________________
_______________________________________________________________


X. The undersigned Senior Officer of Parent certifies that the calculations made and the information contained herein are derived from the books and records of Borrowers and their Subsidiaries, as applicable, and that each and every matter contained herein correctly reflects those books and records.


XI. To the best knowledge of the undersigned no event or circumstance has occurred that constitutes a Material Adverse Effect since the date the most recent Compliance Certificate was executed and delivered, with the exceptions set forth below (if none, so state).
_______________________________________________________________
_______________________________________________________________
_______________________________________________________________
_______________________________________________________________


Dated:  _______________, 199__



_________________________________

_________________________________
Printed Name and Title of Senior
Officer of Aztar Corporation

                          Appendix I
                              to
                    Compliance Certificate



Paragraph II

          Minimum Required Tangible Net Worth is calculated as follows:

     Minimum Required Tangible Net Worth:

          (a) $305,000,000                              $______

          plus (b) an amount equal to Net Income
          earned in each Fiscal Quarter ending after June 30, 1994 (with no deduction for a net loss in any such Fiscal Quarter) equals
          $________ multiplied by 50%

                                                        $______

          plus (c) an amount equal to the aggregate
          increases in Stockholders' Equity of Parent
          and the Restricted Subsidiaries after the
          Closing Date by reason of the issuance of
          capital stock of Parent (including upon any
          conversion of debt securities of Parent
          into such capital stock) $_____________
          multiplied by 75%                             $______

          equals minimum required Tangible Net Worth
          [(a)+(b)+(c)]                                 $______


Paragraph III

Annualized Adjusted EBITDA - Component Calculations

     Annualized Adjusted EBITDA as of the Determination Date is calculated as follows:

          (a) Adjusted EBITDA for the Test Period      $_______

          plus (b) with respect to any Test Period
          in which the Evansville Project or the
          Caruthersville Project (whichever or both
          is applicable, the "Project") is open
          for business for at least one (1) full
          Fiscal Quarter but less than four (4) full
          Fiscal Quarters, such amount as is
          necessary to reflect the annualization of
          Adjusted EBITDA attributable to the
          Project                                      $_____

          equals Annualized Adjusted EBITDA
          [(a)+(b)]                                    $_______

Adjusted EBITDA - Component Calculations

     Adjusted EBITDA for the Test Period is calculated as follows, in each case as determined in accordance with Generally Accepted Accounting Principles, and in the case of items (d), (e), (f), (g), (h) and (i) only to the extent reflected in the determination of item (a) for such Test
Period:

          (a)  Consolidated net income of Borrowers
          and the Restricted Subsidiaries ("Net
          Income") for the Test Period                 $_______

          plus (b) any extraordinary loss reflected
          in Net Income for the Test Period            $_______

          minus (c) any extraordinary gain  reflected
          in Net Income for the Test Period           ($______)

          plus (d) Interest Expense for the Test
          Period (which is the sum of (x) and (y)
          set forth below)

               (x) all interest, fees, charges and
               related expenses paid or payable
               (without duplication) for the Test
               Period by Borrowers and the Restricted
               Subsidiaries to a lender in connection
               with borrowed money (including any
               obligations for fees, charges and
               related expenses payable to the issuer
               of any letter of credit) or the
               deferred purchase price of assets that
               are considered "interest expense"
               under Generally Accepted Accounting
               Principles (other than underwriting
               discounts, closing fees and other
               transactional fees and expenses
               incurred on or within six (6) months
               before or after the Closing Date in
               connection with the Existing
               Subordinated Debt, the issuance of the
               New Subordinated Debt or the execution
               and delivery of the Loan Documents)

                                   $_________________

               plus (y) the portion of rent paid or
               payable (without duplication) for the
               Test Period by Borrowers and the
               Restricted Subsidiaries under Capital
               Lease Obligations that should be
               treated as interest in accordance with
               Financial Accounting Standards Board
               Statement No. 13

                                   $_________________

               Interest Expense [(x)+(y)] equals       $_______

          plus (e) the aggregate amount of federal
          and state taxes on or measured by income
          for the Test Period (whether or not payable
          during the Test Period)                      $_______

          plus (f) depreciation, amortization and all
          other non-cash expenses for the Test
          Period                                       $_______

          plus (g) Parent's equity in any net loss of
          TEGP for the Test Period                     $_______

          minus (h) Parent's equity in any net income
          of TEGP for the Test Period                 ($______)

          plus (i) that portion of the rentals paid
          to TEGP by HRN which is designated and used
          to service principal and interest payable
          under the TEGP Loan Agreement for the Test
          Period                                       $_______

          plus (j) dividends or other income received
          in Cash during the Test Period by any of
          Borrowers or the Restricted Subsidiaries
          from an Unrestricted New Venture Entity
          (but only to the extent of earnings before
          interest, taxes, depreciation and
          amortization of such Unrestricted New
          Venture Entity)                              $_______

          equals Adjusted EBITDA [(a)+(b)-
          (c)+(d)+(e)+(f)+(g)-(h)+(i)+(j)]             $_______

Cash Interest Expense - Component Calculations

In the above computation, Cash Interest Expense is calculated as follows:

          (a) all interest, fees, charges and related
          expenses paid or payable (without
          duplication) in Cash for the Test Period to
          a lender in connection with borrowed money
          (including any obligations for fees,
          charges and related expenses payable to the
          issuer of any letter of credit) or the
          deferred purchase price of assets that are
          considered "interest expense" under
          Generally Accepted Accounting Principles
          (other than financed underwriting
          discounts, closing fees and other
          transactional fees and expenses incurred on
          or within six months before or after the
          Closing Date in connection with the
          Existing Subordinated Debt, the issuance of
          the New Subordinated Debt or the execution
          and delivery of the Loan Documents)          $______

          plus (b) the portion of rent paid or
          payable (without duplication) in Cash for
          the Test Period under Capital Lease
          Obligations that should be treated as
          interest in accordance with Financial
          Accounting Standards Board Statement
          No. 13                                       $______

          equals  Cash Interest Expense
                    [(a) + (b)]                        $______


Paragraph IV

Average Quarterly Adjusted Funded Debt is calculated as the greater of (f) or (g) below, as follows:

          (a)  the amount of all principal
          Indebtedness of Borrowers and the
          Restricted Subsidiaries for borrowed money
          (including debt securities issued by
          Borrowers or any of the Restricted
          Subsidiaries) on the Determination Date       $______

          plus (b) the aggregate amount of the
          principal portion of all Capital Lease
          Obligations on the Determination Date          $_____

          plus (c) the amount of all Letters of
          Credit outstanding on the Determination
          Date                                           $_____

          plus (d) the amount of all Guaranty
          Obligations of Borrowers and the Restricted
          Subsidiaries on the Determination Date with
          respect to Indebtedness of any Person that
          is not a Restricted Subsidiary                 $_____

          plus (e) the amount of all other Guaranty
          Obligations of Borrowers and the Restricted
          Subsidiaries on the Determination Date if and to the extent the amount thereof has been (or in accordance with Financial
          Accounting Standards Board Statement No. 5 should be) quantified as of that date and reflected or disclosed in the most recent consolidated financial statements (or notes thereto) of Borrowers and the Restricted
          Subsidiaries.

          equals (f) [(a)+(b)+(c)+(d)+(e)]               $_____

          (g) the average of the sum of (i) the
          amounts of principal Indebtedness of
          Borrowers and the Restricted Subsidiaries
          for borrowed money (including debt
          securities issued by Borrowers or any of
          the Restricted Subsidiaries) and (ii) the
          aggregate amount of the principal portion
          of all Capital Lease Obligations on the
          last day of each of the three 4 and 5 week
          fiscal periods comprising the Test Fiscal
          Quarter                                        $_____


Paragraph VI

New Venture Basket - Component Calculations

          (a) $175,000,000                         $175,000,000

          plus (b) the aggregate net Cash proceeds
          received by Parent from the issuance and
          sale of capital stock of Parent (including
          upon any conversion or exchange of debt
          securities of Parent issued after July 1,
          1994 into or for such capital stock) after
          July 1, 1994 and through the Determination
          Date                                         $______

          plus (c) the net Cash proceeds received by
          Parent from the issuance and sale of New
          Subordinated Debt [If the Determination
          Date is on or after the Leverage Benchmark
          Date]                                        $______

          plus (d) the net Cash proceeds received by
          Parent from the issuance and sale of other
          Subordinated Obligations pursuant to
          Section 6.9(g) of the Loan Agreement, but
          only if after giving effect thereto, the
          Leverage Ratio is 4.00 to 1.00 or lower      $______

          equals New Venture Basket [(a)+(b)+(c)+(d)]   $______

Basket Expenditures - Component Calculations

          In the above computation, Basket Expenditures is calculated as follows:

          (a) The aggregate New Venture Capital
          Expenditures and New Venture Investments
          made with respect to the Evansville
          Project                                      $______

          plus (b) the aggregate New Venture
          Expenditures and New Venture Investments
          made with respect to the Caruthersville
          Project in excess of $55,000,000             $______

          plus (c) the aggregate New Venture Capital
          Expenditures and New Venture Investments
          made with respect to the Atlantic City
          Project, net of the amount financed by the
          New Jersey Casino Reinvestment Development
          Authority                                    $______

          plus (d) the aggregate New Venture Capital
          Expenditures and New Venture Investments
          made with respect to all other New
          Ventures                                     $______

          equals Basket Expenditures
          [(a)+(b)+(c)+(d)]                            $______

                           EXHIBIT C

                        PROMISSORY NOTE




$[Pro Rata share of $212,300,000]               October 4, 1994
                                        Los Angeles, California


          FOR VALUE RECEIVED, the undersigned jointly and severally promise to pay to the order of ____________________ __________________________________ (the "Bank"), the principal amount of ___________________________________________________
AND NO/100 DOLLARS ($___________________) or such lesser
aggregate amount of Advances as may be made by the Bank with respect to the Commitment under the Loan Agreement referred to below, together with interest on the principal amount of each Advance made hereunder and remaining unpaid from time to time from the date of each such Advance until the date of payment in full, payable as hereinafter set forth.

          Reference is made to the Reducing Revolving Loan Agreement dated as of October 4, 1994, by and among the undersigned, as Borrowers, the Banks which are parties thereto, Societe Generale and Midlantic Bank, N.A., as Lead Managers, Bank One, Arizona, NA and Credit Lyonnais, as Co-Agents, Bankers Trust Company, as Co-Managing Agent, and Bank of America National Trust and Savings Association, as Managing Agent for the Banks (the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings given those terms in the Loan Agreement. This is one of the Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

          The principal indebtedness evidenced by this Note shall be payable as provided in the Loan Agreement and in any event on the Maturity Date.

          Interest shall be payable on the outstanding daily unpaid principal amount of Advances from the date of each such Advance until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement both before and after default and before and after maturity and judgment, with interest on overdue principal and interest to bear interest at the rate set forth in Section 3.10 of the Loan Agreement, to the fullest extent permitted by applicable Law.

          Each payment hereunder shall be made to the Managing Agent at the Managing Agent's Office for the account of the Bank in immediately available funds not later than 11:00 a.m. (San Francisco time) on the day of payment (which must be a Banking Day). All payments received after 11:00 a.m. (San Francisco time) on any particular Banking Day shall be deemed received on the next succeeding Banking Day. All payments shall be made in lawful money of the United States of America.

          The Bank shall use its best efforts to keep a record of Advances made by it and payments received by it with respect to this Note, and such record shall be presumptive evidence of the amounts owing under this Note.

          The undersigned hereby promise to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigneds' obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements, whether or not an action is filed in connection therewith.

          The undersigned hereby waive presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable Laws.

          The undersigned agree that their liability hereunder is joint and several, absolute and unconditional without regard to the liability of any other party. All provisions of this Note shall apply to each of the undersigned. Each of the undersigned other than Aztar Corporation ("Parent") hereby irrevocably appoints Parent as its agent for the purpose of
(i) requesting Advances hereunder and (ii) receiving notices with respect hereto.

          THIS NOTE SHALL BE DELIVERED TO AND ACCEPTED BY THE
BANK, OR BY THE MANAGING AGENT ON ITS BEHALF, IN THE STATE OF
CALIFORNIA, AND SHALL BE GOVERNED BY, AND CONSTRUED AND
ENFORCED IN ACCORDANCE WITH, THE LOCAL LAWS THEREOF.

AZTAR CORPORATION,
a Delaware corporation



By:__________________________
      Craig F. Sullivan
          Treasurer
RAMADA EXPRESS, INC.,
a Nevada corporation



By:__________________________
                                        Craig F. Sullivan
                                            Treasurer

ADAMAR OF NEW JERSEY, INC.,
a New Jersey corporation



By:__________________________
      Craig F. Sullivan
          Treasurer

              SCHEDULE OF COMMITTED ADVANCES AND
                     PAYMENTS OF PRINCIPAL


Date

Amount
  of
Advance

Interest
Period

                                  Amount of
   Principal
Paid

                                                Unpaid
Principal
                                                Balance

                                                           Notation
                                                            Made by

____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________

                           EXHIBIT E

                NEVADA GAMING PLEDGE AGREEMENT


          This NEVADA GAMING PLEDGE AGREEMENT ("Agreement"), dated as of October 4, 1994, is made by AZTAR CORPORATION, a Delaware corporation ("Aztar"), as Grantor, in favor of and for the benefit of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as the Managing Agent under the Loan Agreement hereafter referred to above for the ratable benefit of each of the Banks which are parties to the Loan Agreement from time to time, as Secured Party, with reference to the following facts:

                           RECITALS

          A. Pursuant to the Loan Agreement of even date herewith by and among Aztar, Adamar of New Jersey, Inc., a New Jersey corporation and Ramada Express, Inc., a Nevada corporation (collectively, "Borrowers" and individually, "Borrower"), the lenders from time to time a party thereto (collectively, the "Banks" and individually, a "Bank"), Societe Generale and Midlantic Bank, N.A., as Lead Managers, Bank One, Arizona, N A and Credit Lyonnais, as Co-Agents, Bankers Trust Company, as Co-Managing Agent, and Bank of America National Trust and Savings Association, as Managing Agent (as such agreement may from time to time be extended, modified, renewed, restated, supplemented or amended, the "Loan Agreement"), the Banks have agreed to extend certain credit facilities to Borrowers.

          B. The Loan Agreement provides, as a condition precedent to the Banks' obligation to extend credit facilities to Borrowers, that Grantor shall enter into this Agreement, and shall pledge certain Pledged Collateral to Secured Party, all under the terms and conditions set forth in this Agreement.

          C. Grantor expects to realize direct and indirect benefits as a result of the availability of the aforementioned credit facilities.

                           AGREEMENT

          NOW, THEREFORE, in order to induce the Banks to extend credit facilities to Borrowers under the Loan Agreement, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Grantor hereby represents, warrants, covenants, agrees, and pledges as follows:

          1. Definitions. This Agreement is the Pledge Agreement (Gaming) referred to in the Loan Agreement. Terms defined in the Loan Agreement and not otherwise defined in this Agreement shall have the meanings given those terms in the Loan Agreement as though set forth herein in full. The following terms shall have the meanings respectively set forth after each:

          "Agreement" means this Pledge Agreement, and any extensions, modifications, renewals, restatements, supple-ments or amendments hereof.

          "Certificates" means all certificates, instruments or other documents now or hereafter representing or evidenc-ing any Pledged Securities.

          "Gaming Board" means, collectively, (a) the Nevada Gaming Commission, (b) the Nevada State Gaming Control Board, and (c) any other Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrowers and the Restricted Subsidiaries within its jurisdiction.

          "Gaming Laws" means all Laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrowers and the Restricted Subsidiaries within its jurisdiction, including, without limitation, the Nevada Gaming Control Act, as amended from time to time, and the rules and regulations of the Gaming Board promulgated thereunder.

          "Gaming Subsidiary" means any Subsidiary of Grantor with respect to which the inclusion of Grantor's equity interest in such Subsidiary in the applicable Pledged Collateral would require compliance with one or more Nevada Gaming Laws in connection with the execution, delivery or performance of this Agreement.

          "Pledged Collateral" means any and all property of Grantor now or hereafter pledged and delivered to Secured Party, and includes without limitation the Pledged Securities, any Certificates representing or evidencing the same, any and all proceeds and products of any of the foregoing, and any and all collections, dividends, distri-butions, redemption payments, liquidation payments, inter-est or premiums with respect to any of the foregoing.

          "Pledged Securities" means (i) 100% of the shares of capital stock of Ramada Express, Inc., a Nevada corpora-tion ("REI"), and 49% of the shares of Hotel Ramada of Nevada, a Nevada corporation ("HRN"), as more particularly described on Schedule 1 hereto, (ii) any and all securi-ties now or hereafter issued in substitution, exchange or replacement therefor, or with respect thereto, (iii) any and all warrants, options or other rights to subscribe to or acquire any additional capital stock of REI and 49% of any and all warrants, options or other rights to subscribe to or acquire any additional capital stock of HRN,
     (iv) any and all additional capital stock of REI and 49% of any and all additional capital stock of HRN, and
     (v) any and all equity interests and the Certificates or other written evidences representing such equity interests and any interest of Grantor in the entries on the books of any financial intermediary pertaining thereto hereafter acquired by Grantor in any future Gaming Subsidiary which is subject to Nevada Gaming Laws.

          "Secured Party" means the Managing Agent, who shall hold the pledges and security interests granted hereunder for the ratable benefit of each of the Banks which are parties to the Loan Agreement from time to time. Subject to the terms hereof and of the Loan Agreement, any right, remedy, privilege or power of Secured Party shall be exercised by the Managing Agent acting with the consent of the Requisite Banks.

          2. Incorporation of Representations, Warranties, Covenants and Other Provisions of Loan Documents. This Agree-ment is one of the Loan Documents referred to in the Loan Agreement. All representations, warranties, affirmative and negative covenants and other provisions contained in any Loan Document that are applicable to Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference as though set forth in full.

          3.   Creation of Security Interest.

               3.1 Pledge of Pledged Collateral. Subject to compliance with Gaming Laws, Grantor hereby pledges and grants to Secured Party a security interest in and to all Pledged Col-lateral for the benefit of Secured Party, together with all products, proceeds, dividends, redemption payments, liquidation payments, instruments and other Property, and any and all rights, titles, interests, privileges, benefits and preferences appertaining or incidental to the Pledged Collateral. The security interest and pledge created by this Section 3.1 shall continue in effect so long as any Obligation is owed to Secured Party or any commitment to extend credit to the Borrowers remains outstanding from Secured Party.

               3.2 Delivery of Certain Pledged Collateral. On or before the Closing Date (but in any event subject to compli-ance with applicable Gaming Laws), Grantor shall cause to be pledged and delivered to Secured Party the Certificates evi-dencing the capital stock of the existing Gaming Subsidiaries listed on Schedule 1 hereto. Following the Closing Date, subject to compliance with Gaming Laws, additional Pledged Collateral may from time to time be delivered to Secured Party by agreement between Secured Party and Grantor. All Certifi-cates at any time delivered to Secured Party shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Secured Party shall hold all Certificates pledged hereunder pursuant to this Agreement unless and until released in accord-ance with Section 3.3 of this Agreement. Secured Party shall hold and maintain the Pledged Collateral at all times at a location within the State of Nevada approved by the applicable Gaming Board.

               3.3  Release of Pledged Collateral.  Pledged
Collateral that is required to be released from the pledge and security interest created by this Agreement in order to permit Grantor to consummate any disposition of stock or assets, mer-ger, consolidation, amalgamation, acquisition, or dividend payment or distribution that Grantor is entitled to consummate pursuant to the Loan Documents, if any, shall be so released by Secured Party at such times and to the extent necessary to permit Grantor to consummate such permitted transactions promptly following Secured Party's receipt of written request therefor by Grantor specifying the purpose for which release is requested and such further certificates or other documents as Secured Party reasonably shall request in its discretion to confirm that Grantor is permitted to consummate such permitted transaction and to confirm Secured Party's replacement lien on appropriate collateral (unless replacement collateral is not required pursuant to the Loan Documents). Any request for any permitted release shall be transmitted to Secured Party. Subject to compliance with Gaming Laws, Secured Party, at the expense of Grantor, promptly shall redeliver all Certificates and shall execute and deliver to Grantor all documents requested by Grantor that are reasonably necessary to release Pledged Collateral of record whenever Grantor shall be entitled to the release thereof in accordance with this Section 3.3.

          4. Security for Obligations. This Agreement and the pledge and security interests granted herein secure the prompt payment, in full in cash, and full performance of, all Obligations, whether for principal, interest, fees, expenses or otherwise, including, without limitation, all Obligations of Borrowers now or hereafter existing under the Loan Documents, all Obligations of Grantor now or hereafter existing under this Agreement, and all interest that accrues on all or any part of any of the Obligations of Borrowers and/or Grantor after the filing of any petition or pleading against any Borrower, Grantor or any other Person for a proceeding under any Debtor Relief Law.

          5.   Further Assurances.

               5.1  Subject to compliance with applicable
Gaming Laws, Grantor agrees that at any time, and from time to time, at its own expense Grantor will promptly execute, deliver and file or record all further financing statements, instru-ments and documents, and will take all further actions, includ-ing, without limitation, causing the Gaming Subsidiaries to so execute, deliver, file or take other actions, that may be necessary or desirable, or that Secured Party reasonably may request, in order to perfect and protect any pledge or security interest granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to preserve, protect and maintain the Pledged Collateral and the value thereof, including, with-out limitation, payment of all taxes, assessments and other charges imposed on or relating to the Pledged Collateral. Grantor hereby consents and agrees that the issuers of, or obligors on, the Pledged Collateral, or any registrar or trans-fer agent or trustee for any of the Pledged Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder, notwithstanding any other notice or direction to the contrary heretofore or here-after given by Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

               5.2 Grantor agrees to assist Secured Party in obtaining all approvals of any Gaming Board or other Govern-mental Authority that are required by law for or in connection with any action or transaction contemplated by this Agreement or by Division 8 or Division 9 of the California Uniform Commercial Code and, at Secured Party's request after and during the continuance of an Event of Default, to prepare, sign and file with the appropriate Gaming Board the transferor's portion of any application or applications for consent to the transfer of control thereof necessary or appropriate under applicable Gaming Laws for approval of any sale or transfer of the Pledged Collateral pursuant to the exercise of Secured Party's remedies hereunder and under the Loan Documents.

          6.   Voting Rights; Dividends; etc.  So long as no
Event of Default under the Loan Agreement occurs and remains continuing:

               6.1 Voting Rights. Grantor shall be entitled to exercise any and all voting and other consensual rights per-taining to the Pledged Securities, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Loan Agreement, or the other Loan Documents.

               6.2 Interest, Dividend and Distribution Rights. Grantor shall be entitled to receive and to retain and use any and all interest, premiums, dividends or distributions paid in respect of the Pledged Collateral; provided, however, that any and all such dividends or distributions received in the form of capital stock shall be, and the Certificates representing such capital stock forthwith shall be delivered to Secured Party to hold as, Pledged Collateral and shall, if received by Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property of Grantor, and forthwith be delivered to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements or stock powers).

          7. Rights During Event of Default. When an Event of Default has occurred and is continuing, but subject to compliance with Gaming Laws:

               7.1  Voting and Distribution Rights.  At the
option of Secured Party, all rights of Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6.1 above, and to receive the interest, premiums, dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 6.2 above, shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Collateral such dividends and distributions. Secured Party shall give notice to Grantor of Secured Party's election to exercise voting rights with respect to the Pledged Collateral; provided, however, that (i) neither the giving of such notice nor the receipt thereof by Grantor shall be a condition to exercise of any rights of Secured Party hereunder, and
(ii) Secured Party shall not incur any liability for failing to give such notice.

               7.2 Distributions Held in Trust. All dividends and other distributions which are received by Grantor contrary to the provisions of this Agreement shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Grantor, and forthwith shall be paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements or stock powers).

               7.3 Irrevocable Proxy. Grantor hereby revokes all previous proxies with regard to the Pledged Securities and, to the extent allowable under applicable Law (including, without limitation, applicable Gaming Laws), appoints Secured Party as its proxyholder to attend and vote at any and all meetings of the shareholders of the Gaming Subsidiaries, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders of such corporations executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if Grantor had personally attended the meet-ings or had personally voted its shares or had personally signed the written consents; provided, however, that the proxy-holder shall have rights hereunder only upon the occurrence and during the continuance of an Event of Default under the Loan Agreement. Grantor hereby authorizes Secured Party to sub-stitute another person as the proxyholder and, upon the occur-rence or during the continuance of any Event of Default, hereby authorizes and directs the proxyholder to file this proxy and the substitution instrument with the secretary of the appropriate corporation. This proxy is coupled with an interest and is irrevocable until such time as no commitment to extend credit to Borrowers remains outstanding from Secured Party and until such time as all Obligations have been paid and performed in full.

          8. Transfers and Other Liens. Subject to compli-ance with Gaming Laws, Grantor agrees that, except as specific-ally permitted under the Loan Documents, it will not (i) sell, assign, exchange, transfer or otherwise dispose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Pledged Colla-teral, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for Permitted Encumbrances, or (iii) take any action with respect to the Pledged Collateral which is inconsistent with the provisions or purposes of this Agreement or any other Loan Document.

          9. Secured Party Appointed Attorney-in-Fact. Subject to compliance with Gaming Laws, Grantor hereby irrevoc-ably appoints Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor, and in the name of Grantor, or otherwise, from time to time, in Secured Party's sole and absolute discretion to do any of the following acts or things: (a) to do all acts and things and to execute all documents necessary or advisable to perfect and continue perfected the security interests created by this Agreement and to preserve, maintain and protect the Pledged Collateral;
(b) to do any and every act which Grantor is obligated to do under this Agreement; (c) to prepare, sign, file and record, in Grantor's name, any financing statement covering the Pledged Collateral; and (d) to endorse and transfer the Pledged Col-lateral upon foreclosure by Secured Party; provided, however, that Secured Party shall be under no obligation whatsoever to take any of the foregoing actions, and Secured Party shall have no liability or responsibility for any act (other than its own gross negligence or willful misconduct) or omission taken with respect thereto. Grantor hereby agrees to repay immediately upon demand all reasonable costs and expenses incurred or expended by Secured Party in exercising any right or taking any action under this Agreement, together with interest as provided for in the Loan Agreement.

          10. Secured Party May Perform Obligations. If Grantor fails to perform any Obligation contained herein, Secured Party may, subject to compliance with applicable Gaming Laws, but without any obligation to do so and without notice to or demand upon Grantor, perform the same and take such other action as Secured Party may deem necessary or desirable to protect the Pledged Collateral or Secured Party's security interests therein, Secured Party being hereby authorized (with-out limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest and compromise any lien which in the reasonable judgment of Secured Party appears to be prior or superior to Secured Party's security interests, and in exercising any such powers and authority to pay necessary expenses, employ counsel and pay reasonable attorneys' fees. Grantor hereby agrees to repay immediately upon demand all sums so expended by Secured Party, together with interest from the date of expenditure at the rates provided for in the Loan Agreement. Secured Party shall be under no duty or obligation to (i) preserve, maintain or protect the Pledged Collateral or any of Grantor's rights or interest therein, (ii) exercise any voting rights with respect to the Pledged Collateral, or
(iii) make or give any notices of default, presentments, demands for performance, notices of nonperformance or dishonor, protests, notices of protest or notice of any other nature whatsoever in connection with the Pledged Collateral on behalf of Grantor or any other Person having any interest therein; and Secured Party assumes no liability for and shall not be obligated to perform the obligations of Grantor, if any, with respect to the Pledged Collateral.

          11. Reasonable Care. Secured Party shall be deemed to have exercised reasonable care in the custody and preserva-tion of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially similar to that which Secured Party accords its own property and if the tang-ible Pledged Collateral is maintained in a location within the State of Nevada approved by the applicable Gaming Board, it being understood that Secured Party shall not have any respons-ibility for (i) ascertaining or taking action with respect to maturities, calls, conversions, exchanges, tenders or other matters relative to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral. Secured Party shall comply with the conditions, if any, imposed by any Gaming Board in connection with the approvals of the security interest granted hereunder by Grantor, including, without limitation, any conditions requiring Secured Party to permit representatives of the Gaming Board to inspect such securities. Secured Party shall not surrender possession of any Pledged Collateral to any party other than Grantor without the prior approval of the applicable Gaming Board or as otherwise permitted by applicable Gaming Laws.

          12.  Events of Default and Remedies.

               12.1 Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default under the Loan Agreement, Grantor shall be in default hereunder and, subject to compliance with applicable Gaming Laws, Secured Party shall have in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that Secured Party may have under this Agreement and under applic-able law or in equity, all of its rights and remedies as a secured party under the Uniform Commercial Code as enacted in any such jurisdiction, and in addition, subject to compliance with Gaming Laws, the following rights and remedies, all of which may be exercised with or without further notice to
Grantor:

                    (a)  to notify any issuer of any Pledged
     Collateral that the same has been pledged to Secured Party and that all dividends and other payments thereon are to be made directly and exclusively to Secured Party; to renew, extend, modify, amend, accelerate, accept partial payments on, make allowances and adjustments and issue credits with respect to, release, settle, compromise, compound, collect or otherwise liquidate, on terms accept-able to Secured Party, in whole or in part, the Pledged Collateral and any amounts owing thereon; to enter into any other agreement relating to or affecting the Pledged Collateral; and to give all consents, waivers and ratifi-cations with respect to the Pledged Collateral and exer-cise all other rights (including voting rights), powers and remedies and otherwise act with respect thereto as if Secured Party were the owner thereof;

                    (b)  to enforce payment and prosecute any
     action or proceeding with respect to any and all of the Pledged Collateral and take or bring, in Secured Party's name(s) or in the name of Grantor, all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Pledged Collateral;

                    (c)  in accordance with applicable Law
     (including, without limitation, applicable Gaming Laws), to take possession of the Pledged Collateral with or without judicial process;

                    (d)  to endorse, in the name of Grantor,
     all checks, notes, drafts, money orders, instruments and other evidences of payment relating to the Pledged
     Collateral;

                    (e)  to transfer any or all of the Pledged
     Collateral into the name of Secured Party or its nominee or nominees; and

                    (f)  in accordance with applicable Law
     (including, without limitation, applicable Gaming Laws), to foreclose the liens and security interests created under this Agreement or under any other agreement relating to the Pledged Collateral by any available judicial proce-dure or without judicial process, and to sell, assign or otherwise dispose of the Pledged Collateral or any part thereof, either at public or private sale or at any broker's board or securities exchange, in lots or in bulk, for cash, on credit or on future delivery, or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Secured Party;

all at the sole option of and in the sole discretion of Secured
Party.

               12.2 Notice of Sale. Secured Party shall give Grantor at least five (5) days' written notice of sale of all or any part of the Pledged Collateral. Subject to compliance with Gaming Laws, any sale of the Pledged Collateral shall be held at such time or times and at such place or places as Secured Party may determine in the exercise of its sole and absolute discretion. Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of Obliga-tions) for and purchase for the account of Secured Party or any nominee of Secured Party the whole or any part of the Pledged Collateral. Secured Party shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given. Secured Party may, without notice or publication, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

               12.3 Private Sales. Subject to compliance with Gaming Laws, upon the occurrence and during the continuance of an Event of Default under the Loan Agreement, whether or not any of the Pledged Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable Laws, Secured Party may, in its sole and absolute discretion, sell all or any part of the Pledged Collateral at private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted. Without limiting the fore-going, Secured Party may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any of the Pledged Collateral is sold at private sale, Grantor agrees that if the Pledged Collateral is sold in a sale which is otherwise commercially reasonable, (A) Grantor shall not be entitled to a credit against the Obligations in an amount in excess of the purchase price, and (B) Secured Party shall not incur any liability or responsibility to Grantor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Grantor recognizes that a ready market may not exist for Pledged Securities which are not regularly traded on a recognized securities exchange or in another recognized market, and that a sale by Secured Party of any such Pledged Securities for an amount substantially less than a pro rata share of the fair market value of the issuer's assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of Pledged Securities or Pledged Securities that are privately traded.

               12.4 Title of Purchasers. Subject to appli-cable requirements of Law (including, without limitation, applicable Gaming Laws), upon consummation of any sale of Pledged Collateral pursuant to this Section 12, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the Pledged Collateral sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable Law, including, without limitation, applicable Gaming Laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted. If the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sale price to the Obligations until such amount actually is received by Secured Party, and any Pledged Collateral so sold may be retained by Secured Party until the sale price is paid in full by the purchaser or purchasers thereof. Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Pledged Collateral so sold, and, in case of any such failure, the Pledged Collateral may be sold again upon like notice.

               12.5 Disposition of Proceeds of Sale. The net cash proceeds resulting from the collection, liquidation, sale or other disposition of the Pledged Collateral shall be applied, first, to the reasonable costs and expenses (including reasonable attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting and liquidating the Pledged Collateral, and the like; second, to the satisfaction of all Obligations, with application as to any particular Obligations to be in the order set forth in the Loan Agreement or other Loan Documents; and, third, to all other indebtedness secured hereby in such order and manner as Secured Party in its sole and absolute discretion may determine.

          13. Regulatory Matters. Secured Party, acknowledges and agrees that:

               (a) In the event that Secured Party exercises one or more of the remedies set forth in Section 12 of this Agreement, including but not limited to re-registration of the Pledged Collateral pursuant to applicable Gaming Laws, such exercise of remedies would be deemed a separate transfer of the Pledged Collateral and would require the separate and prior approval of the applicable Gaming Board pursuant to applicable Gaming Laws as in effect on the date hereof.

               (b) The approval by the applicable Gaming Board of this Agreement shall not act or be construed as the approval, either express or implied, for Secured Party to take any actions or steps provided for in this Agreement for which prior approval of the Gaming Board is required, without first obtaining such prior and separate approval of the Gaming Board to the extent then required by applicable Law.

          14. Continuing Effect. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by Secured Party or any Bank, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          15. Covenant Not to Issue Uncertificated Securities. Grantor represents and warrants to Secured Party that all of the capital stock of each of the Gaming Subsidiaries is in certificated form (as contemplated by Division 8 of the California Uniform Commercial Code), and, subject to compliance with applicable Gaming Laws, covenants to Secured Party that it will not cause or permit such Gaming Subsidiaries to issue any capital stock in uncertificated form or seek to convert all or any part of its existing capital stock into uncertificated form (as contemplated by Division 8 of the California Uniform Commercial Code). The foregoing representations, warranties and covenants shall survive the execution and delivery of this Agreement.

          16. Covenant Not to Dilute Interests of Secured Party in Pledged Securities. Subject to compliance with applicable Gaming Laws, Grantor represents, warrants and covenants to Secured Party that it will not at any time cause or permit the Gaming Subsidiaries to issue any additional capital stock, or any warrants, options or other rights to acquire any additional capital stock, if the effect thereof would be to dilute in any way the interests of Secured Party in any Pledged Securities or any corporation whose securities constitute Pledged Securities unless such action is permitted at such time under the Loan Agreement.

          17. Indemnity. Grantor agrees to indemnify and hold harmless Secured Party, and each of them, from and against any and all claims, demands, losses, judgments and liabilities (including without limitation liabilities for penalties) of whatsoever kind or nature, and to reimburse Secured Party for all costs and expenses, including without limitation reasonable attorneys' fees and expenses and/or costs and expenses asso-ciated with obtaining required approvals of any Gaming Board, arising out of or in connection with this Agreement or the exercise by Secured Party of any right or remedy granted to it hereunder or under the Loan Documents, other than arising from the gross negligence or willful misconduct of Secured Party.
In no event shall Secured Party be liable for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the agreements of the Grantor under this Section 17 are unenforceable for any reason, Grantor hereby agrees to make the maximum contribution to the payment and satisfaction as such obligations which is permis-sible under applicable Law.

          18. Governing Law. This Agreement shall be con-strued and enforced in accordance with and governed by the Laws of the State of California, provided that (i) the perfection and effect of perfection of the Pledged Collateral shall be governed by the Laws of the State of Nevada and (ii) the pledges and security interests granted hereunder shall in any event be subject to, and granted in accordance with, applicable Gaming Laws of the State of Nevada.

          19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

          20. Additional Powers and Authorization. Secured Party shall be entitled to the benefits accruing to it as Managing Agent under the Loan Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, Secured Party may employ agents, trustees, or attorneys-in-fact and, subject to compliance with applicable Gaming Laws, may vest any of them with any property (including, without limitation, the Pledged Collateral), title, right or power deemed necessary for the purposes of such appointment.

          21.  Incorporation of Suretyship Provisions and
Waivers.  The attached Exhibit A, "Suretyship Provisions and
Waivers," is hereby incorporated by this reference as though set forth herein in full.

          IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed as of the date first above written.

"Grantor"

AZTAR CORPORATION, a Delaware
corporation


By: ____________________________

Title:__________________________

ACCEPTED AND AGREED TO:

BANK OF AMERICA NATIONAL TRUST
 AND SAVINGS ASSOCIATION,
as Managing Agent


By: ____________________________

    Title: _____________________
                          SCHEDULE 1





                      Class     Stock   Number     Percentage   Percentage
Stock                   of    Certificate  of          of           of
Issuer                Stock     No(s).  Shares      Ownership     Shares
Pledged


Ramada Express, Inc.                                  100%         100%


Hotel Ramada of Nevada                                100%          49%

                           EXHIBIT A

               SURETYSHIP PROVISIONS AND WAIVERS

          1. Waivers and Consents. Grantor acknowledges that the liens and security interests created or granted herein will or may secure obligations of Persons other than Grantor and, in full recognition of that fact, consents and agrees that Secured Party may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof:

               (a) supplement, modify, amend, extend, renew, or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon;

               (b)  supplement, modify, amend or waive, or
     enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

               (c)  accept new or additional instruments,
     documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof;

               (d)  accept partial payments on the Obligations;

               (e)  receive and hold additional security or
     guaranties for the Obligations or any part thereof;

               (f)  release, reconvey, terminate, waive,
     abandon, subordinate, exchange, substitute, transfer and enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Secured Party in its sole and absolute discretion may determine;

               (g) release any Person or any guarantor from any personal liability with respect to the Obligations or any part thereof;

               (h) settle, release on terms satisfactory to Secured Party or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and

               (i) consent to the merger, change or any other restructuring or termination of the corporate existence of any Borrower or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Grantor or the continuing existence of any Lien hereunder, under any other Loan Document to which Grantor is a party or the enforceability hereof or thereof with respect to all or any part of the Obligations.

          Subject to compliance with Gaming Laws, upon the occurrence of and during the continuance of any Event of Default, Secured Party may enforce this Agreement independently of any other remedy or security Secured Party at any time may have or hold in connection with the Obligations, and it shall not be necessary for Secured Party to marshal assets in favor of Grantor, any Borrower or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement. Grantor expressly waives any right to require Secured Party to marshal assets in favor of Grantor, any Borrower or any other Person or to proceed against any other Person or any collateral provided by any other Person, and agrees that Secured Party may proceed against any Person and/or collateral in such order as it shall deter-mine in its sole and absolute discretion. Secured Party may file a separate action or actions against Grantor, whether action is brought or prosecuted with respect to any other security or against any other Grantor, any Borrower or any other Person, or whether any other Person is joined in any such action or actions. Grantor agrees that Secured Party and Borrowers and any other Person may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Agreement. Secured Party's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Secured Party upon the bankruptcy, insolvency or reorganization of any Borrower, Grantor or any other Person, or otherwise, all as though such amount had not been paid. The Liens created or granted herein and the enforceability of this Agreement at all times shall remain effective to secure the full amount of all the Obligations including, without limita-tion, the amount of all loans and interest thereon at the rates provided for in the Loan Agreement and the note(s) thereunder, even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrowers or any other Person and whether or not Borrowers or any other Person shall have any personal liability with respect thereto. Grantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any Borrower or any other Person with respect to the Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (c) the cessation for any cause whatsoever of the liability of any Borrower or any other Person (other than by reason of the full payment and perform-ance of all Obligations), (d) any failure of Secured Party to marshal assets in favor of Grantor or any other Person,
(e) except as otherwise required by Law of provided in this Agreement, any failure of Secured Party to give notice of sale or other disposition of collateral to Grantor or any other Person or any defect in any notice that may be given in con-nection with any sale or disposition of collateral, (f) except as otherwise required by Law or as provided in this Agreement, any failure of Secured Party to comply with applicable Laws (other than Gaming Laws) in connection with the sale or other disposition of any collateral or other security for any Obligation, including without limitation any failure of Secured Party to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Obligation, (g) any act or omission of Secured Party or others that directly or indirectly results in or aids the discharge or release of any Borrower, Grantor or any other Person or the Obligations or any other security or guaranty therefor by operation of law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person,
(j) the election by Secured Party, in any bankruptcy proceeding of any Person, of the application or non-application of
Section 1111(b)(2) of the United States Bankruptcy Code,
(k) any extension of credit or the grant of any Lien under
Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Lien in favor of Secured Party for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding, or (p) to the extent permitted in paragraph 40.495(4) of the Nevada Revised Statutes ("NRS"), the benefits of the one-action rule
under NRS Section 40.430.   Until no part of any commitment to
lend remains outstanding and all of the Obligations have been paid and performed in full, Grantor shall have no right of subrogation, contribution, reimbursement or indemnity, and Grantor expressly waives any right to enforce any remedy that Secured Party now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any other security now or hereafter held by Secured Party. Grantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Agreement or of the exist-ence, creation or incurring of new or additional Obligations.

          2. Condition of Borrowers and their Subsidiaries. Grantor represents and warrants to Secured Party that it has established adequate means of obtaining from each Borrower and its Subsidiaries, on a continuing basis, financial and other information pertaining to the businesses, operations and condi-tion (financial and otherwise) of each of Borrower and its Subsidiaries and their properties, and Grantor now is and here-after will be completely familiar with the businesses, opera-tions and condition (financial and otherwise) of each Borrower and its Subsidiaries and their properties. Grantor hereby expressly waives and relinquishes any duty on the part of Secured Party to disclose to Grantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of any Borrower or its Subsidiaries or their properties, whether now known or hereafter known by Secured Party during the life of this Agreement. With respect to any of the Obligations, Secured Party need not inquire into the powers of any Borrower or any Subsidiaries thereof or the officers or employees acting or purporting to act on their behalf, and all Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

          3. Liens on Real Property. In the event that all or any part of the Obligations at any time are secured by any one or more deeds of trust or mortgages creating or granting Liens on any interests in real property, and subject to compliance with all applicable Gaming Laws, Grantor authorizes Secured Party, upon the occurrence of and during the continu-ance of any Event of Default, at its sole option, without notice or demand and without affecting any Obligations, the enforceability of this Agreement, or the validity or enforce-ability of any Liens of any Secured Party on any collateral, to foreclose any or all of such deeds of trust or mortgages by judicial or nonjudicial sale. Insofar as the Liens created herein secure the obligations of other Persons (i) Grantor expressly waives any defenses to the enforcement of this Agreement or any Liens created or granted hereby or to the recovery by Secured Party against Borrowers or any other Person liable therefor of any deficiency after a judicial or nonjudi-cial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of Grantor and may preclude Grantor from obtaining reimbursement or contribution from any other Person and (ii) Grantor expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure 580a, 580b, 580d or 726, or comparable provisions of the Laws of any other jurisdiction, including, without limitation, NRS Section 40.430 and judicial decisions relating thereto, NRS Sections 40.451, 40.455, 40.457 and 40.459, and all other suretyship defenses it otherwise might or would have under California Law or other applicable Law. Grantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real property or interest therein subject to any such deeds of trust or mortgages and Grantor's failure to receive any such notice shall not impair or affect Grantor's obligations to Secured Party or the enforceability of this Agreement or any Liens created or granted hereby.

          4. Waiver of Rights of Subrogation. Notwith-standing anything to the contrary elsewhere contained herein or in any other Loan Document to which Grantor is a Party, Grantor hereby waives with respect to Borrowers and their successors and assigns (including any surety) and any other Party any and all rights at Law or in equity, to subrogation, to reimburse-ment, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or trans-feree against a maker and which Grantor may have or hereafter acquire against any Borrower or any other Party in connection with or as a result of Grantor's execution, delivery and/or performance of this Agreement or any other Loan Document to which Grantor is a party. Grantor agrees that it shall not have or assert any such rights against any Borrower or its succes-sors and assigns or any other Person (including any surety), either directly or as an attempted setoff to any action commenced against Grantor by any Borrower (as borrower or in any other capacity) or any other Person. Grantor hereby acknowledges and agrees that this waiver is intended to benefit Secured Party and shall not limit or otherwise affect Grantor's liability hereunder, under any other Loan Document to which Grantor is a party, or the enforceability hereof or thereof.

          5. Waiver of Discharge. Without limiting the generality of the foregoing and to the extent otherwise applicable, Grantor hereby waives discharge under NRS
Section 104.3605 by waiving all defenses based on suretyship or impairment of collateral.

          6. Understandings with Respect to Waivers and Consents. Grantor warrants and agrees that each of the waivers and consents set forth herein is made with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which Grantor otherwise may have against the other Borrowers, Secured Party or others, or against collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. If any of the waivers or consents herein are determined to be contrary to any applicable Law or public policy, such waivers and consents shall be effective to the maximum extent permitted by Law.

                           EXHIBIT F

                       PLEDGE AGREEMENT
                           (General)



          This PLEDGE AGREEMENT ("Agreement") dated as of October 4, 1994, is made by Aztar Corporation, a Delaware corporation ("Parent"), Adamar of New Jersey, Inc., a New Jersey corporation and those Significant Subsidiaries of Borrowers (as defined below), if any, that are parties hereto, as indicated on the signature pages hereof, and/or that become parties hereto in the manner provided in Section 14 hereof, and each of them, jointly and severally, as Grantors, in favor of and for the benefit of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as the Managing Agent under the Loan Agreement referred to below for the ratable benefit of each of the Banks which are parties to the Loan Agreement from time to time, as Secured Party, with reference to the following facts:

                           RECITALS

          A.   Pursuant to the Reducing Revolving Loan
Agreement of even date herewith by and among Parent, Adamar of New Jersey, Inc., a New Jersey corporation, and Ramada Express, Inc. (collectively, "Borrowers" and individually, "Borrower"), the lenders from time to time a party thereto (collectively, the "Banks" and individually, a "Bank"), Societe Generale and Midlantic Bank, N.A., as Lead Managers, Bank One, Arizona, N A and Credit Lyonnais, as Co-Agents, Bankers Trust Company, as Co-Managing Agent, and the Managing Agent (as such agreement may from time to time be extended, modified, renewed, restated, supplemented or amended, the "Loan Agreement"), the Banks have agreed to extend certain credit facilities to Borrowers.

          B. The Loan Agreement provides, as a condition precedent to the Banks' obligation to extend credit facilities to Borrowers, that Grantors shall enter into this Agreement, and shall pledge certain Pledged Collateral to Secured Party, all under the terms and conditions set forth in this Agreement.

          C. Each Grantor expects to realize direct and indirect benefits as a result of the availability of the aforementioned credit facilities.


                           AGREEMENT

          NOW, THEREFORE, in order to induce the Banks to extend credit facilities to Borrowers under the Loan Agreement, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Grantors hereby jointly and severally represent, warrant, covenant, agree, and pledge as follows:

          1. Definitions. This Agreement is the Pledge Agreement (General) referred to in the Loan Agreement. Terms defined in the Loan Agreement and not otherwise defined in this Agreement shall have the meanings given those terms in the Loan Agreement as though set forth herein in full. The following terms shall have the meanings respectively set forth after each:

          "Agreement" means this Pledge Agreement, and any extensions, modifications, renewals, restatements, supple-ments or amendments hereof.

          "Certificates" means all certificates, instruments or other documents now or hereafter representing or evidenc-ing any Pledged Securities.

          "Gaming Subsidiary" means any Subsidiary of any Grantor with respect to which the inclusion of such Grantor's equity interest in such Subsidiary in the applicable Pledged Collateral would require compliance with one or more Gaming Laws in connection with the execution, delivery or performance of this Agreement.

          "Pledged Collateral" means any and all property of Grantors now or hereafter pledged and delivered to Secured Party, and includes, without limitation, the Pledged Securities, any Certificates representing or evidencing the same, any and all existing and future Intercompany Notes, any and all proceeds and products of any of the foregoing, and any and all collections, dividends (whether in Cash, stock or otherwise), distributions, redemption payments, liquidation payments, interest or premiums with respect to any of the foregoing.

          "Pledged Securities" means (a) any and all shares of capital stock of all existing Subsidiaries of Parent other than the capital stock of REI, ANI and HRN, which existing Subsidiaries are listed on Schedule 1 hereto, now or here-after owned by Grantors, (b) any and all securities now or hereafter issued in substitution, exchange or replacement therefor, or with respect thereto, (c) any and all war-rants, options or other rights to subscribe to or acquire any additional capital stock of the existing Subsidiaries listed on Schedule 1 hereto, and (d) any and all equity interests and the Certificates or other written evidences representing such equity interests and any interest of any Grantor in the entries on the books of any financial intermediary pertaining thereto now or hereafter acquired by any Grantor in any existing or future Subsidiary of any Grantor (other than a Gaming Subsidiary subject to Nevada Gaming Laws).

          "Secured Party" means the Managing Agent who shall hold the pledges and security interests granted hereunder for the ratable benefit of each of the Banks which are parties to the Loan Agreement from time to time. Subject to the terms and conditions of the Loan Agreement, any right, remedy, privilege or power of Secured Party shall be exercised by the Managing Agent.

          2. Incorporation of Representations, Warranties, Covenants and Other Provisions of Loan Documents. This Agree-ment is one of the Loan Documents referred to in the Loan Agreement. All representations, warranties, affirmative and negative covenants and other provisions contained in any Loan Document that are applicable to Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference as though set forth in full.

          3.   Creation of Security Interest.

               3.1 Pledge of Pledged Collateral. Grantors and each of them hereby pledge and grant to Secured Party a security interest in and to all Pledged Collateral for the benefit of Secured Party, together with all products, proceeds, dividends, redemption payments, liquidation payments, Cash, instruments and other Property, and any and all rights, titles, interests, privileges, benefits and preferences appertaining or incidental to the Pledged Collateral; provided, however, that the foregoing pledge and grant of security interest shall not apply to any right, title or interest of any Grantor in (a) any equity interests in any Gaming Subsidiary which is subject to Nevada Gaming Laws or (b) any Pledged Collateral (Nevada Gaming) (as such term is defined in the Loan Agreement). The security interest and pledge created by this Section 3.1 shall continue in effect so long as any Obligation is owed to Secured Party or any commitment to extend credit to Borrowers remains outstanding from Secured Party.

               3.2 Delivery of Certain Pledged Collateral. On or before the Closing Date, Grantors shall cause to be pledged and delivered to Secured Party the Certificates evidencing the capital stock of the existing Subsidiaries listed on Schedule 1 hereto and the Intercompany Notes listed on Schedule 2 hereto. Following the Closing Date, additional Pledged Collateral may from time to time be delivered to Secured Party by agreement between Secured Party and Grantors. All Certificates and Intercompany Notes at any time delivered to Secured Party shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Secured Party shall hold all Certificates and Intercompany Notes pledged hereunder pursuant to this Agreement unless and until released in accordance with Section 3.3 of this Agreement.

               3.3  Release of Pledged Collateral.  Pledged
Collateral that is required to be released from the pledge and security interest created by this Agreement in order to permit any Grantor to consummate any disposition of stock or assets, merger, consolidation, amalgamation, acquisition, or dividend payment or distribution that such Grantor is entitled to consummate pursuant to the Loan Documents, if any, shall be so released by Secured Party at such times and to the extent necessary to permit such Grantor to consummate such permitted transactions promptly following the Secured Party's receipt of written request therefor by such Grantor specifying the purpose for which release is requested and such further certificates or other documents as Secured Party reasonably shall request in its discretion to confirm that such Grantor is permitted to consummate such permitted transaction and to confirm Secured Party's replacement Liens on appropriate collateral (unless replacement collateral is not required pursuant to the Loan Documents). Any request for any permitted release shall be transmitted to Secured Party. Secured Party, at the expense of Grantors, promptly shall redeliver all Certificates and Intercompany Notes shall execute and deliver to Grantors all documents requested by Grantors that are reasonably necessary to release Pledged Collateral of record whenever Grantors shall be entitled to the release thereof in accordance with this
Section 3.3.

          4. Security for Obligations. This Agreement and the pledge and security interests granted herein secure the prompt payment, in full in cash, and full performance of, all Obligations, whether for principal, interest, fees, expenses or otherwise, including, without limitation, all Obligations of Borrowers now or hereafter existing under the Loan Documents, all Obligations of Grantors now or hereafter existing under this Agreement, and all interest that accrues on all or any part of any of the Obligations of Borrowers and/or Grantors after the filing of any petition or pleading against any Borrower, Grantor or any other Person for a proceeding under any Debtor Relief Law.

          5. Further Assurances. Each Grantor agrees that at any time, and from time to time, at its own expense such Grantor will promptly execute, deliver and file or record all further financing statements, instruments and documents, and will take all further actions, including, without limitation, causing the issuers of, or obligors on any of the Pledged Collateral to so execute, deliver, file or take other actions, that may be necessary or desirable, or that Secured Party reasonably may request, in order to perfect and protect any pledge or security interest granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to preserve, protect and maintain the Pledged Collateral and the value thereof, including, without limitation, payment of all taxes, assess-ments and other charges imposed on or relating to the Pledged Collateral. Each Grantor hereby consents and agrees that the issuers of, or obligors on, the Pledged Collateral, or any registrar or transfer agent or trustee for any of the Pledged Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder, not-withstanding any other notice or direction to the contrary heretofore or hereafter given by such Grantor or any other Person to such issuers or such obligors or to any such regis-trar or transfer agent or trustee.

          6.   Voting Rights; Dividends; etc.  So long as no
Event of Default under the Loan Agreement occurs and remains continuing:

               6.1 Voting Rights. Grantors shall be entitled to exercise any and all voting and other consensual rights per-taining to the Pledged Securities, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Loan Agreement, or the other Loan Documents; provided, however, that Grantor shall not exercise, or shall refrain from exercising, any such right if it would result in an Event of Default.

               6.2 Interest, Dividend and Distribution Rights. Grantors shall be entitled to receive and to retain and use any and all interest, premiums, dividends or distributions paid in respect of the Pledged Collateral; provided, however, that any and all such dividends or distributions received in the form of capital stock shall be, and the Certificates representing such capital stock forthwith shall be delivered to Secured Party to hold as, Pledged Collateral and shall, if received by any Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property of such Grantor, and forthwith be delivered to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements or stock powers).

          7. Rights During Event of Default. When an Event of Default has occurred and is continuing:

               7.1  Voting and Distribution Rights.  At the
option of Secured Party, all rights of any Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6.1 above, and to receive the interest, premiums, dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 6.2 above, shall cease, and all such rights shall thereupon become vested solely in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Collateral such dividends and distributions. Secured Party shall give notice to each applicable Grantor of Secured Party's election to exercise voting rights with respect to the Pledged Collateral; provided, however, that (i) neither the giving of such notice nor the receipt thereof by any Grantor shall be a condition to exercise of any rights of Secured Party hereunder, and (ii) Secured Party shall not incur any liability for failing to give such notice.

               7.2 Distributions Held in Trust. All dividends and other distributions which are received by any Grantor contrary to the provisions of this Agreement shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Grantor, and forthwith shall be paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements or stock powers).

               7.3  Irrevocable Proxy.  Each Grantor hereby
revokes all previous proxies with regard to the Pledged Securities and, to the extent allowable under applicable Law, appoints Secured Party as its proxyholder to attend and vote at any and all meetings of the shareholders of the corporations which issued the Pledged Securities, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders of such corporations executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if such Grantor had personally attended the meetings or had personally voted its shares or had personally signed the written consents; provided, however, that the proxyholder shall excercise rights hereunder only upon the occurrence and during the continuance of an Event of Default under the Loan Agreement. Each Grantor hereby authorizes Secured Party to substitute another Person as the proxyholder and, upon the occurrence or during the continuance of any Event of Default, hereby authorizes and directs the proxyholder to file this proxy and the substitution instrument with the secretary of the appropriate corporation. This proxy is coupled with an interest and is irrevocable until such time as no commitment to extend credit to Borrowers remains outstanding from Secured Party and until such time as all Obligations have been paid and performed in full.

          8. Transfers and Other Liens. Subject to compli-ance with applicable Gaming Laws, each Grantor agrees that, except as specifically permitted under the Loan Documents, it will not (i) sell, assign, exchange, transfer or otherwise dis-pose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or permit to exist any Liens upon or with respect to any of the Pledged Collateral, except for Permitted Encumbrances, or (iii) take any action with respect to the Pledged Collateral which is inconsistent with the provisions or purposes of this Agreement or any other Loan Document.

          9. Secured Party Appointed Attorney-in-Fact. Subject to compliance with applicable Gaming Laws, each Grantor hereby irrevocably appoints Secured Party as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor, and in the name of such Grantor, or otherwise, from time to time, in Secured Party's sole and absolute discretion to do any of the following acts or things: (a) to do all acts and things and to execute all documents necessary or advisable to perfect and continue perfected the security interests created by this Agreement and to preserve, maintain and protect the Pledged Collateral; (b) to do any and every act which such Grantor is obligated to do under this Agreement;
(c) to prepare, sign, file and record, in such Grantor's name, any financing statement covering the Pledged Collateral; and
(d) to endorse and transfer the Pledged Collateral upon foreclosure by Secured Party; provided, however, that Secured Party shall be under no obligation whatsoever to take any of the foregoing actions, and Secured Party shall have no liability or responsibility for any act (other than its own gross negligence or willful misconduct) or omission taken with respect thereto. Each Grantor hereby agrees to repay immedi-ately upon demand all reasonable costs and expenses incurred or expended by Secured Party in exercising any right or taking any action under this Agreement, together with interest as provided for in the Loan Agreement.

          10. Secured Party May Perform Obligations. If any Grantor fails to perform any Obligation contained herein, Secured Party may, subject to compliance with applicable Gaming Laws, but without any obligation to do so and without notice to or demand upon Grantors, perform the same and take such other action as Secured Party may deem necessary or desirable to protect the Pledged Collateral or Secured Party's security interests therein, Secured Party being hereby authorized (with-out limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest and compromise any Liens which in the reasonable judgment of Secured Party appears to be prior or superior to Secured Party's security interests, and in exercising any such powers and authority to pay necessary expenses, employ counsel and pay reasonable attorneys' fees. Each Grantor hereby agrees to repay immediately upon demand all sums so expended by Secured Party, together with interest from the date of expenditure at the rates provided for in the Loan Agreement. Secured Party shall be under no duty or obligation to (i) preserve, maintain or protect the Pledged Collateral or any of any Grantor's rights or interest therein, (ii) exercise any voting rights with respect to the Pledged Collateral, or
(iii) make or give any notices of default, presentments, demands for performance, notices of nonperformance or dishonor, protests, notices of protest or notice of any other nature whatsoever in connection with the Pledged Collateral on behalf of any Grantor or any other Person having any interest therein; and Secured Party assumes no liability for and shall not be obligated to perform the obligations of any Grantor, if any, with respect to the Pledged Collateral.

          11. Reasonable Care. Secured Party shall be deemed to have exercised reasonable care in the custody and preserva-tion of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially similar to that which Secured Party accords its own property, it being under-stood that Secured Party shall not have any responsibility for
(i) ascertaining or taking action with respect to maturities, calls, conversions, exchanges, tenders or other matters rela-tive to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or
(ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral. Secured Party shall comply with the conditions, if any, imposed by any Gaming Board in connection with the approvals of the security interest granted hereunder by Grantors, including, without limitation, any conditions requiring Secured Party to permit representatives of such Gaming Board to inspect such securities. Secured Party shall not surrender possession of any Pledged Collateral which consists of Pledged Securities of a Gaming Subsidiary to any party other than Grantor without the prior approval of the applicable Gaming Board or as otherwise permitted by applicable Gaming Laws.

          12.  Events of Default and Remedies.

               12.1 Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default under the Loan Agreement, Grantors shall be in default here-under and, subject to compliance with applicable Gaming Laws, Secured Party shall have in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that Secured Party may have under this Agreement and under applic-able Law or in equity, all of its rights and remedies as a secured party under the Uniform Commercial Code as enacted in any such jurisdiction, and in addition the following rights and remedies, all of which may be exercised with or without further notice to any Grantor:

                    (a)  to notify any issuer of any Pledged
Collateral that the same has been pledged to Secured Party and that all dividends and other payments thereon are to be made directly and exclusively to Secured Party; to renew, extend, modify, amend, accelerate, accept partial payments on, make allowances and adjustments and issue credits with respect to, release, settle, compromise, compound, collect or otherwise liquidate, on terms acceptable to Secured Party, in whole or in part, the Pledged Collateral and any amounts owing thereon; to enter into any other agreement relating to or affecting the Pledged Collateral; and to give all consents, waivers and rati-fications with respect to the Pledged Collateral and exercise all other rights (including voting rights), powers and remedies and otherwise act with respect thereto as if Secured Party were the owner thereof;

                    (b)  to enforce payment and prosecute any
action or proceeding with respect to any and all of the Pledged Collateral and take or bring, in Secured Party's name(s) or in the name of the applicable Grantor(s), all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Pledged Collateral;

                    (c)  in accordance with applicable Law, to
take possession of the Pledged Collateral with or without judi-cial process;

                    (d)  to endorse, in the name of the applic-
able Grantor(s), all checks, notes, drafts, money orders, instruments and other evidences of payment relating to the Pledged Collateral;

                    (e)  to transfer any or all of the Pledged
Collateral into the name of Secured Party or its nominee or nominees; and

                    (f)  in accordance with applicable Law, to
foreclose the Liens and security interests created under this Agreement or under any other agreement relating to the Pledged Collateral by any available judicial procedure or without judi-cial process, and to sell, assign or otherwise dispose of the Pledged Collateral or any part thereof, either at public or private sale or at any broker's board or securities exchange, in lots or in bulk, for cash, on credit or on future delivery, or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Secured Party;

all at the sole option of and in the sole discretion of Secured
Party.

               12.2 Notice of Sale. Secured Party shall give Grantors at least five (5) days' written notice of sale of all or any part of the Pledged Collateral. Subject to compliance with applicable Gaming Laws, any sale of the Pledged Collateral shall be held at such time or times and at such place or places as Secured Party may determine in the exercise of its sole and absolute discretion. Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of Obliga-tions) for and purchase for the account of Secured Party or any nominee of Secured Party the whole or any part of the Pledged Collateral. Secured Party shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given. Secured Party may, without notice or publication, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

               12.3 Private Sales. Subject to compliance with applicable Gaming Laws, upon the occurrence and during the continuance of an Event of Default under the Loan Agreement, whether or not any of the Pledged Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable Laws, Secured Party may, in its sole and absolute discretion, sell all or any part of the Pledged Collateral at private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted. Without limiting the foregoing, Secured Party may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any of the Pledged Collateral is sold at private sale, each Grantor agrees that if the Pledged Collateral is sold in a sale which is otherwise commercially reasonably,
(A) such Grantor shall not be entitled to a credit against the Obligations in an amount in excess of the purchase price, and
(B) Secured Party shall not incur any liability or responsibil-ity to such Grantor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Each Grantor recognizes that a ready market may not exist for Pledged Securities which are not regularly traded on a recognized securities exchange or in another recognized market, and that a sale by Secured Party of any such Pledged Securities for an amount substantially less than a pro rata share of the fair market value of the issuer's assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of Pledged Securities or Pledged Securities that are privately traded.

               12.4 Title of Purchasers. Subject to applic-able requirements of Law, upon consummation of any sale of Pledged Collateral pursuant to this Section 12, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the Pledged Collateral sold absolutely free from any claim or right on the part of Grantors, and each Grantor hereby waives (to the extent permitted by applicable Law) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted. If the sale of all or any part of the Pledged Colla-teral is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sale price to the Obligations until such amount actually is received by Secured Party, and any Pledged Collateral so sold may be retained by Secured Party until the sale price is paid in full by the purchaser or purchasers thereof. Secured Party shall not incur any liability in case any such purchaser or pur-chasers shall fail to pay for the Pledged Collateral so sold, and, in case of any such failure, the Pledged Collateral may be sold again upon like notice.

               12.5 Disposition of Proceeds of Sale. The net cash proceeds resulting from the collection, liquidation, sale or other disposition of the Pledged Collateral shall be applied, first, to the reasonable costs and expenses (including reasonable attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting and liquidating the Pledged Collateral, and the like; second, to the satisfaction of all Obligations, with application as to any particular Obligations to be in the order set forth in the Loan Agreement or other Loan Documents; and, third, to all other indebtedness secured hereby in such order and manner as Secured Party in its sole and absolute discretion may determine.

          13. Continuing Effect. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by Secured Party or any Bank, whether as a "voidable preference," "fraudulent convey-ance," or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          14. Additional Grantors. The initial Grantors here-under shall be Borrowers and those Significant Subsidiaries, if any, as are signatories hereto. From time to time following the Closing Date, additional Significant Subsidiaries of Borrowers may become parties hereto, as additional Grantors, by executing and delivering to Secured Party an Instrument of Joinder substantially in the form of Exhibit A, accompanied by such documentation as Secured Party may require in connection therewith, wherein such additional Grantors agree to become a party hereto and to be bound hereby. Upon delivery of such Instrument of Joinder to and acceptance thereof by Secured Party, notice of which acceptance is hereby waived by Grantors, each such additional Grantor shall be as fully a party hereto as if such Grantor were an original signatory hereof. Each Grantor expressly agrees that its Secured Obligations and the Liens upon its property granted herein shall not be affected or diminished by the addition or release of additional Grantors hereunder, nor by any election of Secured Party not to cause any Significant Subsidiary of Borrowers to become an additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor who is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

          15. Covenant Not to Issue Uncertificated Securities. Each Grantor represents and warrants to Secured Party that all of the capital stock of each of the corporations that issued the Pledged Securities is in certificated form (as contemplated by Division 8 of the California Uniform Commercial Code), and covenants to Secured Party that it will not cause or permit such corporations to issue any capital stock in uncertificated form or seek to convert all or any part of its existing capital stock into uncertificated form (as contemplated by Division 8 of the California Uniform Commercial Code). The foregoing representations, warranties and covenants shall survive the execution and delivery of this Agreement.

          16. Covenant Not to Dilute Interests of Secured Party in Pledged Securities. Each Grantor represents, warrants and covenants to Secured Party that it will not at any time cause or permit the corporations that issued the Pledged Securities to issue any additional capital stock, or any warrants, options or other rights to acquire any additional capital stock, if the effect thereof would be to dilute in any way the interests of Secured Party in any Pledged Securities or any corporation whose securities constitute Pledged Securities unless such action is permitted at such time under the Loan Agreement.

          17. Indemnity. Each Grantor agrees to indemnify and hold harmless Secured Party, and each of them, from and against any and all claims, demands, losses, judgments and liabilities (including without limitation liabilities for penalties) of whatsoever kind or nature, and to reimburse Secured Party for all costs and expenses, including without limitation reasonable attorneys' fees and expenses and/or costs and expenses asso-ciated with, arising out of or in connection with this Agree-ment or the exercise by Secured Party of any right or remedy granted to it hereunder or under the Loan Documents other than arising from the gross negligence or willful misconduct of Secured Party. In no event shall Secured Party be liable for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accord-ance with the terms hereof. If and to the extent that the agreements of the Grantors under this Section 17 are unenforce-able for any reason, each Grantor hereby agrees to make the maximum contribution to the payment and satisfaction as such obligations which is permissible under applicable Law.

          18.  GOVERNING LAW.  THIS AGREEMENT SHALL BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE
LAWS OF THE STATE OF CALIFORNIA.

          19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

          20. Additional Powers and Authorization. Secured Party shall be entitled to the benefits accruing to it as Managing Agent under the Loan Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, Secured Party may employ agents, trustees, or attorneys-in-fact and may vest any of them with any property (including, without limitation, the Pledged Collateral), title, right or power deemed necessary for the purposes of such appointment.

          21. WAIVER OF JURY TRIAL. EACH GRANTOR AND SECURED PARTY EXPRESSLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH GRANTOR AND SECURED PARTY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          22.  Incorporation of Suretyship Provisions and
Waivers.  The attached Exhibit B, "Suretyship Provisions and
Waivers," is hereby incorporated by this reference as though set forth herein in full.

          IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed as of the date first above written.


"Grantors"

AZTAR CORPORATION,
a Delaware corporation


By __________________________

Title _______________________

RAMADA NEW JERSEY HOLDINGS
CORPORATION, a Delaware
corporation

By __________________________

Title _______________________
ADAMAR OF NEW JERSEY, INC.,
a New Jersey corporation


By __________________________

Title _______________________
ATLANTIC-DEAUVILLE INC.,
a New Jersey corporation


By __________________________

Title _______________________

AZTAR DEVELOPMENT
CORPORATION, a Delaware
corporation


By _________________________

Title ______________________




ACCEPTED AND AGREED TO:

BANK OF AMERICA NATIONAL
  TRUST AND SAVINGS
  ASSOCIATION,
as Managing Agent


By: _________________________

    Title: __________________

                          SCHEDULE 1

                      PLEDGED SECURITIES



Grantor:  AZTAR CORPORATION

                            Class     Stock      Number     Percentage
Stock                         of    Certificate    of           of
Issuer                      Stock     No(s).     Shares      Ownership

Aztar Development Corporation                                   100%
Aztar Indiana Gaming Corporation                                100%
Aztar Missouri Gaming Corporation                               100%
Aztar Mortgage Funding, Inc.                                    100%
Ramada New Jersey Holdings, Inc.                                100%
Ramada New Jersey, Inc.                                         100%
REI Acquisition, Inc.                                           100%
Atlantic Deauville, Inc.                                        100%
Eddie's Fabulous 50's, Inc.                                     100%
Ramada Energy Systems, Inc.                                     100%



Grantor:  ADAMAR OF NEW JERSEY, INC.

                            Class     Stock      Number     Percentage
Stock                         of    Certificate    of           of
Issuer                      Stock     No(s).     Shares      Ownership

AGP Holdings Corporation                                       100%
Manchester Mall, Inc.                                          100%



Grantor:  RAMADA NEW JERSEY HOLDINGS, INC.

                            Class     Stock      Number     Percentage
Stock                         of    Certificate    of           of
Issuer                      Stock     No(s).     Shares      Ownership

Adamar of New Jersey, Inc.                                     100%



Grantor:  ATLANTIC DEAUVILLE, INC.

                            Class     Stock      Number     Percentage
Stock                         of    Certificate    of           of
Issuer                      Stock     No(s).     Shares      Ownership

Adamar Garage, Inc.                                            100%

                          SCHEDULE 2

                      INTERCOMPANY NOTES


                 [to be provided by Grantors]

                           EXHIBIT A

                     INSTRUMENT OF JOINDER


          THIS INSTRUMENT OF JOINDER ("Joinder") is executed as of _________________, 19___, by ______________________________,
a ___________________________ ("Joining Party"), and delivered to Bank of America National Trust and Savings Association, as Managing Agent, pursuant to the Pledge Agreement (General) dated as of October 4, 1994 made by Ramada New Jersey Holdings Corporation, a New Jersey corporation, Aztar Corporation, a Delaware corporation, Adamar of New Jersey, Inc., a New Jersey corporation, Atlantic-Deauville Inc., a New Jersey Corporation, and Aztar Development Corporation, a Delaware corporation in favor of the Managing Agent and the Banks (the "Pledge Agreement (General)"). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Pledge Agreement (General).

                           RECITALS

          (a) The Pledge Agreement (General) was made by the Grantors in favor of the Managing Agent for the ratable benefit of the Banks that are parties to that certain Reducing Revolv-ing Loan Agreement dated as of October 4, 1994, by and among Aztar Corporation, a Delaware corporation, Adamar of
New Jersey, Inc., a New Jersey corporation, and Ramada Express, Inc., a Nevada corporation (collectively, "Borrowers" and individually, "Borrower"), the Banks which are parties thereto, Societe Generale and Midlantic Bank, N.A., as Lead Managers, Bank One, Arizona, N A and Credit Lyonnais, as Co-Agents, Bankers Trust Company, as Co-Managing Agent, and Bank of America National Trust and Savings Association, as the Managing Agent for the Banks.

          Borrowers, and is required pursuant to the Reducing Revolving Loan Agreement and the Pledge Agreement (General) to become a Grantor.

          (c) Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrowers of the credit facilities under the Reducing Revolving Loan
Agreement.

NOW THEREFORE, Joining Party agrees as follows:

                           AGREEMENT

          (i)   By this Joinder, Joining Party becomes a
"Grantor" under and pursuant to Section 14 of the Pledge
Agreement (General). Joining Party agrees that, upon its execution hereof, it will become a Grantor under the Pledge
Agreement (General) with respect to all Obligations of Borrowers heretofore or hereafter incurred under the Loan
Documents, and will be bound by all terms, conditions, and duties applicable to a Grantor under the Pledge Agreement
(General);

          (ii) Concurrently with the execution hereof, Joining Party shall cause to be pledged and delivered to Secured Party the Certificates evidencing the capital stock of the Subsidiaries listed on Schedule 1 hereto and the Intercompany Notes listed on Schedule 2 hereto. All Cer-tificates and Intercompany Notes delivered to Secured Party shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. All Certificates and Intercompany Notes delivered pursuant to this Joinder shall also be considered "Certificates" and "Intercompany Notes" and shall constitute "Pledged Collateral" as defined in the Pledge Agreement (General); and

          (iii)   The effective date of this Joinder is
_________. 199___.

"Joining Party"

_________________________________
a _________________________



By:_____________________________

Title:___________________________


ACKNOWLEDGED:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
as Managing Agent



By:__________________________

Title:_______________________

              SCHEDULE 1 TO INSTRUMENT OF JOINDER

                      PLEDGED SECURITIES



Joining Party:______________________

                            Class     Stock      Number     Percentage
Stock                         of    Certificate    of           of
Issuer                      Stock     No(s).     Shares      Ownership

              SCHEDULE 2 TO INSTRUMENT OF JOINDER

                      INTERCOMPANY NOTES
                           EXHIBIT B

               SURETYSHIP PROVISIONS AND WAIVERS


          1. Waivers and Consents. Each Grantor acknowledges that the Liens and security interests created or granted herein will or may secure obligations of Persons other than such Grantor and, in full recognition of that fact, each Grantor consents and agrees that Secured Party may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof:

               (a) supplement, modify, amend, extend, renew, or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon;

               (b)  supplement, modify, amend or waive, or
     enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

               (c)  accept new or additional instruments,
     documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof;

               (d)  accept partial payments on the Obligations;

               (e)  receive and hold additional security or
     guaranties for the Obligations or any part thereof;

               (f)  release, reconvey, terminate, waive,
     abandon, subordinate, exchange, substitute, transfer and enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Secured Party in its sole and absolute discretion may determine;

               (g) release any Person or any guarantor from any personal liability with respect to the Obligations or any part thereof;

               (h) settle, release on terms satisfactory to Secured Party or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and

               (i) consent to the merger, change or any other restructuring or termination of the corporate existence of any Borrower or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liabil-ity of any Grantor or the continuing existence of any Liens hereunder, under any other Loan Document to which any Grantor is a party or the enforceability hereof or thereof with respect to all or any part of the Obligations.

          Upon the occurrence of and during the continuance of any Event of Default, Secured Party may enforce this Agreement independently as to each Grantor and independently of any other remedy or security Secured Party at any time may have or hold in connection with the Obligations, and it shall not be neces-sary for Secured Party to marshal assets in favor of any Grantor, any Borrower or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement. Each Grantor expressly waives any right to require Secured Party to marshal assets in favor of such Grantor, any Borrower or any other Person or to proceed against any other Person or any collateral provided by any other Person, and agrees that Secured Party may proceed against any Person and/or collateral in such order as it shall determine in its sole and absolute discretion. Secured Party may file a separate action or actions against any Grantor, whether action is brought or prosecuted with respect to any other security or against any other Grantor, any Borrower or any other Person, or whether any other Person is joined in any such action or actions. Each Grantor agrees that Secured Party and Borrowers and any other Person may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Agreement. Secured Party's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Secured Party upon the bankruptcy, insolvency or reorganization of any Borrower, any Grantor or any other Person, or otherwise, all as though such amount had not been paid. The Liens created or granted herein and the enforce-ability of this Agreement at all times shall remain effective to secure the full amount of all the Obligations including, without limitation, the amount of all loans and interest thereon at the rates provided for in the Loan Agreement and the note(s) thereunder, even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrowers or any other Person and whether or not Borrowers or any other Person shall have any personal liability with respect thereto. Each Grantor expressly waives any and all defenses now or hereafter arising or asserted by reason of
(a) any disability or other defense of any Borrower or any other Person with respect to the Obligations, (b) the unen-forceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations,
(c) the cessation for any cause whatsoever of the liability of any Borrower or any other Person (other than by reason of the full payment and performance of all Obligations), (d) any failure of Secured Party to marshal assets in favor of such Grantor or any other Person, (e) except as otherwise required by Law or as provided in this Agreement, any failure of Secured Party to give notice of sale or other disposition of collateral to such Grantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral, (f) except as otherwise required by Law or as pro-vided in this Agreement, any failure of Secured Party to comply with applicable Laws in connection with the sale or other dis-position of any collateral or other security for any Obliga-tion, including without limitation any failure of Secured Party to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Obligation, (g) any act or omission of Secured Party or others that directly or indirectly results in or aids the discharge or release of any Borrower, any Grantor or any other Person or the Obligations or any other security or guaranty therefor by operation of law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in propor-tion to the principal obligation, (i) any failure of Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Secured Party, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Liens under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under
Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person,
(n) the avoidance of any Liens in favor of Secured Party for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding, or (p) to the extent permitted in paragraph 40.495(4) of the Nevada Revised Statutes ("NRS"), the benefits of the one-action rule under NRS Section 40.430.
Until no part of any commitment to lend remains outstanding and all of the Obligations have been paid and performed in full, Grantors shall have no right of subrogation, contribution, reimbursement or indemnity, and each Grantor expressly waives any right to enforce any remedy that Secured Party now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any other security now or hereafter held by Secured Party. Each Grantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Obligations.

          2. Condition of Borrowers and their Subsidiaries. Each Grantor represents and warrants to Secured Party that such Grantor has established adequate means of obtaining from each Borrower and its Subsidiaries, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of each of Borrower and its Subsidiaries and their properties, and such Grantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of each Borrower and its Subsidiaries and their properties. Each Grantor hereby expressly waives and relinquishes any duty on the part of Secured Party to disclose to such Grantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of any Borrower or its Subsidiaries or their properties, whether now known or hereafter known by Secured Party during the life of this Agreement. With respect to any of the Obligations, Secured Party need not inquire into the powers of any Borrower or any Subsidiaries thereof or the officers or employees acting or purporting to act on their behalf, and all Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

          3. Liens on Real Property. In the event that all or any part of the Obligations at any time are secured by any one or more deeds of trust or mortgages creating or granting Liens on any interests in real property, each Grantor auth-orizes Secured Party, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting any Obligations, the enforceability of this Agreement, or the validity or enforceability of any Liens of any Secured Party on any collateral, to foreclose any or all of such deeds of trust or mortgages by judicial or nonjudicial sale. Insofar as the Liens created herein secure the obligations of other Persons,
(i) each Grantor expressly waives any defenses to the enforcement of this Agreement or any Liens created or granted hereby or to the recovery by Secured Party against Borrowers or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of such Grantor and may preclude such Grantor from obtaining reimburse-ment or contribution from any other Person and (ii) each Grantor expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure 580a, 580b, 580d or 726, or comparable provisions of the Laws of any other jurisdiction, including, without limitation, NRS Section 40.430 and judicial decisions relating thereto, NRS Sections 40.451, 40.455, 40.457 and 40.459, and all other suretyship defenses it otherwise might or would have under California Law or other applicable Law. Each Grantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real property or interest therein subject to any such deeds of trust or mortgages and such Grantor's failure to receive any such notice shall not impair or affect such Grantor's obligations hereunder or the enforceability of this Agreement or any Liens created or granted hereby.

          4. Waiver of Rights of Subrogation. Notwith-standing anything to the contrary elsewhere contained herein or in any other Loan Document to which any Grantor is a Party, each Grantor hereby waives with respect to Borrowers and their successors and assigns (including any surety) and any other Party any and all rights at Law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which such Grantor may have or hereafter acquire against any Borrower or any other Party in connection with or as a result of such Grantor's execution, delivery and/or performance of this Agreement or any other Loan Document to which such Grantor is a party. Each Grantor agrees that it shall not have or assert any such rights against any Borrower or its successors and assigns or any other Person (including any surety), either directly or as an attempted setoff to any action commenced against such Grantor by any Borrower (as borrower or in any other capacity) or any other Person. Each Grantor hereby acknowledges and agrees that this waiver is intended to benefit Secured Party and shall not limit or otherwise affect such Grantor's liability hereunder, under any other Loan Document to which such Grantor is a party, or the enforceability hereof or thereof.

          5. Waiver of Discharge. Without limiting the generality of the foregoing and to the extent otherwise applicable, each Grantor hereby waives discharge under NRS
Section 104.3605 by waiving all defenses based on suretyship or impairment of collateral.

          6. Understandings with Respect to Waivers and Consents. Each Grantor warrants and agrees that each of the waivers and consents set forth herein is made with full knowledge of its significance and consequences, with the under-standing that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against Borrowers, Secured Party or others, or against collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. If any of the waivers or consents herein are determined to be contrary to any applicable Law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

                           EXHIBIT G

                          CERTIFICATE

                    OF A SENIOR OFFICER OF

                       AZTAR CORPORATION

                  (Applicable Pricing Level)


TO:  BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AS
     MANAGING AGENT

          Reference is made to that certain Reducing Revolving Loan Agreement (the "Loan Agreement") dated as of October 4, 1994, among Aztar Corporation, a Delaware corporation ("Parent"), Adamar of New Jersey, Inc., a New Jersey corporation, and Ramada Express, Inc., a Nevada corporation (collectively, "Borrowers" and individually, "Borrower"), the Banks therein named, Societe Generale and Midlantic Bank, N.A., as Lead Managers, Bank One, Arizona, N A and Credit Lyonnais, as Co-Agents, Bankers Trust Company, as Co-Managing Agent, and Bank of America National Trust and Savings Association, as Managing Agent. Terms defined in the Loan Agreement and not otherwise defined in this Certificate are used herein as so defined.

          This Certificate ("Pricing Certificate") is delivered in accordance with Section 7.1(c) of the Loan Agreement by a Senior Officer of Parent on behalf of Parent and the other Borrowers. This Pricing Certificate is delivered with respect to the Pricing Period commencing _________, 199_, and ending on ___________, 199_ (the "Subject Pricing Period"). Computations used to determine the Applicable Pricing Level for the Subject Pricing Period are set forth below:


I. Applicable Pricing Level. Subject to later adjustment as provided in the Loan Agreement, the Applicable Pricing Level for the Subject Pricing Period shall be Level ______.

     The Applicable Pricing Level set forth above was determined on the basis of the following:

     Annualized Funded Debt Ratio. As of the last day of the Fiscal Quarter ended _______________, 199__ (the "Determination
Date"), the ratio of Average Quarterly Funded Debt to
Annualized Adjusted EBITDA was____:1.00.

     The foregoing ratio is computed as follows:

          (a) Average Quarterly Funded Debt as of
          the Determination Date (as calculated
          below)                                       $_______

          divided by (b) Annualized Adjusted EBITDA
          as of the Determination Date (as
          calculated below)                            $_______

          equals Annualized Funded Debt Ratio
          [(a)/(b)]                                    ___:1.00

Average Quarterly Funded Debt -- Component Calculations

     In the above computation, Average Quarterly Funded Debt as of the Determination Date is the sum of the following, without duplication:

          (a) the average of all principal Indebted-
          ness of Borrowers and the Restricted
          Subsidiaries and of TEGP for borrowed money
          (including debt securities issued by
          Borrowers, any of the Restricted
          Subsidiaries or TEGP, but excluding in any
          event any contingent obligations with
          respect to undrawn letters of credit) on
          the last day of each of the three 4 and
          5 week fiscal periods comprising the Fiscal
          Quarter ending on the Determination Date
          (the "Test Fiscal Quarter")                  $_______

          plus (b) the average of the aggregate
          amount of the principal portion of all
          Capital Lease Obligations of Borrowers and
          the Restricted Subsidiaries and of TEGP on
          the last day of each of the three 4 and
          5 week fiscal periods comprising the Test
          Fiscal Quarter                               $_______

          equals Average Quarterly Funded Debt [(a)+(b)]$_______

Annualized Adjusted EBITDA - Component Calculations

     In the above calculation, Annualized Adjusted EBITDA as of the Determination Date is calculated as follows:

          (a) Adjusted EBITDA for the fiscal period
          consisting of the Test Fiscal Quarter plus
          the three immediately preceding Fiscal
          Quarters (the "Test Period") (as
          calculated below)                            $_______

          plus (b) with respect to any Test Period
          in which the Evansville Project or the
          Caruthersville Project (whichever or both
          is applicable, the "Project") is open
          for business for at least one (1) full
          Fiscal Quarter but less than four (4) full
          Fiscal Quarters, such amount as is
          necessary to reflect the annualization of
          Adjusted EBITDA attributable to the
          Project                                      $_____

          equals Annualized Adjusted EBITDA
          [(a)+(b)]                                    $_______

Adjusted EBITDA - Component Calculations

     In the above calculation, Adjusted EBITDA for the Test Period is calculated as follows, in each case as determined in accordance with Generally Accepted Accounting Principles, and in the case of items (d), (e), (f), (g), (h) and (i) only to the extent reflected in the determination of item (a) for such Test Period:

          (a)  Consolidated net income of Borrowers
          and the Restricted Subsidiaries ("Net
          Income") for the Test Period                 $_______

          plus (b) any extraordinary loss reflected
          in Net Income for the Test Period            $_______

          minus (c) any extraordinary gain reflected
          in Net Income for the Test Period           ($______)

          plus (d) Interest Expense for the Test
          Period (which is the sum of (x) and (y) set forth below)

               (x) all interest, fees, charges and
               related expenses paid or payable
               (without duplication) for the Test
               Period by Borrowers and the Restricted
               Subsidiaries to a lender in connection
               with borrowed money (including any
               obligations for fees, charges and
               related expenses payable to the issuer
               of any letter of credit) or the
               deferred purchase price of assets that
               are considered "interest expense"
               under Generally Accepted Accounting
               Principles (other than underwriting
               discounts, closing fees and other
               transactional fees and expenses
               incurred on or within six (6) months
               before or after the Closing Date in
               connection with the Existing
               Subordinated Debt, the issuance of the
               New Subordinated Debt or the execution
               and delivery of the Loan Documents)

                                   $_________________

               plus (y) the portion of rent paid or
               payable (without duplication) for the
               Test Period by Borrowers and the
               Restricted Subsidiaries under Capital
               Lease Obligations that should be
               treated as interest in accordance with
               Financial Accounting Standards Board
               Statement No. 13

                                   $_________________

               Interest Expense [(x)+(y)] equals       $_______

          plus (e) the aggregate amount of federal
          and state taxes on or measured by income
          for the Test Period (whether or not payable
          during the Test Period)                      $_______

          plus (f) depreciation, amortization and all
          other non-cash expenses for the Test
          Period                                       $_______

          plus (g) Parent's equity in any net loss of
          TEGP for the Test Period                     $_______

          minus (h) Parent's equity in any net income
          of TEGP for the Test Period                 ($______)

          plus (i) that portion of the rentals paid
          to TEGP by HRN which are designated and
          used to service principal and interest
          payable under the TEGP Loan Agreement for
          the Test Period                              $_______

          plus (j) dividends or other income received
          in Cash during the Test Period by any of
          Borrowers or the Restricted Subsidiaries
          from an Unrestricted New Venture Entity
          (but only to the extent of earnings before
          interest, taxes, depreciation and
          amortization of such Unrestricted New
          Venture Entity)                              $_______

          equals Adjusted EBITDA
          [(a)+(b)-(c)+(d)+(e)+(f)+(g)+(h)]            $_______


II. I further certify that the calculations made and the information contained herein are derived from the books and records of Borrowers and their Restricted Subsidiaries, as applicable, and that each and every matter correctly reflects those books and records.

          IN WITNESS WHEREOF, I have signed this Certificate on this _______ day of __________, 199___.



____________________________________

____________________________________
  Printed Name and Title of Senior
  Officer of Aztar Corporation

                             EXHIBIT H

RECORDING REQUESTED BY        )
AND WHEN RECORDED MAIL TO:    )
Sheppard, Mullin, Richter & Hampton)
333 South Hope Street, 48th Floor)
Los Angeles, California  90071)
Attn:  Kirk Wallace, Esq.     )




____________________________________________________________
               (Space above for Recorder's Use)


                         DEED OF TRUST
       with Assignment of Rents, Security Agreement and
                        Fixture Filing


          The parties to this Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing ("Deed of Trust"), dated as of October 4, 1994, are RAMADA EXPRESS, INC., a Nevada corporation ("Trustor"), as trustor, EQUITABLE DEED COMPANY, a California corporation, as trustee ("Trustee"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as "Managing Agent" for the "Banks," the "Swing Line Bank" and the "Issuing Bank" (as each of those four terms is defined in the Loan Agreement), as beneficiary and secured party ("Beneficiary"). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in that certain Reducing Revolving Loan Agreement of even date herewith among Aztar Corporation, a Delaware corporation ("Parent"), Adamar of New Jersey, Inc., a New Jersey corporation ("ANJI"), Trustor, Beneficiary, and each of the Banks which executed such agreement (as amended, the "Loan Agreement"). Trustee is a subsidiary of Beneficiary. Parent, ANJI and Trustor are collectively referred to herein as "Borrowers."

1.  Grant in Trust and Secured Obligations.

     1.1 Grant in Trust. For the purpose of securing payment and performance of the Secured Obligations defined and described in Section 1.2, Trustor hereby irrevocably and unconditionally grants, bargains, conveys, sells, transfers and assigns to Trustee, in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, all estate, right, title and interest which Trustor now has or may later acquire in and to the following property (all or any part of such property, or any interest in all or any part of it, as the context may require, the "Property"):

          (a)  The real property located in the County of Clark
(the "County"), State of Nevada, as described in Exhibit A, together with all existing and future easements and rights affording access to it (the "Land"); together with

          (b) All buildings, structures and improvements now located or later to be constructed on the Land, including, without limitation, all parking areas, roads, driveways, walks, fences, walls, docks, berms, landscaping, recreation facilities, drainage facilities, lighting facilities and other site improvements (the "Improvements"); together with

          (c)  All existing and future appurtenances,
privileges, easements, franchises, hereditaments and tenements of the Land, including all minerals, oil, gas, other hydrocarbons and associated substances, sulphur, nitrogen, carbon dioxide, helium and other commercially valuable substances which may be in, under or produced from any part of the Land, all development rights and credits, air rights, water, water courses, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and water stock (together with the statutory right to file applications to change, and any and all applications to change), easements, rights of way, rights of ingress and egress, drainage rights, gores or strips of land, any land lying in the streets, highways, ways, sidewalks, alleys, passages, roads or avenues, open or proposed, in front of or adjoining the Land and Improvements, any land in the bed of any body of water adjacent to the Land, any land adjoining the Land created by artificial means or by accretion, all air space and rights to use such air space, and all development and similar rights; together with

          (d) Subject to Article 2, below, all existing and future leases, subleases, subtenancies, licenses (except for gaming licenses and liquor licenses that are not transferable), occupancy agreements, concessions and any other agreement devising any portion of the Property or relating to the use and enjoyment of all or any part of the Land and Improvements, and any and all guaranties and other agreements relating to or made in connection with any of the foregoing, whether written or oral and whether in existence at or upon the recordation of this Deed of Trust or entered into after the recordation of this Deed of Trust (some or all collectively, as the context may require, "Leases"), and all rents, security deposits, royalties, issues, profits, receipts, earnings, revenue, income, products and proceeds and other benefits of the Land and Improvements, whether now due, past due or to become due, including, without limitation, all prepaid rents, security deposits, fixed, additional and contingent rents, deficiency rents and liquidated damages, occupancy charges, hotel room charges, cabana charges, casino revenues, show ticket revenues, food and beverage revenues, room service revenues, merchandise sales revenues, parking, maintenance, common area, tax, insurance, utility and service charges and contributions, proceeds of sale of electricity, gas, heating, air-conditioning, cable and other utilities and services, green fees, cart rental fees, instruction fees, membership charges, restaurant, snack bar and pro shop revenues, liquidated damages, and all other rights to payments (some or all collectively, as the context may require, "Rents"); together with

          (e)  [INTENTIONALLY OMITTED]; together with

          (f) All goods, materials, supplies, chattels, furniture, fixtures, equipment, machinery and other property now or later to be attached to, placed in or on, or used in connection with the use, enjoyment, occupancy or operation of all or any part of the Land and Improvements, whether stored on the Land or elsewhere, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone, cable and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equipment and systems, all kitchen and laundry appliances, screens, awnings, floor coverings, partitions, elevators, escalators, motors, machinery, pipes, fittings and other items of equipment and property of every kind and description, all of which shall be considered to the fullest extent of the law to be real property for purposes of this Deed of Trust; together with

          (g) All building materials, equipment, work in process or other personal property of any kind, whether stored on the Land or elsewhere, which have been or later will be acquired for the purpose of being delivered to, incorporated into or installed in or about the Land or Improvements; together with

          (h) All rights to the payment of money, accounts, accounts receivable, reserves, deferred payments, refunds, cost savings, payments and deposits, whether now or later to be received from third parties (including all earnest money sales deposits) or deposited by Trustor with third parties (including all utility deposits), contract rights, development and use rights, governmental permits and licenses (except for gaming licenses and liquor licenses that are not transferable), authorizations, certificates, variances, consents and approvals, applications, architectural and engineering plans, specifications and drawings, as-built drawings, guaranties, warranties, management agreements, operating and/or licensing agreements, supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone, cable, and other utilities, title insurance policies and proceeds thereof, chattel paper, instruments, documents, notes, certificates of deposit, securities, other investments, drafts and letters of credit (other than letters of credit in favor of Beneficiary), which arise from or relate to construction on the Land or to any business now or later to be conducted on it, or to the Land and Improvements generally; together with

          (i) All proceeds, including all rights and claims to, dividends of and demands for them, of the voluntary or involuntary conversion of any of the Land, Improvements or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any damage or injury to the Land, Improvements or the other property described above or any part of them, or breach of warranty in connection with the construction of the Improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact; together with

          (j) All books and records pertaining to any and all of the property described above, including computer readable memory and any computer hardware or software necessary to access and process such memory ("Books and Records"); together with

          (k) All proceeds of, additions and accretions to, substitutions and replacements for, changes in, and greater right, title and interest in, to and under or derived from, any of the property described above and all extensions, improve-ments, betterments, renewals, substitutions and replacements thereof and additions and appurtenances thereto, including all proceeds of any voluntary or involuntary disposition or claim, right and remedy respecting any such property (arising out of any judgment, condemnation or award, or otherwise arising) and all goods, documents, general intangibles, chattel paper and accounts, wherever located, acquired with cash proceeds of any of the foregoing or its proceeds.

     Trustor shall and will warrant and forever defend the Property in the quiet and peaceable possession of the Trustee, its successors and assigns against all and every person or persons lawfully claiming or to claim the whole or any part thereof. Trustor agrees that any greater title to the Property hereafter acquired by Trustor during the term hereof shall be subject hereto.

     1.2  Secured Obligations.

          1.2.1 Trustor makes the grant, bargain, conveyance, sale, transfer and assignment set forth in Section 1.1 and grants the security interest set forth in Article 3 for the purpose of securing the following obligations (collectively, the "Secured Obligations") in any order of priority that Beneficiary may choose:

               (a) Except as specified in Section 1.2.2 below, the payment and performance of all Obligations of Trustor and each other Borrower, including, without limitation,
     (i) payment of all amounts owing by Trustor and each other Borrower under the Notes, including, without limitation, principal in the aggregate amount of up to the Commitment (which is initially $207,477,346.14, subject to increase to $212,477,346.14 under certain circumstances) and interest thereon; (ii) payment of all amounts owing by Trustor and each other Borrower under Section 2.4(d) of the Loan Agreement for reimbursement of draws, and all amounts owing by Trustor and each other Borrower under
     Section 9.2(a)(2) of the Loan Agreement for payment of cash collateral for the undrawn amounts, under the Letters of Credit in the aggregate face amount of up to $30,000,000, and interest thereon; (iii) payment of all amounts owing by Trustor and each other Borrower under the Swing Line Documents, including, without limitation, principal in an amount of up to $10,000,000 and interest thereon; (iv) payment of all amounts owing by Trustor and each other Borrower under any and all Secured Swap Agreements; (v) payment of all fees, charges, costs and other amounts owing by Trustor and each other Borrower under the Loan Documents, including, without limitation, the agency fees described in Section 3.7 of the Loan Agreement; (vi) payment and performance of all obligations of Trustor under this Deed of Trust; (vii) payment and performance of all obligations of ANJI under the TropWorld Deed of Trust, and of all obligations of each Borrower other than Trustor under any other Loan Document to which Trustor is not a party; and

               (b) The payment and performance of all future advances and other obligations that Trustor or any other person may owe to Beneficiary and/or any Banks (whether as principal, surety or guarantor), when a writing evidences Trustor's and Beneficiary's agreement that such advances or obligations be secured by this Deed of Trust; and

               (c)  The payment and performance of all
     modifications, amendments, extensions and renewals, however evidenced, of any of the Secured Obligations described in clause (a) or (b), above.

          1.2.2 Notwithstanding any provision of this Deed of Trust or any other Loan Document, the obligations and liability of Trustor, any Borrower or any other person arising under Sections 4.18, 5.14, and/or 11.22 of the Loan Agreement (and/or under any separate agreement relating to Hazardous Materials which states that it is not secured by real property) are not and shall not be Secured Obligations under this Deed of Trust.

          1.2.3 All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. Such terms include any provisions in the Loan Agreement or the other Loan Documents which permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

     1.3 Future Advances (NRS 106.300, et seq). It is the intention of Trustor, Beneficiary and the Banks that this Deed of Trust is an "instrument" (as defined in NRS 106.330, as amended or recodified from time to time) which secures "future advances" (as defined in NRS 106.320, as amended or recodified from time to time) and which is governed pursuant to NRS
106.300 through 106.400, as amended or recodified from time to time ("NRS" means Nevada Revised Statutes). It is the intention of the parties that the Secured Obligations include the obligation of Trustor to repay "future advances" of "principal" (as defined in NRS 106.345, as amended or recodified from time to time) in an amount up to the Commitment (as further described above), and that the lien of this Deed of Trust secures the obligation of Trustor to repay all such "future advances" with the priority set forth in NRS 106.370(1), as amended or recodified from time to time.

2.  Assignment of Rents and Leases.

     2.1 Assignment. Trustor hereby irrevocably, absolutely, presently and unconditionally assigns, transfers and sets over to Beneficiary all of the right, title and interest which Trustor now has or may later acquire in and to the Rents and the Leases, and confers upon Beneficiary the right to collect such Rents and enforce the provisions of the Leases with or without taking possession of the Property. This is an absolute assignment, not an assignment for security only.

     2.2 Grant of License. Beneficiary hereby confers upon Trustor a license ("License") to collect and retain the Rents as they become due and payable, so long as no Event of Default, as defined in Section 6.2, shall exist and be continuing. If an Event of Default has occurred and is continuing, Beneficiary shall have the right, which it may choose to exercise in its absolute discretion, to terminate this License without notice to or demand upon Trustor, and without regard to the adequacy of Beneficiary's security under this Deed of Trust.

     2.3 Collection and Application of Rents. Subject to the License granted to Trustor under Section 2.2, Beneficiary has the right, power and authority to collect any and all Rents and exercise Trustor's right, title and interest under the Leases. Trustor hereby appoints Beneficiary its attorney-in-fact to perform any and all of the following acts, if and at the times when Beneficiary in its absolute discretion may so choose:

          (a) Demand, receive and enforce payment of any and all Rents and any other right, title and interest of Trustor under the Leases; or

          (b) Give receipts, releases and satisfactions for any and all Rents and any other obligations and duties under the Leases; or

          (c) Sue either in the name of Trustor or in the name of Beneficiary for any and all Rents and to enforce any other obligations and duties under the Leases.

Beneficiary's right to the Rents and the Leases does not depend on whether or not Beneficiary takes possession of the Property as permitted under Section 6.3.3. In Beneficiary's absolute discretion, Beneficiary may choose to collect Rents and exercise the right, title and interest of Trustor under the Leases either with or without taking possession of the Property. Beneficiary shall apply all Rents collected by it in the manner provided under Section 6.6. If an Event of Default occurs while Beneficiary is in possession of all or part of the Property and is collecting and applying Rents and exercising any right, title and interest of Trustor under the Leases as permitted under this Deed of Trust, then Beneficiary, Trustee and any receiver shall nevertheless be entitled to exercise and invoke every right and remedy afforded any of them under this Deed of Trust and at law and in equity, including the right to exercise the power of sale granted under Section 1.1 and
Section 6.3.7.

     2.4 Beneficiary Not Responsible. Under no circumstances shall Beneficiary have any duty to produce Rents from the Property or maintain the Leases. Regardless of whether or not Beneficiary, in person or by agent, takes actual possession of the Land and Improvements, Beneficiary is not and shall not be deemed to be:

          (a)  a "mortgagee in possession" for any purpose; or

          (b)  responsible for performing any of the
obligations under any Lease; or

          (c) responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or

          (d) liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it.

     2.5 Leasing. Without Beneficiary's prior written consent, Trustor shall not accept any deposit or prepayment of Rents for any period exceeding one (1) month, and Trustor shall not lease the Property or any part of it except strictly in accordance with the Loan Documents. Trustor shall not apply any Rents in any manner prohibited by the Loan Documents.

3.  Grant of Security Interest.

     3.1 Security Agreement. The parties intend for this Deed of Trust to create a lien on and security interest in the Property, and an absolute assignment of the Rents and the Leases, all in favor of Beneficiary. The parties acknowledge that some of the Property and some of the Rents and Leases may be determined under applicable law to be personal property or fixtures. To the extent such Property, Rents or Leases constitute personal property, Trustor, as debtor, hereby grants to Beneficiary, as secured party, a security interest in all such Property, Rents and Leases, to secure payment and performance of the Secured Obligations, and Trustor, as debtor, also has granted a security interest in such Property, Rents and Leases pursuant to that certain Security Agreement of even date herewith, executed by each of Trustor and the other Borrowers and certain other parties, as debtor, in favor of Beneficiary, as secured party. This Deed of Trust constitutes a security agreement under the Nevada Uniform Commercial Code, as amended or recodified from time to time, covering all such Property, Rents and Leases. To the extent such Property, Rents or Leases are not real property encumbered by the lien created by Section 1.1, above, and are not absolutely assigned by the assignment set forth in Section 2.1, above, it is the intention of the parties that such Property, Rents and/or Leases shall constitute "proceeds, products, offspring, rents or profits" (as defined in and for the purposes of Section 552(b) of the United States Bankruptcy Code, as such section may be modified or supplemented) of the Land and Improvements.

     3.2 Financing Statements. Trustor shall execute one or more financing statements and such other documents as Beneficiary may from time to time require to perfect or continue the perfection of Beneficiary's security interest in any Property, Rents or Leases. As provided in Section 5.11, Trustor shall pay all fees and costs that Beneficiary may incur in filing such documents in public offices and in obtaining such record searches as Beneficiary may reasonably require. If Trustor fails to execute any financing statements or other documents for the perfection or continuation of any security interest, Trustor hereby appoints Beneficiary as its true and lawful attorney-in-fact to execute any such documents on its behalf. If any financing statement or other document is filed in the records normally pertaining to personal property, that filing shall never be construed as in any way derogating from or impairing this Deed of Trust or the rights or obligations of the parties under it.

4. Fixture Filing. This Deed of Trust constitutes a financing statement filed as a fixture filing under NRS 104.9402(6) of the Nevada Uniform Commercial Code, as amended or recodified from time to time, covering any Property which now is or later may become fixtures attached to the Land or Improvements. In connection therewith, the addresses of Trustor, as debtor, and Beneficiary, as secured party, are as set forth in Section 7.11, below. The foregoing address of Beneficiary, as secured party, is also the address from which information concerning the security interest may be obtained by any interested party. The property subject to this fixture filing is described in
Section 1.1, above. Portions of the property subject to this fixture filing as identified in this Section are or are to become fixtures related to the real estate described in Exhibit A attached hereto.

5.  Rights and Duties of the Parties.

     5.1 Representations and Warranties. Trustor represents and warrants that, except as previously disclosed to Beneficiary in a writing making reference to this Section 5.1:

          (a) Trustor lawfully possesses and holds fee simple title to all of the Land and Improvements thereon;

          Property other than the Land and Improvements;

          (c) Trustor has the full and unlimited power, right and authority to encumber the Property and assign the Rents and the Leases;

          (d) This Deed of Trust creates a first and prior lien on and security interest in the Property, subject only to the Permitted Encumbrances;

          (e) The Property includes all property and rights which may be reasonably necessary or desirable to promote the present and any reasonable future beneficial use and enjoyment of the Land and Improvements;

          (f) Trustor owns any Property which is personal property free and clear of any security agreements, reserva-tions of title or conditional sales contracts, and there is no financing statement affecting such personal property on file in any public office;

          (g) Trustor's place of business, or its chief executive office if it has more than one place of business, is located at the address specified below; and

          (h) None of the Property is located in an area having or identified as having special flood hazards or any similar designation under the National Flood Insurance Act of 1968, as amended or recodified from time to time, or the Flood Disaster Protection Act of 1973, as amended or recodified from time to time.

     5.2 Taxes and Assessments. Trustor shall pay prior to delinquency all taxes, levies, charges and assessments, including assessments on appurtenant water stock, imposed by any public or quasi-public authority or utility company which are (or if not paid, may become) a lien on or security interest in all or part of the Property or any interest in it, or which may cause any decrease in the value of the Property or any part of it. If any such taxes, levies, charges or assessments become delinquent, Beneficiary may require Trustor to present evidence that they have been paid in full, on ten (10) days' written notice by Beneficiary to Trustor. This Section 5.2 is subject to the right granted in Section 5.1 of the Loan Agreement to contest in good faith certain taxes, assessments, charges and levies.

     5.3 Performance of Secured Obligations. Trustor shall promptly pay and perform each Secured Obligation (exclusive of Secured Obligations of other Borrowers under documents to which Trustor is not a party and for which Trustor is not otherwise liable) in accordance with its terms.

     5.4 Liens, Charges and Encumbrances. Trustor shall immediately discharge any lien on or security interest in the Property to which Beneficiary has not consented in writing, except any Permitted Encumbrances and Permitted Rights of Others. Subject to any applicable rights to contest set forth in the Loan Agreement, Trustor shall pay when due each obligation secured by or reducible to a lien, security interest, charge or encumbrance which now does or later may encumber or appear to encumber all or part of the Property or any interest in it, whether the lien, security interest, charge or encumbrance is or would be senior or subordinate to this Deed of Trust.

     5.5  Damages and Insurance and Condemnation Proceeds.

          5.5.1 Trustor hereby absolutely and irrevocably assigns to Beneficiary, and authorizes the payor to pay to Beneficiary, the following claims, causes of action, awards, payments and rights to payment:

               (a)  All awards of damages and all other
     compensation payable directly or indirectly because of a condemnation, proposed condemnation or taking for public or private use which affects all or part of the Property or any interest in it; and

               (b)  All other awards, claims and causes of
     action, arising out of any warranty affecting all or any part of the Property, or for damage or injury to or decrease in value of all or part of the Property or any interest in it; and

               (c)  All proceeds of any insurance policies
     payable because of loss sustained to all or part of the Property; and

               (d) All interest which may accrue on any of the foregoing.

          5.5.2 Trustor shall immediately notify Beneficiary in writing if:

               (a) Any damage occurs or any injury or loss is sustained in the amount of $2,000,000 or more to all or part of the Property, or any action or proceeding relating to any such damage, injury or loss is commenced; or

               (b)  Any offer is made, or any action or
     proceeding is commenced, which relates to any actual or proposed condemnation or taking of all or part of the Property.

          5.5.3 If Beneficiary chooses to do so, Beneficiary may in its own name appear in or prosecute any action or proceeding to enforce any cause of action based on warranty, or for damage, injury or loss to all or part of the Property, and Beneficiary may make any compromise or settlement of the action or proceeding. Beneficiary, if it so chooses, may participate in any action or proceeding relating to condemnation or taking of all or part of the Property, and may join Trustor in adjusting any loss covered by insurance. Trustor hereby irrevocably appoints Beneficiary its true and lawful attorney-in-fact for all such purposes. Trustor shall not settle, adjust or compromise any such action or proceeding without the prior written approval of Beneficiary.

          5.5.4 All proceeds of these assigned claims, other property and rights which Trustor may receive or be entitled to (collectively, "Proceeds") shall be paid to Beneficiary. In each instance, Beneficiary shall apply such Proceeds first toward reimbursement of all of Beneficiary's costs and expenses of recovering the Proceeds, including attorneys' fees. If, in any instance, each and all of the following conditions are satisfied in Beneficiary's reasonable judgment, Beneficiary shall permit Trustor to use the balance of such Proceeds ("Net Claims Proceeds") to pay costs of repairing or reconstructing the Property in the manner described below:

               (a)  The plans and specifications, cost
     breakdown, construction contract, construction schedule, contractor and payment and performance bond for the work of repair or reconstruction must all be acceptable to Beneficiary; and

               (b)  Beneficiary must receive evidence
     satisfactory to it that, after repair or reconstruction, the Property will be at least as valuable as it was immediately before the damage or condemnation occurred;
     and

               (c) The Net Claims Proceeds must be sufficient in Beneficiary's determination to pay for the total cost of repair or reconstruction, including all associated development costs and interest projected to be payable on the Secured Obligations until the repair or reconstruction is complete; or Trustor must provide its own funds in an amount equal to the difference between the Net Claims Proceeds and a reasonable estimate, made by Trustor and found acceptable by Beneficiary, of the total cost of repair or reconstruction; and

               (d)  Beneficiary must receive evidence
     satisfactory to it that all Leases which Beneficiary may find acceptable will continue after the repair or reconstruction is complete; and

               (e) No Event of Default shall have occurred and be continuing.

If Beneficiary finds that such conditions have been met, Beneficiary shall hold the Net Claims Proceeds and any funds which Trustor is required to provide in a noninterest-bearing account and shall disburse them to Trustor to pay costs of repair or reconstruction upon presentation of evidence reasonably satisfactory to Beneficiary that repair or reconstruction has been completed satisfactorily and lien-free and security interest-free. However, if Beneficiary finds that one or more of such conditions have not been satisfied, Beneficiary may apply the Net Claims Proceeds to pay or prepay (without premium) some or all of the Secured Obligations in such order and proportions as Beneficiary in its absolute discretion may choose (subject to the provisions for priority of application of payments set forth in the Loan Agreement). Any and all Proceeds (including, without limitation, any Net Claims Proceeds) held by Beneficiary from time to time shall be collateral for the Secured Obligations, and Trustor hereby grants to Beneficiary a security interest in and lien on such Proceeds and all rights and remedies available under applicable laws with respect to such Proceeds, including, without limitation, all rights and remedies under the Nevada Uniform Commercial Code. Trustor shall execute and deliver to Beneficiary and the Banks any and all documents reasonably requested by Beneficiary in order to confirm, create and perfect such security interest in and lien on such Proceeds.
In the event that any Proceeds are applied to pay any Secured Obligations, then Beneficiary shall have no obligation to disburse or release such applied Proceeds to Trustor under this
Section 5.5.

          5.5.5 Trustor hereby specifically, unconditionally and irrevocably waives all rights of a property owner granted under applicable law, including NRS 37.115, as amended or recodified from time to time, which provide for allocation of condemnation proceeds between a property owner and a lienholder, and any other law or successor statute of similar import. Trustor hereby specifically, unconditionally and irrevocably waives all right to recover against Beneficiary or any Bank (or any officer, employee, agent or representative of Beneficiary or any Bank) for any loss incurred by Trustor from any cause insured against or required by any Loan Document to be insured against; provided, however, that this waiver of subrogation shall not be effective with respect to any insurance policy if the coverage thereunder would be materially reduced or impaired as a result.

     5.6  Maintenance and Preservation of Property.

          5.6.1 Except as permitted in the Loan Agreement, Trustor shall not remove or demolish the Property or any part of it, or alter, restore or add to the Property, or initiate or allow any change in any zoning or other land use classification which affects the Property or any part of it, except as permitted or required by the Loan Agreement or with Beneficiary's express prior written consent in each instance.

          5.6.2 If all or part of the Property becomes damaged or destroyed, Trustor shall promptly and completely repair and/or restore the Property in a good and workmanlike manner in accordance with sound building practices, regardless of whether or not Beneficiary agrees to disburse insurance proceeds or other sums to pay costs of the work of repair or reconstruction under Section 5.5.

          5.6.3 Trustor shall not commit or allow any act upon or use of the Property which would violate: (i) any applicable law or order of any Governmental Agency, whether now existing or later to be enacted and whether foreseen or unforeseen (except to the extent that noncompliance would not cause a Material Adverse Effect or a License Revocation); or (ii) any public or private covenant, condition, restriction, equitable servitude, Contractual Obligation or Right of Others affecting the Property. Trustor shall not bring or keep any article on the Property or cause or allow any condition to exist on it, that could invalidate or would be prohibited by any insurance coverage required to be maintained by Trustor on the Property or any part of it under this Deed of Trust.

          5.6.4 Trustor shall not commit or allow waste of the Property.

          5.6.5 Trustor shall perform all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value.

     5.7  Insurance.

          5.7.1 Trustor shall maintain the following insurance with respect to the Property:

               (a) Trustor shall provide, maintain and keep in force at all times during any period of construction with respect to the portion of the Property affected by such construction a policy or policies of builder's "all risk" insurance in nonreporting form in an amount not less than the full insurable completed value of such portion of the Property on a replacement cost basis. The policy or policies shall insure against loss or damage by hazards customarily included within such "all risk" policies and any other risks or hazards which Beneficiary may reasonably specify (and shall include boiler and machinery insurance), and each shall contain a Lender's Loss Payable Endorsement (Form 438 BFU or equivalent) in favor of Beneficiary.

               (b) Trustor shall provide, maintain and keep in force at all times for all portions of the Property not covered by a policy or policies described in Section 5.7.1(a), above, a policy or policies of fire and hazards "all risk" insurance providing extended coverage, in an amount not less than the full insurable value of such portions of the Property on a replacement cost basis. The policy or policies shall insure against loss or damage by hazards customarily included within "all risk" and "extended coverage" policies and any other risks or hazards which Beneficiary may reasonably specify (and shall include boiler and machinery insurance), and each shall contain a Lender's Loss Payable Endorsement (Form 438 BFU or equivalent) in favor of Beneficiary.

               (c) Trustor shall provide, maintain and keep in force at all times for all portions of the Property any policy or policies of business interruption insurance that Beneficiary reasonably requires (including insurance against income loss during a period of at least one (1) year), and each such policy shall contain a Lender's Loss Payable Endorsement (Form 438 BFU or equivalent) in favor of Beneficiary.

               (d) Trustor shall provide, maintain and keep in force at all times a policy or policies of comprehensive liability insurance naming Beneficiary and the Banks as additional insureds, on an "occurrence" basis, against claims for "personal injury" liability, including bodily injury, death or property damage liability, with a limit of not less than Fifty Million Dollars ($50,000,000). Such insurance shall be primary and noncontributory with any other insurance carried by Beneficiary and/or any Bank(s).

               (e) Trustor shall provide, maintain and keep in force at all times such policies of worker's compensation insurance as may be required by applicable laws (including employer's liability insurance, if required by Beneficiary), covering all employees of Trustor and each contractor and subcontractor.

               (f) Trustor shall provide, maintain and keep in force at all times any and all additional insurance that Beneficiary in its reasonable judgment may from time to time require, so long as such insurance is available in the commercial market at reasonable rates.

          5.7.2 All such policies of insurance shall be issued by companies approved by Beneficiary having a minimum A.M. Best's rating of A-:X. The limits, coverage, forms, deductibles, inception and expiration dates and cancellation provisions of all such policies shall be acceptable to Beneficiary. Each property insurance policy maintained in connection with any of the Property shall contain a Lender's Loss Payable Endorsement (Form 438 BFU or equivalent) in favor of Beneficiary, and shall provide that all proceeds be payable to Beneficiary to the extent of its interest. Each liability insurance policy maintained in connection with any of the Property shall name Beneficiary and the Banks as additional insureds. An approval by Beneficiary is not, and shall not be deemed to be, a representation of the solvency of any insurer or the sufficiency of any amount of insurance. Each policy of insurance required hereunder shall provide that it may not be modified or cancelled without at least thirty (30) days' prior written notice to Beneficiary, and shall permit a waiver of subrogation by Trustor in favor of Beneficiary and the Banks.

          5.7.3  Trustor shall supply Beneficiary with
certificates of each policy required hereunder and any other policy of insurance maintained in connection with any of the Property, together with an original or underlyer of each such policy and all endorsements thereto. When any insurance policy required hereunder expires, Trustor shall furnish Beneficiary with proof acceptable to Beneficiary that the policy has been reinstated or a new policy issued, continuing in force the insurance covered by the policy which expired. If Trustor fails to pay any such premium, Beneficiary shall have the right, but not the obligation, to obtain current coverage and advance funds to pay the premiums for it. Trustor shall repay Beneficiary immediately on demand for any advance for such premiums, which shall be considered to be an additional loan to Trustor bearing interest at the Default Rate, and secured by this Deed of Trust and any other collateral held by Beneficiary in connection with the Secured Obligations.

     5.8 Trustee's Acceptance of Trust. Trustee accepts this trust when this Deed of Trust is recorded.

     5.9  Releases, Extensions, Modifications and Additional
Security.

          5.9.1 From time to time, Beneficiary may perform any of the following acts without incurring any liability or giving notice to any person, and without affecting the personal liability of any person for the payment of the Secured Obligations (except as provided below), and without affecting the security hereof for the full amount of the Secured Obligations on all Property remaining subject hereto, and without the necessity that any sum representing the value of any portion of the Property affected by Beneficiary's action(s) be credited on the Secured Obligations:

               (a) Release any person liable for payment of any Secured Obligation;

               (b) Extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;

               (c) Accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security; or

               (d) Alter, substitute or release any property securing the Secured Obligations.

          5.9.2 From time to time when requested to do so by Beneficiary in writing, Trustee may perform any of the following acts without incurring any liability or giving notice to any person:

               (a) Consent to the making of any plat or map of the Property or any part of it;

               (b) Join in granting any easement or creating any restriction affecting the Property;

               (c)  Join in any subordination or other
     agreement affecting this Deed of Trust or the lien or security interest of it; or

               (d)  Reconvey the Property or any part of it
     without any warranty.

     5.10 Reconveyance. Upon the satisfaction of all of the conditions to the reconveyance hereof set forth in
Section 11.26 of the Loan Agreement, Beneficiary shall request Trustee in writing to reconvey the Property, and shall surrender this Deed of Trust and all notes and instruments evidencing the Secured Obligations to Trustee. When Trustee receives Beneficiary's written request for reconveyance and all fees and other sums owing to Trustee by Trustor under Section 5.11, Trustee shall reconvey the Property, or so much of it as is then held under this Deed of Trust, without warranty, to the person or persons legally entitled to it. Such person or persons shall pay any costs of recordation. In the reconveyance, the grantee may be described as "the person or persons legally entitled thereto," and the recitals of any matters or facts shall be conclusive proof of their truthfulness. Neither Beneficiary nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance.

     5.11  Compensation, Exculpation, Indemnification.

          5.11.1 Trustor agrees to pay fees in the maximum amounts legally permitted, or reasonable fees as may be charged by Beneficiary and Trustee when the law provides no maximum limit, for any services that Beneficiary or Trustee may render in connection with this Deed of Trust, including Beneficiary's providing a statement of the Secured Obligations or Trustee's rendering of services in connection with a reconveyance. Trustor shall also pay or reimburse all of Beneficiary's and Trustee's costs and expenses which may be incurred in rendering any such services. Trustor further agrees to pay or reimburse Beneficiary for all costs, expenses and other advances which may be incurred or made by Beneficiary or Trustee in any efforts to enforce any terms of this Deed of Trust, including any rights or remedies afforded to Beneficiary or Trustee or both of them under Section 6.3, whether any lawsuit is filed or not, or in defending any action or proceeding arising under or relating to this Deed of Trust, including attorneys' fees and other legal costs, costs of any Foreclosure Sale (as defined in Section 6.3.8) and any cost of evidence of title. If Beneficiary chooses to dispose of the Property through more than one Foreclosure Sale, Trustor shall pay all costs, expenses or other advances that may be incurred or made by Trustee or Beneficiary in each of such Foreclosure Sales.

          5.11.2  Beneficiary shall not be directly or
indirectly liable to Trustor or any other person as a consequence of any of the following:

               (a) Beneficiary's exercise of, or failure to exercise, any rights, remedies or powers granted to Beneficiary in this Deed of Trust;

               (b) Beneficiary's failure or refusal to perform or discharge any obligation or liability of Trustor under any agreement related to the Property or under this Deed of Trust; or

               (c) Any loss sustained by Trustor or any third party resulting from Beneficiary's failure to lease or operate the Property, or from any other act or omission of Beneficiary in managing the Property, after an Event of Default, unless the loss is caused by the willful misconduct and bad faith of Beneficiary.

Trustor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Beneficiary.

          5.11.3  Trustor agrees to indemnify Trustee,
Beneficiary and the Banks (collectively, the "Indemnitees") against and hold them harmless from all losses, damages, liabilities, claims, causes of action, judgments, court costs, reasonable attorneys' fees and other reasonable legal expenses, cost of evidence of title, cost of evidence of value, and other costs and expenses which any of them may suffer or incur:

               (a) In performing any act required or permitted by this Deed of Trust or any of the other Loan Documents or by law;

               (b)  Because of any failure of Trustor to
     perform any of Trustor's obligations; or

               (c)  Because of any alleged obligation of or
     undertaking by Beneficiary to perform or discharge any of the representations, warranties, conditions, covenants or other obligations in any document relating to the Property other than the Loan Documents.

Notwithstanding the foregoing, no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Trustor, but the failure to so promptly notify Trustor shall not affect Trustor's obligations under this Section unless such failure materially prejudices Trustor's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by Trustor in writing) contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Trustor to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Trustor may be liable for payment of indemnity hereunder shall give Trustor written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Trustor's prior consent (which shall not be unreasonably withheld or delayed). In connection with any claim, demand, action or cause of action covered by this Section 5.11.3 against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the Indemnitees and reasonably acceptable to Trustor; provided, that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counter-claim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to Trustor, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and further provided that Beneficiary (as an Indemnitee) shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by Beneficiary or a combination of the foregoing).
Any obligation or liability of Trustor to any Indemnitee under this Section 5.11.3 shall survive the release and cancellation of any or all of the Secured Obligations and the full or partial release and/or reconveyance of this Deed of Trust.

          5.11.4 Trustor shall pay all obligations to pay money arising under this Section 5.11 immediately upon demand by Trustee or Beneficiary. Each such obligation shall be added to, and considered to be part of, the principal of the Notes in favor of Beneficiary, and shall bear interest from the date the obligation arises at the Default Rate.

     5.12 Defense and Notice of Claims and Actions. At Trustor's sole expense, Trustor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Deed of Trust and the rights and powers of Beneficiary and Trustee created under it, against all adverse claims. Trustor shall give Beneficiary and Trustee prompt notice in writing if any claim is asserted which does or could affect any of such matters, or if any action or pro-ceeding is commenced which alleges or relates to any such claim.

     5.13 Substitution of Trustee. From time to time, Beneficiary may substitute a successor to any Trustee named in or acting under this Deed of Trust in any manner now or later to be provided at law, or by a written instrument executed and acknowledged by Beneficiary and recorded in the office(s) of the recorder(s) of the County. Any such instrument shall be conclusive proof of the proper substitution of the successor Trustee, who shall automatically upon recordation of the instrument succeed to all estate, title, rights, powers and duties of the predecessor Trustee, without conveyance from it.

     5.14 Subrogation. Beneficiary shall be subrogated to the liens and security interests of all encumbrances, whether released of record or not, which are discharged in whole or in part by Beneficiary in accordance with this Deed of Trust or with the proceeds of any loan secured by this Deed of Trust.

     5.15 Site Visits, Observation and Testing. Beneficiary and its agents and representatives shall have the right at any reasonable time to enter and visit the Property for the purpose of performing appraisals. In addition, each person indemnified by each of the Borrowers under Section 11.22 of the Loan Agreement (collectively, "Indemnified Parties") and their agents and representatives shall have the right at any reasonable time to enter and visit the Property for the pur-poses of observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property. The Indemnified Parties have no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by any Indemnified Party shall impose any liability on any Indemnified Party. In no event shall any site visit, observation or testing by any Indemnified Party be a representation that Hazardous Materials are or are not present in, on, or under the Property, or that there has been or shall be compliance with any Hazardous Materials Law, or any other applicable governmental law. Neither Trustor nor any other party is entitled to rely on any site visit, observation or testing by any Indemnified Party. The Indemnified Parties owe no duty of care to protect Trustor or any other party against, or to inform Trustor or any other party of, any Hazardous Material or any other adverse condition affecting the Property. Any Indemnified Party shall give Trustor reasonable notice before entering the Property. The Indemnified Party shall make reasonable efforts to avoid interfering with Trustor's use of the Property in exercising any rights provided in this Section.

     5.16 Notice of Change. Trustor shall give Beneficiary prior written notice of (a) any change in the location of Trustor's place of business or its chief executive office if it has more than one place of business, (b) any change in the location of any of the Property, including the Books and Records, and (c) any change to Trustor's name or business structure. Unless otherwise approved by Beneficiary in writing, all Property that consists of personal property (other than the Books and Records) will be located on the Land and all Books and Records for the portion of the Property owned by Trustor will be located at such Trustor's place of business or chief executive office if such Trustor has more than one place of business.

     5.17 Title Insurance. At any time and from time to time at the request of Beneficiary, Trustor, at its sole cost and expense, shall deliver to Beneficiary such additional or increased title insurance coverage and title insurance indorsements and reinsurance issued by title insurance companies, all in form and substance and reasonably satisfactory to Beneficiary, with respect to this Deed of Trust, including, without limitation, CLTA 122 endorsements insuring that each advance is secured by this Deed of Trust (without any exception not set forth in the policy of title insurance insuring this Deed of Trust other than (i) liens for taxes and assessments not yet due and payable and
(ii) Permitted Encumbrances insured to be subordinate to this Deed of Trust), and CLTA 101.4 endorsements insuring the priority of the Deed of Trust over any mechanic's lien; provided that Trustor shall be obligated under this Section
5.17 to increase the stated amount of the policy of title insurance insuring this Deed of Trust only if improvements have been constructed on the Property after the date of recordation of this Deed of Trust, and provided further that the amount of any such increase in the amount of such policy of title insurance shall equal the sum of the amounts of soft costs and hard costs of constructing such improvements.

6.  Accelerating Transfers, Defaults and Remedies.

     6.1  Accelerating Transfers.

          6.1.1 "Accelerating Transfer" means any sale, contract to sell, conveyance, encumbrance, lease, alienation or further encumbrance not expressly permitted under the Loan Agreement, or other transfer of all or any material part of the Property or any interest in it, whether voluntary, involuntary, by operation of law or otherwise, unless Beneficiary has given its prior written consent to such "Accelerating Transfer," which consent may be given or not given in the absolute discretion of Beneficiary. If Trustor is a corporation or limited liability company, "Accelerating Transfer" also means any transfer or transfers of shares possessing, in the aggre-gate, more than fifty percent (50%) of the voting power. If Trustor is a partnership or limited liability company, "Accelerating Transfer" also means withdrawal or removal of any general partner or manager, as the case may be, dissolution of the partnership or limited liability company under Nevada law, or any transfer or transfers of, in the aggregate, more than fifty percent (50%) of the partnership interests or ownership interests in the limited liability company.

          6.1.2 Trustor acknowledges that Beneficiary and the Banks are making one or more advances under the Loan Agreement in reliance on the expertise, skill and experience of Trustor; thus, the Secured Obligations include material elements similar in nature to a personal service contract. In consideration of Beneficiary's reliance, Trustor agrees that Trustor shall not make any Accelerating Transfer, unless the transfer is preceded by Beneficiary's written consent to the particular transaction and transferee. Beneficiary may withhold such consent in its absolute discretion. If any Accelerating Transfer occurs, Beneficiary may, in its absolute discretion (provided that it has received any consents or approvals of any other Banks required under the Loan Agreement), declare all of the Secured Obligations to be immediately due and payable, and Beneficiary and Trustee may invoke any rights and remedies provided by
Section 6.3 of this Deed of Trust.

     6.2 Events of Default. Trustor will be in default under this Deed of Trust upon the occurrence of any one or more of the following events ("Events of Default"):

          (a) Trustor fails to perform any obligation to pay money which arises under this Deed of Trust within five (5)
Banking Days after written demand therefor; or

          (b) Trustor fails to perform any other obligation arising under this Deed of Trust within ten (10) Banking Days after the giving of written notice by Beneficiary of such failure; or

          (c) Trustor, any other Borrower, any other Party, or any other "borrower" (as that term is defined in NRS 106.310, as amended or recodified from time to time) who may send a notice pursuant to NRS 106.380(1), as amended or recodified from time to time, with respect to this Deed of Trust,
(i) delivers, sends by mail or otherwise gives, or purports to deliver, send by mail or otherwise give, to Beneficiary or any Bank, (A) any notice of an election to terminate the operation of this Deed of Trust as security for any Secured Obligation, including, without limitation, any obligation to repay any "future advance" (as defined in NRS 106.320, as amended or recodified from time to time) of "principal" (as defined in NRS 106.345, as amended or recodified from time to time), or
(B) any other notice pursuant to NRS 106.380(1), as amended or recodified from time to time, (ii) records a statement pursuant to NRS 106.380(3), as amended or recodified from time to time, or (iii) causes this Deed of Trust, any Secured Obligation, Beneficiary or any Bank to be subject to NRS 106.380(2), 106.380(3) or 106.400, as amended or recodified from time to time; or

          (d)  Any Event of Default (as defined in the Loan
Agreement or any other Loan Document) occurs; or any other default occurs under any of the Secured Obligations.

     6.3 Remedies. At any time after and during the continuance of an Event of Default and provided that Beneficiary has received any consents or approvals of any other Banks required under the Loan Agreement, Beneficiary and Trustee will be entitled to invoke any or all of the following rights and remedies (subject to any restrictions on those rights and remedies imposed by applicable Gaming Laws), all of which will be cumulative, and the exercise of any one or more of which shall not constitute an election of remedies:

          6.3.1 Acceleration. Beneficiary may declare any or all of the Secured Obligations to be due and payable immediately.

          6.3.2 Receiver. Beneficiary may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Property; and Beneficiary may request, in connection with any foreclosure proceeding hereunder, that the Nevada Gaming Commission petition a District Court of the State of Nevada for the appointment of a supervisor to conduct the normal gaming activities on the Property following such foreclosure proceeding.

          6.3.3 Entry. Beneficiary, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Property, and may also do any and all other things in connection with those actions that Beneficiary may in its absolute discretion consider necessary and appropriate to protect the security of this Deed of Trust. Such other things may include, without limitation: taking and possessing all of Trustor's or the then owner's Books and Records; entering into, enforcing, modifying, or cancelling Leases on such terms and conditions as Beneficiary may consider proper; obtaining and evicting tenants; collecting and receiving any payment of money owing to Trustor; completing construction; and/or contracting for and making repairs and alterations. If Beneficiary so requests, Trustor shall assemble all of the Property that has been removed from the Land and make all of it available to Beneficiary at the site of the Land. Trustor hereby irrevocably constitutes and appoints Beneficiary as Trustor's attorney-in-fact to perform such acts and execute such documents as Beneficiary in its absolute discretion may consider to be appropriate in connection with taking these measures, including endorsement of Trustor's name on any instruments. Regardless of any provision of this Deed of Trust or the Loan Agreement, Beneficiary shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any obligation of Trustor to Beneficiary unless Beneficiary has given express written notice of Beneficiary's election of that remedy in accordance with NRS 104.9505, as it may be amended or recodified from time to time.

          6.3.4  Cure; Protection of Security.  Either
Beneficiary or Trustee may cure any breach or default of Trustor and, if it chooses to do so in connection with any such cure, Beneficiary or Trustee may also enter the Property and/or do any and all other things which either may in its absolute discretion consider necessary and appropriate to protect the security of this Deed of Trust. Such other things may include, without limitation: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Beneficiary or Trustee under, this Deed of Trust; paying, purchasing, contesting or compromising any encumbrance, charge, lien, security interest or claim of lien or security interest which (in Beneficiary's or Trustee's sole judgment) is or may be senior in priority to this Deed of Trust, such judgment of Beneficiary or Trustee to be conclusive as among the parties to this Deed of Trust; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under this Deed of Trust and the other Loan Documents; otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, con-tractors and other appropriate persons to assist Beneficiary or Trustee. Beneficiary and Trustee may take any of the actions permitted under this Section 6.3.4 either with or without giving notice to any person.

          6.3.5 Uniform Commercial Code Remedies. Beneficiary may exercise any or all of the remedies granted to a secured party under the Nevada Uniform Commercial Code, as amended or recodified from time to time.

          6.3.6 Judicial Action. Beneficiary may bring an action in any court of competent jurisdiction to foreclose this Deed of Trust or to obtain specific enforcement of any of the covenants or other terms of this Deed of Trust.

          6.3.7 Power of Sale. Under the power of sale hereby granted, Beneficiary shall have the discretionary right to cause some or all of the Property, including any Property which constitutes personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law.

               (a)  Sales of Personal Property.

                    (i)  For purposes of this power of sale,
     Beneficiary may elect to treat as personal property any Property which is intangible or which can be severed from the Land or Improvements without causing structural damage. If it chooses to do so, Beneficiary may dispose of any personal property separately from the sale of real property, in any manner permitted by Article 9 of the Nevada Uniform Commercial Code, as amended or recodified from time to time, including any public or private sale, or in any manner permitted by any other applicable law. Any proceeds of any such disposition shall not cure any Event of Default or reinstate any Secured Obligation.

                    (ii)  In connection with any sale or other
     disposition of such Property, Trustor agrees that the following procedures constitute a commercially reasonable sale: Beneficiary shall mail written notice of the sale to Trustor not later than five (5) days prior to such sale. Once per week during the three weeks immediately preceding such sale, Beneficiary will publish notice of the sale in a local daily newspaper of general circulation. Upon receipt of any written request, Beneficiary will make the Property available to any bona fide prospective purchaser for inspection during reasonable business hours. Notwithstanding any provision to the contrary, Beneficiary shall be under no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Property offered for sale. The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

               (b)  Trustee's Sales of Real Property or Mixed
     Collateral.

                    (i)  Beneficiary may choose to dispose of
     some or all of the Property which consists solely of real property in any manner then permitted by applicable law. In its discretion, Beneficiary may also or alternatively choose to dispose of some or all of the Property, in any combination consisting of both real and personal property, together in one sale to be held in accordance with the law and procedures applicable to real property, as permitted by Article 9 of the Nevada Uniform Commercial Code, as amended or recodified from time to time. Trustor agrees that such a sale of personal property together with real property constitutes a commercially reasonable sale of the personal property. For purposes of this power of sale, either a sale of real property alone, or a sale of both real and personal property together in accordance with
     Article 9 of the Nevada Uniform Commercial Code, as amended or recodified from time to time, will sometimes be referred to as a "Trustee's Sale."

                    (ii)  Before any Trustee's Sale,
     Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law. When all time periods then legally mandated have expired, and after such notice of sale as may then be legally required has been given, Trustee shall sell the property being sold at a public auction to be held at the time and place specified in the notice of sale, provided, however, that no sale or other disposition of slot machines or other gaming devices shall occur without first receiving the approval of the applicable Gaming Board. Neither Trustee nor Beneficiary shall have any obligation to make demand on Trustor before any Trustee's Sale. From time to time in accordance with then applicable law, Trustee may, and in any event at Beneficiary's request shall, postpone any Trustee's Sale by public announcement at the time and place noticed for that sale.

                    (iii)  At any Trustee's Sale, Trustee shall
     sell the property being sold at a public auction to the highest bidder at public auction for cash in lawful money of the United States. Trustee shall execute and deliver to the purchaser(s) a deed or deeds conveying the property being sold without any covenant or warranty whatsoever, express or implied. The recitals in any such deed of any matters or facts, including any facts bearing upon the regularity or validity of any Trustee's Sale, shall be conclusive proof of their truthfulness. Any such deed shall be conclusive against all persons as to the facts recited in it.

          6.3.8  Single or Multiple Foreclosure Sales.  If the
Property consists of more than one lot, parcel or item of property, Beneficiary may:

               (a)  Designate the order in which the lots,
     parcels and/or items shall be sold or disposed of or offered for sale or disposition; and

               (b)  Elect to dispose of the lots, parcels
     and/or items through a single consolidated sale or disposition to be held or made under the power of sale granted in Sections 1.1 and 6.3.7, or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Beneficiary may deem to be in its best interests (any such sale or disposition being referred to herein as a "Foreclosure Sale").

If Beneficiary chooses to have more than one Foreclosure Sale, Beneficiary at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as Beneficiary may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the liens or security interests of this Deed of Trust on any part of the Property which has not been sold until all of the Secured Obligations have been paid in full and the Commitment has been fully and finally terminated.

          6.3.9 Other Permitted Remedies. Beneficiary and the Banks may refuse to make any advance to, or issue any Letter of Credit for the account of, any Borrower. Beneficiary and the Banks may exercise any and all other rights and remedies available under the Loan Documents and applicable law, including, without limitation, the right to file applications to change, and to exercise all other rights and remedies available under applicable law with respect to, the water permits and rights described on Exhibit B attached hereto; provided however that, notwithstanding the foregoing or any other provision contained in this Deed of Trust, the remedies provided by this Deed of Trust shall not include the right to take any action that violates applicable Gaming Laws.

     6.4 Credit Bids. At any Foreclosure Sale, any person, including Trustor, Trustee or Beneficiary, may bid for and acquire the Property or any part thereof to the extent permitted by then applicable law. Instead of paying cash for such property, Beneficiary may settle for the purchase price by crediting the sales price of the property against the following obligations:

          (a) First, the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Trustor is obligated to pay or reimburse Beneficiary, the Banks or Trustee under Section 5.11;
and

          (b) Second, all other Secured Obligations in any order and proportions as Beneficiary in its absolute discretion may choose (subject to any applicable provisions for priority of application of payments set forth in the Loan Agreement).

     6.5  Application of Foreclosure Sale Proceeds.
Beneficiary and Trustee shall apply the proceeds of any Foreclosure Sale in the manner required by applicable law.

     6.6 Application of Rents and Other Sums. Beneficiary shall apply any and all Rents collected by it, and any and all sums other than proceeds of a Foreclosure Sale which Beneficiary may receive or collect under Section 6.3, in the following manner:

          (a)  First, to pay the portion of the Secured
Obligations attributable to the costs and expenses of operation and collection that may be incurred by Trustee, Beneficiary or any receiver;

          (b) Second, to pay all other Secured Obligations in any order and proportions as Beneficiary in its absolute discretion may choose (subject to the provisions for priority of application of payments set forth in the Loan Agreement); and

          (c) Third, to remit the remainder, if any, to the person or persons entitled to it. Beneficiary shall have no liability for any funds which it does not actually receive.

7.  Miscellaneous Provisions.

     7.1 Additional Provisions. The Loan Documents fully state all of the terms and conditions of the parties' agreement regarding the matters mentioned in or incidental to this Deed of Trust. The Loan Documents also grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Trustor which apply to this Deed of Trust and to the Property.

     7.2  No Waiver or Cure.

          7.in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Beneficiary or Trustee to take action on account of any default of Trustor. Consent by Beneficiary or Trustee to any act or omission by Trustor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Beneficiary's or Trustee's consent to be obtained in any future or other instance.

          7.2.2 If any of the events described below occurs, that event alone shall not: cure or waive any breach, Event of Default or notice of default under this Deed of Trust or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and all other defaults under the Loan Documents have been cured); or impair the security of this Deed of Trust; or prejudice Beneficiary, Trustee or any receiver in the exercise of any right or remedy afforded any of them under this Deed of Trust; or be construed as an affirmation by Beneficiary of any tenancy, lease or option, or a subordination of the lien or security interest of this Deed of Trust.

               (a) Beneficiary, its agent or a receiver takes possession of all or any part of the Property in the manner provided in Section 6.3.3.

               (b) Beneficiary collects and applies Rents as permitted under Sections 2.3 and 6.6 or exercises
     Trustor's right, title and interest under the Leases, either with or without taking possession of all or any part of the Property.

               (c)  Beneficiary receives and applies to any
     Secured Obligation proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to Beneficiary under Section 5.5.

               (d) Beneficiary makes a site visit, observes the Property and/or conducts tests as permitted under
     Section 5.15.

               (e) Beneficiary receives any sums under this Deed of Trust or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations.

               (f)  Beneficiary, Trustee or any receiver
     invokes any right or remedy provided under this Deed of Trust.

     7.3  Powers of Beneficiary and Trustee.

          7.3.1 Trustee shall have no obligation to perform any act which it is empowered to perform under this Deed of Trust unless it is requested to do so in writing and is reasonably indemnified against loss, cost, liability and expense.

          7.3.2 If either Beneficiary or Trustee performs any act which it is empowered or authorized to perform under this Deed of Trust, including any act permitted by Section 5.9 or
Section 6.3.4, that act alone shall not release or change the personal liability of any person for the payment and performance of the Secured Obligations then outstanding, or the lien or security interest of this Deed of Trust on all or the remainder of the Property for full payment and performance of all outstanding Secured Obligations. The liability of the original Trustor shall not be released or changed if Beneficiary grants any successor in interest to any Borrower or Trustor any extension of time for payment, or modification of the terms of payment, of any Secured Obligation. Beneficiary shall not be required to comply with any demand by any original Trustor that Beneficiary refuse to grant such an extension or modification to, or commence proceedings against, any such successor in interest.

          7.3.3 Beneficiary may take any of the actions permitted under Sections 6.3.2 and/or 6.3.3 regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Deed of Trust.

          7.3.4 From time to time, Beneficiary or Trustee may apply to any court of competent jurisdiction for aid and direction in executing the trust and enforcing the rights and remedies created under this Deed of Trust. Beneficiary or Trustee may from time to time obtain orders or decrees directing, confirming or approving acts in executing this trust and enforcing these rights and remedies.

     7.4 Merger. No merger shall occur as a result of Beneficiary's acquiring any other estate in or any other lien on or security interest in the Property unless Beneficiary consents to a merger in writing.

     7.5 Applicable Law. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of California, except that the laws of the State of Nevada shall govern the creation, perfection and enforcement of the liens and security interests created hereby.

     7.6 Successors in Interest. The terms, covenants and conditions of this Deed of Trust shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. However, this Section 7.6 does not waive the provisions of Section 6.1.

     7.7  Interpretation.

          7.7.1 Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Deed of Trust are for convenience only and do not define or limit any terms or provisions. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to."

          7.7.2 The word "obligations" is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations. It further includes all principal, interest, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions.

          7.7.3 No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Deed of Trust. All Exhibits and/or Schedules attached to this Deed of Trust are hereby incorporated in this Deed of Trust.

     7.8 In-House Counsel Fees. Whenever Trustor is obligated to pay or reimburse Beneficiary or Trustee for any attorneys' fees, those fees shall include the allocated costs for services of in-house counsel.

     7.9 Waiver of Marshalling. To the extent permitted by applicable law, Trustor waives all rights, legal and equitable, it may now or hereafter have to require marshalling of assets or to require foreclosure sales of assets in a particular order, including any rights provided by NRS 100.040 and 100.050, as such Sections may be amended or recodified from time to time. Each successor and assign of Trustor, including any holder of a lien or security interest subordinate to this Deed of Trust, by acceptance of its interest or lien or security interest, agrees that it shall be bound by the above waiver, as if it had given the waiver itself.

     7.10 Severability. Any provision in this Deed of Trust that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of this Deed of Trust are declared to be severable.

     7.11 Notices. Trustor hereby requests that a copy of notice of default and notice of sale be mailed to it at the address set forth below. That address is also the mailing address of Trustor as debtor under the Nevada Uniform Commercial Code, as amended or recodified from time to time. Beneficiary's address given below is the address for Beneficiary as secured party under the Nevada Uniform Commercial Code, as amended or recodified from time to time.

Addresses Where
Notices to Trustor
Are to Be Sent:

c/o Aztar Corporation
2390 East Camelback Road, Suite 400
Phoenix, Arizona  85016
Attn:  Craig F. Sullivan
       Treasurer


Address Where                 Address Where
Notices to Beneficiary        Notices to Trustee
Are to Be Sent:               Are to Be Sent:

Bank of America NT&SA         Equitable Deed Company
Global Agency #5596           555 Anton Boulevard
1455 Market Street            8th Floor (Unit 8699)
13th Floor                    Costa Mesa, CA  92626
San Francisco, CA  94103
Attn: Peggy A. Fujimoto

          IN WITNESS WHEREOF, this Deed of Trust has been executed as of the date first written above.

"Trustor":

RAMADA EXPRESS, INC.,
a Nevada corporation


By  ____________________________
         Craig F. Sullivan
             Treasurer

                       ACKNOWLEDGEMENTS



STATE OF CALIFORNIA         )
                            ) ss.
COUNTY OF LOS ANGELES       )


     On October 4, 1994, before me, __________________________,
Notary Public in and for said County and State, personally appeared

____________________________________________________________,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.


Signature ________________________

                           EXHIBIT A
                  (Legal Description of Land)


          EXHIBIT A to DEED OF TRUST executed as of October 4, 1994, by RAMADA EXPRESS, INC., a Nevada corporation, as "Trustor", in favor of EQUITABLE DEED COMPANY, as "Trustee", for the benefit of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as Managing Agent for the Banks, as "Beneficiary."


                    DESCRIPTION OF PROPERTY

PARCEL I:

That portion of the South Half (S 1/2) of Section 13,
Township 32 South, Range 66 East, M.D.B.& M., described as follows:

Parcel Two (2) as shown by Parcel Map in File 53, Page 53, recorded July 9, 1987 as Document No. 00890 in Book 870709 of
Official Records, Clark County, Nevada.

EXCEPTING THEREFROM that portion of said land for Casino Drive as conveyed to the County of Clark by Quitclaim Deed recorded
August 20, 1992 as Document No. 00522 in Book 920820 of
Official Records, Clark County, Nevada.

PARCEL II:

An undivided 31.667% interest in and to that certain non-exclusive 30.00 foot access easement as described in that certain License Agreement recorded February 15, 1985 as Document No. 1648776 in Book 1689 of Official Records, Clark County, Nevada, affecting the following described property:

That portion of Government Lot Four (4) in Section 13,
Township 32 South, Range 66 East, M.D.B.M., situate within the
County of Clark, State of Nevada, described as follows:

A strip of land thirty (30) feet in width lying Northerly of and contiguous to Line One (1) and Line Two (2) hereinafter described.

COMMENCING at the Northwest corner of said Government Lot Four
(4); THENCE South 89 1/2 59'51" East a distance of 377.85 feet to a point; THENCE South 10 1/2 49'28" West a distance of 132.17 feet to the Southeast corner of Parcel Two (2) as shown on File 30 of Parcel Maps, Page 48, Clark County, Nevada records, the TRUE
POINT OF BEGINNING. Said true point of beginning hereinafter referred to as Point "A".

LINE ONE (1):

COMMENCING at Point "A";
THENCE North 89 1/2 59'51" West along the Southerly line of said
Parcel Two (2) and the Westerly prolongation thereof to a point on the Easterly line of Rio Alta Vista Drive, as shown on File 39 of Surveys, Page 73, Clark County, Nevada records, the point of terminus of Line One (1).

LINE TWO (2):

COMMENCING at Point "A";
THENCE South 89 1/2 59'51" East a distance of 645.36 feet, more or less, to a point in the Westerly line of Colorado River, the point of terminus of Line Two (2).

EXCEPTING THEREFROM that portion of said land for Casino Drive as conveyed to the County of Clark by Quitclaim Deed recorded
August 20, 1992 as Document No. 00522 in Book 920820 of
Official Records, Clark County, Nevada.

Such easement being subject to the provisions contained in the above License Agreement.






                  STREET ADDRESS OF PROPERTY


     2121 South Casino Drive, Laughlin, Nevada  89029

                           EXHIBIT I

                 REQUEST FOR LETTER OF CREDIT


     1. This REQUEST FOR LETTER OF CREDIT is executed and delivered by Aztar Corporation, a Delaware corporation ("Parent"), on behalf of itself, Adamar of New Jersey, Inc., a New Jersey corporation, and Ramada Express, Inc., a Nevada corporation (collectively, "Borrowers" and individually, "Borrower") to Bank of America National Trust and Savings Association, as the Issuing Bank, pursuant to Sections 2.4 and
8.4 of that certain Reducing Revolving Loan Agreement (as amended, modified or extended, the "Agreement") dated as of October 4, 1994, among Borrowers, the Banks that are parties thereto, Societe Generale and Midlantic Bank, N.A., as Lead Managers, Bank One, Arizona, N A and Credit Lyonnais, as Co-Agents, Bankers Trust Company, as Co-Managing Agent, and Bank of America National Trust and Savings Association, as Managing Agent, and the Issuing Bank. Any terms used herein and not defined herein shall have the meanings set forth for such terms in the Agreement.

     2. Borrowers hereby request that the Issuing Bank issue a Letter of Credit as follows:

          (a)  Amount of Letter of Credit: $_______________.

          (b)  Date of Issuance: ________________, 19__.

          (c)  Beneficiary under Letter of Credit:

                    Name:  _______________________________

                    Address:  ____________________________

                              ____________________________

                              ____________________________

          (d)  Expiry Date:  __________________, 19__.

          (e)  Purpose of Letter of Credit: _______________

               ____________________________________________.

          (f)  Additional Information/Terms: ______________

               ____________________________________________.

     3. The requested Letter of Credit is (check one box only):

               a new Letter of Credit in addition to Letters of Credit already outstanding.

               a supplement, modification, amendment, renewal, or extension to or of the following outstanding
               Letter(s) of Credit:  [identify]

     4. In connection with the issuance of the Letter of Credit requested herein, Borrowers represent, warrant and certify to the Banks that:

          (a) Now and as of the date of the issuance of the requested Letter of Credit, except (i) for representations and warranties which expressly speak as of a particular date or which are no longer true and correct as a result of a change permitted by the Agreement or (ii) as dis-closed by Borrowers and approved in writing by the Requisite Banks, each representation and warranty made by Borrowers in Article 4 of the Agreement (other than Sections 4.4(a), 4.6 (first sentence), 4.10, 4.17 and 4.19) will be true and correct, both immediately before such Letter of Credit is issued and after giving effect to such Letter of Credit, as though such representations and warranties were made on and as of the date of such Letter of Credit;

          (b) Other than matters described in Schedule 4.10 to the Agreement or not required as of the Closing Date to be described therein, there is not any action, suit, pro-ceeding or investigation pending as to which Borrowers or the Restricted Subsidiaries have been served or received notice or, to the best knowledge of Borrowers, threatened against or affecting Borrowers or any of the Restricted Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

          (c) Now and as of the date of the requested Letter of Credit, no Default or Event of Default presently exists or will have occurred and be continuing as a result of the issuance of the Letter of Credit; and

          (d) Following the issuance of the Letter of Credit requested herein, (i) the Aggregate Effective Amount under all outstanding Letters of Credit will not exceed $30,000,000, and (ii) the sum of (A) the aggregate principal amount outstanding under the Notes, plus (B) the Aggregate Effective Amount of all outstanding Letters of Credit, plus (C) the Swing Line Outstandings will not exceed (check one box only):

               if the conditions precedent set forth in
               Section 8.2 have not been satisfied, the applicable Commitment minus the Reserve Amount.

               if the conditions precedent set forth in
               Section 8.2 have been satisfied, the applicable
               Commitment.

     5. Attached hereto is an Application for Letter of Credit on the form provided to Borrowers by the Issuing Bank.

     6. This Request for Letter of Credit is executed on _____________, 19___, by a Responsible Official of Parent, on behalf of all Borrowers. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.


AZTAR CORPORATION,
a Delaware corporation



By:___________________________

Title:________________________

                           EXHIBIT J

                       REQUEST FOR LOAN


          1. This REQUEST FOR LOAN is executed and delivered by Aztar Corporation, a Delaware corporation ("Parent"), on behalf of itself, Adamar of New Jersey, Inc., a New Jersey corporation, and Ramada Express, Inc., a Nevada corporation (collectively, "Borrowers" and individually, "Borrower") to Bank of America National Trust and Savings Association, as Managing Agent, pursuant to that certain Reducing Revolving Loan Agreement (as amended, modified or extended, the "Agreement") dated as of October 4, 1994, among Borrowers, the Banks that are parties thereto, Societe Generale and Midlantic Bank, N.A., as Lead Managers, Bank One, Arizona, N A and Credit Lyonnais, as Co-Agents, Bankers Trust Company, as Co-Managing Agent, and Managing Agent. Any terms used herein and not defined herein shall have the meanings set forth for such terms in the Agreement.

          2. Borrowers hereby request that the Banks make a Loan pursuant to the Agreement as follows:

     (a)  Amount of Requested Loan: $______________

     (b)  Date of Requested Loan: _________________

     (c)  Type of Requested  Loan (Check one box only):

               Alternate Base Rate

               Eurodollar Rate for a Eurodollar Period of
               ________ Months

     3. In connection with the request, Borrowers certify that:

          (a) If this Request for Loan is for a Loan which will increase the principal amount outstanding under the Notes, now and as of the date of the requested Loan, except (i) for representations and warranties which expressly speak as of a particular date or which are no longer true and correct as a result of a change permitted by the Agreement or (ii) as disclosed by Borrowers and approved in writing by the Requisite Banks, each repre-sentation and warranty made by Borrowers in Article 4 of the Agreement (other than Sections 4.4(a), 4.6 (first sentence), 4.10, 4.17 and 4.19) will be true and correct, both immediately before and after giving effect to such Loan, as though such representations and warranties were made on and as of that date;

               (b)  If this Request for Loan is for a Loan
     which will increase the principal amount outstanding under the Notes, other than matters described in Schedule 4.10 to the Agreement or not required as of the Closing Date to be described therein, there is not any action, suit, proceeding or investigation pending as to which Borrowers or the Restricted Subsidiaries have been served or received notice or, to the best knowledge of Borrowers, threatened against or affecting Borrowers or any of the Restricted Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect; and

               (c)  If this Request for Loan is for a
     Eurodollar Rate Loan or for any Loan which will result in an increase in the principal amount outstanding under the Notes, no Default or Event of Default presently exists or will have occurred and be continuing as a result of the Loan.

          4. If this Request for Loan is for a Loan which, after giving effect thereto, would cause the aggregate principal amount of (a) the outstanding Loans plus the Aggregate Effective Amount of all outstanding Letters of Credit plus the Swing Line outstandings to exceed (b) the amount of the then applicable Commitment minus the Reserve Amount, then Borrowers certify that each of the conditions set forth in
Section 8.2 of the Agreement have been satisfied.

          5. This Request for Loan is executed on __________, 19___, by a Responsible Official of Parent, on behalf of all Borrowers. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.


AZTAR CORPORATION,
a Delaware corporation



By:___________________________

Title:________________________

                           EXHIBIT L

                      SUBSIDIARY GUARANTY


          This SUBSIDIARY GUARANTY ("Subsidiary Guaranty") dated as of October 4, 1994, is made by each of the corporations and partnerships listed on the signature pages hereto, together with each other Person who may become a party hereto pursuant to Section 18 of this Subsidiary Guaranty (each a "Guarantor" and collectively "Guarantors"), jointly and severally in favor of Bank of America National Trust and Savings Association, as Managing Agent, and the Banks that are party to the Reducing Revolving Loan Agreement referred to below (referred to herein collectively and individually as "Lender"), with reference to the following facts:

                           RECITALS

          A. Pursuant to that certain Reducing Revolving Loan Agreement of even date herewith entered into among Aztar Corporation, a Delaware corporation ("Parent"), Adamar of
New Jersey, Inc., a New Jersey corporation, and Ramada Express, Inc., a Nevada corporation (collectively, "Borrowers" and individually, "Borrower"), the Banks therein named, Societe Generale and Midlantic Bank, N.A., as Lead Managers, Bank One, Arizona, N A and Credit Lyonnais, as Co-Agents, Bankers Trust Company, as Co-Managing Agent, and Bank of America National Trust and Savings Association, as Managing Agent (said Reducing Revolving Loan Agreement, as it may hereafter be amended, extended, renewed, supplemented, or otherwise modified from time to time, being the "Reducing Revolving Loan Agreement"), the Banks are making certain credit facilities available to Borrowers.

          B. As a condition to the availability of such credit facilities, Guarantors are required to enter into this Subsidiary Guaranty and to guaranty the Guarantied Obligations as hereinafter provided.

          C. Guarantors expect to realize direct and indirect benefits as the result of the availability of the aforemen-tioned credit facilities to Borrowers, as the result of financial or business support which will be provided to the Guarantors by Borrowers.

                           AGREEMENT

          NOW, THEREFORE, in order to induce Lender to extend the aforementioned credit facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Guarantors hereby represent, warrant, covenant, agree and guaranty as follows:

          1. Definitions. This Subsidiary Guaranty is the Subsidiary Guaranty referred to in the Reducing Revolving Loan Agreement and is one of the Loan Documents. Terms defined in the Reducing Revolving Loan Agreement and not otherwise defined in this Subsidiary Guaranty shall have the meanings given those terms in the Reducing Revolving Loan Agreement when used herein and such definitions are incorporated herein as though set forth in full. In addition, as used herein, the following terms shall have the meanings respectively set forth after each:

          "Guarantied Obligations" means all Obligations of Borrowers or any Party at any time and from time to time owed to Lender under one or more of the Loan Documents (but not including
          Obligations owed to Lender under this Subsidiary
          Guaranty), whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obliga-tions of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against any Borrower, any Guarantor or any other Person.

          "Guarantors" means the Significant Subsidiaries of Parent that are parties hereto as indicated on the signature pages hereof, or that become parties hereto as provided in Section 18 hereof, and each of them, and any one or more of them, jointly and severally.

          "Lender" means the Managing Agent (acting as the Managing Agent and/or on behalf of the Banks), and the Banks, and each of them, and any one or more of them. Subject to the terms of the Reducing Revolving Loan Agreement, any right, remedy, privilege or power of Lender may be exercised by the Managing Agent, or by the Requisite Banks, or by any Bank acting with the consent of the Requisite Banks.

          "Subsidiary Guaranty" means this Subsidiary
          Guaranty, and any extensions, modifications, renewals, restatements, reaffirmations, supple-ments or amendments hereof, including, without limitation, any documents or agreements by which additional Guarantors become party hereto.

          2. Guaranty of Guarantied Obligations. Guarantors hereby, jointly and severally, irrevocably, unconditionally guaranty and promise to pay and perform on demand the Guarantied Obligations and each and every one of them, includ-ing all amendments, modifications, supplements, renewals or extensions of any of them, whether such amendments, modifica-tions, supplements, renewals or extensions are evidenced by new or additional instruments, documents or agreements or change the rate of interest on any Guarantied Obligation or the security therefor, or otherwise.

          3. Nature of Guaranty. This Subsidiary Guaranty is irrevocable and continuing in nature and relates to any Guarantied Obligations now existing or hereafter arising. This
Subsidiary Guaranty is a guaranty of prompt and punctual pay-ment and performance and is not merely a guaranty of collection.

          4. Relationship to Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by any Guarantor or in connection with the Guarantied Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Reducing Revolving Loan Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Subsidiary Guaranty and are incorporated herein by this reference.

          5. Subordination of Indebtedness of Borrowers to Guarantors to the Guarantied Obligations. To the fullest extent it is permitted to do so under the indentures governing the First Mortgage Notes, the Existing Subordinated Debt and the New Subordinated Debt, in each case as in effect on the Closing Date, each Guarantor agrees that:

               (a)  Any indebtedness of any Borrower now or
     hereafter owed to any Guarantor hereby is subordinated to the Guarantied Obligations.

               (b) If Lender so requests, upon the occurrence and during the continuance of any Event of Default, any such indebtedness of any Borrower now or hereafter owed to any Guarantor shall be collected, enforced and received by such Guarantor as trustee for Lender and shall be paid over to Lender in kind on account of the Guarantied Obligations, but without reducing or affecting in any manner the obligations of such Guarantor under the other provisions of this Subsidiary Guaranty.

               (c) Should such Guarantor fail to collect or enforce any such indebtedness of such Borrower now or hereafter owed to such Guarantor and pay the proceeds thereof to Lender in accordance with Section 5(b) hereof, Lender as such Guarantor's attorney-in-fact may do such acts and sign such documents in such Guarantor's name as Lender considers necessary or desirable to effect such collection, enforcement and/or payment.

          6. Statutes of Limitations and Other Laws. Until the Guarantied Obligations shall have been paid and performed in full, all the rights, privileges, powers and remedies granted to Lender hereunder shall continue to exist and may be exercised by Lender at any time and from time to time irres-pective of the fact that any of the Guarantied Obligations may have become barred by any statute of limitations. Each Guarantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for evaluation and appraisal upon foreclosure, to the maximum extent permitted by applicable Laws.

          7. Waivers and Consents. Each Guarantor acknowl-edges that the obligations undertaken herein involve the guar-anty of obligations of Persons other than such Guarantor and, in full recognition of that fact, consents and agrees that Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continu-ing effectiveness hereof: (a) supplement, modify, amend, extend, renew or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Guarantied Obligations or any part thereof, or any of the Loan Documents to which such Guarantor is not a party or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Guarantied Obligations or any part thereof;
(d) accept partial payments on the Guarantied Obligations;
(e) receive and hold additional security or guaranties for the Guarantied Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Lender in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Guarantied Obligations or any part thereof; (h) settle, release on terms satisfactory to Lender or by operation of applicable Laws or otherwise liquidate or enforce any Guarantied Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (i) consent to the merger, change or any other restruc-turing or termination of the corporate existence of any Borrower, any Guarantor or any other Person, and correspondingly restructure the Guarantied Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Guarantor or the continuing effec-tiveness hereof, or the enforceability hereof with respect to all or any part of the Guarantied Obligations.

          Upon the occurrence and during the continuance of any Event of Default, Lender may enforce this Subsidiary Guaranty independently as to each Guarantor and independently of any other remedy or security Lender at any time may have or hold in connection with the Guarantied Obligations. Each Guarantor expressly waives any right to require Lender to marshal assets in favor of any Borrower, and agrees that Lender may proceed against any Borrower, or upon or against any security or remedy, before proceeding to enforce this Subsidiary Guaranty, in such order as it shall determine in its sole and absolute discretion. Lender may file a separate action or actions against any Borrower and/or any Guarantor without respect to whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Guarantors agree that Lender and Borrowers and any Affiliates of Borrowers may deal with each other in connection with the Guarantied Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Subsidiary Guaranty. Lender's rights hereunder shall be reinstated and revived, and the enforce-ability of this Subsidiary Guaranty shall continue, with respect to any amount at any time paid on account of the Guar-antied Obligations which thereafter shall be required to be restored or returned by Lender upon the bankruptcy, insolvency or reorganization of Borrower or any other Person, or other-wise, all as though such amount had not been paid. The rights of Lender created or granted herein and the enforceability of this Subsidiary Guaranty with respect to Guarantors at all times shall remain effective to guaranty the full amount of all the Guarantied Obligations even though the Guarantied Obliga-tions, or any part thereof, or any security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrowers or any other guarantor or surety and whether or not Borrowers shall have any personal liability with respect thereto. Each Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Borrower with respect to the Guarantied Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Guarantied Obligations or the lack of perfection or con-tinuing perfection or failure of priority of any security for the Guarantied Obligations, (c) the cessation for any cause whatsoever of the liability of any Borrower (other than by reason of the full payment and performance of all Guarantied Obligations), (d) any failure of Lender to marshal assets in favor of Borrowers or any other Person, (e) except as otherwise required by Law or as provided in this Subsidiary Guaranty, any failure of Lender to give notice of sale or other disposition of Collateral to such Guarantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of Collateral, (f) except as otherwise required by Law or as provided in this Subsidiary Guaranty, any failure of Lender to comply with applicable Laws in connection with the sale or other disposition of any Collateral or other security for any Guarantied Obligation, including without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Guarantied Obligation, (g) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of any Borrower or the Guarantied Obligations or any security or guaranty therefor by operation of law or otherwise, (h) any Law which provides that the obli-gation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under
Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person,
(n) the avoidance of any Lien in favor of Lender for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Guarantied Obligations (or any interest thereon) in or as a result of any such proceeding, (p) to the extent permitted in paragraph 40.495(4) of the Nevada Revised Statutes ("NRS"), the benefits of the one-action rule under NRS Section 40.430, or
(q) any action taken by Lender that is authorized by this Section or any other provision of any Loan Document. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obli-gations, and all notices of acceptance of this Subsidiary Guaranty or of the existence, creation or incurrence of new or additional Guarantied Obligations.

          8. Condition of Borrowers and their Subsidiaries. Each Guarantor represents and warrants to Lender that each Guarantor has established adequate means of obtaining from each Borrower and its Subsidiaries, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of each Borrower and its Subsidiaries and their Properties, and each Guarantor now is and hereafter will be completely familiar with the busi-nesses, operations and condition (financial and otherwise) of each Borrower and its Subsidiaries and their Properties. Each Guarantor hereby expressly waives and relinquishes any duty on the part of Lender (should any such duty exist) to disclose to any Guarantor any matter, fact or thing related to the busines-ses, operations or condition (financial or otherwise) of any Borrower or its Subsidiaries or their Properties, whether now known or hereafter known by Lender during the life of this Subsidiary Guaranty. With respect to any of the Guarantied Obligations, Lender need not inquire into the powers of any Borrower or any Subsidiaries thereof or the officers or employ-ees acting or purporting to act on their behalf, and all Guarantied Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

          9. Liens on Real Property. In the event that all or any part of the Guarantied Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting Liens on any interests in real Property, each Guarantor authorizes Lender, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting any Guarantied Obligations of any Guarantor, the enforceability of this Subsidiary Guaranty, or the validity or enforceability of any Liens of Lender on any Collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. Each Guarantor expressly waives any defenses to the enforcement of this Subsidiary Guaranty or any rights of Lender created or granted hereby or to the recovery by Lender against any Borrower, any Guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclo-sure or sale may impair the subrogation rights of any Guarantor or may preclude any Guarantor from obtaining reimbursement or contribution from Borrower. Each Guarantor expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure 580a, 580b, 580d or 726, or comparable provisions of the Laws of any other jurisdiction, including, without limitation, NRS Section 40.430 and judicial decisions relating thereto, and NRS Sections 40.451, 40.455,
40.457 and 40.459, and all other suretyship defenses it otherwise might or would have under California Law or other applicable Law. Each Guarantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real Property or interest therein subject to any such deeds of trust or mortgages or other instruments and any Guarantor's or any other Person's failure to receive any such notice shall not impair or affect Guarantors' Obligations or the enforceability of this Subsidiary Guaranty or any rights of Lender created or granted hereby.

          10. Waiver of Rights of Subrogation. Notwith-standing anything to the contrary elsewhere contained herein or in any other Loan Document to which any Guarantor is a Party, Guarantors hereby expressly waive with respect to Borrowers and their successors and assigns (including any surety) and any other Person which is directly or indirectly a creditor of Borrowers or any surety for Borrowers, any and all rights at Law or in equity to subrogation, to reimbursement, to exoneration, to contribution (except as specifically provided in Section 11 below), to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which Guarantors may have or hereafter acquire against Borrowers or any other such Person in connection with or as a result of Guarantors' execution, delivery and/or performance of this Guaranty or any other Loan Document to which any Guarantor is a party. Guarantors agree that they shall not have or assert any such rights against Borrowers or their successors and assigns or any other Person (including any surety) which is directly or indirectly a creditor of Borrowers or any surety for Borrowers, either directly or as an attempted setoff to any action commenced against Guarantors by any Borrower (as borrower or in any other capacity), Lender or any other such Person. Guarantors hereby acknowledge and agree that this waiver is intended to benefit Borrowers and Lender and shall not limit or otherwise affect Guarantors' liability hereunder, under any other Loan Document to which any Guarantor is a party, or the enforceability hereof or thereof.

          11. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of all payments made hereunder, provided that the Guarantied Obligations are then satisfied, such Guarantor shall be entitled to seek and receive contribu-tion from and against any other Guarantor hereunder who has not paid its proportionate share of all such payments. The provi-sions of this Section 11 shall in no respect limit the obliga-tions and liabilities of any Guarantor to Lender, and, subject to the provisions of Section 17 below, each Guarantor shall remain liable to Lender for the full amount guaranteed by such Guarantor hereunder. The "proportionate share" of any Guarantor shall be a fraction (which shall in no event exceed 1.00) the numerator of which is the excess, if any, of the fair value of the assets of such Guarantor over a fair estimate of the liabilities of Guarantor and the denominator of which is the excess (but not less than $1.00) of the fair value of the aggregate assets (without duplication) of all Guarantors over a fair estimate of the aggregate liabilities (without duplica-tion) of all Guarantors. All relevant calculations shall be made as of the date such Guarantor became a Guarantor.

          12. Waiver of Discharge. Without limiting the generality of the foregoing and to the extent otherwise applicable, each Guarantor hereby waives discharge under NRS
Section 104.3605 by waiving all defenses based on suretyship or impairment of collateral.

          13. Understandings With Respect to Waivers and Consents. Each Guarantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Guarantor otherwise may have against Borrowers, Lender or others, or against any Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. Each Guarantor acknowledges that it has either consulted with legal counsel regarding the effect of this Subsidiary Guaranty and the waivers and consents set forth herein, or has made an informed decision not to do so. If this Subsidiary Guaranty or any of the waivers or consents herein are determined to be unenforceable under or in violation of applicable Law, this Subsidiary Guaranty and such waivers and consents shall be effective to the maximum extent permitted by Law.

          14. Representations and Warranties. Each Guarantor hereby makes each and every representation and warranty applicable to such Guarantor set forth in Article 4 of the Reducing Revolving Loan Agreement as if set forth in full herein.

          15. Costs and Expenses. Each Guarantor agrees to pay to Lender all costs and expenses (including, without limi-tation, reasonable attorneys' fees and disbursements) incurred by Lender in the enforcement or attempted enforcement of this Subsidiary Guaranty, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements (including the reasonably allocated cost of legal counsel employed by Lender), incurred or paid by Lender in exercising any right, privilege, power or remedy conferred by this Subsidiary Guaranty, or in the enforcement or attempted enforcement thereof, shall be subject hereto and shall become a part of the Guarantied Obligations and shall be paid to Lender by each Guarantor, immediately upon demand, together with interest thereon at the rate(s) provided for under the Reducing Revolving Loan Agreement.

          16. Construction of this Guaranty. This Subsidiary Guaranty is intended to give rise to absolute and unconditional obligations on the part of each Guarantor; hence, in any construction hereof, notwithstanding any provision of any Loan Document to the contrary, this Subsidiary Guaranty shall be construed strictly in favor of Lender in order to accomplish its stated purpose.

          17. Liability. Notwithstanding anything to the contrary elsewhere contained herein or in any Loan Document to which any Guarantor is a Party, the aggregate liability of all Guarantors hereunder for payment and performance of the Guarantied Obligations shall not exceed an amount which, in the aggregate, is $1.00 less than that amount which if so paid or performed would constitute or result in a "fraudulent transfer", "fraudulent conveyance", or terms of similar import, under applicable state or federal Law, including without limitation, Section 548 of the United States Bankruptcy Code. The liability of each Guarantor hereunder is independent of any other guaranties at any time in effect with respect to all or any part of the Guarantied Obligations, and each Guarantor's liability hereunder may be enforced regardless of the existence of any such guaranties. Any termination by or release of any guarantor in whole or in part (whether it be another Guarantor under this instrument or not) shall not affect the continuing liability of any Guarantor hereunder, and no notice of any such termination or release shall be required. The execution hereof by each Guarantor is not founded upon an expectation or understanding that there will be any other guarantor of the Guarantied Obligations.

          18.  Joinder.  Any other Person may become a
Guarantor under and become bound by the terms and conditions of this Subsidiary Guaranty by executing and delivering to Lender an Instrument of Joinder substantially in the form attached hereto as Exhibit A, accompanied by such documentation as Lender may require to establish the due organization, valid existence and good standing of such Person, its qualification to engage in business in each material jurisdiction in which it is required to be so qualified, its authority to execute, deliver and perform this Subsidiary Guaranty, and the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf.

          19. Release of Guarantors. This Subsidiary Guaranty and all Obligations of Guarantors hereunder shall be released when all Obligations of each Party to any Loan Document have been paid in full in Cash or otherwise performed in full and when no portion of the Commitment remains outstanding. In addition, if (i) Managing Agent releases the Lien on the capital stock of any Guarantor as provided by the terms of the Reducing Revolving Loan Agreement or (ii) any Guarantor becomes, and is permitted under the Reducing Revolving Loan Agreement to become, an Unrestricted New Venture Entity, then such Guarantor shall automatically be released from all of its Obligations under this Subsidiary Guaranty. Upon such release of any or all such Guarantors' Obligations hereunder, Managing Agent shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required to evidence or document the release of Managing Agent's rights arising under this Subsidiary Guaranty, all as reasonably requested by, and at the sole expense of, Guarantors.

          20. WAIVER OF JURY TRIAL. EACH GUARANTOR AND LENDER EXPRESSLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS SUBSIDIARY GUARANTY, THE REDUCING REVOLVING LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH GUARANTOR AND LENDER AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSIDIARY GUARANTY, THE REDUCING REVOLVING LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSIDIARY GUARANTY, THE REDUCING REVOLVING LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          21.  THIS SUBSIDIARY GUARANTY SHALL BE GOVERNED BY,
AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE
LAWS OF THE STATE OF CALIFORNIA.

          IN WITNESS WHEREOF, each Guarantor has executed this Subsidiary Guaranty by its duly authorized officer as of the date first written above.

"Guarantors"

HOTEL RAMADA OF NEVADA,
a Nevada corporation


By:__________________________

   Title:____________________


AZTAR DEVELOPMENT CORPORATION,
a Delaware corporation


By:__________________________

   Title:____________________


AZTAR INDIANA GAMING CORPORATION,
an Indiana corporation


By:__________________________

   Title:____________________


AZTAR MISSOURI GAMING CORPORATION,
a Missouri corporation


By:__________________________

   Title:____________________


ATLANTIC-DEAUVILLE INC.,
a New Jersey corporation

By:__________________________

   Title:____________________


ADAMAR GARAGE CORPORATION,
a Delaware corporation

By:__________________________

   Title:____________________


MANCHESTER MALL, INC.,
a New Jersey corporation

By:__________________________

   Title:____________________


RAMADA NEW JERSEY HOLDINGS CORPORATION,
a Delaware corporation

By:__________________________

   Title:____________________


RAMADA NEW JERSEY, INC.,
a New Jersey corporation

By:__________________________

   Title:____________________


Address for Guarantors:

2390 East Camelback Road
Suite 400
Phoenix, Arizona
Telecopier:  (602) 381-4107
Telephone:   (602) 381-4100

                           EXHIBIT A
                              TO
                      SUBSIDIARY GUARANTY

                     INSTRUMENT OF JOINDER


          THIS INSTRUMENT OF JOINDER ("Joinder") is executed as of _________________, 19___, by ______________________________,
a ___________________________ ("Joining Party"), and delivered to Bank of America National Trust and Savings Association, as Managing Agent, pursuant to the Subsidiary Guaranty dated as of October 4, 1994 made by Hotel Ramada of Nevada, a Nevada corporation, Aztar Development Corporation, a Delaware corporation, Aztar Indiana Gaming Corporation, an Indiana corporation, Aztar Missouri Gaming Corporation, a Missouri corporation, Atlantic-Deauville Inc., a New Jersey corporation, Adamar Garage Corporation, a Delaware corporation, Manchester Mall, Inc., a New Jersey corporation, Ramada New Jersey Holdings Corporation, a Delaware corporation, Ramada New Jersey, Inc., a New Jersey corporation (each a "Guarantor" collectivley "Guarantors") in favor of the Managing Agent and the Banks (the "Guaranty"). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Guaranty.

                           RECITALS

          (a) The Guaranty was made by the Guarantors in favor of the Managing Agent for the benefit of the Banks that are parties to that certain Reducing Revolving Loan Agreement dated as of October 4, 1994, by and among Aztar Corporation, a Delaware corporation, Adamar of New Jersey, Inc., a New Jersey corporation, and Ramada Express, Inc., a Nevada corporation (collectively, "Borrowers" and individually, "Borrower"), the Banks which are parties thereto, Societe Generale and Midlantic Bank, N.A., as Lead Managers, Bank One, Arizona, N A and Credit Lyonnais, as Co-Agents, Bankers Trust Company, as Co-Managing Agent, and Bank of America National Trust and Savings Association, as the Managing Agent for the Banks.

          (b)  Joining Party has become a Significant
Subsidiary of Parent, and as such is required pursuant to
Section 5.13 of the Reducing Revolving Loan Agreement to become a Guarantor.

          (c) Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrowers of the credit facilities under the Reducing Revolving Loan
Agreement.

NOW THEREFORE, Joining Party agrees as follows:

                           AGREEMENT

          (1) By this Joinder, Joining Party becomes a "Guarantor" under and pursuant to Section 18 of the Guaranty. Joining Party agrees that, upon its execution hereof, it will become a Guarantor under the Guaranty with respect to all Obligations of Borrowers heretofore or hereafter incurred under the Loan Documents, and will be bound by all terms, conditions, and duties applicable to a Guarantor under the Guaranty.

          (2)  The effective date of this Joinder is _________.
199___.

"Joining Party"

_________________________________
a _________________________



By:_____________________________

Title:___________________________



ACKNOWLEDGED:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
as Managing Agent



By:__________________________

Title:_______________________

                           EXHIBIT K

                      SECURITY AGREEMENT



          This SECURITY AGREEMENT ("Agreement") dated as of October 4, 1994, is made by Aztar Corporation, a Delaware corporation ("Parent"), Adamar of New Jersey, Inc., a
New Jersey corporation, and Ramada Express, Inc., a Nevada corporation (collectively, "Borrowers" and individually, "Borrower"), and those Significant Subsidiaries of Borrowers, if any, that are parties hereto, as indicated on the signature pages hereof, and/or that become parties hereto in the manner provided in Section 23 hereof, and each of them, jointly and severally, as Grantors, in favor of Bank of America National Trust and Savings Association, as the Managing Agent under the Loan Agreement referred to below for the ratable benefit of each of the Banks which are parties to the Loan Agreement from time to time, as Secured Party, with reference to the following facts:


                           RECITALS

          A.   Pursuant to the Reducing Revolving Loan
Agreement of even date herewith by and among Borrowers, the lenders from time to time a party thereto (collectively, the "Banks" and individually, a "Bank"), Society Generale and Midlantic Bank, N.A., as Lead Managers, Bank One, Arizona, N A and Credit Lyonnais, as Co-Agents, Bankers Trust Company, as Co-Managing Agent, and the Managing Agent (as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the "Loan Agreement"), the Banks have agreed to extend certain credit facilities to Borrowers.

          B. The Loan Agreement provides, as a condition of the availability of such credit facilities, that Grantors shall enter into this Agreement and shall grant security interests to Secured Party as herein provided.

          C. Each Grantor expects to realize direct and indirect benefits as a result of the availability of the aforementioned credit facilities.


                           AGREEMENT

          NOW, THEREFORE, in order to induce the Banks to extend the aforementioned credit facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Grantors hereby jointly and severally represent, warrant, covenant, agree, assign and grant as follows:

          1. Definitions. This Agreement is the Security Agreement referred to in the Loan Agreement. This Agreement is one of the "Loan Documents" referred to in the Loan Agreement. Terms defined in the Loan Agreement and not otherwise defined in this Agreement shall have the meanings defined for those terms in the Loan Agreement. Terms defined in the California Uniform Commercial Code and not otherwise defined in this Agreement or in the Loan Agreement shall have the meanings defined for those terms in the California Uniform Commercial Code. As used in this Agreement, the following terms shall have the meanings respectively set forth after each:

          "Agreement" means this Security Agreement, and any extensions, modifications, renewals, restatements, supplements or amendments hereof, including, without limitation, any documents or agreements by which additional Grantors become party hereto.

          "Collateral" means and includes all present and future right, title and interest of Grantors, or any one or more of them, in or to any Property or assets whatsoever, and all rights and powers of Grantors, or any one or more of them, to transfer any interest in or to any Property or assets whatsoever, including, without limitation, any and all of the following Property:

               (a) All present and future accounts, accounts receivable, agreements, contracts, leases, contract rights, rights to payment, instruments, documents, chattel paper, security agreements, guaranties, letters of credit, undertakings, surety bonds, insurance policies (whether or not required by the terms of the Loan Documents), notes and drafts, and all forms of obligations owing to any Grantor or in which any Grantor may have any interest, however created or arising and whether or not earned by performance;

               (b) All present and future general intangibles, all tax refunds of every kind and nature to which any Grantor now or hereafter may become entitled, however arising, all other refunds, and all deposits, reserves, loans, royalties, cost savings, deferred payments, goodwill, choses in action, liquidated damages, rights to indemnification, trade secrets, computer programs, software, customer lists, trademarks, trade names, patents, licenses (except for gaming licenses and liquor licenses, which are not transferrable), copyrights, technology, processes, proprietary information and insurance proceeds of which any Grantor is a beneficiary;
               (c) Whether characterized as accounts, general intangibles or otherwise, all rents (including, without limitation, prepaid rents, fixed, additional and contingent rents), issues, profits, receipts, earnings, revenue, income, security deposits, occupancy charges, hotel room charges, cabana charges, casino revenues, show ticket revenues, food and beverage revenues, room service revenues, merchandise sales revenues, parking, mainten-ance, common area, tax, insurance, utility and service charges and contributions, instruction fees, membership charges, restaurant and snack bar revenues;

               (d) All present and future deposit accounts of any Grantor, including, without limitation, any demand, time, savings, passbook or like account maintained by any Grantor with any bank, savings and loan association, credit union or like organization, and all money, Cash and Cash Equivalents of any Grantor, whether or not deposited in any such deposit account;

               (e) All present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to any Grantor or the business thereof, all receptacles and containers for such records, and all files and correspondence;

               (f) All present and future goods, including, without limitation, all consumer goods, farm products, inventory, equipment, gaming devices and associated equipment (including, without limitation, gaming devices and associated equipment as defined in Nevada Revised Statutes Chapter 463), machinery, tools, molds, dies, furniture, furnishings, fixtures, trade fixtures, motor vehicles, aircraft, documented and undocumented vessels, ships and other watercraft, and all other goods used in connection with or in the conduct of any Grantor's business;

               (g)  All present and future inventory and
     merchandise, including, without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing;

               (h)  All present and future stocks, bonds,
     debentures, securities, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests, Investments and/or brokerage accounts and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments with respect thereto;

               (i)  All present and future accessions,
     appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

               (j) All other tangible and intangible Property of any Grantor;

               (k)  All rights, remedies, powers and/or
     privileges of any Grantor with respect to any of the foregoing; and

               (l) Any and all proceeds and products of any of the foregoing, including, without limitation, all money, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing;

provided that the term "Collateral", as used in this Agreement, shall not include the following: (i) interests pledged pursuant to the Pledge Agreement (Nevada Gaming) or the Pledge
Agreement (General), or (ii) Real Property or any interest therein.

          "Grantors" means Borrowers and those Significant Subsidiaries of Borrowers, if any, that are parties hereto as indicated on the signature pages hereof, or that become parties hereto as provided in Section 23 hereof, and each of them, and any one or more of them, jointly and severally. At such times, if any, as no Significant Subsidiaries of Borrowers are parties hereto, the term "Grantors" shall refer solely to Borrowers.

          "Secured Obligations" means any and all present and future Obligations of any type or nature of Grantors or any one or more of them to the Managing Agent, the Banks, and any one or more of them, arising under or relating to the Loan Documents or any one or more of them, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including Obligations of performance as well as Obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against any Grantor.

          "Secured Party" means the Managing Agent who shall hold the Liens and security interests granted hereunder for the ratable benefit of each of the Banks which are parties to the Loan Agreement from time to time. Subject to the terms and conditions of the Loan Agreement, any right, remedy, privilege or power of Secured Party shall be exercised by the Managing Agent.

          2. Further Assurances. At any time and from time to time at the request of Secured Party, each Grantor shall execute and deliver to Secured Party all such financing statements and other instruments and documents in form and substance satisfactory to Secured Party as shall be necessary or desirable to fully perfect, when filed and/or recorded, Secured Party's security interests granted pursuant to
Section 3 of this Agreement. At any time and from time to time, Secured Party shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, and to take all such other actions, as Secured Party may deem appropriate to perfect and to maintain perfected the security interests granted in Section 3 of this Agreement. Before and after the occurrence of any Event of Default, at Secured Party's request, each Grantor shall execute all such further financing statements, instruments and documents, and shall do all such further acts and things, as may be deemed necessary or desirable by Secured Party to create and perfect, and to continue and preserve, an indefeasible security interest in the Collateral in favor of Secured Party, or the priority thereof. With respect to any Collateral consisting of certificated securities, instruments, documents, certificates of title or the like, as to which Secured Party's security interest need be perfected by, or the priority thereof need be assured by, possession of such Collateral, Grantors will upon demand of Secured Party deliver possession of same in pledge to Secured Party. With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests or the like, Grantors hereby consent and agree that the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder or with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

          3. Security Agreement. For valuable consideration, Grantors and each of them hereby assign and pledge to Secured Party, and grant to Secured Party a security interest in, all presently existing and hereafter acquired Collateral, as security for the timely payment and performance of the Secured Obligations, and each of them, provided, however, that the foregoing grant shall not extend to any Collateral in which HRN has granted a security interest to secure the obligations of TEGP and HRN under the TEGP Loan Agreement. This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them, or from time to time create new Secured Obligations after all or any prior Secured Obligations have been satisfied, and notwithstanding the bankruptcy of any Grantor or any other Person or any other event or proceeding affecting any Person.

          4. Grantors' Representations, Warranties and Agreements. Except as otherwise disclosed to Secured Party in writing concurrently herewith, Grantors represent, warrant and agree that: (a) each Grantor will pay, prior to delinquency, all taxes, charges, Liens and assessments against the portion of the Collateral owned by it, except such as are timely contested in good faith, and upon its failure to pay or so contest such taxes, charges, Liens and assessments, Secured Party at its option may pay any of them, and Secured Party shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same; (b) the Collateral will not be used for any unlawful purpose or in violation of any Law, regulation or ordinance, nor used in any way that will void or impair any insurance required to be carried in connection therewith; (c) each Grantor will, to the extent consistent with good business practice, keep the portion of the Collateral owned by it in reasonably good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with such portion of the Collateral in all such ways as are considered good practice by owners of like Property; (d) each Grantor will take all reasonable steps to preserve and protect the Collateral; (e) each Grantor will maintain, with responsible insurance companies, insurance covering the Collateral against such insurable losses as is required by the Loan Agreement and as is consistent with sound business practice, and will cause Secured Party to be designated as an additional insured and loss payee with respect to all insurance (whether or not required by the Loan Agreement), will obtain the written agreement of the insurers that such insurance shall not be cancelled, terminated or materially modified to the detriment of Secured Party without at least 30 days prior written notice to Secured Party, and will furnish copies of such insurance policies or certificates to Secured Party promptly upon request therefor; (f) Grantors will promptly notify Secured Party in writing in the event of any substantial or material damage to the Collateral from any source whatsoever, and, except for the disposition of collections and other proceeds of the Collateral permitted by
Section 6 hereof, Grantors will not remove or permit to be removed any part of the Collateral from their places of business without the prior written consent of Secured Party, except for such items of the Collateral as are removed in the ordinary course of business or in connection with any transaction or disposition otherwise permitted by the Loan Documents; and (g) in the event any Grantor changes its name or its address as either are set forth herein or in the Loan Agreement, such Grantor will notify Secured Party of such name and/or address change promptly, but in any event, within five (5) Banking Days.

          5. Secured Party's Rights Re Collateral. At any time (whether or not an Event of Default has occurred), without notice or demand and at the expense of each Grantor with regard to the portion of the Collateral owned by it, Secured Party may, to the extent it may be necessary or desirable to protect the security hereunder, but Secured Party shall not be obligated to: (a) at all reasonable times on reasonable notice, enter upon any premises on which Collateral is situated and examine the same or (b) perform any obligation of any Grantor under this Agreement or any obligation of any other Person under the Loan Documents. At any time and from time to time, at the expense of each Grantor with regard to the portion of the Collateral owned by it, Secured Party may, to the extent it may be necessary or desirable to protect the security here-under, but Secured Party shall not be obligated to, request from obligors on the Collateral, in the name of any Grantor or in the name of Secured Party, information concerning the Collateral and the amounts owing thereon. Each Grantor shall maintain books and records pertaining to the Collateral in such detail, form and scope as Secured Party shall reasonably require consistent with Secured Party's interests hereunder. Each Grantor shall at any time at Secured Party's request mark the Collateral and/or such Grantor's ledger cards, books of account and other records relating to the Collateral with appropriate notations satisfactory to Secured Party disclosing that they are subject to Secured Party's security interests. Secured Party shall at all reasonable times on reasonable notice have full access to and the right to audit any and all of Grantors' books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral and to do whatever else Secured Party reasonably may deem necessary or desirable to protect its interests; provided, however, that any such action which involves communicating with customers of Grantors shall be carried out by Secured Party through Grantors' independent auditors unless Secured Party shall then have the right directly to notify obligors on the Collateral as provided in Section 9. Secured Party shall be under no duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral, whether or not an Event of Default shall have occurred, or to make or give any present-ments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Secured Obligations. Secured Party shall be under no duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of any Grantor therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith.

          6. Collections on the Collateral. Except as otherwise provided in any Loan Document, Grantors shall have the right to use and to continue to make collections on and receive dividends and other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, at the option of Secured Party, Grantors' right to make collections on and receive dividends and other proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all dividends, proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by Grantors in trust for Secured Party and immediately delivered in kind to Secured Party. Any remittance received by any Grantor from any Person shall be presumed to relate to the Collateral and to be subject to Secured Party's security interests. Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the sole right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of Secured Party or in the name of the appropriate Grantor, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and each Grantor hereby authorizes Secured Party to affix, by facsimile signature or otherwise, the general or special endorsement of it, in such manner as Secured Party shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by Secured Party without appropriate endorsement, and Secured Party and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by the appropriate Grantor, to the same extent as though it were manually executed by the duly authorized officer of the appropriate Grantor, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and each Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

          7. Possession of Collateral by Secured Party. All the Collateral now, heretofore or hereafter delivered to Secured Party shall be held by Secured Party in its possession, custody and control. Any or all of the Collateral delivered to Secured Party may be held in an interest-bearing or non-interest-bearing account, in Secured Party's sole and absolute discretion, and Secured Party may, in its discretion, apply any such interest to payment of the Secured Obligations. Nothing herein shall obligate Secured Party to invest any Collateral or obtain any particular return thereon. Upon the occurrence and during the continuance of an Event of Default, whenever any of the Collateral is in Secured Party's possession, custody or control, Secured Party may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of Grantors' obligations with respect thereto, or otherwise, subject to compliance with the requirements of applicable Gaming Laws. Secured Party may at any time deliver or redeliver the Collateral or any part thereof to Grantors, and the receipt of any of the same by any Grantor shall be complete and full acquittance for the Collateral so delivered, and Secured Party thereafter shall be discharged from any liability or responsibility therefor. So long as Secured Party exercises reasonable care with respect to any Collateral in its posses-sion, custody or control, Secured Party shall have no liability for any loss of or damage to such Collateral, and in no event shall Secured Party have liability for any diminution in value of Collateral occasioned by economic or market conditions or events. Secured Party shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of Secured Party is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for
(a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

          8. Events of Default. There shall be an Event of Default hereunder upon the occurrence and during the continuance of an Event of Default under the Loan Agreement.

          9.   Rights Upon Event of Default.  Upon the
occurrence and during the continuance of an Event of Default, subject to compliance with the requirements of applicable Gaming Laws, Secured Party shall have, in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies that Secured Party may have under appli-cable Law or in equity or under this Agreement (including, without limitation, all rights set forth in Section 6 hereof) or under any other Loan Document, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction, and, in addition, the following rights and remedies, all of which may be exercised with or without notice to Grantors and without affecting the Obligations of Grantors hereunder or under any other Loan Document, or the enforce-ability of the Liens and security interests created hereby:
(a) to foreclose the Liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process; (b) to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (c) to sell, assign, lease or other-wise dispose of any Collateral or any part thereof, either at public or private sale or at any broker's board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be acceptable to Secured Party, provided, however, that Secured Party shall first apply for and receive all approvals of applicable Gaming Boards to the extent required for the sale or disposition of slot machines and other gaming devices; (d) to notify obligors on the Collateral that the Collateral has been assigned to Secured Party and that all payments thereon are to be made directly and exclusively to Secured Party; (e) to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (f) to cause the Collateral to be registered in the name of Secured Party, as legal owner; (g) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith Secured Party may deposit or surrender control of the Collateral and/or accept other Property in exchange for the Collateral; (h) to settle, compromise or release, on terms acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto; (i) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of Secured Party or in the name of any Grantor; (j) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of Secured Party or in the name of any Grantor, any and all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and each Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Secured Party which may release any obligor from personal liability on any of the Collateral, and each Grantor waives any right not expressly provided for in this Agreement to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral; and any money or other property received by Secured Party in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Secured Party or Grantors may be applied by Secured Party without notice to Grantors to the Secured Obligations in such order and manner as Secured Party in its sole discretion shall determine;
(k) to insure, process and preserve the Collateral; (l) to exercise all rights, remedies, powers or privileges provided under any of the Loan Documents; (m) to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Secured Party may, at the cost and expense of each Grantor, use such of its supplies, equipment, facilities and space at its places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the portion of the Collateral owned by such Grantor or to properly administer and control the handling of collections and reali-zations thereon, and Secured Party shall be deemed to have a rent-free tenancy of any premises of any Grantor for such purposes and for such periods of time as reasonably required by Secured Party; (n) to receive, open and dispose of all mail addressed to any Grantor and notify postal authorities to change the address for delivery thereof to such address as Secured Party may designate; provided that Secured Party agrees that it will promptly deliver over to the appropriate Grantor such opened mail as does not relate to the Collateral; and
(o) to exercise all other rights, powers, privileges and remedies of an owner of the Collateral; all at Secured Party's sole option and as Secured Party in its sole discretion may deem advisable. Grantors will, at Secured Party's request, assemble the Collateral and make it available to Secured Party at places which Secured Party may reasonably designate, whether at the premises of Grantors or elsewhere, and will make avail-able to Secured Party, free of cost, all premises, equipment and facilities of Grantors for the purpose of Secured Party's taking possession of the Collateral or storing same or removing or putting the Collateral in salable form or selling or disposing of same.

          Upon the occurrence and during the continuance of an Event of Default, Secured Party also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court (and Grantors hereby expressly consent upon the occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and without regard to the adequacy of any security for the Secured Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. Taking possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

          Any public or private sale or other disposition of the Collateral may be held at any office of Secured Party, or at Grantors' places of business, or at any other place permitted by applicable Law, and without the necessity of the Collateral's being within the view of prospective purchasers. With respect to any Collateral located in Nevada, Secured Party may also request, in connection therewith, the Nevada Gaming Commission to petition a District Court of the State of Nevada for the appointment of a supervisor to conduct the normal gaming activities on the premises following the appointment of a receiver. Secured Party may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine, and Grantors expressly waive any right to direct the order and manner of sale of any Collateral. Secured Party or any Person on Secured Party's behalf may bid and purchase at any such sale or other disposition. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the expenses (including reasonable attorneys' fees and disbursements) of retaking, holding, storing, processing and preparing for sale or lease, selling, leasing, collecting, liquidating and the like, and then to the satisfaction of the Secured Obligations in such order as shall be determined by Secured Party in its sole and absolute discretion. Grantors and any other Person then obligated therefor shall pay to Secured Party on demand any deficiency with regard thereto which may remain after such sale, disposition, collection or liquidation of the Collateral. Notwithstanding the foregoing or any other provision contained in this Agreement, the remedies provided by this Agreement shall in no way include the right to take any action in contravention of applicable Gaming Laws.

          Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send or otherwise make available to Parent, as agent for Grantors and each of them, reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made. The requirement of sending reasonable notice conclusively shall be met if such notice is mailed, first class mail, postage prepaid, to Parent at its address set forth in the Loan Agreement, or delivered or otherwise sent to Parent, at least five (5) days before the date of the sale. Each Grantor other than Parent hereby irrevocably appoints Parent as its agent for the purpose of receiving notice of sale hereunder, and agrees that such Grantor conclusively shall be deemed to have received notice of sale when notice of sale has been given to Parent. Each Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this paragraph.

          With respect to any Collateral consisting of securities, partnership interests, joint venture interests, Investments or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable Laws, Secured Party may, in its sole and absolute discretion, subject to compliance with the requirements of applicable Gaming Laws, sell all or any part of such Collateral at private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted. Without limiting the foregoing, Secured Party may
(i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any such Collateral is sold at private sale, Grantors agree that if such Collateral is sold for a price which Secured Party in good faith believes to be reasonable under the circumstances then existing, then (a) the sale shall be deemed to be commercially reasonable in all respects, (b) Grantors shall not be entitled to a credit against the Secured Obligations in an amount in excess of the purchase price, and (c) Secured Party shall not incur any liability or responsibility to Grantors in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Grantors recognize that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by Secured Party of any such Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer's assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

          Upon consummation of any sale of Collateral hereunder, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of any Grantor or any other Person, and each Grantor hereby waives (to the extent permitted by applicable Laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sale price to the Secured Obligations until such amount actually is received by Secured Party, and any Collateral so sold may be retained by Secured Party until the sale price is paid in full by the purchaser or purchasers thereof. Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

          10. Voting Rights; Dividends; etc. With respect to any Collateral consisting of securities, partnership interests, joint venture interests, Investments or the like (referred to collectively and individually in this Section 10 and in
Section 11 as the "Investment Collateral"), so long as no Event of Default occurs and remains continuing:

               10.1 Voting Rights. Grantors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Investment Collateral, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Loan Agreement, or the other Loan Documents; provided, however, that Grantors shall not exercise, or shall refrain from exercising, any such right if it would result in a Default.

               10.2 Dividend and Distribution Rights. Except as otherwise provided in any Loan Document, Grantors shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of the Investment Collateral; provided, however, that, subject to compliance with the requirements of applicable Gaming Laws, any and all such dividends or distributions received in the form of capital stock, certificated securities, warrants, options or rights to acquire capital stock or certificated securities forthwith shall be, and the certificates representing such capital stock or certificated securities, if any, forthwith shall be delivered to Secured Party to hold as pledged Collateral and shall, if received by any Grantor, be received in trust for the benefit of Secured Party, be segregated from the other Property of such Grantor, and forthwith be delivered to Secured Party as pledged Collateral in the same form as so received (with any necessary endorsements).

          11. Rights During Event of Default. With respect to any Investment Collateral, so long as an Event of Default has occurred and is continuing:

               11.1 Voting, Dividend, and Distribution Rights. At the option of Secured Party, subject to compliance with the requirements of applicable Gaming Laws, all rights of Grantors to exercise the voting and other consensual rights which they would otherwise be entitled to exercise pursuant to
Section 10.1 above, and to receive the dividends and distributions which they would otherwise be authorized to receive and retain pursuant to Section 10.2 above, shall cease, and all such rights thereupon shall become vested solely in Secured Party which thereupon shall have the sole right to exercise such voting and other consensual rights and to receive and to hold as pledged Collateral such dividends and distributions.

               11.2 Dividends and Distributions Held in Trust. All dividends and other distributions which are received by Grantors contrary to the provisions of this Agreement shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Grantors, and forthwith shall be paid over to Secured Party as pledged Collateral in the same form as so received (with any necessary endorsements).

               11.3 Irrevocable Proxy. Subject to compliance with the requirements of applicable Gaming Laws, each Grantor does hereby revoke all previous proxies with regard to the Investment Collateral and appoint Secured Party as its proxyholder to attend and vote at any and all meetings of the shareholders or other equity holders of the Persons that issued the Investment Collateral and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy, and to execute any and all written consents of shareholders or equity holders of such Persons executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if such Grantor had personally attended the meetings or had personally voted its shares or other interests or had personally signed the written consents; provided, however, that the proxyholder shall have rights hereunder only upon the occurrence and during the continuance of an Event of Default. Each Grantor hereby authorizes Secured Party to substitute another Person as the proxyholder and, upon the occurrence and during the continuance of any Event of Default, hereby authorizes the proxyholder to file this proxy and any substitution instrument with the secretary or other appropriate official of the appropriate Person. This proxy is coupled with an interest and is irrevocable until such time as all Secured Obligations have been paid and performed in full.

          12.  Attorney-in-Fact.  Each Grantor hereby
irrevocably nominates and appoints Secured Party as its attorney-in-fact for the following purposes, subject to compliance with the requirements of applicable Gaming Laws:
(a) to do all acts and things which Secured Party may deem necessary or advisable to perfect and continue perfected the security interests created by this Agreement and, upon the occurrence and during the continuance of an Event of Default, to preserve, process, develop, maintain and protect the Collateral; (b) upon the occurrence and during the continuance of an Event of Default, to do any and every act which any Grantor is obligated to do under this Agreement, at the expense of the Grantor so obligated and without any obligation to do so; (c) to prepare, sign, file and/or record, for any Grantor, in the name of the appropriate Grantor, any financing statement, application for registration, or like paper, and to take any other action deemed by Secured Party necessary or desirable in order to perfect or maintain perfected the security interests granted hereby; and (d) upon the occurrence and during the continuance of an Event of Default, to execute any and all papers and instruments and do all other things necessary or desirable to preserve and protect the Collateral and to protect Secured Party's security interests therein; provided, however, that Secured Party shall be under no obligation whatsoever to take any of the foregoing actions, and, absent bad faith or actual malice, Secured Party shall have no liability or responsibility for any act taken or omission with respect thereto.

          13. Costs and Expenses. Each Grantor agrees to pay to Secured Party all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Secured Party in the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by Secured Party in exercising any right, privilege, power or remedy conferred by this Agreement (including, without limitation, the right to perform any Secured Obligation of any Grantor under the Loan Documents), or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Secured Obligations and shall be paid to Secured Party by each Grantor, immediately upon demand, together with interest thereon at the rate(s) provided for under the Loan Agreement.

          14. Statute of Limitations and Other Laws. Until the Secured Obligations shall have been paid and performed in full, the power of sale and all other rights, privileges, powers and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at any time and from time to time irrespective of the fact that any of the Secured Obligations may have become barred by any statute of limitations. Each Grantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable Law.

          15. Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other security or other agreement executed by any Grantor or in connection with the Secured Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Loan Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference.

          16. Waivers and Consents. Each Grantor acknowledges that the Liens created or granted herein will or may secure Obligations of Persons other than Grantor and, in full recognition of that fact, each Grantor consents and agrees that Secured Party may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof: (a) supplement, modify, amend, extend, renew or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Secured Obligations or any part thereof, or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Secured Obligations or any part thereof;
(d) accept partial payments on the Secured Obligations;
(e) receive and hold additional security or guaranties for the Secured Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Secured Party in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Secured Obligations or any part thereof; (h) settle, release on terms satisfactory to Secured Party or by operation of applicable Laws or otherwise liquidate or enforce any Secured Obligations and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or
(i) consent to the merger, change or any other restructuring or termination of the corporate existence of any Grantor or any other Person, and correspondingly restructure the Secured Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Grantor or the continuing existence of any Lien hereunder, under any other Loan Document to which any Grantor is a party or the enforce-ability hereof or thereof with respect to all or any part of the Secured Obligations.

          Upon the occurrence and during the continuance of any Event of Default, Secured Party may enforce this Agreement independently as to each Grantor and independently of any other remedy or security Secured Party at any time may have or hold in connection with the Secured Obligations secured hereby, and it shall not be necessary for Secured Party to marshal assets in favor of any Grantor or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement. Each Grantor expressly waives any right to require Secured Party to marshal assets in favor of any Grantor or any other Person or to proceed against any other Grantor or any Collateral provided by any other Grantor, and agrees that Secured Party may proceed against Grantors and/or the Collateral in such order as it shall determine in its sole and absolute discretion. Secured Party may file a separate action or actions against any Grantor, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Grantor agrees that Secured Party and Borrowers and any Affiliate of any Borrower may deal with each other in connec-tion with the Secured Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Agreement. Each Grantor expressly waives the benefit of any statute(s) of limitations affecting its liability hereunder or the enforcement of the Secured Obligations or any Liens created or granted herein. Secured Party's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Secured Obligations which thereafter shall be required to be restored or returned by Secured Party upon the bankruptcy, insolvency or reorganization of any Grantor or otherwise, all as though such amount had not been paid. The Liens created or granted herein and the enforceability of this Agreement at all times shall remain effective to secure the full amount of all the Secured Obligations even though the Secured Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrowers or any other Grantor and whether or not Borrowers or any other Grantor shall have any personal liability with respect thereto. Each Grantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any Borrower or any other Grantor with respect to the Secured Obligations,
(b) the unenforceability or invalidity of any security or guaranty for the Secured Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Secured Obligations, (c) the cessation for any cause whatsoever of the liability of any Borrower or any other Grantor (other than by reason of the full payment and perfor-mance of all Secured Obligations), (d) any failure of Secured Party to marshal assets in favor of any Grantor or any other Person, (e) except as required by Law or as otherwise provided in this Agreement, any failure of Secured Party to give notice of sale or other disposition of Collateral to any Grantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of Collateral,
(f) except as required by Law or as otherwise provided in this Agreement, any failure of Secured Party to comply with applicable Laws, other than Gaming Laws, in connection with the sale or other disposition of any Collateral or other security for any Secured Obligation, including, without limitation, any failure of Secured Party to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Secured Obligation, (g) any act or omission of Secured Party or others that directly or indirectly results in or aids the discharge or release of any Borrower or any other Grantor or the Secured Obligations or any other security or guaranty therefor by operation of Law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Secured Party, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Lien in favor of Secured Party for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Secured Obligations (or any interest thereon) in or as a result of any such proceeding, (p) to the extent permitted in paragraph 40.495(4) of the Nevada Revised Statutes ("NRS"), the benefits of the one-action rule under NRS Section 40.430, or
(q) any action taken by Secured Party that is authorized by this Section 16 or any other provision of any Loan Document. Until such time, if any, as all of the Secured Obligations have been paid and performed in full and no portion of the Commitment remains in effect, no Grantor shall have any right of subrogation, contribution, reimbursement or indemnity, and each Grantor expressly waives any right to enforce any remedy that Secured Party now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any Collateral now or hereafter held by Secured Party. Each Grantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Secured Obligations.

          17. Condition of Borrowers and Their Subsidiaries. Each Grantor represents and warrants to Secured Party that each Grantor has established adequate means of obtaining from each Borrower and its Subsidiaries, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of each Borrower and its Subsidiaries and their Properties, and each Grantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of each Borrower and its Subsidiaries and their Properties. Each Grantor hereby expressly waives and relinquishes any duty on the part of Secured Party (should any such duty exist) to disclose to any Grantor any matter, fact or thing related to the businesses, operations or condition (financial or other-wise) of any Borrower or its Subsidiaries or their Properties, whether now known or hereafter known by Secured Party during the life of this Agreement. With respect to any of the Secured Obligations, Secured Party need not inquire into the powers of any Borrower or any Subsidiaries thereof or the officers or employees acting or purporting to act on their behalf, and all Secured Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

          18. Liens on Real Property. In the event that all or any part of the Secured Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting Liens on any interests in Real Property, each Grantor authorizes Secured Party, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting any Secured Obligations of any Grantor, the enforceability of this Agreement, or the validity or enforce-ability of any Liens of Secured Party on any Collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. Insofar as the Liens created herein secure the obligations of other Persons, (i) each Grantor expressly waives any defenses to the enforcement of this Agreement or any Liens created or granted hereby or to the recovery by Secured Party against Borrowers or any guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of Grantors and may preclude Grantors from obtaining reimbursement or contribution from any of the other Grantors and (ii) each Grantor expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure 580a, 580b, 580d or 726, or comparable provisions of the Laws of any other jurisdiction, including, without limitation, NRS Section 40.430 and judicial decisions relating thereto, NRS Sections 40.451, 40.455, 40.457 and 40.459, and all other suretyship defenses it otherwise might or would have under California Law or other applicable Law. Each Grantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any Real Property or interest therein subject to any such deeds of trust or mortgages or other instruments and any Grantor's failure to receive any such notice shall not impair or affect such Grantor's Obligations or the enforceability of this Agreement or any Liens created or granted hereby.

          19. Waiver of Rights of Subrogation. Notwithstand-ing anything to the contrary elsewhere contained herein or in any other Loan Document to which any Grantor is a party, Grantors hereby waive with respect to Borrowers and their successors and assigns (including any surety) and any other Person, any and all rights at Law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which Grantors may have or hereafter acquire against any Borrower or any other Party in connection with or as a result of Grantors' execution, delivery and/or performance of this Agreement or any other Loan Document to which any Grantor is a party. Grantors agree that they shall not have or assert any such rights against any Borrower or its successors and assigns or any other attempted setoff to any action commenced against Grantors by any Borrower (as borrower or in any other capacity) or any other Person. Grantors hereby acknowledge and agree that this waiver is intended to benefit Secured Party and shall not limit or otherwise affect Grantors' liability hereunder, under any other Loan Document to which any Grantor is a party, or the enforceability hereof or thereof.

          20. Waiver of Discharge. Without limiting the generality of the foregoing and to the extent otherwise applicable, each Grantor hereby waives discharge under NRS
Section 104.3605 by waiving all defenses based on suretyship or impairment of collateral.

          21. Understandings with Respect to Waivers and Consents. Grantors and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Grantors otherwise may have against Borrowers, Secured Party or others, or against Collateral, and that, under the circum-stances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. If any of the waivers or consents herein are determined to be contrary to any applicable Law or public policy, such waivers and consents shall be effective to the maximum extent permitted by Law.

          22. Continuing Effect. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by Managing Agent or any Bank, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          23. Additional Grantors. The initial Grantors hereunder shall be Borrowers and the Significant Subsidiaries, if any, as are signatories hereto. From time to time following the Closing Date, additional Significant Subsidiaries of Borrowers may become parties hereto, as additional Grantors, by executing and delivering to Secured Party an Instrument of Joinder substantially in the form of Exhibit A, accompanied by such documentation as the Secured Party may require in connection therewith, wherein such additional Grantors agree to become a party hereto and to be bound hereby, provided, however, that prior approval of the applicable Gaming Board must be obtained for the pledge of the capital stock of any additional Grantor that holds a Nevada gaming license. Upon delivery of such Instrument of Joinder to and acceptance thereof by Secured Party, notice of which acceptance is hereby waived by Grantors, each such additional Grantor shall be as fully a party hereto as if such Grantor were an original signatory hereof. Each Grantor expressly agrees that its Secured Obligations and the Liens upon its Property granted herein shall not be affected or diminished by the addition or release of additional Grantors hereunder, nor by any election of Secured Party not to cause any Significant Subsidiary of Borrowers to become an additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor who is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

          24. Release of Grantors. This Agreement and all Secured Obligations of Grantors hereunder shall be released when all Secured Obligations have been paid in full in cash or otherwise performed in full and when no portion of the Commitment remains outstanding. Upon such release of Grantors' Secured Obligations hereunder, Secured Party shall return any pledged Collateral to Grantors, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to Grantors, or to the Person or Persons legally entitled thereto, and to evidence or document the release of Secured Party's interests arising under this Agreement, all as reasonably requested by, and at the sole expense of, Grantors.

          25. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

          26. Additional Powers and Authorization. Secured Party shall be entitled to the benefits accruing to it as Managing Agent under the Loan Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, Secured Party may employ agents, trustees, or attorneys-in-fact and may vest any of them with any Property (including, without limitation, any Collateral pledged here-under), title, right or power deemed necessary for the purposes of such appointment.

          27.  GOVERNING LAW.  THIS AGREEMENT SHALL BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE
LAWS OF THE STATE OF CALIFORNIA.

          28. WAIVER OF JURY TRIAL. EACH GRANTOR AND SECURED PARTY EXPRESSLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH GRANTOR AND SECURED PARTY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          IN WITNESS WHEREOF, each Grantor has executed this Agreement by its duly authorized officer as of the date first written above.


"Grantors"

AZTAR CORPORATION,
a Delaware corporation


By:___________________________________
           Craig F. Sullivan
               Treasurer


ADAMAR OF NEW JERSEY, INC.,
a New Jersey corporation


By:___________________________________
           Craig F. Sullivan
               Treasurer


RAMADA EXPRESS, INC.,
a Nevada corporation


By:___________________________________
           Craig F. Sullivan
               Treasurer


HOTEL RAMADA OF NEVADA,
a Nevada corporation


By:___________________________________

   Title:_____________________________


AZTAR DEVELOPMENT CORPORATION,
a Delaware corporation


By:___________________________________

   Title:_____________________________


AZTAR INDIANA GAMING CORPORATION,
an Indiana corporation


By:___________________________________

   Title:_____________________________


AZTAR MISSOURI GAMING CORPORATION,
a Missouri corporation


By:___________________________________

   Title:_____________________________


ATLANTIC-DEAUVILLE INC.,
a New Jersey corporation


By:___________________________________

   Title:_____________________________


ADAMAR GARAGE CORPORATION,
a Delaware corporation


By:___________________________________

   Title:_____________________________


MANCHESTER MALL, INC.,
a New Jersey corporation


By:___________________________________


Title:________________________________


RAMADA NEW JERSEY HOLDINGS
CORPORATION,
a Delaware corporation


By:___________________________________

   Title:____________________________


RAMADA NEW JERSEY, INC.,
a New Jersey corporation


By:___________________________________

   Title:____________________________



ACCEPTED AND AGREED
AS OF THE DATE FIRST
ABOVE WRITTEN:

"Secured Party"

BANK OF AMERICA NATIONAL
TRUST AND SAVINGS ASSOCIATION,
as Managing Agent, and
for and on behalf of the Banks


By:___________________________

Title:________________________

                           EXHIBIT A
                              TO
                      SECURITY AGREEMENT

                     INSTRUMENT OF JOINDER


          THIS INSTRUMENT OF JOINDER ("Joinder") is executed as of _________________, 19___, by ______________________________,
a ___________________________ ("Joining Party"), and delivered to Bank of America National Trust and Savings Association, as Managing Agent, pursuant to the Security Agreement dated as of October 4, 1994 made by Aztar Corporation, a Delaware corporation ("Parent"), Adamar of New Jersey, Inc., a
New Jersey corporation, and Ramada Express, Inc., a Nevada corporation, Hotel Ramada of Nevada, a Nevada corporation, Aztar Development Corporation, a Delaware corporation, Aztar Indiana Gaming Corporation, an Indiana corporation, Aztar Missouri Gaming Corporation, a Missouri corporation, Atlantic-Deauville Inc., a New Jersey corporation, Adamar Garage Corporation, a Delaware corporation, Manchester Mall, Inc., a New Jersey corporation, Ramada New Jersey Holdings Corporation, a Delaware corporation, and Ramada New Jersey , Inc., a New Jersey corporation, jointly and severally as Grantors in favor of the Managing Agent and the Banks (the "Security Agreement"). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Security Agreement.

                           RECITALS

          (a) The Security Agreement was made by the Grantors in favor of the Managing Agent for the ratable benefit of the Banks that are parties to that certain Reducing Revolving Loan Agreement dated as of October 4, 1994, by and among Aztar Corporation, a Delaware corporation, Adamar of New Jersey, Inc., a New Jersey corporation, and Ramada Express, Inc., a Nevada corporation (collectively, "Borrowers" and individually, "Borrower"), the Banks which are parties thereto, Societe Generale and Midlantic Bank, N.A., as Lead Managers, Bank One, Arizona, N A and Credit Lyonnais, as Co-Agents, Banker's Trust Company, as Co-Managing Agent, and Bank of America National Trust and Savings Association, as the Managing Agent for the Banks.

          (b)  Joining Party has become a Significant
Subsidiary of Borrowers, and as such is required pursuant to
Section 5.13 of the Reducing Revolving Loan Agreement to become a Grantor.

          (c) Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrowers of the credit facilities under the Reducing Revolving Loan
Agreement.

NOW THEREFORE, Joining Party agrees as follows:

                           AGREEMENT

          (1) By this Joinder, Joining Party becomes a "Grantor" under and pursuant to Section 23 of the Security Agreement. Joining Party agrees that, upon its execution hereof, it will become a Grantor under the Security Agreement with respect to all Obligations of Borrowers heretofore or hereafter incurred under the Loan Documents, and will be bound by all terms, conditions, and duties applicable to a Grantor under the Security Agreement.

          (2)  The effective date of this Joinder is _________.
199___.

"Joining Party"

_________________________________
a _________________________



By:_____________________________

Title:___________________________



ACKNOWLEDGED:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
as Managing Agent



By:__________________________

Title:_______________________

                           EXHIBIT M

                TRADEMARK COLLATERAL ASSIGNMENT



          This TRADEMARK COLLATERAL ASSIGNMENT (the
"Assignment") is made and entered into as of October 4, 1994 by Aztar Corporation, a Delaware corporation ("Parent"), Adamar of New Jersey, Inc., a New Jersey corporation, and Ramada
Express, Inc., a Nevada corporation (collectively, "Borrowers" and individually, "Borrower"), and those Significant Subsidiaries of Borrowers, if any, that are parties hereto, as indicated on the signature pages hereof, and/or that become parties hereto in the manner provided in Section 13 hereof, and each of them, jointly and severally, as Grantors, in favor of Bank of America National Trust and Savings Association, as the Managing Agent under the Loan Agreement referred to below for the ratable benefit of each of the Banks which are parties to the Loan Agreement from time to time, as Secured Party, with reference to the following facts:


                           RECITALS

          A.   Pursuant to the Reducing Revolving Loan
Agreement of even date herewith by and among Borrowers, the lenders from time to time a party thereto (collectively, the "Banks" and individually, a "Bank"), Societe Generale and Midlantic Bank, N.A., as Lead Managers, Bank One, Arizona, N A and Credit Lyonnais, as Co-Agents, Bankers Trust Company, as Co-Managing Agent, and the Managing Agent (as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the "Loan Agreement"), the Banks have agreed to extend certain credit facilities to Borrowers.

          B. The Loan Agreement provides, as a condition of the availability of such credit facilities, that Grantors shall enter into this Assignment and shall grant security interests to Secured Party as herein provided.

          C. Each Grantor expects to realize direct and indirect benefits as a result of the availability of the aforementioned credit facilities.


                           AGREEMENT

          NOW, THEREFORE, in order to induce the Banks to extend the aforementioned credit facilities to Borrowers, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantors hereby jointly and severally represent, warrant, covenant and agree as follows:

          1. Definitions. This Assignment is the Trademark Collateral Assignment referred to in the Loan Agreement. Terms defined in the Loan Agreement and not otherwise defined in this Assignment shall have the meanings defined for those terms in the Loan Agreement. As used in this Assignment, the following terms shall have the meanings respectively set forth after each:

          "Assignment" means this Trademark Collateral
Assignment, and any extensions, modifications, renewals, restatements, supplements or amendments hereof, including, without limitation, any documents or agreements by which additional Grantors become party hereto.

          "Collateral" means and includes all of the following:
(a) all of Grantors' now-existing, or hereafter acquired, right, title, and interest in and to all of Grantors' trademarks, trade names, trade styles, and service marks; all prints and labels on which said trademarks, trade names, trade styles, and service marks appear, have appeared, or will appear, and all designs and general intangibles of a like nature; all applications, registrations, and recordings relating to the foregoing in the United States Patent and Trademark Office ("USPTO") or in any similar office or agency of the United States, any State thereof, or any political subdivision thereof, or in any other countries, and all reissues, extensions, and renewals thereof, including those trademarks, terms, designs, and applications described in
Schedule 1 hereto (the "Trademarks"); (b) the goodwill of the business symbolized by each of the Trademarks, including, without limitation, all customer lists and other records relating to the distribution of products or services bearing the Trademarks; and (c) any and all proceeds of any of the foregoing, including any claims by Grantors against third parties for past, present and future infringement of the Trademarks or any licenses with respect thereto.

          "Grantors" means Borrowers and those Significant Subsidiaries of Borrowers, if any, that are parties hereto as indicated on the signature pages hereof, or that become parties hereto as provided in Section 13 hereof, and each of them, and any one or more of them, jointly and severally. At such times, if any, as no Significant Subsidiaries of Borrowers are parties hereto, the term "Grantors" shall refer solely to Borrowers.

          "Secured Obligations" means any and all present and future Obligations of any type or nature of Grantors or any one or more of them to the Managing Agent, the Banks, and any one or more of them, arising under or relating to the Loan Documents or any one or more of them, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including Obligations of performance as well as Obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against any Grantor.

          "Secured Party" means the Managing Agent who shall receive and hold the assignments made hereunder for the ratable benefit of each of the Banks which are parties to the Loan Agreement from time to time. Subject to the terms and conditions of the Loan Agreement, any right, remedy, privilege, or power of Secured Party shall be exercised by the Managing Agent.

          2. Incorporation of Representations, Warranties, Covenants and Other Provisions of Loan Documents. This Assignment is one of the "Loan Documents" referred to in the Loan Agreement. All representations, warranties, affirmative and negative covenants and other provisions contained in any Loan Document that are applicable to Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference as though fully set forth in full.

          3. Assignment. For valuable consideration, Grantors and each of them hereby jointly and severally grant, assign, and convey to Secured Party, to secure the prompt and indefeasible payment and performance of the Secured Obliga-tions, and each of them, all of he presently existing and hereafter acquired Collateral. This Assignment is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them, or from time to time create new Secured Obligations after all or any prior Secured Obligations have been satisfied, and notwithstanding the bankruptcy of any Grantor or any other Person or any other event or proceeding affecting any Person.

          4.   Representations, Warranties and Covenants.
Guarantors, and each of them, represent, warrant and agree that:

               (a) All of the existing Collateral is valid and subsisting in full force and effect, and Guarantors own the sole, full, and clear title thereto, and the right and power to grant the security interests granted hereunder. Grantors will, at their expense, perform all acts and execute all documents necessary to maintain the existence of the Collateral as valid, subsisting, and registered trademarks, including, without limitation, the filing of any renewal affidavits and applications. The Collateral is not subject to any Liens, claims, mortgages, assign-ments or licenses of any nature whatsoever, whether recorded or unrecorded, except as provided in favor of Secured Party and except as listed in Schedule 2 hereto.

               (b) As of the date hereof, none of Grantors or their Subsidiaries has any Trademarks registered, or subject to pending applications, in the USPTO, or any similar office or agency in the United States, or any other country other than those described in Schedule 1.

               (c) Except as listed on Schedule 3, to the best of each Grantor's knowledge, there are no actions, suits, proceedings or investigations pending or threatened against Grantors before any Governmental Agency which, if determined adversely to Grantors, would cause the Collat-eral, or any portion thereof, to be adjudged invalid or unenforceable, in whole or in part.

               (d) Grantors shall not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or Lien upon, encumber, grant an exclusive or nonexclusive license or sublicense relating thereto, except as permitted herein, or otherwise dispose of any of the Collateral without the prior written consent of Secured Party. Nothing in this Assignment shall be deemed a consent by Secured Party to any such action, except as such action is expressly permitted hereunder.

               (e)  No Grantor nor any Subsidiary of any
     Grantor shall file any application for the registration of a trademark with the USPTO or any similar office or agency in the United States, any State therein, or any other country, unless such Grantor or Subsidiary has, by thirty
     (30) days' prior written notice, informed Secured Party of such action. Upon request of Secured Party, Grantors shall execute and deliver to Secured Party any and all assignments, agreements, instruments, documents, and such other papers as may be requested by Secured Party to evi-dence the assignment to Secured Party of such trademark. Each Grantor authorizes Secured Party to modify this Assignment by amending Schedule 1 to include any new trademark or service mark, and any trademark or service mark renewal of any Grantor applied for and obtained hereafter.

               (f)  No Grantor nor any Subsidiary of any
     Grantor has abandoned any of the Trademarks, and no Grantor nor any Subsidiary of any Grantor will do any act, or omit to do any act, whereby the Trademarks may become abandoned, cancelled, invalidated, unenforceable, avoided, or avoidable. Each Grantor shall notify Secured Party immediately if it knows, or has reason to know, of any reason why any application, registration, or recording may become abandoned, cancelled, invalidated, or unenforceable.

               (g)  Grantors will render any assistance, as
     Secured Party may determine is necessary, to Secured Party in any proceeding before the USPTO, any federal or state court, or any similar office or agency in the United States, or any State therein, or any other country, to maintain the Trademarks and to protect Secured Party's interest therein, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestabil-ity, and opposition, interference, and cancellation proceedings.

               (h) Each Grantor will promptly notify Secured Party if such Grantor (or any Affiliate or Subsidiary thereof) learns of any use by any Person of any term or design likely to cause confusion with any of the Trademarks, or of any use by any Person of any other process or product which infringes upon any of the Trademarks. If requested by Secured Party, Grantors, at their expense, shall join with Secured Party in such action as Secured Party in Secured Party's discretion, may deem advisable for the protection of Secured Party's interest in and to the Trademarks.

               (i)  Grantors assume all responsibility and
     liability arising from the use of the Trademarks, and each Grantor hereby indemnifies and holds the Managing Agent and each of the Banks harmless from and against any claim, suit, loss, damage, or expense (including reasonable attorneys' fees) arising out of any alleged defect in any product manufactured, promoted, or sold by any Grantor (or any Affiliate or Subsidiary thereof) in connection with any Trademark or out of the manufacture, promotion, labeling, sale, or advertisement of any such product by any Grantor or any Affiliate or Subsidiary thereof.

               (j) In any action or proceeding instituted by Secured Party in connection with any matters arising at any time out of, or with respect to, this Assignment, Grantors will not interpose any counterclaim of any nature.

               (k) The execution, delivery and performance of this Assignment is within the power of Grantors and have been duly authorized by all necessary corporate action and to the best of each Grantor's knowledge do not contravene any Law, rule, regulation or any judgment, decree or order of any tribunal or of any agreement to which any Grantor is a party or by which any of its property is bound.

               (l)  Grantors shall promptly notify Secured
     Party in writing of any adverse determination in any proceeding in the USPTO or any other foreign or domestic Governmental Agency, court or body, regarding any Grantor's claim of ownership in any of the Trademarks. In the event of any material infringement of any of the Trademarks by a third party, Grantors shall promptly notify Secured Party of such infringement and sue for and diligently pursue damages for such infringement. If any Grantor shall fail to take such action within one (1) month after such notice is given to Secured Party, Secured Party may, but shall not be required to, itself take such action in the name of any or all Grantors, and each Grantor hereby appoints Secured Party the true and lawful attorney of Grantors, for them and in their name, place and stead, on behalf of Grantors, to commence judicial proceedings in any court or before any other tribunal to enjoin and recover damages for such infringement, any such damages due to Grantors, net of costs and reasonable attorneys' fees, to be applied to the Secured Obligations.

               (m) Each Grantor shall, at its sole expense, do, make, execute and deliver all such additional and further acts, things, deeds, assurances, and instruments, in each case in form and substance satisfactory to Secured Party, relating to the creation, validity, or perfection of the security interests and collateral assignments pro-vided for in this Assignment under 35 U.S.C. Section 261, 15 U.S.C. Section 1051 et seq., the Uniform Commercial Code or other Law of the United States, the State of California, or of any countries or other States as Secured Party may from time to time reasonably request, and shall take all such other action as the Secured Party may reasonably require to more completely vest in and assure to Secured Party its rights hereunder or in any of the Collateral, and each Grantor hereby irrevocably authorizes Secured Party or its designee, at such Grantor's expense, to execute such documents, and file such financing state-ments with respect thereto with or without such Grantor's signature, as Secured Party may reasonably deem appropri-ate. In the event that any recording or refiling (or the filing of any statement of continuation or assignment of any financing statement) or any other action, is required at any time to protect and preserve such security interest and collateral assignments, Grantors shall, at their sole cost and expense, cause the same to be done or taken at such time and in such manner as may be necessary and as may be reasonably requested by Secured Party. Each Grantor further authorizes Secured Party to have this or any other similar assignment or security agreement recorded or filed with the Commissioner of Patents and Trademarks or other appropriate federal, state or government office.

               (n)  Secured Party is hereby irrevocably
     appointed by each Grantor as its lawful attorney and agent, with full power of substitution to execute and deliver on behalf of and in the name of any or all Grantors, such financing statements, collateral assign-ments, pledges and other documents and agreements, and to take such other action as Secured Party may deem necessary for the purpose of perfecting, protecting or effecting the security interests granted herein and effected hereby, and any mortgages or Liens necessary or desirable to implement or effectuate the same, under any applicable Law, and Secured Party is hereby authorized to file on behalf of and in the name of any or all Grantors, at Grantors' sole expense, such financing statements, collateral assign-ments, documents, and agreements in any appropriate governmental office.

               (o) Secured Party may, in its sole discretion, pay any amount, or do any act which Grantors fail to pay or do as required hereunder or as requested by Secured Party to preserve, defend, protect, maintain, record, amend, or enforce the Secured Obligations, the Collateral, or the security interest granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, and reasonable attorneys' fees. Grantors will be liable to Secured Party for any such payment, which payment shall be deemed an advance by the Banks to Grantors, shall be payable on demand, together with interest at the rate(s) set forth in the Loan Agreement, and shall be part of the Secured Obligations.

          5. License. Secured Party hereby grants to Grantors the exclusive, nontransferable, royalty-free right and license to use the Collateral, for Grantors' sole account and benefit, in the ordinary course of Grantors' business, so long as Secured Party shall not have foreclosed its Lien on the Collateral in connection with the exercise of its rights and remedies hereunder.

          6.   Inspection.  Each Grantor hereby grants to
Secured Party and its representatives the right to inspect such Grantor's properties wherein the Trademarks are used and the products and records relating thereto.

          7. Events of Default. Any "Event of Default" as defined in the Loan Agreement shall constitute an Event of Default hereunder.

          8. Rights and Remedies. Upon the occurrence of any such Event of Default, and at any time thereafter, in addition to all other rights and remedies of Secured Party, whether provided under Law, the Loan Agreement or otherwise, Secured Party shall have the following rights and remedies which may be exercised without notice to, or consent by, any Grantor, except as such notice or consent is expressly provided for hereunder.

               (a) Secured Party may use any of the Trademarks for the sale of goods, completion of work in process, or rendering of services in connection with enforcing any security interest granted to Secured Party by Grantors or any Subsidiary of any Grantor.

               (b)  Secured Party may grant such license or
     licenses relating to the Collateral for such term or terms, on such conditions and in such manner, as Secured Party shall, in its sole discretion, deem appropriate. Such license or licenses may be general, special, or otherwise, and may be granted on an exclusive or nonex-clusive basis throughout all or part of the United States of America, its territories and possessions, and all foreign countries.

               (c) Secured Party may assign, sell, or other-wise dispose of the Collateral, or any part thereof, either with or without special conditions or stipulations, except that Secured Party agrees to provide Grantors with five (5) days' prior written notice of any proposed dispo-sition of the Collateral. The requirement of sending notice conclusively shall be met if such notice is mailed, first class mail, postage prepaid, to Parent, on behalf of all Grantors. Each Grantor hereby irrevocably appoints Parent as its agent for the purpose of receiving notice of sale hereunder, and agrees that such Grantor conclusively shall be deemed to have received notice of sale when notice of sale has been given to Parent. Each Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided in this Section 8(c). Secured Party shall have the power to buy the Collateral, or any part thereof, and Secured Party shall also have the power to execute assurances and perform all other acts which Secured Party may, in Secured Party's sole discretion, deem appropriate or proper to complete such assignment, sale, or disposition. In any such event, Grantors shall be liable for any deficiency.

               (d) In addition to the foregoing, in order to implement the assignment, sale or other disposition of any of the Collateral pursuant to Section 8(c) hereof, Secured Party may, at any time, execute and deliver, on behalf of Grantors, and each of them, pursuant to the authority granted in powers of attorney, one or more instruments of assignment of the Trademarks (or any application, regis-tration, or recording relating thereto), in form suitable for filing, recording, or registration. Grantors agree to pay Secured Party, on demand, all costs incurred in any such transfer of the Collateral, including, but not limited to any taxes, fees, and reasonable attorneys' fees.

               (e) Secured Party may first apply the proceeds actually received from any such license, assignment, sale, or other disposition of Collateral first to the reasonable costs and expenses thereof, including, without limitation, reasonable attorneys' fees and all legal, travel, and other expenses which may be incurred by Secured Party. Thereafter, Secured Party may apply any remaining proceeds to such of the Secured Obligations as provided in the Loan Agreement. Grantors shall remain liable to Secured Party for any expenses or Secured Obligations remaining unpaid after the application of such proceeds, and Grantors will pay Secured Party, on demand, any such unpaid amount, together with interest at the rate(s) set forth in the Loan Agreement.

               (f) If any such license, assignment, sale, or other disposition of the Collateral (or any part thereof) is made after the occurrence of an Event of Default, Grantors shall supply to Secured Party, or Secured Party's designee, Grantors' knowledge and expertise relating to the manufacture and sale of the products and services bearing the Trademarks and Grantors' customer lists and other records relating to the Trademarks and the distribution hereof.

          Nothing contained herein shall be construed as requiring Secured Party to take any such action at any time. All of Secured Party's rights and remedies, whether provided under Law, the Loan Agreement, this Assignment, or otherwise shall be cumulative, and none is exclusive of any right or remedy otherwise provided herein or in any of the other Loan Documents, at law or in equity. Such rights and remedies may be enforced alternatively, successively, or concurrently.

          9.   Waivers.

               (a)  Each Grantor hereby waives any and all
     rights that it may have to a judicial hearing, if any, in advance of the enforcement of any of Secured Party's rights hereunder, including, without limitation, its rights following any Event of Default to take immediate possession of the Collateral and exercise its rights with respect thereto.

               (b)  Secured Party shall not be required to
     marshal any present or future security for (including, but not limited to, this Assignment and the Collateral subject to a security interest hereunder), or guaranties of, the Secured Obligations or any of them, or to resort to such security or guaranties in any particular order. Each Grantor hereby agrees that it will not invoke any Law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Secured Party's rights under this Assignment or any other instrument evidencing any of the Secured Obligations or by which any of such Secured Obligations is secured or guaranteed, and each Grantor hereby irrevocably waives the benefits of all such Laws.

               (c) Except for notices specifically provided for herein, each Grantor hereby expressly waives demand, notice, protest, notice of acceptance of this Assignment, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect both to Secured Obligations and any collateral therefor, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, of any Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Secured Party may deem advisable.
     Secured Party shall have no duty as to the protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto except as otherwise required by Law. Secured Party may exercise its rights with respect to the Collateral without resorting or regard to other collateral or sources of reimbursement for liability. Secured Party shall not be deemed to have waived any of its rights upon or under the Loan Agreement or the Collateral unless such waiver be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of any right on any future occasion. All rights and remedies of the Secured Party under the Loan Agreement or on the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly or concurrently.

          10.  Costs and Expenses.

               (a)  Grantors will pay any and all charges,
     costs and taxes incurred in implementing or subsequently amending this Assignment, including, without limitation, recording and filing fees, appraisal fees, stamp taxes, and reasonable fees and disbursements of Secured Party's counsel incurred by Secured Party, and the allocated cost of in-house counsel to Secured Party, in connection with this Assignment, and in the enforcement of this Assignment and in the enforcement or foreclosure of any Liens, security interests or other rights of the Secured Party under this Assignment, or under any other documentation heretofore, now, or hereafter given to Secured Party in furtherance of the transactions contemplated hereby.

               (b) Grantors agree to reimburse Secured Party for and indemnify it against, any and all losses, expenses and liabilities (including liabilities for penalties) of whatever kind or nature sustained and reasonably incurred in connection with any claim, demand, suit or legal or arbitration proceeding relating to this Assignment, or the exercise of any rights or powers hereunder, including rea-sonable attorneys' fees and disbursements, and the allocated cost of in-house counsel to the Secured Party.

          11.  Miscellaneous.

               (a) Grantors and Secured Party may from time to time agree in writing to the release of certain of the Collateral from the security interest created hereby.

               (b)  This Assignment and all rights and
     obligations hereunder, including matters of construction, validity and performance, shall be governed by the Laws of the United States, and, to the extent that the Laws of the United States are not applicable, by the Laws of the State of California.

               (c) Any notice, request, demand or other com-munication required or permitted under this Assignment shall be in writing and shall be deemed to be properly given if done in accordance with Section 11.6 of the Loan Agreement.

               (d) Except as otherwise set forth in the Loan Agreement, the provisions of this Assignment may not be modified, amended, restated or supplemented, whether or not the modification, amendment, restatement or supplement is supported by new consideration, except by a written instrument duly executed and delivered by Secured Party and Grantors.

               (e) Except as otherwise set forth in the Loan Agreement or this Assignment, any waiver of the terms and conditions of this Assignment, or any Event of Default and its consequences hereunder or thereunder, and any consent or approval required or permitted by this Assignment to be given, may be made or given with, but only with, the written consent of Secured Party on such terms and condi-tions as specified in the written instrument granting such waiver, consent or approval.

               (f) Any failure or delay by Secured Party to require strict performance by Grantors of any of the provisions, warranties, terms, and conditions contained herein, or in any other agreement, document, or instru-ment, shall not affect Secured Party's right to demand strict compliance and performance therewith, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or of a different type. None of the warran-ties, conditions, provisions, and terms contained herein, or in any other agreement, document, or instrument, shall be deemed to have been waived by any act or knowledge of Secured Party, its agents, officers, or employees, but only by an instrument in writing, signed by an officer of Secured Party and directed to Grantors, specifying such waiver.

               (g) If any term or provision of this Assignment conflicts with any term or provision of the Loan
     Agreement, the term or provision of the Loan Agreement shall control.

               (h) If any provision hereof shall be deemed to be invalid by any court, such invalidity shall not affect the remainder of this Assignment.

               (i) This Assignment shall be binding upon, and for the benefit of, the parties hereto and their respec-tive legal representatives, successors, and assigns.

               (j) This Assignment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

          12. Continuing Effect. This Assignment shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by Managing Agent or any Bank, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          13. Additional Grantors. The initial Grantors hereunder shall be Borrowers and the Significant Subsidiaries, if any, as are signatories hereto. From time to time following the Closing Date, additional Significant Subsidiaries of Borrowers may become parties hereto, as additional Grantors, by executing and delivering to Secured Party an Instrument of Joinder substantially in the form of Exhibit A, accompanied by such documentation as Secured Party may require in connection therewith, wherein such additional Grantors agree to become a party hereto and to be bound hereby. Upon delivery of such Instrument of Joinder to and acceptance thereof by Secured Party, notice of which acceptance is hereby waived by Grantors, each such additional Grantor shall be as fully a party hereto as if such Grantor were an original signatory hereof. Each Grantor expressly agrees that its Secured Obligations and the Liens upon its Property granted herein shall not be affected or diminished by the addition or release of additional Grantors hereunder, nor by any election of Secured Party not to cause any Significant Subsidiary of Borrowers to become an additional Grantor hereunder. This Assignment shall be fully effective as to any Grantor who is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

          14. Release of Grantors. This Assignment and all Secured Obligations of Grantors hereunder shall be released when all Secured Obligations have been paid in full in cash or otherwise performed in full and when no portion of the Commitment remains outstanding. Upon such release of Grantors' Secured Obligations hereunder, Secured Party shall return any Collateral to Grantors, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to Grantors, or to the Person or Persons legally entitled thereto, and to evidence or document the release of Secured Party's interests arising under this Assignment, all as reasonably requested by, and at the sole expense of, Grantors.

          15. Additional Powers and Authorization. Secured Party shall be entitled to the benefits accruing to it as Managing Agent under the Loan Assignment and the other Loan Documents. Notwithstanding anything contained herein to the contrary, Secured Party may employ agents, trustees, or attorneys-in-fact and may vest any of them with any Property (including, without limitation, any Collateral assigned here-under), title, right or power deemed necessary for the purposes of such appointment.

          16.  Suretyship Provisions.  The attached Exhibit B,
"Suretyship Provisions and Waivers," is hereby incorporated by this reference as though set forth in full.

          17. WAIVER OF JURY TRIAL. EACH GRANTOR AND SECURED PARTY EXPRESSLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS ASSIGNMENT, THE LOAN ASSIGNMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH GRANTOR AND SECURED PARTY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS ASSIGNMENT, THE LOAN ASSIGNMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS ASSIGNMENT, THE LOAN ASSIGNMENT AND THE OTHER LOAN DOCUMENTS. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          IN WITNESS WHEREOF, each Grantor has executed this Assignment by its duly authorized officer as of the date first written above.



"Grantors"

AZTAR CORPORATION,
a Delaware corporation


By:___________________________________
           Craig F. Sullivan
               Treasurer


ADAMAR OF NEW JERSEY, INC.,
a New Jersey corporation


By:___________________________________
           Craig F. Sullivan
               Treasurer


RAMADA EXPRESS, INC.,
a Nevada corporation


By:___________________________________
           Craig F. Sullivan
               Treasurer


HOTEL RAMADA OF NEVADA,
a Nevada corporation


By:___________________________________

   Title:_____________________________


ACCEPTED AND AGREED
AS OF THE DATE FIRST
ABOVE WRITTEN:

"Secured Party"

BANK OF AMERICA NATIONAL
TRUST AND SAVINGS ASSOCIATION,
as Managing Agent, and for
and on behalf of the Banks


By:___________________________

Title:________________________

                          SCHEDULE 1

                Existing and Pending Trademarks




                              Registration        Registration
Mark           Class             Number               Date

                          SCHEDULE 2

              Existing Encumbrances on Trademarks

                          SCHEDULE 3

                      Pending Litigation

                           EXHIBIT A
                              TO
                TRADEMARK COLLATERAL ASSIGNMENT

                     INSTRUMENT OF JOINDER


          THIS INSTRUMENT OF JOINDER ("Joinder") is executed as of _________________, 19___, by ______________________________,
a ___________________________ ("Joining Party"), and delivered to Bank of America National Trust and Savings Association, as Managing Agent, pursuant to the Trademark Collateral Assignment dated as of October 4, 1994 made by Aztar Corporation, a Delaware corporation, Adamar Of New Jersey, Inc., a New Jersey corporation, Ramada Express, Inc., a Nevada corporation, and Hotel Ramada of Nevada, a Nevada corporation in favor of the Managing Agent and the Banks (the "Trademark Assignment"). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Trademark Assignment.

                           RECITALS

          (a) The Trademark Assignment was made by the Grantors in favor of the Managing Agent for the ratable benefit of the Banks that are parties to that certain Reducing Revolving Loan Agreement dated as of October 4, 1994, by and among Aztar Corporation, a Delaware corporation, Adamar of New Jersey, Inc., a New Jersey corporation, and Ramada
Express, Inc., a Nevada corporation (collectively, "Borrowers" and individually, "Borrower"), the Banks which are parties thereto, Societe Generale and Midlantic Bank, N.A., as Lead Managers, Bank One, Arizona, N A and Credit Lyonnais, as Co-Agents, Bankers Trust Company, as Managing Co-Agent, and Bank of America National Trust and Savings Association, as the Managing Agent for the Banks.

          (b)  Joining Party has become a Significant
Subsidiary of Borrowers, and as such is required pursuant to
Section 5.13 of the Reducing Revolving Loan Agreement to become a Grantor.

          (c) Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrowers of the credit facilities under the Reducing Revolving Loan
Agreement.

NOW THEREFORE, Joining Party agrees as follows:

                           AGREEMENT

          (1) By this Joinder, Joining Party becomes a "Grantor" under and pursuant to Section 13 of the Trademark Assignment. Joining Party agrees that, upon its execution hereof, it will become a Grantor under the Trademark Assignment with respect to all Obligations of Borrowers heretofore or hereafter incurred under the Loan Documents, and will be bound by all terms, conditions, and duties applicable to a Grantor under the Trademark Assignment.

          (2) Attached hereto as Schedule 1 is a complete list of all of Joining Party's trademarks, trade names, trade styles, and service marks which shall also constitute
"Collateral" as defined in the Trademark Assignment.

          (3)  The effective date of this Joinder is _________.
199___.

"Joining Party"

_________________________________
a _________________________



By:_____________________________

Title:___________________________



ACKNOWLEDGED:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
as Managing Agent



By:__________________________

Title:_______________________

              SCHEDULE 1 TO INSTRUMENT OF JOINDER

                Existing and Pending Trademarks



                              Registration        Registration
Mark           Class             Number               Date

                           EXHIBIT B

               SURETYSHIP PROVISIONS AND WAIVERS


          1. Waivers and Consents. Each Grantor acknowledges that the Liens and security interests created or granted herein will or may secure obligations of Persons other than such Grantor and, in full recognition of that fact, each Grantor consents and agrees that Secured Party may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof:

               (a) supplement, modify, amend, extend, renew, or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon;

               (b)  supplement, modify, amend or waive, or
     enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

               (c)  accept new or additional instruments,
     documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof;

               (d)  accept partial payments on the Obligations;

               (e)  receive and hold additional security or
     guaranties for the Obligations or any part thereof;

               (f)  release, reconvey, terminate, waive,
     abandon, subordinate, exchange, substitute, transfer and enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Secured Party in its sole and absolute discretion may determine;

               (g) release any Person or any guarantor from any personal liability with respect to the Obligations or any part thereof;

               (h) settle, release on terms satisfactory to Secured Party or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and

               (i) consent to the merger, change or any other restructuring or termination of the corporate existence of any Borrower or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liabil-ity of any Grantor or the continuing existence of any Liens hereunder, under any other Loan Document to which any Grantor is a party or the enforceability hereof or thereof with respect to all or any part of the Obligations.

          Upon the occurrence of and during the continuance of any Event of Default, Secured Party may enforce this Agreement independently as to each Grantor and independently of any other remedy or security Secured Party at any time may have or hold in connection with the Obligations, and it shall not be neces-sary for Secured Party to marshal assets in favor of any Grantor, any Borrower or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement. Each Grantor expressly waives any right to require Secured Party to marshal assets in favor of such Grantor, any Borrower or any other Person or to proceed against any other Person or any collateral provided by any other Person, and agrees that Secured Party may proceed against any Person and/or collateral in such order as it shall determine in its sole and absolute discretion. Secured Party may file a separate action or actions against any Grantor, whether action is brought or prosecuted with respect to any other security or against any other Grantor, any Borrower or any other Person, or whether any other Person is joined in any such action or actions. Each Grantor agrees that Secured Party and Borrowers and any other Person may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Agreement. Secured Party's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Secured Party upon the bankruptcy, insolvency or reorganization of any Borrower, any Grantor or any other Person, or otherwise, all as though such amount had not been paid. The Liens created or granted herein and the enforceabil-ity of this Agreement at all times shall remain effective to secure the full amount of all the Obligations including, with-out limitation, the amount of all loans and interest thereon at the rates provided for in the Loan Agreement and the note(s) thereunder, even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrowers or any other Person and whether or not Borrowers or any other Person shall have any personal liability with respect thereto. Each Grantor expressly waives any and all defenses now or hereafter arising or asserted by reason of
(a) any disability or other defense of any Borrower or any other Person with respect to the Obligations, (b) the unen-forceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations,
(c) the cessation for any cause whatsoever of the liability of any Borrower or any other Person (other than by reason of the full payment and performance of all Obligations), (d) any failure of Secured Party to marshal assets in favor of such Grantor or any other Person, (e) except as otherwise required by Law or as provided in this Agreement, any failure of Secured Party to give notice of sale or other disposition of collateral to such Grantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral, (f) except as otherwise required by Law or as provided in this Agreement, any failure of Secured Party to comply with applicable Laws in connection with the sale or other disposition of any collateral or other security for any Obligation, including without limitation any failure of Secured Party to conduct a commercially reasonable sale or other dispo-sition of any collateral or other security for any Obligation,
(g) any act or omission of Secured Party or others that directly or indirectly results in or aids the discharge or release of any Borrower, any Grantor or any other Person or the Obligations or any other security or guaranty therefor by operation of law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person,
(j) the election by Secured Party, in any bankruptcy proceeding of any Person, of the application or non-application of
Section 1111(b)(2) of the United States Bankruptcy Code,
(k) any extension of credit or the grant of any Liens under
Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Liens in favor of Secured Party for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding, or (p) to the extent permitted in paragraph 40.495(4) of the Nevada Revised Statutes ("NRS"), the benefits of the one-action rule under NRS Section 40.430. Until no part of any commitment to lend remains outstanding and all of the Obligations have been paid and performed in full, Grantors shall have no right of subrogation, contribution, reimbursement or indemnity, and each Grantor expressly waives any right to enforce any remedy that Secured Party now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any other security now or hereafter held by Secured Party. Each Grantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Agreement or of the exis-tence, creation or incurring of new or additional Obligations.

          2. Condition of Borrowers and their Subsidiaries. Each Grantor represents and warrants to Secured Party that such Grantor has established adequate means of obtaining from each Borrower and its Subsidiaries, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of each of Borrower and its Subsidiaries and their properties, and such Grantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of each Borrower and its Subsidiaries and their properties. Each Grantor hereby expressly waives and relinquishes any duty on the part of Secured Party to disclose to such Grantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of any Borrower or its Subsidiaries or their properties, whether now known or here-after known by Secured Party during the life of this Agreement. With respect to any of the Obligations, Secured Party need not inquire into the powers of any Borrower or any Subsidiaries thereof or the officers or employees acting or purporting to act on their behalf, and all Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

          3. Liens on Real Property. In the event that all or any part of the Obligations at any time are secured by any one or more deeds of trust or mortgages creating or granting Liens on any interests in real property, each Grantor autho-rizes Secured Party, upon the occurrence of and during the continuance of any Event of Default, at its sole option, with-out notice or demand and without affecting any Obligations, the enforceability of this Agreement, or the validity or enforce-ability of any Liens of any Secured Party on any collateral, to foreclose any or all of such deeds of trust or mortgages by judicial or nonjudicial sale. Insofar as the Liens created herein secure the obligations of other Persons, (i) each Grantor expressly waives any defenses to the enforcement of this Agreement or any Liens created or granted hereby or to the recovery by Secured Party against Borrowers or any other Person liable therefor of any deficiency after a judicial or nonjudi-cial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of such Grantor and may preclude such Grantor from obtaining reimbursement or contribu-tion from any other Person and (ii) each Grantor expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure 580a, 580b, 580d or 726, or comparable provisions of the Laws of any other jurisdiction, including, without limitation, NRS Section 40.430 and judicial decisions relating thereto, NRS Sections 40.451, 40.455, 40.457 and 40.459, and all other suretyship defenses it otherwise might or would have under California Law or other applicable Law. Each Grantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real property or interest therein subject to any such deeds of trust or mortgages and such Grantor's failure to receive any such notice shall not impair or affect such Grantor's obligations hereunder or the enforceability of this Agreement or any Liens created or granted hereby.

          4. Waiver of Rights of Subrogation. Notwithstand-ing anything to the contrary elsewhere contained herein or in any other Loan Document to which any Grantor is a Party, each Grantor hereby waives with respect to Borrowers and their successors and assigns (including any surety) and any other Party any and all rights at Law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which such Grantor may have or hereafter acquire against any Borrower or any other Party in connection with or as a result of such Grantor's execution, delivery and/or performance of this Agreement or any other Loan Document to which such Grantor is a party. Each Grantor agrees that it shall not have or assert any such rights against any Borrower or its successors and assigns or any other Person (including any surety), either directly or as an attempted setoff to any action commenced against such Grantor by any Borrower (as borrower or in any other capacity) or any other Person. Each Grantor hereby acknowledges and agrees that this waiver is intended to benefit Secured Party and shall not limit or otherwise affect such Grantor's liability hereunder, under any other Loan Document to which such Grantor is a party, or the enforceability hereof or thereof.

          5. Waiver of Discharge. Without limiting the generality of the foregoing and to the extent otherwise applicable, each Grantor hereby waives discharge under NRS
Section 104.3605 by waiving all defenses based on suretyship or impairment of collateral.

          6. Understandings with Respect to Waivers and Consents. Each Grantor warrants and agrees that each of the waivers and consents set forth herein is made with full knowl-edge of its significance and consequences, with the understand-ing that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against Borrowers, Secured Party or others, or against collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. If any of the waivers or consents herein are determined to be contrary to any applicable Law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

                           EXHIBIT N



_______________________________________________________________
_______________________________________________________________





                           MORTGAGE


                        by and between


                BANK OF AMERICA NATIONAL TRUST
                   AND SAVINGS ASSOCIATION,
                a national banking association,
             as Managing Agent for certain banks,
                         as Mortgagee


                              and


                  ADAMAR OF NEW JERSEY, INC.,
                   a New Jersey corporation,
                         as Mortgagor




                 Dated:  As of October 4, 1994




_______________________________________________________________
_______________________________________________________________




Record and Return to:    Kirk Wallace, Esq.
                         Sheppard, Mullin, Richter & Hampton
                         333 South Hope Street, 48th Floor
                         Los Angeles, California  90071


                         MORTGAGE


          THIS MORTGAGE is made as of October 4, 1994, by and between ADAMAR OF NEW JERSEY, INC., a New Jersey corporation ("Mortgagor"), as mortgagor, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association ("Mortgagee"), as "Managing Agent" for the "Banks," the "Swing Line Bank" and the "Issuing Bank" (as each of those four terms is defined in the Loan Agreement), as mortgagee. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in that certain Reducing Revolving Loan Agreement of even date herewith among Aztar Corporation, a Delaware corporation ("Parent"), Mortgagor, Ramada
Express, Inc., a Nevada corporation ("Ramada"), Mortgagee, and each of the Banks which executed such agreement (as amended, the "Loan Agreement"). Parent, Ramada and Mortgagor are collectively referred to herein as "Borrowers."

1.  Grant and Secured Obligations.

     1.1 Grant. For the purpose of securing payment and performance of the Secured Obligations defined and described in
Section 1.2, Mortgagor has mortgaged, given, granted, released, assigned, transferred and set over unto Mortgagee, and by these presents does hereby mortgage, give, grant, release, assign, transfer and set over unto Mortgagee, its successors and assigns forever, all estate, right, title and interest which Mortgagor now has or may later acquire in and to the following property (all or any part of such property, or any interest in all or any part of it, as the context may require, the "Property"):

          (a) The real property located in the City of __________, County of _________ (the "County"), State of
New Jersey, as described in Exhibit A, together with all existing and future easements and rights affording access to it
(the "Land"); together with

          (b) All buildings, structures and improvements now located or later to be constructed on the Land, including, without limitation, all parking areas, roads, driveways, walks, fences, walls, docks, berms, landscaping, recreation facilities, drainage facilities, lighting facilities and other site improvements (the "Improvements"); together with

          (c)  All existing and future appurtenances,
privileges, easements, franchises, hereditaments and tenements of the Land, including all minerals, oil, gas, other hydrocarbons and associated substances, sulphur, nitrogen, carbon dioxide, helium and other commercially valuable substances which may be in, under or produced from any part of the Land, all development rights and credits, air rights, water, water courses, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and water stock (together with the statutory right to file applications to change, and any and all applications to change), easements, rights of way, rights of ingress and egress, drainage rights, gores or strips of land, any land lying in the streets, highways, ways, sidewalks, alleys, passages, roads or avenues, open or proposed, in front of or adjoining the Land and Improvements, any land in the bed of any body of water adjacent to the Land, any land adjoining the Land created by artificial means or by accretion, all air space and rights to use such air space, and all development and similar rights; together with

          (d) Subject to Article 2, below, all existing and future leases, subleases, subtenancies, licenses (except for gaming licenses and liquor licenses that are not transferable), occupancy agreements, concessions and any other agreement devising any portion of the Property or relating to the use and enjoyment of all or any part of the Land and Improvements, and any and all guaranties and other agreements relating to or made in connection with any of the foregoing, whether written or oral and whether in existence at or upon the recordation of this Mortgage or entered into after the recordation of this Mortgage (some or all collectively, as the context may require, "Leases"), and all rents, security deposits, royalties, issues, profits, receipts, earnings, revenue, income, products and proceeds and other benefits of the Land and Improvements, whether now due, past due or to become due, including, without limitation, all prepaid rents, security deposits, fixed, additional and contingent rents, deficiency rents and liquidated damages, occupancy charges, hotel room charges, cabana charges, casino revenues, show ticket revenues, food and beverage revenues, room service revenues, merchandise sales revenues, parking, maintenance, common area, tax, insurance, utility and service charges and contributions, proceeds of sale of electricity, gas, heating, air-conditioning, cable and other utilities and services, green fees, cart rental fees, instruction fees, membership charges, restaurant, snack bar and pro shop revenues, liquidated damages, and all other rights to payments (some or all collectively, as the context may require, "Rents"); together with

          (e)  [INTENTIONALLY OMITTED]; together with

          (f) All goods, materials, supplies, chattels, furniture, fixtures, equipment, machinery and other property now or later to be attached to, placed in or on, or used in connection with the use, enjoyment, occupancy or operation of all or any part of the Land and Improvements, whether stored on the Land or elsewhere, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone, cable and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equipment and systems, all kitchen and laundry appliances, screens, awnings, floor coverings, partitions, elevators, escalators, motors, machinery, pipes, fittings and other items of equipment and property of every kind and description, all of which shall be considered to the fullest extent of the law to be real property for purposes of this Mortgage (it being agreed that, if the lien of this Mortgage shall be subject to a conditional bill of sale, chattel mortgage, or other security interest covering any such property, then all the right, title and interest of Mortgagor in and to such property, together with the benefits of any deposits or payments now or hereafter made thereon, are and shall be covered by the lien of this Mortgage); together with

          (g) All building materials, equipment, work in process or other personal property of any kind, whether stored on the Land or elsewhere, which have been or later will be acquired for the purpose of being delivered to, incorporated into or installed in or about the Land or Improvements; together with

          (h) All rights to the payment of money, accounts, accounts receivable, reserves, deferred payments, refunds, cost savings, payments and deposits, whether now or later to be received from third parties (including all earnest money sales deposits) or deposited by Mortgagor with third parties (including all utility deposits), contract rights, development and use rights, governmental permits and licenses (except for gaming licenses and liquor licenses that are not transferable), authorizations, certificates, variances, consents and approvals, applications, architectural and engineering plans, specifications and drawings, as-built drawings, guaranties, warranties, management agreements, operating and/or licensing agreements, supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone, cable, and other utilities, title insurance policies and proceeds thereof, chattel paper, instruments, documents, notes, certificates of deposit, securities, other investments, drafts and letters of credit (other than letters of credit in favor of Mortgagee), which arise from or relate to construction on the Land or to any business now or later to be conducted on it, or to the Land and Improvements generally; together with

          (i) All proceeds, including all rights and claims to, dividends of and demands for them, of the voluntary or involuntary conversion of any of the Land, Improvements or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any damage or injury to the Land, Improvements or the other property described above or any part of them, or breach of warranty in connection with the construction of the Improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact; together with

          (j) All books and records pertaining to any and all of the property described above, including computer readable memory and any computer hardware or software necessary to access and process such memory ("Books and Records"); together with

          (k) All proceeds of, additions and accretions to, substitutions and replacements for, changes in, and greater right, title and interest in, to and under or derived from, any of the property described above and all extensions, improve-ments, betterments, renewals, substitutions and replacements thereof and additions and appurtenances thereto, including all proceeds of any voluntary or involuntary disposition or claim, right and remedy respecting any such property (arising out of any judgment, condemnation or award, or otherwise arising) and all goods, documents, general intangibles, chattel paper and accounts, wherever located, acquired with cash proceeds of any of the foregoing or its proceeds.

TO HAVE AND TO HOLD the above granted Property unto Mortgagee, its successors and assigns, to its and their own proper use, benefit and behoof forever.

     1.2  Secured Obligations.

          1.2.1  Mortgagor makes the grant, bargain,
conveyance, sale, transfer and assignment set forth in
Section 1.1 and grants the security interest set forth in
Article 3 for the purpose of securing the following obligations
(collectively, the "Secured Obligations") in any order of priority that Mortgagee may choose:

               (a) Except as specified in Section 1.2.2 below, the payment and performance of all Obligations of Mortgagor and each other Borrower, including, without limitation, (i) payment of all amounts owing by Mortgagor and each other Borrower under the Notes, including, without limitation, principal in the aggregate amount of up to the Commitment (which is initially $207,477,346.14, subject to increase to $212,477,346.14 under certain circumstances) and interest thereon; (ii) payment of all amounts owing by Mortgagor and each other Borrower under
     Section 2.4(d) of the Loan Agreement for reimbursement of draws, and all amounts owing by Mortgagor and each other Borrower under Section 9.2(a)(2) of the Loan Agreement for payment of cash collateral for the undrawn amounts, under the Letters of Credit in the aggregate face amount of up to $30,000,000, and interest thereon; (iii) payment of all amounts owing by Mortgagor and each other Borrower under the Swing Line Documents, including, without limitation, principal in an amount of up to $10,000,000 and interest thereon; (iv) payment of all amounts owing by Mortgagor and each other Borrower under any and all Secured Swap Agreements; (v) payment of all fees, charges, costs and other amounts owing by Mortgagor and each other Borrower under the Loan Documents, including, without limitation, the agency fees described in Section 3.7 of the Loan Agreement; (vi) payment and performance of all obligations of Mortgagor under this Mortgage; (vii) payment and performance of all obligations of Ramada under the Ramada Express Deed of Trust, and of all obligations of each Borrower other than Mortgagor under any other Loan Document to which Mortgagor is not a party; and

               (b) The payment and performance of all future advances and other obligations that Mortgagor or any other person may owe to Mortgagee and/or any Banks (whether as principal, surety or guarantor), when a writing evidences Mortgagor's and Mortgagee's agreement that such advances or obligations be secured by this Mortgage; and

               (c)  The payment and performance of all
     modifications, amendments, extensions and renewals, however evidenced, of any of the Secured Obligations described in clause (a) or (b), above.

          1.2.2 Notwithstanding any provision of this Mortgage or any other Loan Document, the obligations and liability of Mortgagor, any Borrower or any other person arising under Sections 4.18, 5.14, and/or 11.22 of the Loan Agreement (and/or under any separate agreement relating to Hazardous Materials which states that it is not secured by real property) are not and shall not be Secured Obligations under this Mortgage.

          1.2.3 All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. Such terms include any provisions in the Loan Agreement or the other Loan Documents which permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

2.  Assignment of Rents and Leases.

     2.1 Assignment. Mortgagor hereby irrevocably, absolutely, presently and unconditionally assigns, transfers and sets over to Mortgagee all of the right, title and interest which Mortgagor now has or may later acquire in and to the Rents and the Leases, and confers upon Mortgagee the right to collect such Rents and enforce the provisions of the Leases with or without taking possession of the Property. This is an absolute assignment, not an assignment for security only.

     2.2 Grant of License. Mortgagee hereby confers upon Mortgagor a license ("License") to collect and retain the Rents as they become due and payable, so long as no Event of Default, as defined in Section 6.2, shall exist and be continuing. If an Event of Default has occurred and is continuing, Mortgagee shall have the right, which it may choose to exercise in its absolute discretion, to terminate this License without notice to or demand upon Mortgagor, and without regard to the adequacy of Mortgagee's security under this Mortgage.

     2.3 Collection and Application of Rents. Subject to the License granted to Mortgagor under Section 2.2, Mortgagee has the right, power and authority to collect any and all Rents and exercise Mortgagor's right, title and interest under the Leases. Mortgagor hereby appoints Mortgagee its attorney-in-fact to perform any and all of the following acts, if and at the times when Mortgagee in its absolute discretion may so choose:

          (a) Demand, receive and enforce payment of any and all Rents and any other right, title and interest of Mortgagor under the Leases; or

          (b) Give receipts, releases and satisfactions for any and all Rents and any other obligations and duties under the Leases; or

          (c) Sue either in the name of Mortgagor or in the name of Mortgagee for any and all Rents and to enforce any other obligations and duties under the Leases.

Mortgagee's right to the Rents and the Leases does not depend on whether or not Mortgagee takes possession of the Property as permitted under Section 6.3.3. In Mortgagee's absolute discretion, Mortgagee may choose to collect Rents and exercise the right, title and interest of Mortgagor under the Leases either with or without taking possession of the Property. Mortgagee shall apply all Rents collected by it in the manner provided under Section 6.6. If an Event of Default occurs while Mortgagee is in possession of all or part of the Property and is collecting and applying Rents and exercising any right, title and interest of Mortgagor under the Leases as permitted under this Mortgage, then Mortgagee and any receiver shall nevertheless be entitled to exercise and invoke every right and remedy afforded any of them under this Mortgage and at law and in equity.

     2.4 Mortgagee Not Responsible. Under no circumstances shall Mortgagee have any duty to produce Rents from the Property or maintain the Leases. Regardless of whether or not Mortgagee, in person or by agent, takes actual possession of the Land and Improvements, Mortgagee is not and shall not be deemed to be:

          (a)  a "mortgagee in possession" for any purpose; or

          (b)  responsible for performing any of the
obligations under any Lease; or

          (c) responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or

          (d) liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it.

     2.5 Leasing. Without Mortgagee's prior written consent, Mortgagor shall not accept any deposit or prepayment of Rents for any period exceeding one (1) month, and Mortgagor shall not lease the Property or any part of it except strictly in accordance with the Loan Documents. Mortgagor shall not apply any Rents in any manner prohibited by the Loan Documents.

3.  Grant of Security Interest.

     3.1 Security Agreement. The parties intend for this Mortgage to create a lien on and security interest in the Property, and an absolute assignment of the Rents and the Leases, all in favor of Mortgagee. The parties acknowledge that some of the Property and some of the Rents and Leases may be determined under applicable law to be personal property or fixtures. To the extent such Property, Rents or Leases constitute personal property, Mortgagor, as debtor, hereby grants to Mortgagee, as secured party, a security interest in all such Property, Rents and Leases, to secure payment and performance of the Secured Obligations, and Mortgagor, as debtor, also has granted a security interest in such Property, Rents and Leases pursuant to that certain Security Agreement of even date herewith, executed by each of Mortgagor and the other Borrowers and certain other parties, as debtor, in favor of Mortgagee, as secured party. This Mortgage constitutes a security agreement under the New Jersey Uniform Commercial Code, as amended or recodified from time to time, covering all such Property, Rents and Leases. To the extent such Property, Rents or Leases are not real property encumbered by the lien created by Section 1.1, above, and are not absolutely assigned by the assignment set forth in Section 2.1, above, it is the intention of the parties that such Property, Rents and/or Leases shall constitute "proceeds, products, offspring, rents or profits" (as defined in and for the purposes of Section 552(b) of the United States Bankruptcy Code, as such section may be modified or supplemented) of the Land and Improvements. Notwithstanding any release of any or all of that property included in the Property which is deemed "real property," and proceedings to foreclose this Mortgage or its satisfaction of record, the terms hereof shall survive as a security agreement with respect to the security interest created hereby and referred to above until the repayment or satisfaction in full of all obligations now or hereafter secured hereby.

     3.2 Financing Statements. Mortgagor shall execute one or more financing statements and such other documents as Mortgagee may from time to time require to perfect or continue the perfection of Mortgagee's security interest in any Property, Rents or Leases. As provided in Section 5.11, Mortgagor shall pay all fees and costs that Mortgagee may incur in filing such documents in public offices and in obtaining such record searches as Mortgagee may reasonably require. If Mortgagor fails to execute any financing statements or other documents for the perfection or continuation of any security interest, Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact to execute any such documents on its behalf. If any financing statement or other document is filed in the records normally pertaining to personal property, that filing shall never be construed as in any way derogating from or impairing this Mortgage or the rights or obligations of the parties under it.

4. Fixture Filing. This Mortgage constitutes a financing statement filed as a fixture filing under the New Jersey Uniform Commercial Code, as amended or recodified from time to time, covering any Property which now is or later may become fixtures attached to the Land or Improvements. In connection therewith, the addresses of Mortgagor, as debtor, and Mortgagee, as secured party, are as set forth in Section 7.11, below. The foregoing address of Mortgagee, as secured party, is also the address from which information concerning the security interest may be obtained by any interested party. The property subject to this fixture filing is described in
Section 1.1, above. Portions of the property subject to this fixture filing as identified in this Section are or are to become fixtures related to the real estate described in Exhibit A attached hereto.

5.  Rights and Duties of the Parties.

     5.1 Representations and Warranties. Mortgagor represents and warrants that, except as previously disclosed to Mortgagee in a writing making reference to this Section 5.1:

          (a) Mortgagor lawfully possesses and holds fee simple title to all of the Land and Improvements thereon;

          (b) Mortgagor has or will have good title to all Property other than the Land and Improvements;

          (c) Mortgagor has the full and unlimited power, right and authority to encumber the Property and assign the Rents and the Leases;

          (d) This Mortgage creates a first and prior lien on and security interest in the Property, subject only to the Permitted Encumbrances;

          (e) The Property includes all property and rights which may be reasonably necessary or desirable to promote the present and any reasonable future beneficial use and enjoyment of the Land and Improvements;

          (f) Mortgagor owns any Property which is personal property free and clear of any security agreements, reserva-tions of title or conditional sales contracts, and there is no financing statement affecting such personal property on file in any public office; and

          (g) Mortgagor's place of business, or its chief executive office if it has more than one place of business, is located at the address specified below.

     5.2 Taxes and Assessments. Mortgagor shall pay prior to delinquency all taxes, levies, charges and assessments, including assessments on appurtenant water stock, imposed by any public or quasi-public authority or utility company which are (or if not paid, may become) a lien on or security interest in all or part of the Property or any interest in it, or which may cause any decrease in the value of the Property or any part of it. If any such taxes, levies, charges or assessments become delinquent, Mortgagee may require Mortgagor to present evidence that they have been paid in full, on ten (10) days' written notice by Mortgagee to Mortgagor. This Section 5.2 is subject to the right granted in Section 5.1 of the Loan Agreement to contest in good faith certain taxes, assessments, charges and levies.

     5.3 Performance of Secured Obligations. Mortgagor shall promptly pay and perform each Secured Obligation (exclusive of Secured Obligations of other Borrowers under documents to which Mortgagor is not a party and for which Mortgagor is not otherwise liable) in accordance with its terms. All of the terms and covenants in the Notes and the Loan Agreement are made a part hereof as though set forth herein at length.

     5.4 Liens, Charges and Encumbrances. Mortgagor shall immediately discharge any lien on or security interest in the Property to which Mortgagee has not consented in writing, except any Permitted Encumbrances and Permitted Rights of Others. Subject to any applicable rights to contest set forth in the Loan Agreement, Mortgagor shall pay when due each obligation secured by or reducible to a lien, security interest, charge or encumbrance which now does or later may encumber or appear to encumber all or part of the Property or any interest in it, whether the lien, security interest, charge or encumbrance is or would be senior or subordinate to this Mortgage.

     5.5  Damages and Insurance and Condemnation Proceeds.

          5.5.1 Mortgagor hereby absolutely and irrevocably assigns to Mortgagee, and authorizes the payor to pay to Mortgagee, the following claims, causes of action, awards, payments and rights to payment:

               (a)  All awards of damages and all other
     compensation payable directly or indirectly because of a condemnation, proposed condemnation or taking for public or private use which affects all or part of the Property or any interest in it; and

               (b)  All other awards, claims and causes of
     action, arising out of any warranty affecting all or any part of the Property, or for damage or injury to or decrease in value of all or part of the Property or any interest in it; and

               (c)  All proceeds of any insurance policies
     payable because of loss sustained to all or part of the Property; and

               (d) All interest which may accrue on any of the foregoing.

          5.5.2 Mortgagor shall immediately notify Mortgagee in writing if:

               (a) Any damage occurs or any injury or loss is sustained in the amount of $2,000,000 or more to all or part of the Property, or any action or proceeding relating to any such damage, injury or loss is commenced; or

               (b)  Any offer is made, or any action or
     proceeding is commenced, which relates to any actual or proposed condemnation or taking of all or part of the Property.

          5.5.3 If Mortgagee chooses to do so, Mortgagee may in its own name appear in or prosecute any action or proceeding to enforce any cause of action based on warranty, or for damage, injury or loss to all or part of the Property, and Mortgagee may make any compromise or settlement of the action or proceeding. Mortgagee, if it so chooses, may participate in any action or proceeding relating to condemnation or taking of all or part of the Property, and may join Mortgagor in adjusting any loss covered by insurance. Mortgagor hereby irrevocably appoints Mortgagee its true and lawful attorney-in-fact for all such purposes. Mortgagor shall not settle, adjust or compromise any such action or proceeding without the prior written approval of Mortgagee.

          5.5.4 All proceeds of these assigned claims, other property and rights which Mortgagor may receive or be entitled to (collectively, "Proceeds") shall be paid to Mortgagee. In each instance, Mortgagee shall apply such Proceeds first toward reimbursement of all of Mortgagee's costs and expenses of recovering the Proceeds, including attorneys' fees. If, in any instance, each and all of the following conditions are satisfied in Mortgagee's reasonable judgment, Mortgagee shall permit Mortgagor to use the balance of such Proceeds ("Net Claims Proceeds") to pay costs of repairing or reconstructing the Property in the manner described below:

               (a)  The plans and specifications, cost
     breakdown, construction contract, construction schedule, contractor and payment and performance bond for the work of repair or reconstruction must all be acceptable to Mortgagee; and

               (b)  Mortgagee must receive evidence
     satisfactory to it that, after repair or reconstruction, the Property will be at least as valuable as it was immediately before the damage or condemnation occurred;
     and

               (c) The Net Claims Proceeds must be sufficient in Mortgagee's determination to pay for the total cost of repair or reconstruction, including all associated development costs and interest projected to be payable on the Secured Obligations until the repair or reconstruction is complete; or Mortgagor must provide its own funds in an amount equal to the difference between the Net Claims Proceeds and a reasonable estimate, made by Mortgagor and found acceptable by Mortgagee, of the total cost of repair or reconstruction; and

                    satisfactory to it that all Leases which Mortgagee may find acceptable will continue after the repair or reconstruction is complete; and

               (e) No Event of Default shall have occurred and be continuing.

If Mortgagee finds that such conditions have been met, Mortgagee shall hold the Net Claims Proceeds and any funds which Mortgagor is required to provide in a noninterest-bearing account and shall disburse them to Mortgagor to pay costs of repair or reconstruction upon presentation of evidence reasonably satisfactory to Mortgagee that repair or reconstruction has been completed satisfactorily and lien-free and security interest-free. However, if Mortgagee finds that one or more of such conditions have not been satisfied, Mortgagee may apply the Net Claims Proceeds to pay or prepay (without premium) some or all of the Secured Obligations in such order and proportions as Mortgagee in its absolute discretion may choose (subject to the provisions for priority of application of payments set forth in the Loan Agreement). Any and all Proceeds (including, without limitation, any Net Claims Proceeds) held by Mortgagee from time to time shall be collateral for the Secured Obligations, and Mortgagor hereby grants to Mortgagee a security interest in and lien on such Proceeds and all rights and remedies available under applicable laws with respect to such Proceeds, including, without limitation, all rights and remedies under the New Jersey Uniform Commercial Code. Mortgagor shall execute and deliver to Mortgagee and the Banks any and all documents reasonably requested by Mortgagee in order to confirm, create and perfect such security interest in and lien on such Proceeds. In the event that any Proceeds are applied to pay any Secured Obligations, then Mortgagee shall have no obligation to disburse or release such applied Proceeds to Mortgagor under this Section 5.5.

          5.5.5 Mortgagor hereby specifically, unconditionally and irrevocably waives all rights of a property owner granted under applicable law which provide for allocation of condemnation proceeds between a property owner and a lienholder, and any other law or successor statute of similar import. Mortgagor hereby specifically, unconditionally and irrevocably waives all right to recover against Mortgagee or any Bank (or any officer, employee, agent or representative of Mortgagee or any Bank) for any loss incurred by Mortgagor from any cause insured against or required by any Loan Document to be insured against; provided, however, that this waiver of subrogation shall not be effective with respect to any insurance policy if the coverage thereunder would be materially reduced or impaired as a result.

     5.6  Maintenance and Preservation of Property.

          5.6.1 Except as permitted in the Loan Agreement, Mortgagor shall not remove or demolish the Property or any part of it, or alter, restore or add to the Property, or initiate or allow any change in any zoning or other land use classification which affects the Property or any part of it, except as permitted or required by the Loan Agreement or with Mortgagee's express prior written consent in each instance.

          5.6.2 If all or part of the Property becomes damaged or destroyed, Mortgagor shall promptly and completely repair and/or restore the Property in a good and workmanlike manner in accordance with sound building practices, regardless of whether or not Mortgagee agrees to disburse insurance proceeds or other sums to pay costs of the work of repair or reconstruction under
Section 5.5.

          5.6.3 Mortgagor shall not commit or allow any act upon or use of the Property which would violate: (i) any applicable law or order of any Governmental Agency, whether now existing or later to be enacted and whether foreseen or unforeseen (except to the extent that noncompliance would not cause a Material Adverse Effect or a License Revocation); or
(ii) any public or private covenant, condition, restriction, equitable servitude, Contractual Obligation or Right of Others affecting the Property. Mortgagor shall not bring or keep any article on the Property or cause or allow any condition to exist on it, that could invalidate or would be prohibited by any insurance coverage required to be maintained by Mortgagor on the Property or any part of it under this Mortgage.

          5.6.4 Mortgagor shall not commit or allow waste of the Property.

          5.6.5 Mortgagor shall perform all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value.

     5.7  Insurance.

          5.7.1  Mortgagor shall maintain the following
insurance with respect to the Property:

               (a) Mortgagor shall provide, maintain and keep in force at all times during any period of construction with respect to the portion of the Property affected by such construction a policy or policies of builder's "all risk" insurance in nonreporting form in an amount not less than the full insurable completed value of such portion of the Property on a replacement cost basis. The policy or policies shall insure against loss or damage by hazards customarily included within such "all risk" policies and any other risks or hazards which Mortgagee may reasonably specify (and shall include boiler and machinery insurance), and each shall contain a Lender's Loss Payable Endorsement (Form 438 BFU or equivalent) in favor of Mortgagee.

               (b) Mortgagor shall provide, maintain and keep in force at all times for all portions of the Property not covered by a policy or policies described in Section 5.7.1(a), above, a policy or policies of fire and hazards "all risk" insurance providing extended coverage, in an amount not less than the full insurable value of such portions of the Property on a replacement cost basis. The policy or policies shall insure against loss or damage by hazards customarily included within "all risk" and "extended coverage" policies and any other risks or hazards which Mortgagee may reasonably specify (and shall include boiler and machinery insurance), and each shall contain a Lender's Loss Payable Endorsement (Form 438 BFU or equivalent) in favor of Mortgagee.

               (c) Mortgagor shall provide, maintain and keep in force at all times for all portions of the Property any policy or policies of business interruption insurance that Mortgagee reasonably requires (including insurance against income loss during a period of at least one (1) year), and each such policy shall contain a Lender's Loss Payable Endorsement (Form 438 BFU or equivalent) in favor of Mortgagee.

               (d) Mortgagor shall provide, maintain and keep in force at all times a policy or policies of comprehensive liability insurance naming Mortgagee and the Banks as additional insureds, on an "occurrence" basis, against claims for "personal injury" liability, including bodily injury, death or property damage liability, with a limit of not less than Fifty Million Dollars ($50,000,000). Such insurance shall be primary and noncontributory with any other insurance carried by Mortgagee and/or any Bank(s).

               (e) Mortgagor shall provide, maintain and keep in force at all times such policies of worker's compensation insurance as may be required by applicable laws (including employer's liability insurance, if required by Mortgagee), covering all employees of Mortgagor and each contractor and subcontractor.

               (f) If the Property is required to be insured pursuant to the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, and the regulations promulgated thereunder, because it is located in an area which has been identified by the Secretary of Housing and Urban Development as a Flood Hazard Area, then Mortgagor shall provide, maintain and keep in force at all times a flood insurance policy covering the Property in limits that would exceed the damage caused by what is expected to be the most severe flood (or any greater limits to the extent required by applicable law from time to time), containing a Lender's Loss Payable Endorsement (Form 438 BFU or equivalent) in favor of Mortgagee.

               (g) Mortgagor shall provide, maintain and keep in force at all times any and all additional insurance that Mortgagee in its reasonable judgment may from time to time require, so long as such insurance is available in the commercial market at reasonable rates.

          5.7.2 All such policies of insurance shall be issued by companies approved by Mortgagee having a minimum A.M. Best's rating of A-:X and authorized or licensed to do business in the State of New Jersey. The limits, coverage, forms, deductibles, inception and expiration dates and cancellation provisions of all such policies shall be acceptable to Mortgagee. Each property insurance policy maintained in connection with any of the Property shall contain a Lender's Loss Payable Endorsement (Form 438 BFU or equivalent) in favor of Mortgagee, and shall provide that all proceeds be payable to Mortgagee, without contribution, to the extent of its interest. Each liability insurance policy maintained in connection with any of the Property shall name Mortgagee and the Banks as additional insureds. An approval by Mortgagee is not, and shall not be deemed to be, a representation of the solvency of any insurer or the sufficiency of any amount of insurance. Each policy of insurance required hereunder shall provide that it may not be modified or cancelled without at least thirty (30) days' prior written notice to Mortgagee, and shall permit a waiver of subrogation by Mortgagor in favor of Mortgagee and the Banks.

          5.7.3  Mortgagor shall supply Mortgagee with
certificates of each policy required hereunder and any other policy of insurance maintained in connection with any of the Property, together with an original or underlyer of each such policy and all endorsements thereto. When any insurance policy required hereunder expires, Mortgagor shall furnish Mortgagee with proof acceptable to Mortgagee that the policy has been reinstated or a new policy issued, continuing in force the insurance covered by the policy which expired. If Mortgagor fails to pay any such premium, Mortgagee shall have the right, but not the obligation, to obtain current coverage and advance funds to pay the premiums for it. Mortgagor shall repay Mortgagee immediately on demand for any advance for such premiums, which shall be considered to be an additional loan to Mortgagor bearing interest at the Default Rate, and secured by this Mortgage and any other collateral held by Mortgagee in connection with the Secured Obligations.

     5.8 No Credit for Taxes Paid. Mortgagor shall not be entitled to any credit against payments due hereunder by reason of the payment of any taxes, assessments, water or sewer rent or other governmental charges levied against the Property.

     5.9 Releases, Extensions, Modifications and Additional Security. From time to time, Mortgagee may perform any of the following acts without incurring any liability or giving notice to any person, and without affecting the personal liability of any person for the payment of the Secured Obligations (except as provided below), and without affecting the security hereof for the full amount of the Secured Obligations on all Property remaining subject hereto, and without the necessity that any sum representing the value of any portion of the Property affected by Mortgagee's action(s) be credited on the Secured
Obligations:

               (a) Release any person liable for payment of any Secured Obligation;

               (b) Extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;

               (c) Accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security; or

               (d) Alter, substitute or release any property securing the Secured Obligations.

     5.10 Release. Upon the satisfaction of all of the conditions to the reconveyance hereof set forth in
Section 11.26 of the Loan Agreement, Mortgagee shall release the Property and renounce any other rights granted to it herein, and shall execute, at the request of Mortgagor (and upon payment of all fees and other sums owing to Mortgagee under Section 5.11), a release of this Mortgage and any other instrument to that effect deemed necessary or desirable. In the release, the grantee may be described as "the person or persons legally entitled thereto," and the recitals of any matters or facts shall be conclusive proof of their truthfulness. Mortgagee shall have no duty to determine the rights of persons claiming to be rightful grantees of any such release.

     5.11  Compensation, Exculpation, Indemnification.

          5.11.1 Mortgagor agrees to pay fees in the maximum amounts legally permitted, or reasonable fees as may be charged by Mortgagee when the law provides no maximum limit, for any services that Mortgagee may render in connection with this Mortgage, including Mortgagee's providing a statement of the Secured Obligations or Mortgagee's rendering of services in connection with a release of the lien hereof. Mortgagor shall also pay or reimburse all of Mortgagee's costs and expenses which may be incurred in rendering any such services.
Mortgagor further agrees to pay or reimburse Mortgagee for all costs, expenses and other advances which may be incurred or made by Mortgagee in any efforts to enforce any terms of this Mortgage, including any rights or remedies afforded to Mortgagee under Section 6.3, whether any lawsuit is filed or not, or in defending any action or proceeding arising under or relating to this Mortgage, including attorneys' fees and other legal costs, costs of any Foreclosure Sale (as defined in Section 6.3.7) and any cost of evidence of title. If Mortgagee chooses to dispose of the Property through more than one Foreclosure Sale, Mortgagor shall pay all costs, expenses or other advances that may be incurred or made by Mortgagee in each of such Foreclosure Sales.

          5.11.2 Mortgagee shall not be directly or indirectly liable to Mortgagor or any other person as a consequence of any of the following:

               (a)  Mortgagee's exercise of, or failure to
     exercise, any rights, remedies or powers granted to Mortgagee in this Mortgage;

               (b) Mortgagee's failure or refusal to perform or discharge any obligation or liability of Mortgagor under any agreement related to the Property or under this Mortgage; or

                    third party resulting from Mortgagee's failure to lease or operate the Property, or from any other act or omission of Mortgagee in managing the Property, after an Event of Default, unless the loss is caused by the willful misconduct and bad faith of Mortgagee.

Mortgagor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Mortgagee.

          5.11.3 Mortgagor agrees to indemnify Mortgagee and the Banks (collectively, the "Indemnitees") against and hold them harmless from all losses, damages, liabilities, claims, causes of action, judgments, court costs, reasonable attorneys' fees and other reasonable legal expenses, cost of evidence of title, cost of evidence of value, and other costs and expenses which any of them may suffer or incur:

               (a) In performing any act required or permitted by this Mortgage or any of the other Loan Documents or by law;

               (b)  Because of any failure of Mortgagor to
     perform any of Mortgagor's obligations; or

               (c)  Because of any alleged obligation of or
     undertaking by Mortgagee to perform or discharge any of the representations, warranties, conditions, covenants or other obligations in any document relating to the Property other than the Loan Documents.

Notwithstanding the foregoing, no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Mortgagor, but the failure to so promptly notify Mortgagor shall not affect Mortgagor's obligations under this Section unless such failure materially prejudices Mortgagor's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by Mortgagor in writing) contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Mortgagor to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Mortgagor may be liable for payment of indemnity hereunder shall give Mortgagor written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Mortgagor's prior consent (which shall not be unreasonably withheld or delayed). In connection with any claim, demand, action or cause of action covered by this
Section 5.11.3 against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attor-neys employed by an Indemnitee or a combination of the forego-
ing) selected by the Indemnitees and reasonably acceptable to Mortgagor; provided, that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reason-ably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to Mortgagor, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and further provided that Mortgagee (as an Indemnitee) shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by Mortgagee or a combination of the foregoing). Any obligation or liability of Mortgagor to any Indemnitee under this Section 5.11.3 shall survive the release and cancellation of any or all of the Secured Obligations and the full or partial release and/or reconveyance of this Mortgage.

          5.11.4 Mortgagor shall pay all obligations to pay money arising under this Section 5.11 immediately upon demand by Mortgagee. Each such obligation shall be added to, and considered to be part of, the principal of the Notes in favor of Mortgagee, and shall bear interest from the date the obligation arises at the Default Rate.

     5.12 Defense and Notice of Claims and Actions. At Mortgagor's sole expense, Mortgagor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Mortgage and the rights and powers of Mortgagee created under it, against all adverse claims. Mortgagor shall give Mortgagee prompt notice in writing if any claim is asserted which does or could affect any of such matters, or if any action or proceeding is commenced which alleges or relates to any such claim.

     5.13 Title Insurance. At any time and from time to time at the request of Mortgagee, Mortgagor, at its sole cost and expense, shall deliver to Mortgagee such additional or increased title insurance coverage and title insurance indorsements and reinsurance issued by title insurance companies, all in form and substance and reasonably satisfactory to Mortgagee, with respect to this Mortgage, including, without limitation, ALTA form equivalents of CLTA 122 endorsements insuring that each advance is secured by this Mortgage (without any exception not set forth in the policy of title insurance insuring this Mortgage other than (i) liens for taxes and assessments not yet due and payable and
(ii) Permitted Encumbrances insured to be subordinate to this Mortgage), and CLTA 101.4 endorsements insuring the priority of the Mortgage over any mechanic's lien; provided that Mortgagor shall be obligated under this Section 5.13 to increase the stated amount of the policy of title insurance insuring this Mortgage only if improvements have been constructed on the Property after the date of recordation of this Mortgage, and provided further that the amount of any such increase in the amount of such policy of title insurance shall equal the sum of the amounts of soft costs and hard costs of constructing such improvements.

     5.14 Subrogation. Mortgagee shall be subrogated to the liens and security interests of all encumbrances, whether released of record or not, which are discharged in whole or in part by Mortgagee in accordance with this Mortgage or with the proceeds of any loan secured by this Mortgage.

     5.15 Site Visits, Observation and Testing. Mortgagee and its agents and representatives shall have the right at any reasonable time to enter and visit the Property for the purpose of performing appraisals. In addition, each person indemnified by each of the Borrowers under Section 11.22 of the Loan Agreement (collectively, "Indemnified Parties") and their agents and representatives shall have the right at any reasonable time to enter and visit the Property for the pur-poses of observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property. The Indemnified Parties have no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by any Indemnified Party shall impose any liability on any Indemnified Party. In no event shall any site visit, observation or testing by any Indemnified Party be a representation that Hazardous Materials are or are not present in, on, or under the Property, or that there has been or shall be compliance with any Hazardous Materials Law, or any other applicable governmental law. Neither Mortgagor nor any other party is entitled to rely on any site visit, observation or testing by any Indemnified Party. The Indemnified Parties owe no duty of care to protect Mortgagor or any other party against, or to inform Mortgagor or any other party of, any Hazardous Material or any other adverse condition affecting the Property. Any Indemnified Party shall give Mortgagor reasonable notice before entering the Property. The Indemnified Party shall make reasonable efforts to avoid interfering with Mortgagor's use of the Property in exercising any rights provided in this Section.

     5.16 Notice of Change. Mortgagor shall give Mortgagee prior written notice of (a) any change in the location of Mortgagor's place of business or its chief executive office if it has more than one place of business, (b) any change in the location of any of the Property, including the Books and Records, and (c) any change to Mortgagor's name or business structure. Unless otherwise approved by Mortgagee in writing, all Property that consists of personal property (other than the Books and Records) will be located on the Land and all Books and Records for the portion of the Property owned by Mortgagor will be located at such Mortgagor's place of business or chief executive office if such Mortgagor has more than one place of business.

6.  Accelerating Transfers, Defaults and Remedies.

     6.1  Accelerating Transfers.

          6.1.1 "Accelerating Transfer" means any sale, contract to sell, conveyance, encumbrance, lease, alienation or further encumbrance not expressly permitted under the Loan Agreement, or other transfer of all or any material part of the Property or any interest in it, whether voluntary, involuntary, by operation of law or otherwise, unless Mortgagee has given its prior written consent to such "Accelerating Transfer," which consent may be given or not given in the absolute discretion of Mortgagee. If Mortgagor is a corporation or limited liability company, "Accelerating Transfer" also means any transfer or transfers of shares possessing, in the aggre-gate, more than fifty percent (50%) of the voting power. If Mortgagor is a partnership or limited liability company, "Accelerating Transfer" also means withdrawal or removal of any general partner or manager, as the case may be, dissolution of the partnership or limited liability company under New Jersey law, or any transfer or transfers of, in the aggregate, more than fifty percent (50%) of the partnership interests or ownership interests in the limited liability company.

          6.1.2 Mortgagor acknowledges that Mortgagee and the Banks are making one or more advances under the Loan Agreement in reliance on the expertise, skill and experience of Mortgagor; thus, the Secured Obligations include material elements similar in nature to a personal service contract. In consideration of Mortgagee's reliance, Mortgagor agrees that Mortgagor shall not make any Accelerating Transfer, unless the transfer is preceded by Mortgagee's written consent to the particular transaction and transferee. Mortgagee may withhold such consent in its absolute discretion. If any Accelerating Transfer occurs, Mortgagee may, in its absolute discretion (provided that it has received any consents or approvals of any other Banks required under the Loan Agreement), declare all of the Secured Obligations to be immediately due and payable, and Mortgagee may invoke any rights and remedies provided by
Section 6.3 of this Mortgage.

     6.2 Events of Default. Mortgagor will be in default under this Mortgage upon the occurrence of any one or more of the following events ("Events of Default"):

          (a) Mortgagor fails to perform any obligation to pay money which arises under this Mortgage within five (5) Banking
Days after written demand therefor; or

          (b) Mortgagor fails to perform any other obligation arising under this Mortgage within ten (10) Banking Days after the giving of written notice by Mortgagee of such failure; or

          (c)  Any Event of Default (as defined in the Loan
Agreement or any other Loan Document) occurs; or any other default occurs under any of the Secured Obligations (subject to any applicable cure period).

     6.3 Remedies. At any time after and during the continuance of an Event of Default and provided that Mortgagee has received any consents or approvals of any other Banks required under the Loan Agreement, Mortgagee shall be entitled to invoke any or all of the following rights and remedies (subject to any restrictions on those rights and remedies imposed by applicable Gaming Laws), all of which will be cumulative, and the exercise of any one or more of which shall not constitute an election of remedies:

          6.3.1 Acceleration. Mortgagee may declare any or all of the Secured Obligations to be due and payable immediately, without presentment, demand or notice of any kind, all of which are expressly waived, notwithstanding anything to the contrary contained in this Mortgage, the Loan Agreement and/or any Note.

          6.3.2 Receiver. Mortgagee may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Property; and Mortgagee may request, in connection with any foreclosure proceeding hereunder, that the New Jersey Casino Control Commission petition a District Court of the State of New Jersey for the appointment of a conservator to conduct the normal gaming activities on the Property following such foreclosure proceeding. Mortgagee may obtain the appointment of such a receiver or conservator without the necessity of proving either the depreciation or the inadequacy of the value of the security or the insolvency of Mortgagor or any person who may be legally or equitably liable to pay moneys secured hereby, and Mortgagor and each such person waive such proof and consent to the appointment of such a receiver or conservator.

          6.3.3 Entry. Mortgagee, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Property, and may also do any and all other things in connection with those actions that Mortgagee may in its absolute discretion consider necessary and appropriate to protect the security of this Mortgage. Such other things may include any act or thing which Mortgagor (or the successors or assigns of Mortgagor who may then own the Property) might or could do in connection with the management and operation of the Property, including, without limitation: taking and possessing all of Mortgagor's or the then owner's Books and Records; entering into, enforcing, modifying, or cancelling Leases on such terms and conditions as Mortgagee may consider proper; obtaining and evicting tenants; collecting and receiving any payment of money owing to Mortgagor; completing construction; and/or contracting for and making repairs and alterations. If Mortgagee so requests, Mortgagor shall assemble all of the Property that has been removed from the Land and make all of it available to Mortgagee at the site of the Land. Mortgagor hereby irrevocably constitutes and appoints Mortgagee as Mortgagor's attorney-in-fact to perform such acts and execute such documents as Mortgagee in its absolute discretion may consider to be appropriate in connection with taking these measures, including endorsement of Mortgagor's name on any instruments. Regardless of any provision of this Mortgage or the Loan Agreement, Mortgagee shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any obligation of Mortgagor to Mortgagee unless Mortgagee has given express written notice of Mortgagee's election of that remedy.

          6.3.4 Cure; Protection of Security. Mortgagee may cure any breach or default of Mortgagor and, if it chooses to do so in connection with any such cure, Mortgagee may also enter the Property and/or do any and all other things which Mortgagee may in its absolute discretion consider necessary and appropriate to protect the security of this Mortgage. Such other things may include, without limitation: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Mortgagee under, this Mortgage; paying, purchasing, contesting or compromising any encumbrance, charge, lien, security interest or claim of lien or security interest which (in Mortgagee's sole judgment) is or may be senior in priority to this Mortgage, such judgment of Mortgagee to be conclusive as between Mortgagor and Mortgagee; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under this Mortgage and the other Loan Documents; otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate persons to assist Mortgagee. Mortgagee may take any of the actions permitted under this Section 6.3.4 either with or without giving notice to any person.

          6.3.5 Foreclosure. Mortgagee may institute an action of mortgage foreclosure, or take other action as the law may allow, at law or in equity, for the enforcement of this Mortgage, and proceed thereon to final judgment and execution of the entire unpaid balance of any and/or all Notes, including costs of suit, interest and reasonable attorneys' fees. In case of any sale of the Property by virtue of judicial proceedings, the Property may be sold in one parcel and as an entirety or in such parcels, manner or order as Mortgagee in its sole discretion may elect. The failure to make any tenants parties defendant to a foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense in any proceeding instituted by Mortgagee to collect the obligations secured hereby or any deficiency remaining unpaid after the foreclosure sale of the Property.

          6.3.6  Personal Property Remedies.

               (a) Mortgagee may exercise any or all of the remedies granted to a secured party under the New Jersey
Uniform Commercial Code, as amended or recodified from time to time.

               (b) Mortgagee may elect to treat as personal property any Property which is intangible or which can be severed from the Land or Improvements without causing structural damage. If it chooses to do so, Mortgagee may dispose of any personal property separately from the sale of real property, in any manner permitted by the New Jersey Uniform Commercial Code, as amended or recodified from time to time, including any public or private sale, or in any manner permitted by any other applicable law. Any proceeds of any such disposition shall not cure any Event of Default or reinstate any Secured Obligation.

               (c)  In connection with any sale or other
disposition of such Property, Mortgagor agrees that the following procedures constitute a commercially reasonable sale:
Mortgagee shall mail written notice of the sale to Mortgagor not later than five (5) days prior to such sale. Once per week during the three weeks immediately preceding such sale, Mortgagee will publish notice of the sale in a local daily newspaper of general circulation. Upon receipt of any written request, Mortgagee will make the Property available to any bona fide prospective purchaser for inspection during reasonable business hours. Notwithstanding any provision to the contrary, Mortgagee shall be under no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Property offered for sale. The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

               (d) Mortgagee may choose to dispose of some or all of the Property which consists solely of real property in any manner then permitted by applicable law. In its discretion, Mortgagee may also or alternatively choose to dispose of some or all of the Property, in any combination consisting of both real and personal property, together in one sale to the extent then permitted by applicable law. Mortgagor agrees that such a sale of personal property together with real property constitutes a commercially reasonable sale of the personal property.

          6.3.7  Single or Multiple Foreclosure Sales.  If the
Property consists of more than one lot, parcel or item of property, Mortgagee may:

               (a)  Designate the order in which the lots,
     parcels and/or items shall be sold or disposed of or offered for sale or disposition; and

               (b)  Elect to dispose of the lots, parcels
     and/or items through a single consolidated sale or disposition or through two or more such sales or dispositions; or in any other manner Mortgagee may deem to be in its best interests (any such sale or disposition being referred to herein as a "Foreclosure Sale").

If Mortgagee chooses to have more than one Foreclosure Sale, Mortgagee at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as Mortgagee may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the liens or security interests of this Mortgage on any part of the Property which has not been sold until all of the Secured Obligations have been paid in full and the Commitment has been fully and finally terminated.

          6.3.8 Excess Monies. Mortgagee may apply on account of the unpaid indebtedness evidenced by the Notes (including any unpaid accrued interest) owed to Mortgagee after a foreclosure sale of the Property, whether or not a deficiency action shall have been instituted, any unexpended monies still retained by Mortgagee that were paid by Mortgagor to Mortgagee
(i) for the payment of, or as security for the payment of, taxes, assessments, municipal or governmental rates, charges, impositions, liens, water or sewer rents, or insurance premiums, if any, or (ii) in order to secure the performance of some act by Mortgagor.

          6.3.9 Other Permitted Remedies. Mortgagee and the Banks may refuse to make any advance to, or issue any Letter of Credit for the account of, any Borrower. Mortgagee and the Banks may exercise any and all other rights and remedies available under the Loan Documents and applicable law, including, without limitation, the right to file applications to change, and to exercise all other rights and remedies available under applicable law with respect to, the water permits and rights described on Exhibit B attached hereto; provided however that, notwithstanding the foregoing or any other provision contained in this Mortgage, the remedies provided by this Mortgage shall not include the right to take any action that violates applicable Gaming Laws.

     6.4 Credit Bids. At any Foreclosure Sale, any person, including Mortgagor, or Mortgagee, may bid for and acquire the Property or any part thereof to the extent permitted by then applicable law. Instead of paying cash for such property, Mortgagee may settle for the purchase price by crediting the sales price of the property against the following obligations:

          (a) First, the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Mortgagor is obligated to pay or reimburse Mortgagee or the Banks under Section 5.11; and

          (b) Second, all other Secured Obligations in any order and proportions as Mortgagee in its absolute discretion may choose (subject to any applicable provisions for priority of application of payments set forth in the Loan Agreement).

     6.5 Application of Foreclosure Sale Proceeds. Mortgagee shall apply the proceeds of any Foreclosure Sale in the manner required by applicable law.

     6.6 Application of Rents and Other Sums. Mortgagee shall apply any and all Rents collected by it, and any and all sums other than proceeds of a Foreclosure Sale which Mortgagee may receive or collect under Section 6.3, in the following manner:

          (a)  First, to pay the portion of the Secured
Obligations attributable to the costs and expenses of operation and collection that may be incurred by Mortgagee or any receiver;

          (b) Second, to pay all other Secured Obligations in any order and proportions as Mortgagee in its absolute discretion may choose (subject to the provisions for priority of application of payments set forth in the Loan Agreement);
and

          (c) Third, to remit the remainder, if any, to the person or persons entitled to it. Mortgagee shall have no liability for any funds which it does not actually receive.

7.  Miscellaneous Provisions.

     7.1 Additional Provisions. The Loan Documents fully state all of the terms and conditions of the parties' agreement regarding the matters mentioned in or incidental to this Mortgage. The Loan Documents also grant further rights to Mortgagee and contain further agreements and affirmative and negative covenants by Mortgagor which apply to this Mortgage and to the Property.

     7.2  No Waiver or Cure.

          7.2.1 Each waiver by Mortgagee must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Mortgagee to take action on account of any default of Mortgagor. Consent by Mortgagee to any act or omission by Mortgagor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Mortgagee's consent to be obtained in any future or other instance.

          7.2.2 If any of the events described below occurs, that event alone shall not: cure or waive any breach, Event of Default or notice of default under this Mortgage or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and all other defaults under the Loan Documents have been cured); or impair the security of this Mortgage; or prejudice Mortgagee or any receiver in the exercise of any right or remedy afforded any of them under this Mortgage; or be construed as an affirmation by Mortgagee of any tenancy, lease or option, or a subordination of the lien or security interest of this Mortgage.

               (a) Mortgagee, its agent or a receiver takes possession of all or any part of the Property in the manner provided in Section 6.3.3.

               (b)  Mortgagee collects and applies Rents as
     permitted under Sections 2.3 and 6.6 or exercises Mortgagor's right, title and interest under the Leases, either with or without taking possession of all or any part of the Property.

               (c)  Mortgagee receives and applies to any
     Secured Obligation proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to Mortgagee under Section 5.5.

               (d) Mortgagee makes a site visit, observes the Property and/or conducts tests as permitted under Section
     5.15.

               (e)  Mortgagee receives any sums under this
     Mortgage or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more
     Secured Obligations.

               (f) Mortgagee or any receiver invokes any right or remedy provided under this Mortgage.

     7.3  Powers of Mortgagee.

          7.3.1 If Mortgagee performs any act which it is empowered or authorized to perform under this Mortgage, including any act permitted by Section 5.9 or Section 6.3.4, that act alone shall not release or change the personal liability of any person for the payment and performance of the Secured Obligations then outstanding, or the lien or security interest of this Mortgage on all or the remainder of the Property for full payment and performance of all outstanding Secured Obligations. The liability of the original Mortgagor shall not be released or changed if Mortgagee grants any successor in interest to any Borrower or Mortgagor any extension of time for payment, or modification of the terms of payment, of any Secured Obligation. Mortgagee shall not be required to comply with any demand by any original Mortgagor that Mortgagee refuse to grant such an extension or modification to, or commence proceedings against, any such successor in interest.

          7.3.2  Mortgagee may take any of the actions
permitted under Sections 6.3.2 and/or 6.3.3 regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Mortgage.

          7.3.3 From time to time Mortgagee may apply to any court of competent jurisdiction for aid and direction in executing the trust and enforcing the rights and remedies created under this Mortgage. Mortgagee may from time to time obtain orders or decrees directing, confirming or approving acts in executing this trust and enforcing these rights and remedies.

     7.4 Merger. No merger shall occur as a result of Mortgagee's acquiring any other estate in or any other lien on or security interest in the Property unless Mortgagee consents to a merger in writing.

     7.5 Applicable Law. This Mortgage shall be governed by and construed in accordance with the laws of the State of California, except that the laws of the State of New Jersey shall govern the creation, perfection and enforcement of the liens and security interests created hereby.

     7.6 Successors in Interest. The terms, covenants and conditions of this Mortgage shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. However, this Section 7.6 does not waive the provisions of Section 6.1.

     7.7  Interpretation.

          7.7.1 Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Mortgage are for convenience only and do not define or limit any terms or provisions. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to."

          7.7.2 The word "obligations" is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations. It further includes all principal, interest, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions.

          7.7.3 No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Mortgage. All Exhibits and/or Schedules attached to this Mortgage are hereby incorporated in this Mortgage.

     7.8 In-House Counsel Fees. Whenever Mortgagor is obligated to pay or reimburse Mortgagee for any attorneys' fees, those fees shall include the allocated costs for services of in-house counsel.

     7.9 Waiver of Marshalling. To the extent permitted by applicable law, Mortgagor waives all rights, legal and equitable, it may now or hereafter have to require marshalling of assets or to require foreclosure sales of assets in a particular order. Each successor and assign of Mortgagor, including any holder of a lien or security interest subordinate to this Mortgage, by acceptance of its interest or lien or security interest, agrees that it shall be bound by the above waiver, as if it had given the waiver itself.

     7.10 Severability. Any provision in this Mortgage that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of this Mortgage are declared to be severable.

     7.11 Notices. Mortgagor hereby requests that a copy of notice of default and notice of sale be mailed to it at the address set forth below. That address is also the mailing address of Mortgagor as debtor under the New Jersey Uniform Commercial Code, as amended or recodified from time to time. Mortgagee's address given below is the address for Mortgagee as secured party under the New Jersey Uniform Commercial Code, as amended or recodified from time to time.

Addresses Where
Notices to Mortgagor
Are to Be Sent:

c/o Aztar Corporation
2390 East Camelback Road, Suite 400
Phoenix, Arizona  85016
Attn:  Craig F. Sullivan
       Treasurer


Address Where
Notices to Mortgagee
Are to Be Sent:

Bank of America NT&SA
Global Agency #5596
1455 Market Street
13th Floor
San Francisco, CA  94103
Attn: Peggy A. Fujimoto


     7.12 Seisin and Warranty. Mortgagor is seized of an indefeasible estate in fee simple in the Property, and Mortgagor warrants the title to the Property. Mortgagor hereby covenants that Mortgagor shall (i) preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against all lawful claims whatsoever and the claims of all persons whomsoever claiming or threatening to claim the same or any part thereof, and (ii) make, execute, acknowledge and deliver all such further or other deeds, documents, instruments or assurances, and cause to be done all such further acts and things as may at any time hereafter be reasonably required by Mortgagee to fully protect the lien of this Mortgage.

     7.13 No Assignment by Mortgagor. This Mortgage shall not be assigned by Mortgagor without the prior express written consent of Mortgagee.

     7.14 Changes in Mortgage. Mortgagor and Mortgagee may agree to change the interest rate and/or the maturity date of the Notes or other terms or terms of this Mortgage or of the obligation secured by this Mortgage. If Mortgagor and Mortgagee agree to any such change, which change shall be deemed a "modification" as defined in P.L. 1985 c.353, this Mortgage shall be subject to the priority provisions of said P.L. 1985 c.353.

     MORTGAGOR HEREBY DECLARES THAT MORTGAGOR HAS READ THIS
MORTGAGE, HAS RECEIVED A COMPLETELY FILLED IN COPY OF IT
WITHOUT CHARGE THEREFOR AND HAS SIGNED THIS MORTGAGE AS OF THE
DATE FIRST WRITTEN ABOVE.

          IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly executed and delivered///// by its appropriate authorized corporate officers and its corporate seal to be hereunto affixed and attested, pursuant to the resolution of its Board of Directors///// by its appropriate authorized general partner(s)/////, all as of the date first written above.

"Mortgagor":

ADAMAR OF NEW JERSEY, INC.,
a New Jersey corporation


By __________________________________

   Its ______________________________

                   [CORPORATE ACKNOWLEDGMENT
                          NEW JERSEY]




STATE OF NEW JERSEY  :
                     : ss.
COUNTY OF            :



     BE IT REMEMBERED, that on this ___________ day of

_______________, 1994, before me, the subscriber, an officer duly authorized pursuant to N.J.S.A. 46:14-6 to take acknowledgments for use in the State of New Jersey, personally appeared __________________________________, who, I am
satisfied is the person who executed the within Instrument as the ___________________________ of ________________________,
the corporation named therein, and I having first made known to [him] [her] the contents thereof, [he] [she] did thereupon acknowledge that the said Instrument made by the said corporation and sealed with its corporate seal and delivered by [him] [her] as such officer, is the voluntary act and deed of said corporation, made by virtue of authority from its Board of Directors, for the uses and purposes therein expressed.


                                 ______________________________

                  [PARTNERSHIP ACKNOWLEDGMENT
                          NEW JERSEY]




STATE OF NEW JERSEY :
                    : ss.
COUNTY OF           :



     BE IT REMEMBERED, that on this _______ day of

__________________ 1994, before me, the subscriber, an officer duly authorized pursuant to N.J.S.A. 46:14-6 to take acknowledgments for use in the State of New Jersey, personally appeared _____________________________, who, I am satisfied is the person who executed the within Instrument, as a general

partner of _________________________________________________,
the partnership named therein, and I having first made known to [him] [her] the contents thereof, [he] [she] did thereupon acknowledge that the said Instrument made by the said partnership and delivered by [him] [her] as such officer, is the voluntary act and deed of said partnership, made by virtue of authority from said partnership's partnership agreement, for the uses and purposes therein expressed.



                                    ___________________________

                          EXHIBIT "A"

                  (Legal Description of Land)

        ASSIGNMENT OF LEASES, RENTS, INCOME AND PROFITS



                        by and between



     ADAMAR OF NEW JERSEY, INC., a New Jersey corporation,
                         as Assignor,


                              and


                BANK OF AMERICA NATIONAL TRUST
                   AND SAVINGS ASSOCIATION,
                a national banking association,
             as Managing Agent for certain banks,
                          as Assignee




                  Dated as of October 4, 1994






Record and Return to:    Steve Ross, Esq.
                         Sheppard, Mullin, Richter & Hampton
                         333 South Hope Street, 48th Floor
                         Los Angeles, California  90071

Prepared by:             ____________________________
                              Steve Ross, Esq.

        ASSIGNMENT OF LEASES, RENTS, INCOME AND PROFITS


          THIS ASSIGNMENT OF LEASES, RENTS, INCOME AND PROFITS (hereinafter referred to as this "Assignment"), is made as of October 4, 1994 by and between ADAMAR OF NEW JERSEY, INC., a New Jersey corporation having///// a mailing address///// its principal office///// located at _____________________
(hereinafter referred to as the "Assignor"),

          AND

          BANK OF AMERICA NATIONAL TRUST AND SAVINGS
ASSOCIATION, a national banking association (hereinafter referred to as the "Assignee") having its principal///// administrative///// office located at ___________________, as "Managing Agent" for the "Banks," the "Swing Line Bank" and the "Issuing Bank" (as each of those four terms is defined in the Loan Agreement). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in that certain Reducing Revolving Loan Agreement of even date herewith among Aztar Corporation, a Delaware corporation ("Parent"), Assignor, Ramada Express, Inc., a Nevada corporation ("Ramada"), Assignee, and each of the Banks which executed such agreement (as amended, the "Loan Agreement"). Parent, Ramada and Mortgagor are collectively referred to herein as "Borrowers."


                     W I T N E S S E T H:

          FOR VALUE RECEIVED, the Assignor hereby sells, transfers, assigns, sets over and delivers unto the Assignee all the right, title and interest of the Assignor in, under or by virtue of any of the following:

          1. Any and all leases, tenancies and rental arrange-ments between the Assignor, as landlord, and any other person or entity, as tenant, existing as of the date hereof, if any, or entered into in the future (hereinafter referred to as the "Leases"), with respect to the use, occupancy, management, or ownership of any portion of the real property located in the _____________ of ______________, County of ___________ and
State of New Jersey, all as more fully described on Schedule "A" attached hereto and made a part hereof (hereinafter referred to as the "Premises"), including (i) any renewals, extensions, modifications or replacements thereof and all guaranties of the obligations of the Leases under any provisions thereof or otherwise, (ii) the immediate and continuing right to collect and receive all rents, income, issues and profits arising from the Leases, and (iii) any and all payments derived from or relating to the Leases, including, but not limited to, (a) claims for the recovery of damages done to the Premises, or for the abatement of any nuisance existing thereon, (b) claims for damages resulting from acts of insolvency or acts of bankruptcy or otherwise, and (c) lump sum payments for the cancellation or termination of said Leases or the waiver of any obligation or term thereof prior to the expiration date, and the return of any insurance premiums or ad valorem tax payments made in advance and subsequently refunded; and

          2. The proceeds of any rental insurance carried by the Assignor with respect to the Premises.


FOR THE PURPOSE OF MAKING:

          1. Except for the Excluded Obligations (as defined below), the payment of all Obligations of Assignor and each other Borrower, including, without limitation, (i) payment of all amounts owing by Assignor and each other Borrower under the Notes, including, without limitation, principal in the aggregate amount of up to the Commitment (which is initially $207,477,346.14, subject to increase to $212,477,346.14 under certain circumstances) and interest thereon; (ii) payment of all amounts owing by Assignor and each other Borrower under
Section 2.4(d) of the Loan Agreement for reimbursement of draws, and all amounts owing by Assignor and each other Borrower under Section 9.2(a)(2) of the Loan Agreement for payment of cash collateral for the undrawn amounts, under the Letters of Credit in the aggregate face amount of up to $30,000,000, and interest thereon; (iii) payment of all amounts owing by Assignor and each other Borrower under the Swing Line Documents, including, without limitation, principal in an amount of up to $10,000,000 and interest thereon; (iv) payment of all amounts owing by Assignor and each other Borrower under any and all Secured Swap Agreements; (v) payment of all fees, charges, costs and other amounts owing by Assignor and each other Borrower under the Loan Documents, including, without limitation, the agency fees described in Section 3.7 of the Loan Agreement; (vi) payment of all obligations of Assignor under this Mortgage; (vii) payment and performance of all obligations of Ramada under the Ramada Express Deed of Trust, and of all obligations of each Borrower other than Assignor under any other Loan Document to which Assignor is not a party; and

          2. The payment of all future advances and other obligations that Assignor or any other person may owe to Assignee and/or any Banks (whether as principal, surety or guarantor), when a writing evidences Assignor's and Assignee's agreement that such advances or obligations be made by this Assignment; and

          3. The payment of all modifications, amendments, extensions and renewals, however evidenced, of any of the obligations described in Paragraph 1 or 2, above.

The foregoing obligations (the "Obligations") are secured by, inter alia, a certain valid first lien fee mortgage on the Premises of even date herewith, executed by Assignor in favor of Assignee (hereinafter referred to as the "Mortgage"). Notwithstanding any provision of this Assignment or any other Loan Document, the obligations and liability of Assignor, any Borrower or any other person arising under Sections 4.18, 5.14, and/or 11.22 of the Loan Agreement (collectively, the "Excluded Obligations") are not and shall not be Obligations under this Assignment.


IN FURTHERANCE OF THIS ASSIGNMENT:

          1. The Assignor represents and warrants to the Assignee as follows: (i) the Assignor is the sole owner of the entire landlord's interest in the Leases; (ii) the terms of the Leases heretofore submitted to the Assignee are all the terms of the Leases and embody the entire agreements now existing between the Assignor and the Tenants under the Leases;
(iii) there are no existing defaults by the Assignor or by any Tenant under the Leases; (iv) all conditions precedent to the effectiveness of the Leases have been satisfied; (v) the Assignor has not executed or granted any modification whatsoever to the Leases, either orally or in writing; (vi) the Leases are in full force and effect according to the terms set forth in the Lease instruments heretofore submitted to the Assignee; (vii) the Assignor has not executed any prior assignment of the Leases nor has the Assignor performed any acts or executed any other instrument which might prevent the Assignee from operating under any of the terms and conditions of this Assignment; and (viii) no rent for any period subsequent to the date of this Assignment has been collected in advance of the time when the same became due under the terms of any of the Leases.

          2.  The Assignor covenants and agrees as follows:
(i) to observe and perform all of the obligations imposed upon the Assignor, as the landlord under said Leases, and not to do or permit to be done anything to impair the value thereof;
(ii) not to receive or collect any of the rent, income and profits arising or accruing from the Premises in advance of the time when the same become due under the terms of said Leases;
(iii) not to discount any future accruing rents, except in the ordinary course of the Assignor's business; (iv) not to execute any other assignment of lease or assignment of rents of said Premises unless the same shall recite that it is subject to the terms of this Assignment; (v) not to alter, modify or change the terms of the Leases or surrender, cancel or terminate the Leases, unless the Assignor shall have (a) provided notice to the Assignee and a copy of any said amendments, alterations or modifications, and (b) received the Assignee's prior express written consent to such alteration, modification, change, surrender, cancellation or termination; (vi) not to subordinate the Leases to any mortgage or other encumbrance or permit, consent or agree to such subordination without the Assignee's prior express written consent; (vii) not to consent to any assignment of or subletting under the Leases, whether or not in accordance with their respective terms, without the prior express written consent of the Assignee; and (viii) not to enter into any Lease subsequent to the date hereof, without the form and substance of said Lease having been approved by the Assignee in writing first.

          3. Notwithstanding the automatic applicability of this Assignment to all future Leases, the Assignor covenants and agrees to assign and transfer to the Assignee any and all further Leases upon all or any part of the Premises and to execute and deliver, at the written request of the Assignee, all such further assurances and assignments in the Premises as the Assignee may from time to time reasonably require.


IT IS MUTUALLY AGREED THAT:

          1. So long as there shall exist no "Event of Default", as such term is defined in the Loan Agreement, any Note, the Mortgage or any other loan document, there is reserved to the Assignor a license to collect as they become due, but not prior to accrual, all rents, income, issues and profits from the Premises and to retain, use and enjoy the same. Upon the occurrence of an Event of Default under the Loan Agreement, any Note, the Mortgage or any other loan document, such license granted to the Assignor shall be immediately revoked without further demand or notice from the Assignee, and the Assignee is hereby empowered to enter upon and take possession of the Premises as provided in Paragraph 2 below.

          2. Upon or at any time after the occurrence of an Event of Default under the Loan Agreement, any Note, the Mortgage or any other loan document, the Assignee, without in any way waiving such Event of Default, may at its option, without notice and without regard to the adequacy of the security for the Obligations, either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, take possession of the Premises and have, hold, manage, lease and operate the same on such terms and for such periods of time as the Assignee may deem proper; and may demand, sue for or otherwise collect and receive from the Tenants now or hereafter in possession of the Premises, or any part thereof, all rents, income, issues and profits which have not been collected by the Assignor, with full power to make from time to time all alterations, renovations, repairs or replacements thereto or thereof as may seem proper to the Assignee and to apply such rents, issues, income and profits to the payment of (i) the cost of all such alterations, renovations, repairs and replacements and expenses incident to taking and retaining possession of the Premises and the management and operation thereof, and keeping the same insured, (ii) all taxes, charges, claims, assessments, water rents, sewer rents and any other liens which may be prior in lien or payment to the Obligations, and premiums for said insurance, with interest on all such items, and (iii) the Obligations, together with all costs and attorneys' fees, in such order or priority as to any of such items, as the Assignee in its sole discretion may determine, any statute, law, custom or use to the contrary notwithstanding. In addition, the Assignee may endorse the name of the Assignor or any subsequent owner of the Premises on any checks, notes or other instruments for the payment of money, to deposit the same in bank accounts, to give any and all acquittances or any other instrument in relation thereto in the name of the Assignor, and to institute, prosecute, settle or compromise any summary or legal proceedings in the name of the Assignor for the recovery of such rents, income, issues or profits, or for the recovery of any damages done to the Premises, or for the abatement of any nuisance thereon, and to defend any legal proceedings brought against the Assignor arising out of the operation of the Premises. The Assignor shall reimburse the Assignee for any charges, expenses or fees, including attorneys' fees and costs, incurred by the Assignee.

          By accepting this Assignment, the Assignee agrees that if it shall, upon the occurrence of an Event of Default under the Loan Agreement, any Note, the Mortgage or any other Loan Document, exercise its option herein and if such Event of Default shall be remedied prior to the declaration of such Event of Default by the Assignee, or subsequent to such declaration, only upon the waiver of such Event of Default by the Assignee, and all necessary charges and expenses incurred by reason thereof paid, the parties hereto shall each be restored to and reinstated in their respective rights and estates as if an Event of Default had not occurred. The Assignor shall thereupon hold said Premises subject to this Assignment as if the Assignee had not exercised any option hereunder, but nothing hereinbefore contained shall impair any right of the Assignee consequent upon any subsequent breach.

          3. The Assignee shall not be obligated to perform or discharge, nor does it undertake to perform or discharge, any obligation, duty or liability under any of the Leases, or under or by reason of this Assignment. If requested by the Assignee, the Assignor shall, and does hereby agree to, enforce the applicable Lease, and all remedies available to the Assignor against the applicable Tenant, in case of default under any of the Leases by any of the Tenants. The Assignor shall and does hereby agree to indemnify the Assignee for and to hold the Assignee harmless of and from any and all liability, loss or damage (except for any liability, loss or damage caused by or resulting from the Assignee's own gross negligence or willful misconduct) which the Assignee may or might incur under any of the Leases or under or by reason of this Assignment and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in said Leases; and further, the Assignor hereby agrees to defend, at its own cost and expense, any action or actions brought against itself or the Assignee relative to the Leases or this Assignment thereof. The Assignor's failure to properly defend any such action or actions, or to properly pursue all rights and remedies relative to any such dispute, in the reasonable opinion of the Assignee, shall entitle the Assignee to defend such action or pursue such remedies in the Assignor's place and stead. Should the Assignee incur any such liability, loss or damage under any of the Leases or under or by reason of this Assignment, or in the defense of any such claims or demands, the amount thereof, including cost, expenses and reasonable attorneys' fees, shall be part of the Obligations, and the Assignor shall reimburse the Assignee therefor immediately upon demand, and, upon the failure of the Assignor so to do, the Assignee may declare all of the Obligations immediately due and payable.

          4. The Assignor hereby irrevocably appoints the Assignee as its agent whereby the Assignee may, at its election, upon the occurrence of an Event of Default under the Loan Agreement, any Note, the Mortgage or any other Loan Document, (i) perform any of the Assignor's obligations to the Tenants under the Leases, (ii) exercise any of the Assignor's rights, powers or privileges under the Leases, (iii) modify the Leases, and (iv) execute new Leases for any or all property covered by the Leases. All obligations created by the exercise of such agency shall be those of the Assignor and not those of the Assignee except as otherwise provided herein. The Assignor hereby irrevocably appoints the Assignee as the true and lawful attorney-in-fact (coupled with an interest) of the Assignor in its name and stead and on its behalf, for the purpose of executing and delivering any such assignment on behalf of the Assignor and delivering to the Tenant to whose Lease such assignment relates written notice thereof. Notwithstanding the above granted power, the Assignee may perform any of the Assignor's obligations as the Assignor's agent, and the Assignee may, at its election, subsequent to any default by the Assignor under the Leases and by the giving of written notice to the Assignor, assume any of the obligations of the Assignor or its assigns to the Tenants under the Leases.

          5. This Assignment shall not operate to place responsibility upon the Assignee for the control, care, manage-ment or repair of the Premises nor for the carrying out of any of the terms and conditions of said Leases, unless such responsibility is specifically assumed by the Assignee in writing; nor shall it operate to make the Assignee responsible or liable for any waste committed on the Premises by any Tenant or any other party, or for any dangerous or defective condition of the Premises, or for any negligence in the management, upkeep, repair or control of the Premises, resulting in loss or injury or death to any Tenant, licensee, employee or stranger.

          6. The Assignee assumes no liability for any security deposited by any Tenant with the Assignor, as the landlord under the terms of any Leases hereinafter executed, unless and until such deposits are assigned and delivered to the Assignee.

          7.  (i)   The Assignor shall, without charge and
within ten (10) days after any request by the Assignee, execute, acknowledge and deliver to the Assignee its certification, with respect to any or all of the Leases, as to the following:

               (a) The dates of the Leases, the dates when the terms thereof commenced, and the dates when any rents, charges and other sums payable by the Tenants thereunder commenced to be payable thereunder;

               (b) That the Leases are unmodified and in full force and effect; or, if there have been any modifications, that the Leases are in full force and effect as modified and stating the modifications and the dates thereof;

               (c)  Whether or not, to the best of the
     Assignor's knowledge after due inquiry and investigation, there are any then existing valid enforceable setoffs or defenses against the enforcement of any of the terms and/or conditions of the Leases (or of amendments or modifications of the Leases, if any) upon the part of the Tenants thereunder to be performed or complied with; and, if so, specifying the same;

               (d)  The dates, if any, to which any rents,
     charges, and other sums on the part of the Tenants to be paid under the Leases have been paid in advance;

               (e) The dates of expiration of the terms of the Leases; and

               (f)  The rate or rates of rent (including a
     breakdown thereof into annual rent, percentage rents and any other additional rents and charges provided for in the Leases).

          (ii) Similarly, upon request as stated in subparagraph 7(i) above, the Assignor shall also use its best efforts to procure and deliver to the Assignee, within the aforesaid time period, certifications of all the foregoing by the Tenants under the Leases.

          8. The Assignor irrevocably consents that the Tenants under the Leases, upon demand and notice from the Assignee of the occurrence of an Event of Default under the Loan Agreement, any Note, the Mortgage or any other Loan Document, shall pay the aforesaid rents, income, issues and profits under the Leases to the Assignee without liability of the Tenants for the determination of the actual existence of any Event of Default claimed by the Assignee. The Assignor hereby irrevocably authorizes and directs the Tenants, upon receipt of any notice from the Assignee stating that such an Event of Default exists, to pay to the Assignee the rents, income, issues and profits due and to become due under the Leases, and the Assignor hereby irrevocably constitutes and appoints the Assignee with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority (coupled with an interest) in the place and stead of such Assignor and in the name of such Assignor or in the Assignee's own name, for the purpose of executing and delivering such notices to the Tenants and such other documents which may be necessary to effect the foregoing. Upon the curing of all such defaults, the Assignee shall give written notice thereof to the Tenants, and thereafter, until further notice from the Assignee, the Tenants shall pay such rents, income and profits to the Assignor.

          9. Notwithstanding the license granted by the Assignee in Paragraph 1 hereof, the Assignee, and not the Assignor, shall be deemed to be the creditor of each Tenant in respect of any assignment for the benefit of creditors and bankruptcy, reorganization, insolvency, dissolution or receivership proceedings affecting such Tenant, with an option to the Assignee to have any money received by the Assignee as such creditor (i) applied to reduce the principal or interest due on any Note or applied to reduce any other Obligation, or
(ii) paid over to the Assignor; provided, however, that the Assignee shall be obligated to file or make timely filings of claims in such proceedings and to otherwise pursue creditor's rights therein.

          10.  Upon the payment in full of all of the
Obligations as evidenced by a recorded release or satisfaction of the Mortgage and a termination and cancellation of the Notes and the Loan Agreement, this Assignment shall become and be void and of no effect but the affidavit, certificate, letter or statement of any representative, supervisor or attorney of the Assignee showing any part of the Obligations to remain unpaid shall be and constitute conclusive evidence of the validity, effectiveness and continuing force of this Assignment, and any person may and is hereby authorized to rely thereon. A demand on the Tenant by the Assignee for the payment of the rent, upon the occurrence of an Event of Default under the Loan Agreement, any Note, the Mortgage or any other Loan Document, claimed by the Assignee, shall be sufficient warrant to said Tenant to make further payments of rent to the Assignee without the necessity for further consent by the Assignor and proof of the Event of Default.

          11. The Assignee may take or release security; may release any party primarily or secondarily liable for any Obligation; may grant extensions, renewals, modifications, or indulgences with respect to any Note, the Mortgage or any other Loan Document without prejudice to any of its rights hereunder.

          12. The term "Leases" as used herein shall mean the Leases hereby assigned or any extension or renewal thereof, and any Leases subsequently executed by the Assignor covering the Premises or any part thereof. In this Assignment, whenever the context so requires, the masculine gender includes the feminine and neuter, and the singular number includes the plural, and conversely. The term "Tenant" or "Tenants" as used herein shall mean all present and future lessees, users or occupants of the Premises or any part thereof.

          13. Nothing herein contained and no act done or omitted by the Assignee pursuant to the powers and rights granted it herein shall be deemed to be a waiver by the Assignee of its rights and remedies under the Loan Agreement, the Notes, the Mortgage or any other Loan Document, and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by the Assignee under the terms thereof. The right of the Assignee to collect any Obligation and to enforce any security therefor held by it may be subsequent to any action taken by it hereunder.

          14. This Assignment is binding upon and inures to the benefit of the Assignee and the Assignor, including their respective heirs, executors, administrators, successors and assigns. The words "Assignor", "Assignee" and "Tenants" wherever used herein shall include the person named herein and designated as such and their respective successors and assigns.

          15. This Assignment shall be governed by and construed in accordance with the laws of the State of California, except that the laws of the State of New Jersey shall govern the creation, perfection and enforcement of the assignments set forth herein.

          16. Unless otherwise indicated differently, all notices, payments, requests, reports, information or demands which any party hereto may desire or may be required to give to any other party hereunder, shall be in writing and shall be personally delivered or sent by overnight air courier, telex (answer back received), or first-class certified or registered United States mail, postage prepaid, return receipt requested, and sent to the party at its address appearing below or such other address as any party shall hereafter inform the other party hereto by written notice given as aforesaid:

     If to the Assignor: Adamar of New Jersey, Inc.
                         c/o Aztar Corporation
                         2390 East Camelback Road, Suite 400
                         Phoenix, Arizona  85016
                         Attn:  Craig F. Sullivan, Treasurer

     If to the Assignee: Bank of America NT&SA
                         Global Agency #5596
                         1455 Market Street, 13th Floor
                         San Francisco, California  94103
                         Attn:  Peggy A. Fujimoto

All notices, payments, requests, reports, information or demands so given shall be deemed effective upon receipt or, if mailed, upon receipt or the expiration of the third day following the date of mailing, whichever occurs first, except that any notice of change in address shall be effective only upon receipt by the party to whom said notice is addressed.

          IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed and delivered by its appropriate authorized corporate officers, and its corporate seal to be hereunto affixed and attested, pursuant to the resolution of its Board of Directors, all as of the day and year first above written.

[SEAL]

[ATTEST][WITNESS]:            ADAMAR OF NEW JERSEY, INC.,
                              a New Jersey corporation


_________________________     By _____________________________

                                 Its _________________________

                   [CORPORATE ACKNOWLEDGMENT
                          NEW JERSEY]




STATE OF NEW JERSEY  :
                     : ss.
COUNTY OF            :



     BE IT REMEMBERED, that on this ___________ day of

_______________, 1994, before me, the subscriber, an officer duly authorized pursuant to N.J.S.A. 46:14-6 to take acknowledgments for use in the State of New Jersey, personally appeared __________________________________, who, I am
satisfied is the person who executed the within Instrument as the ___________________________ of ________________________,
the corporation named therein, and I having first made known to [him] [her] the contents thereof, [he] [she] did thereupon acknowledge that the said Instrument made by the said corporation and sealed with its corporate seal and delivered by [him] [her] as such officer, is the voluntary act and deed of said corporation, made by virtue of authority from its Board of Directors, for the uses and purposes therein expressed.


                                 ______________________________

                  [PARTNERSHIP ACKNOWLEDGMENT
                          NEW JERSEY]




STATE OF NEW JERSEY :
                    : ss.
COUNTY OF           :



     BE IT REMEMBERED, that on this _______ day of

__________________ 1994, before me, the subscriber, an officer duly authorized pursuant to N.J.S.A. 46:14-6 to take acknowledgments for use in the State of New Jersey, personally appeared _____________________________, who, I am satisfied is the person who executed the within Instrument, as a general

partner of _________________________________________________,
the partnership named therein, and I having first made known to [him] [her] the contents thereof, [he] [she] did thereupon acknowledge that the said Instrument made by the said partnership and delivered by [him] [her] as such officer, is the voluntary act and deed of said partnership, made by virtue of authority from said partnership's partnership agreement, for the uses and purposes therein expressed.



                                    ___________________________

                         SCHEDULE "A"

     ATTACHED TO AND MADE A PART OF THAT CERTAIN ASSIGNMENT OF LEASES, RENTS, INCOME AND PROFITS EXECUTED BY AND BETWEEN ADAMAR OF NEW JERSEY, INC., A NEW JERSEY CORPORATION, AS ASSIGNOR, AND BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AS MANAGING AGENT FOR CERTAIN BANKS MORE PARTICULARLY DESCRIBED THEREIN, AS ASSIGNEE, DATED AS OF OCTOBER 4, 1994.

                   (Description of Premises)

                           EXHIBIT O

            UNSECURED HAZARDOUS MATERIALS AGREEMENT

          This Unsecured Hazardous Materials Agreement
("Agreement"), dated as of October 4, 1994, is executed by ADAMAR OF NEW JERSEY, INC., a New Jersey corporation ("Mortgagor"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association ("Mortgagee"), as "Managing Agent" for the "Banks," the "Swing Line Bank" and the "Issuing Bank" (as each of those four terms is defined in the Loan Agreement), as mortgagee. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in that certain Reducing Revolving Loan Agreement of even date herewith among Aztar Corporation, a Delaware corporation ("Parent"), Mortgagor, Ramada
Express, Inc., a Nevada corporation ("Ramada"), Mortgagee, and each of the Banks which executed such agreement (as amended, the "Loan Agreement"). Parent, Ramada and Mortgagor are collectively referred to herein as "Borrowers." This Agreement is also entered into with reference to the following facts:

          A. Pursuant to the Loan Agreement, Mortgagor and Mortgagee have executed, or are executing substantially concurrently herewith, one or more Mortgages (collectively, the "Mortgages") encumbering Mortgagor's interests in certain real property located in the State of New Jersey and more particularly described in the Mortgages (collectively, including all improvements, easements, appurtenances and other real property interests of every kind encumbered by such Mortgages, the "Property").

          B. As used in this Agreement, (1) "Hazardous Materials" means flammable explosives, radioactive materials, hazardous wastes, toxic substances and similar substances and materials, including all substances and materials defined as hazardous or toxic wastes, substances or materials under any applicable law, and (2) "Environmental Laws" means, collectively, all federal, state and local laws, rules, regulations, codes and administrative and judicial precedents relating to Hazardous Materials.

          C. The execution and delivery of this Agreement is a condition to one or more extensions of credit described in the Loan Agreement.

          In consideration of the foregoing, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby agrees as follows:

     1. Environmental Provisions. Mortgagor hereby represents, warrants and agrees as follows:

          1.1 To the best of Mortgagor's knowledge, after due inquiry and investigation, none of the real property owned and/or occupied by Mortgagor and located in the State of New Jersey, including without limitation the Property, has ever been used by previous owners and/or operators to refine, produce, store, handle, transfer, process or transport Hazardous Materials, and Mortgagor has not used in the past, nor does Mortgagor intend to use in the future, said real property, including without limitation the Property, for the purpose of refining, producing, storing, handling, transferring, processing or transporting Hazardous Materials.

          1.2 None of the real property owned and/or occupied by Mortgagor and located in the State of New Jersey, including without limitation the Property, has or is now being used as a "Major Facility", as such term is defined in N.J.S.A. 58:10-23.11b(1), and said real property, including without limitation the Property, will not be used as a "Major Facility" without the prior express written consent of Mortgagee, which may be withheld in Mortgagee's absolute discretion.

          1.3 Should Mortgagor, any tenant of the Property or any other person cause or permit any intentional or unintentional action or omission resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Materials into the waters or onto the lands of the State of New Jersey, or into the waters outside the jurisdiction of the State of New Jersey resulting in damage to the lands, waters, fish, shellfish, wildlife, biota, air or other resources owned, managed or held in trust or otherwise controlled by the State of New Jersey, without having obtained a permit issued by the appropriate governmental authorities, Mortgagor shall promptly clean up such spill, leak, etc., in accordance with the provisions of all applicable Environmental Laws.

          1.4 To the best of Mortgagor's knowledge, after due inquiry and investigation, no lien has been attached to any revenues or any real or personal property owned by Mortgagor and located in the State of New Jersey, including without limitation the Property, as a result of the administrator of the New Jersey Spill Compensation Fund expending monies from said fund to pay for "Damages", as such term is described in N.J.S.A. 58:10-23.11(g) and/or "Cleanup and Removal Costs", as such term is defined in N.J.S.A. 58:10-23.11b(d), arising from an intentional or unintentional action or omission of Mortgagor or any previous owner and/or operator of said real property, including without limitation the Property, resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of Hazardous Materials into the waters or onto the lands of the State of New Jersey, or into waters outside the jurisdiction of the State of New Jersey where damage may have resulted to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey.

          1.5  Mortgagor has furnished the New Jersey
Department of Environmental Protection with all the information required by N.J.S.A. 58:10-23.11d with respect to the Property and any other real property owned and/or operated by Mortgagor and located in New Jersey which is used as a "Major Facility", as such term is defined in N.J.S.A. 58:10-23.11b(1).

          1.6 Mortgagor has not received a summons, citation, directive, letter or other communication, written or oral, from the New Jersey Department of Environmental Protection concerning any intentional or unintentional action or omission on Mortgagor's part resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Materials into the waters or onto the lands of the State of New Jersey, or into the waters outside the jurisdiction of the State of New Jersey resulting in damage to the land, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey.

          1.7 To the best of Mortgagor's knowledge, after due inquiry and investigation, none of the real property owned and/or occupied by Mortgagor and located in the State of New Jersey, including without limitation the Property, has ever been used by previous owners and/or operators to generate, manufacture, refine, transport, heat, store, handle or dispose of Hazardous Materials, and Mortgagor does not intend to use any of Mortgagor's real property including without limitation the Property, for such purpose.

          1.8 In connection with the purchase of the Property and any other real property in the State of New Jersey acquired by Mortgagor on or after January 1, 1984, Mortgagor required that the seller of said real property, including the Property, comply with the provisions of the New Jersey Environmental Cleanup Responsibility Act, as amended by the Industrial Site Recovery Act (Senate No. 1070) (N.J.S.A. 13:lK-6 et seq.), and the seller did comply therewith.///// The seller submitted a "Negative Declaration", as such term is defined in N.J.A.C. 7:1-3.3, to the New Jersey Department of Environmental Protection, a true and complete copy of which is attached hereto as Schedule " ".///// The seller submitted a "Cleanup Plan", as such term is defined in N.J.A.C. 7:1-3.3, to the New Jersey Department of Environmental Protection, a true and complete copy of which is attached hereto as Schedule " ," and the seller has posted with the New Jersey Department of Environmental Protection and Energy, a surety bond or other financial security approved by the New Jersey Department of Environmental Protection and Energy./////

          1.9 Mortgagor is not presently an owner or operator of a "Major Facility" in the State of New Jersey, as such term is defined in N.J.S.A. 58:10-23.11b(1), but if Mortgagor ever becomes such an owner or operator, then Mortgagor shall furnish the New Jersey Department of Environmental Protection and Energy with all the information required by N.J.S.A. 58:10-23.11d.

          1.10 Mortgagor shall not cause or permit to exist, as a result of an intentional or unintentional action or omission on the part of Mortgagor, a releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping of any Hazardous Material into waters or onto the lands of the State of New Jersey, or into waters outside the jurisdiction of the State of New Jersey, where damage may result to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey, unless said release, spill, leak, etc., is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal or state governmental authorities.

          1.11 So long as Mortgagor shall own or operate any real property located in the State of New Jersey which is used as a "Major Facility", as such term is defined in N.J.S.A. 58:10-23.11b(1), Mortgagor shall duly file or cause to be duly filed with the Director of the Division of Taxation in the New Jersey Department of the Treasury, a tax report or return and shall pay or make provision for the payment of all taxes due therewith, all in accordance with and pursuant to N.J.S.A. 58:10-23.11h.

          1.12 In the event that there shall be filed a lien against the Property by the New Jersey Department of Environmental Protection pursuant to and in accordance with the provisions of N.J.S.A. 58:10-23.11f(f) as a result of the administrator of the New Jersey Spill Compensation Fund having expended monies from said fund to pay for "Damages", as such term is described in N.J.S.A. 58:10-23.11g, and/or "Cleanup and Removal Costs", as such term is defined in N.J.S.A. 58:10-23.11b(d), arising from an intentional or unintentional action or omission of Mortgagor, any tenant of the Property or any other person resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of Hazardous Materials into the waters or onto the lands of the State of New Jersey or into waters outside the jurisdiction of the State of New Jersey where damage resulted to the lands, waters, or natural resources within the jurisdiction of the State of New Jersey, then Mortgagor shall, within thirty (30) days from the date that Mortgagor is given notice that the lien has been placed against the Property or within such shorter period of time in the event that the State of New Jersey has commenced steps to cause the Property to be sold pursuant to the lien, either
(a) pay the claim and remove the lien from the Property, or
(b) furnish (1) a bond satisfactory to Lawyers Title Insurance Company and Mortgagee in the amount of the claim out of which the lien arises, (2) a cash deposit in the amount of the claim out of which the lien arises, or (3) other security reasonably satisfactory to Mortgagee in an amount sufficient to discharge the claim out of which the lien arises (subject to Mortgagee's agreement, which agreement shall not be unreasonably withheld or delayed, that the commitment of Lawyers Title Insurance Company to affirmatively insure over or omit such claim shall constitute such reasonably satisfactory security).

          1.13 Mortgagor hereby agrees that in the event the provisions of the New Jersey Environmental Cleanup Responsibility Act, as amended by the Industrial Site Recovery Act (Senate No. 1070) (N.J.S.A. 13:lK-6 et seq.), become applicable to the Property subsequent to the date hereof, Mortgagor shall give prompt written notice thereof to Mortgagee and shall take immediate requisite action to insure full compliance with such Act.

          1.14 Mortgagor shall not use or cause the Property to be used as an "industrial establishment," as such term is defined in the New Jersey Environmental Cleanup Responsibility Act, as amended by the Industrial Site Recovery Act (Senate No. 1070) (N.J.S.A. 13:lK-6, et seq.), without the prior express written consent of Mortgagee.

          1.15 Mortgagor agrees that Mortgagee shall have the right to conduct or have conducted by its agents or contractors, such environmental inspections as Mortgagee shall reasonably deem necessary or advisable from time to time at the sole cost and expense of Mortgagor. Mortgagor shall, and shall cause each tenant of the Property to, cooperate with such inspection efforts; such cooperation shall include, without limitation, supplying such information concerning the operations conducted, and Hazardous Materials located at the Property.

          1.16 To the best of Mortgagor's knowledge, after due inquiry and investigation, no lien has been attached to any real property owned by Mortgagor and located within the State of New Jersey, including without limitation the Property, as a result of the Administrator of the United States Environmental Protection Agency expending monies from the Hazardous Substance Superfund for "Damages" and/or "Response Action Costs" as such terms are described in 42 U.S.C. Section 9607(a), arising from an intentional or unintentional action or omission of Mortgagor or any previous owner and/or operator of said real property, including without limitation the Property, resulting in any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Materials into the navigable waters, the waters of the contiguous zone, or the ocean waters of which the natural resources are under exclusive managing authority of the United States under the Magnuson Fishery Conservation and Management Act (16 U.S.C. Section 1801 et seq.), or any other surface water, ground water, drinking water supply, land surface or subsurface strata, or ambient air within the United States or under the jurisdiction of the United States when damage may have resulted to the land, fish, wildlife, biota, air, water, ground water, drinking water supplies, and other such resources belonging to, managed by, held in trust by, appertaining to or otherwise controlled by the United States and any State or local government.

          1.17 In the event that there shall be filed a lien against the Property by the United States Environmental Protection Agency pursuant to and in accordance with the provisions of 42 U.S.C. Section 9607(1), as a result of the Administrator of the Hazardous Substance Superfund having expended monies from said fund to pay for "Damages" and "Response Action Costs," as such terms are described in 42 U.S.C. Section 9607(a), arising from an intentional or unintentional action of Mortgagor, resulting in any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Materials into the navigable waters, the waters of the contiguous zone, or the ocean waters of which the natural resources are under exclusive managing authority of the United States under the Magnuson Fishery Conservation and Management Act (16 U.S.C. Section 1801 et seq.), or any other surface water, ground water, drinking water supply, land surface or subsurface strata or ambient air within the United States or under the jurisdiction of the United States where damage resulted to the lands, waters, or natural resources of the United States, then Mortgagor shall, within thirty (30) days from the date that Mortgagor is given notice that the lien has been placed against the Property, or within such shorter period of time in the event that the United States Government has commenced steps to cause the Property to be sold pursuant to the lien, either (a) pay the claim and remove the lien from the Property, or (b) furnish (1) a bond satisfactory to Lawyers Title Insurance Company and Mortgagee in the amount of the claim out of which the lien arises, (2) a cash deposit in the amount of the claim out of which the lien arises, or (3) other security reasonably satisfactory to Mortgagee in an amount sufficient to discharge the claim out of which the lien arises (subject to Mortgagee's agreement, which agreement shall not be unreasonably withheld or delayed, that the commitment of Lawyers Title Insurance Company to affirmatively insure over or omit such claim shall constitute such reasonably satisfactory security).

          1.18 Mortgagor represents and warrants that neither Mortgagor nor the Property is in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority pertaining to any applicable Environmental Law. Mortgagor shall not cause or permit the Property to be in violation of, or do anything which would subject the Property to any remedial obligations under, any applicable Environmental Law, and shall promptly notify Mortgagee, in writing, of any existing, pending or threatened investigation or inquiry by any governmental authority in connection with any applicable Environmental Law.

     2. Agreement Not Secured By Real Property. Mortgagor hereby acknowledges and agrees that, notwithstanding any other provision of any of the other Loan Documents to the contrary, the obligations of Mortgagor under this Agreement shall be unlimited personal obligations of Mortgagor and shall not be secured by any Mortgage or any other real property now or hereafter assigned to Mortgagee as security for any Loan Document.

     3. Interest. All payment obligations of Mortgagor to Mortgagee hereunder shall be payable immediately upon receipt of Mortgagee's written demand and shall bear interest following such receipt at the highest rate at which interest is then accruing upon any portion of the obligations secured by any Mortgage or, if no portion of any such obligation remains outstanding, at a variable annual rate that is 5% above the rate announced by Mortgagee from time to time as its "prime rate."

     4. Further Assurances. Mortgagor shall execute, acknowledge and deliver to Mortgagee all documents, and shall take all actions, reasonably required by Mortgagee from time to time to confirm or effect the matters set forth herein, or otherwise to carry out the purposes of this Agreement.

     5. Attorneys' Fees. In the event that any litigation shall be commenced concerning this Agreement by any party hereto, the party prevailing in such litigation shall be entitled to recover, in addition to such other relief as may be granted, its reasonable costs and expenses, including without limitation reasonable attorneys' fees and court costs, whether or not taxable, as awarded by a court of competent jurisdiction.

     6. Miscellaneous. This Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties. This Agreement shall be governed by the laws of the State of New Jersey (without regard to any choice of law provisions thereof).

          IN WITNESS WHEREOF, Mortgagor has caused this
Agreement to be duly executed as of the date first written above.

                    "Mortgagor":

                    ADAMAR OF NEW JERSEY, INC.,
                    a New Jersey corporation


                    By __________________________________

                       Its ______________________________

                           EXHIBIT P


          Joint Borrower Provisions.

          1. For the purpose of implementing the joint borrower provisions of the Loan Documents, Borrowers hereby irrevocably appoint each other as their agent and attorney-in-fact for all purposes of the Loan Documents, including the giving and receiving of notices and other communications.

          2. It is understood and agreed that the handling of this credit facility on a joint borrowing basis as set forth in this Agreement is solely as an accommodation to the Borrowers and at their request, and that the Managing Agent and the Banks shall incur no liability to Borrowers as a result thereof. To induce the Managing Agent and the Banks to do so, and in consideration thereof, the Borrowers hereby agree on the terms set forth in Section 11.11 of this Agreement to indemnify the Managing Agent and the Banks and hold the Managing Agent and the Banks harmless from and against any and all liabilities, expenses, losses, damages and/or claims of damage or injury asserted against the Managing Agent or any Bank by Borrowers or by any other Person arising from or incurred by reason of the Managing Agent's or any Bank's handling of the financing arrangement of Borrowers as herein provided and reliance by the Managing Agent and the Banks on any requests or instructions from Borrowers, or any other action taken by the Managing Agent or any Bank with respect to this Agreement or the other Loan Documents.

          3. Each Borrower acknowledges that the Liens created or granted herein and by the other Loan Documents will or may secure obligations of Persons other than such Borrower and, in full recognition of that fact, Borrowers consent and agree that the Managing Agent for the benefit of the Banks may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof or of any other Loan Document:

               (a) supplement, modify, amend, extend, renew, or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon;

               (b)  supplement, modify, amend or waive, or
     enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

               (c)  accept new or additional instruments,
     documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof;

               (d)  accept partial payments on the Obligations;

               (e)  receive and hold additional security or
     guaranties for the Obligations or any part thereof;

               (f)  release, reconvey, terminate, waive,
     abandon, subordinate, exchange, substitute, transfer and enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as the Managing Agent, on behalf of the Banks, in its sole and absolute discretion may determine;

               (g) release any Person or any guarantor from any personal liability with respect to the Obligations or any part thereof;

               (h) settle, release on terms satisfactory to the Managing Agent and the Banks or by operation of applicable Laws or otherwise liquidate or enforce any Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and

               (i) consent to the merger, change or any other restructuring or termination of the corporate existence of any Borrower or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liabil-ity of Borrowers or the continuing existence of any Lien hereunder, under any other Loan Document to which any Borrower is a Party or the enforceability hereof or thereof with respect to all or any part of the Obligations.

          Upon the occurrence of and during the continuance of any Event of Default, the Managing Agent and the Banks may enforce this Agreement and the other Loan Documents independently as to each Borrower and independently of any other remedy or security the Managing Agent and the Banks at any time may have or hold in connection with the Obligations, and it shall not be necessary for the Managing Agent and the Banks to marshal assets in favor of any of the Borrowers or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement and the other Loan Documents. Each of the Borrowers expressly waives any right to require the Managing Agent or any Bank to marshal assets in favor of any Borrower or any other Person or to proceed against any other Person or any Collateral provided by any other Person, and agrees that the Managing Agent and the Banks may proceed against any Persons and/or Collateral in such order as they shall determine in their sole and absolute discretion. The Managing Agent and the Banks may file a separate action or actions against any Borrower, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each of the Borrowers agrees that the Managing Agent and the Banks and each of the Borrowers and any other Person may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Agreement or the other Loan Documents. Each of the Borrowers expressly waives the benefit of any statute(s) of limitations affecting its liability hereunder or the enforcement of the Obligations or any Liens created or granted herein or by any other Loan Document. The rights of the Managing Agent and the Banks hereunder and under the other Loan Documents shall be reinstated and revived, and the enforceability of this Agreement and the other Loan Documents shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by the Managing Agent or any Bank upon the bankruptcy, insolvency or reorganization of any Borrower or any other Person, or otherwise, all as though such amount had not been paid. The enforceability of this Agreement and the other Loan Documents at all times shall remain effective even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any of the Borrowers or any other Person and whether or not any of the Borrowers or any other Person shall have any personal liability with respect thereto. Each of the Borrowers expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any of the other Borrowers or any other Person with respect to the Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (c) the cessation for any cause whatsoever of the liability of any other Borrower or any other Person (other than by reason of the full payment and performance of all Obligations), (d) any failure of the Managing Agent or any Bank to marshal assets in favor of any of the Borrowers or any other Person, (e) except as otherwise required by Law or as provided in any Loan Document, any failure of the Managing Agent or any Bank to give notice of sale or other disposition of Collateral to any of the other Borrowers or any other Person or any defect in any notice that may be given in connection with any sale or disposition of Collateral, (f) except as otherwise required by Law or as provided in any Loan Document, any failure of the Managing Agent or any Bank to comply with applicable Laws in connection with the sale or other disposition of any Collateral or other security for any Obligation, including without limitation, any failure of Managing Agent or any Bank to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Obligation, (g) any act or omission of the Managing Agent or any Bank or others that directly or indirectly results in or aids the discharge or release of any Borrower or any other Person or the Obligations or any other security or guaranty therefor by operation of law or otherwise,
(h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of the Managing Agent or any Bank to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by the Managing Agent or any Bank, in any bankruptcy proceeding of any Person, of the application or non-application of
Section 1111(b)(2) of the United States Bankruptcy Code,
(k) any extension of credit or the grant of any Lien under
Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Lien in favor of the Managing Agent or the Banks for any reason,
(o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Obliga-tions (or any interest thereon) in or as a result of any such proceeding, or (p) to the extent permitted in paragraph 40.495(4) of the Nevada Revised Statutes ("NRS"), the benefits of the one-action rule under NRS Section 40.430.

          4. Each of the Borrowers represents and warrants to the Managing Agent and the Banks that such Borrower has established adequate means of obtaining from the other Borrowers, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of the other Borrowers and their respective Properties, and each of the Borrowers now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of the other Borrowers and their respective Properties. Each of the Borrowers hereby expressly waives and relinquishes any duty on the part of the Managing Agent and the Banks to disclose to such Borrower any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of any other Borrower or such other Borrower's Properties, whether now known or hereafter known by the Managing Agent and the Banks during the life of this Agreement. With respect to any of the Obligations, the Managing Agent and the Banks need not inquire into the powers of any of the Borrowers or the officers or employees acting or purporting to act on its behalf.

          5. In the event that all or any part of the Obligations at any time are secured by any one or more deeds of trust or mortgages creating or granting Liens on any interests in Real Property, each of the Borrowers authorizes the Managing Agent and the Banks, upon the occurrence of and during the continuance of any Event of Default, at the their sole option, without notice or demand and without affecting any Obligations, the enforceability of this Agreement, or the validity or enforceability of any Liens of the Managing Agent and the Banks on any Collateral, to foreclose any or all of such deeds of trust or mortgages by judicial or nonjudicial sale. Insofar as the Liens created by the Loan Documents secure the obligations of other Persons (i) each of the Borrowers expressly waives any defenses to the enforcement of this Agreement or the other Loan Documents or any Liens created or granted hereby or by the other Loan Documents or to the recovery by the Managing Agent and the Banks against any other Borrower or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of such Borrower and may preclude any of them from obtaining reimbursement or contribution from any other Person and (ii) each of the Borrowers expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure 580a, 580b, 580d or 726, or comparable provisions of the Laws of any other jurisdiction, including, without limitation, NRS Section 40.430 and judicial decisions relating thereto, NRS Sections 40.451, 40.455, 40.457 and 40.459, and all other suretyship defenses it otherwise might or would have under California Law or other applicable Law. Each of the Borrowers expressly waives any right to receive notice of any judicial or nonjudicial fore-closure or sale of any Real Property or interest therein sub-ject to any such deeds of trust or mortgages and failure of Borrowers to receive any such notice shall not impair or affect Borrowers' Obligations hereunder or the enforceability of this Agreement or the other Loan Documents or any Liens created or granted hereby or thereby.

          6. Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Borrower is a Party, each of the Borrowers hereby waives with respect to each other Borrower and its respective successors and assigns (including any surety) and any other party any and all rights at Law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which each of the Borrowers may have or hereafter acquire against any other Borrower or any other party in connection with or as a result of any Borrower's execution, delivery and/or performance of this Agreement or any other Loan Document to which any such Borrower is a party. Each of the Borrowers agrees that it shall not have or assert any such rights against any other Borrower or any such Borrower's successors and assigns or any other Person (including any surety), either directly or as an attempted setoff to any action commenced against such Borrower by the other such Borrower (as borrower or in any other capacity) or any other Person. Each of the Borrowers hereby acknowledges and agrees that this waiver is intended to benefit the Managing Agent and the Banks and shall not limit or otherwise affect any of the Borrowers' liability hereunder, under any other Loan Document to which any Borrower is a party, or the enforceability hereof or thereof.

          7. Without limiting the generality of the foregoing and to the extent otherwise applicable, each of the Borrowers hereby waives discharge under NRS Section 104.3605 by waiving all defenses based on suretyship or impairment of collateral.

          8. Each of the Borrowers warrants and agrees that each of the waivers and consents set forth herein is made with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which each of the Borrowers otherwise may have against the other Borrowers, the Managing Agent, the Banks, or others, or against any Collateral. If any of the waivers or consents herein are determined to be contrary to any applicable Law or public policy, such waivers and consents shall be effective to the maximum extent permitted by Law.

          9. For purposes of this Agreement, the provisions of Sections 5, 6 and 7 above shall apply and be effective only to the extent that any court, tribunal or other Governmental Agency shall have deemed Borrowers to be sureties of one another rather than co-borrowers.